As filed with the Securities and Exchange Commission on November 25, 1998.
                                                Registration No. 333- __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                (Name of Registrant as specified in its charter)

        Washington                     3728                     91-1744587
     (State or other            (Primary Standard            (I.R.S. Employer
       jurisdiction          Industrial Classification        Identification
     of incorporation)             Code Number)                     No.)

               430 Olds Station Road, Wenatchee, Washington 98801
                                 (509) 667-9600
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ------------

                        See Table of Co-Registrants Below

                                  ------------

                                Donald A. Wright
                      President and Chief Executive Officer
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                              430 Olds Station Road
                           Wenatchee, Washington 98801
                                 (509) 667-9600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:
                             L. John Stevenson, Jr.
                              Eugenie D. Mansfield
                                 Stoel Rives LLP
                        600 University Street, Suite 3600
                         Seattle, Washington 98101-3197
                                 (206) 624-0900

                                  ------------

                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                                  ------------

The Company agrees that the Securities and Exchange Commission may consider it to have filed an amendment to this Registration Statement on the date necessary to delay this Registration Statement's effective date until either (1) the Company files an amendment specifically stating that this Registration Statement shall become effective under Section 8(a) of the Securities Act of 1933, as amended; or (2) the date that the Securities and Exchange Commission declares this Registration Statement to be effective.

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of each class of securities     Amount to be    Proposed maximum offering   Proposed maximum aggregate       Amount of
         to be registered              Registered        price per note (1)           offering price (1)        Registration Fee
--------------------------------      ------------    -------------------------   --------------------------   -----------------
11 1/4% Series B Senior                $75,000,000               100%                     $75,000,000              $20,850 (1)
  Subordinated Notes due 2005
--------------------------------------------------------------------------------------------------------------------------------
Subsidiary Guaranty                         --                    --                           --                    None (2)
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the
     "Securities Act").

(2)  Pursuant to Rule 457(n) under the Securities Act.


                         TABLE OF ADDITIONAL REGISTRANTS

------------------------------------------- ------------------------------------- -------------- -------------------- --------------
                                            Address, including zip code, and      State or other Primary Standard     I.R.S.
                                            telephone number including area       jurisdiction   Industrial           Employer
Name of registrant as specified in its      code of Registrant's principal        of             Classification       Identification
charter                                     executive offices                     incorporation  Code Number          Number
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
Pacific Coast Technologies, Inc.            434 Olds Station Road                 Washington            3678          93-1044404
                                            Wenatchee, WA 98801
                                            (509) 664-8000
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
Cashmere Manufacturing Co., Inc.            432 Olds Station Road                 Washington            3728          91-0785809
                                            Wenatchee, WA 98801
                                            (509) 664-3000
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
Ceramic Devices, Inc.                       432 Olds Station Road                 Washington            3679          87-0539558
                                            Wenatchee, WA 98801
                                            (509) 665-6500
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
Aeromet America, Inc. (previously known     14351 Shamel Street                   Washington            3365          91-0510292
as Morel Industries, Inc.)                  Entiat, WA 98822
                                            (509) 784-1001
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
Seismic Safety Products, Inc.               432 Olds Station Road                 Washington            3829          91-1699419
                                            Wenatchee, WA 98801
                                            (509) 664-1990
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
Northwest Technical Industries, Inc.        2249 Diamond Point Road               Washington            3399          91-1783683
                                            Sequim, WA 98382-9641
                                            (360) 683-4167
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
Balo Precision Parts, Inc.                  42 Carey Ave.                         Washington            3678          91-1884400
                                            Butler, NJ 07405
                                            (973) 492-2256
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
Electronic Specialty Corporation            14511 NE 13th Ave                     Washington            3625          91-1881334
                                            Vancouver, WA 98668-3501
                                            (360) 574-5000
------------------------------------------- ------------------------------------- -------------- -------------------- --------------
PA&E International, Inc.                    430 Olds Station Road                 Washington            3728          91-1906016
                                            Wenatchee, WA 98801
                                            (509) 667-9600
------------------------------------------- ------------------------------------- -------------- -------------------- --------------

--------------------------------------------------------------------------------
The information contained in this Prospectus is not complete and may be changed. The Company may not sell the New Notes until a Registration Statement containing this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus is not an offer to sell the New Notes and is not soliciting an offer to buy the New Notes in any state where offer or sale of the New Notes is not permitted.
--------------------------------------------------------------------------------

Subject to Completion                                                 Prospectus
DATED NOVEMBER 25, 1998


                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                                OFFER TO EXCHANGE
               11 1/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2005
                                       FOR
                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2005


PACIFIC AEROSPACE &            Pacific Aerospace develops, manufactures and
ELECTRONICS, INC.              markets high-performance electronics and metal
430 OLDS STATION ROAD          components and assemblies for the aerospace,
WENATCHEE, WASHINGTON 98801    defense, electronics and transportation
 (509) 667-9600                industries in the United States and Europe.


EXCHANGE OFFER                 Pacific Aerospace is offering new senior
                               subordinated notes ("New Notes") in exchange for its existing senior subordinated notes ("Old
                               Notes") of an equal principal amount. Pacific
                               Aerospace will not receive any proceeds from the issuance of the New Notes or from the exchange of the New Notes for the Old Notes (the "Note
                               Exchange").

EXPIRATION OF OFFER            The Exchange Offer will expire at 5:00 p.m. New
                               York City time on ______________, 1999, unless the Company extends the deadline.

TERMS OF THE NEW NOTES         The terms of the New Notes are substantially
                               identical to the terms of the Old Notes. However, the New Notes are not subject to transfer restrictions or registration rights, unless held by certain broker-dealers, affiliates or certain other persons.

                               o   Payments. The Company will pay accrued
                                   interest on February 1 and August 1 of each year beginning February 1, 1999. The Company must repay the principal balance of any New Notes that it has not redeemed by August 1, 2005.

                               o Optional Redemption. The Company may redeem up to $15,000,000 of the Notes until August 1, 2001 using the proceeds of qualified equity offerings. After August 1, 2003, the Company may redeem all or part of the New Notes at redemption prices that decline over time until the maturity date.

                               o Collateral; Ranking. The New Notes are not secured by any collateral. The Company's obligation to repay the New Notes will rank equally with the obligation to repay its other unsecured debt that is not subordinated to the New Notes.

                               o Global Note. The New Notes will be issued as a single, global note that will be deposited with The Depository Trust Company in New York, New York. Individual note holders will not receive certificates for the New Notes, except in certain limited circumstances.

LISTING The Company does not plan to list the New Notes on any securities exchange or seek quotation on any automated quotation system. The Old Notes are listed on Nasdaq's PORTAL system.

MAILING The Company is mailing this Prospectus and the Letter of Transmittal to the holders of the Old Notes on or about ____________, 1999.

    Potential investors should consider the Risk Factors starting on page 10 before participating in the Note Exchange.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the New Notes, or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                        __________________________, 1999

                                TABLE OF CONTENTS



                                                                           PAGE
Summary *.................................................................... 3
Risk Factors * ..............................................................10
Use of Proceeds .............................................................17
Selected Financial Data of the Company.......................................18
Selected Financial Data of Aeromet...........................................19
Management's Discussion and Analysis of Financial
  Condition and Results of Operations ("MD&A") *.............................20
Business *...................................................................32
Management...................................................................45
Certain Transactions.........................................................52
Principal Shareholders.......................................................53
the Exchange Offer ..........................................................55
Description of Notes ........................................................63
Certain United States Federal Income Tax Consequences  ......................96
Plan of Distribution.........................................................97
Description of Capital Stock.................................................98
Legal Matters...............................................................101
Experts.....................................................................101
Index to Financial Statements...............................................F-1
Index to Unaudited Pro Forma Financial Data.................................P-1


               * SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Many sections in this prospectus, and the sections marked above by an asterisk in particular, contain forward-looking statements. These forward-looking statements are not guarantees of Pacific Aerospace's future performance. They are subject to risks and uncertainties related to business operations, some of which are beyond Pacific Aerospace's control. Any of these risks or uncertainties may cause actual results or future circumstances to differ materially from the forward-looking statements contained in this Prospectus.

                           INCORPORATION BY REFERENCE

     This Prospectus incorporates certain exhibits of Pacific Aerospace that are not included in or delivered with this Prospectus. Copies of these documents are available without charge upon request of the Note holders from Pacific Aerospace at 430 Olds Station Road, Wenatchee, Washington 98801; Attention Nick A. Gerde, Vice President Finance and Chief Financial Officer (telephone number (509) 667-9600). To ensure timely delivery, Note holders must request the information by no later than _______________, 1999.

                                     SUMMARY


The Company
-----------

     Pacific Aerospace & Electronics, Inc. (the "Company") develops, manufactures and markets high-performance electronics and metal components and assemblies for the aerospace, defense, electronics and transportation industries. The Company is an active consolidator of companies, having acquired nine operating companies since 1990.

Aeromet Acquisition
-------------------

     On July 30, 1998, the Company nearly doubled its size by acquiring Aeromet International plc, a British limited company. Aeromet is one of the leading suppliers in the United Kingdom of magnesium and aluminum precision sand and investment castings, and of titanium and aluminum formed sheet products. Aeromet's casting and forming technologies and products complement the Company's U.S. precision metals product lines. The Company sells Aeromet's products primarily to the aerospace, defense and motorsport industries in Europe. The Company funded the Aeromet acquisition with the proceeds from the sale of the Old Notes.

Business Strengths
------------------

     Significant Customer Base. The Company counts among its customers many of the world's leading aerospace, defense, electronics and transportation companies. The Company believes that one of the key advantages of the Aeromet acquisition is the opportunity to access Aeromet's significant base of additional customers. The Company's leading customers are:


U.S. Operations                   U.K. Operations
================================================================
Boeing                            British Aerospace
PACCAR                            Rolls Royce
Raytheon/Hughes                   GKN Westland Aerospace
Honeywell                         Lucas Aerospace
Lockheed Martin                   Alenia (Aermachhi)
Northrop Grumman
Space Systems/Loral
Westinghouse
TRW
Litton Industries

     Strong Position in Major Aerospace and Defense Programs. The Company supplies components and parts to Boeing for each of Boeing's 737, 747, 757, 767 and 777 commercial aircraft construction programs, and participates in the Airbus A300/310, A320 and A330/340 commercial aircraft construction programs. In addition, the Company participates in major U.S. and European defense and military aircraft programs.

     Diversity of Product Offerings and Capabilities. The Company manufactures a broad range of precision cast, machined and formed metal products, and of component and assembled electronics products. The Company collaborates with many of its customers to develop products that meet specific design or customization requests. In addition, many of the Company's custom-developed electronics components have become widely accepted in their customer's industries. The Company believes that its experience and capabilities in working with the changing needs of its customers will allow it to continue to respond to changing market trends in the industries it serves.

     Strong Technology Position. The Company uses specialized manufacturing techniques, advanced materials science, process engineering and proprietary technologies or processes to manufacture its products. In particular, the Company has a broad base of expertise in the following manufacturing processes:


U.S. Operations                 U.K. Operations
================================================================
Metal products:                      Cast magnesium and aluminum
   o lost foam, sand and             products:
     permanent mold casting             o precision die casting
   o precision machining                o sand investment casting
   o explosive bonding                  o "Sophia Process" licensed
                                          investment casting
Electronics products:
   complex design and assembly
   of:                               Formed metal products:
   o  hermetically-sealed               o super plastic forming of
      connectors                           titanium
   o  ceramic capacitors and            o stretch forming of aluminum
      filters                              alloys
   o  flat panel displays

     The Company owns 32 U.S. patents and one European patent, and has a number of patent applications pending in the U.S. and Canada. The Company maintains an ongoing program of evaluating and protecting its proprietary rights and processes.

Strategy

     The Company's objective is to generate profitable growth by taking advantage of available opportunities in its industries. The Company believes that pursuing the following business strategies will enable the Company to increase market penetration, create operating efficiencies and enhance its competitive position in its core markets.

     Leverage the Aeromet Platform. The Aeromet acquisition significantly enhanced the Company's commercial aerospace and defense industry presence. Aeromet provides the Company with a solid platform from which to access major European commercial aircraft and aircraft engine programs, as well as markets within the European defense and transportation industries. These markets would be difficult for the Company to enter without a physical presence in Europe. The Company also believes that Aeromet may provide a strategic opportunity for pursuing acquisitions of other European aerospace, defense and transportation companies on a model similar to that which the Company has pursued in the United States.

     Increase Margins Through Enhanced Marketing and Vertical Integration. The Company's strategy is to improve profit margins and revenues by increasing customer penetration, improving operating efficiencies, and developing new products and product enhancements. Key components of the Company's strategy are to:

   o leverage the synergies among its operating companies,
   o continue vertically integrating its manufacturing processes, and
   o identify new products, services and markets by using the Company's expertise in advanced materials science and in the manufacture and assembly of precision products.

     The Company also intends to capitalize on the current shift of commercial aircraft manufacturers and defense contractors toward purchasing from a smaller number of suppliers that can supply more complete systems and pre-assembled parts. Assembled parts and systems generally are higher margin products than individual metal parts. By producing products that integrate the Company's metals casting, forming and machining knowledge with the Company's expertise in the manufacture of connectors, seals, filters, relays and electronic packages, the Company expects to improve its profit margins and position itself to capture a larger share of its customers' total product requirements.

     Leverage Product Development through Strategic and Proprietary Technologies. The Company generally develops new products from existing technologies in response to specific customer requests. The Company plans to continue developing new products for its customers and, where appropriate, to apply for additional patents for those new technologies. The Company may acquire additional strategic and proprietary technologies from third parties and expects to continue to develop its research and development capabilities. The Company does not expect to devote substantial resources to research and development that is not funded by customers.

     Pursue Strategic Acquisitions. The Company's consolidation strategy is to identify and acquire companies that it believes will:

   o provide the opportunity for increased sales to the Company's existing customers and for new sales to the Company's potential customers, and
   o extend or vertically integrate the Company's manufacturing capabilities or product lines.

The Company believes that there are and will continue to be opportunities to grow the Company and to enhance profitability through acquisitions. The Company intends to continue to pursue acquisitions of companies and technologies that it believes will further this acquisition strategy.

Industry Overview
-----------------

Aerospace Industry

     Commercial. The commercial aerospace supply industry is reported to be currently enjoying favorable trends driven by strong growth in the demand for aerospace components, delivery and use rates for commercial aircraft, actual and projected volume of passenger and freight traffic, average aircraft age and global fleet size. Based on forecasts by Boeing and Airbus, the Company believes that, through the near term, the world's airlines will continue to add capacity and order new aircraft in order to meet anticipated demand.

     Defense. The U.S. Department of Defense expects defense procurement funding to grow by 40%, from approximately $43 billion in 1998 to approximately $60 billion in 2001. The Company believes that both its electronics and aerospace business segments will benefit from this trend.

     Increase in Outsourcing. Aircraft manufacturers and defense contractors have been actively searching for ways to improve the quality and reduce the cost of their manufactured products. One approach is to outsource component manufacturing to independent suppliers in order to benefit from an independent supplier's lower cost structure and specialized manufacturing knowledge. Suppliers that demonstrate an ability to deliver a high quality product on the required delivery schedule at a reasonable cost should benefit from this shift.

     Consolidation. Commercial aircraft manufacturers are tending to purchase from suppliers that can supply more complete systems and pre-assembled parts. The U.S. Department of Defense is strongly encouraging defense contractors to take this approach as well. This shift and the increase in outsourcing appear to be leading to a consolidation in the supply base. The Company believes that this trend toward consolidation presents an opportunity for suppliers with the financial and management resources to complete acquisitions and expand their operations.

Electronics Industry

     The electronics industry is enjoying revenue growth in the annual worldwide market for electronics and components. This growth has been fueled by several factors, including the rapid pace of technological advancement and development of new products. The Company expects these favorable trends in the electronics industry to continue and believes the outlook for the electronics component supply industry will continue to be strong.

     This Summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus. Except as otherwise noted,
(1) all references to a particular fiscal year of the Company refer to the twelve months ended May 31, and (2) all currency information is denominated in U.S. dollars.

--------------------------------------------------------------------------------
     References to the "Company" in this Prospectus include Aeromet, unless otherwise noted or unless the context indicates otherwise. In addition, "SEC" means the Securities and Exchange Commission, "Securities Act" means the Securities Act of 1933, as amended, and "Exchange Act" means the Securities Exchange Act of 1934, as amended.
--------------------------------------------------------------------------------

                               The Exchange Offer
                               ------------------


--------------------------------------------------------------------------------
     See "Risk Factors" for a discussion of certain risks that Note holders should consider before participating in the Note Exchange. Any undefined capitalized terms used in this Prospectus with respect to the Notes have the meanings set forth under "Description of Notes."
--------------------------------------------------------------------------------

The Old Notes
-------------

     The Company issued the Company's 11 1/4% Senior Subordinated Notes due 2005 ("Old Notes") on July 30, 1998, to Friedman, Billings, Ramsey & Co., Inc. and BancBoston Securities Inc. (the "Initial Purchasers"). The Initial Purchasers sold the Old Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act. The Company has filed the registration statement of which this Prospectus is a part (the "Registration Statement") to comply with a Registration Rights Agreement between the Company and the Initial Purchasers. See "The Exchange Offer - Registration Rights Agreement."

The New Notes
-------------

     The terms of the Company's 11 1/4% Series B Senior Subordinated Notes due 2005 ("New Notes") are substantially identical to the terms of the Old Notes. However, the New Notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, affiliates of the Company or certain other persons. In addition, the Company does not plan to list the New Notes on any securities exchange or seek quotation on any automated quotation system. The Old Notes are listed on Nasdaq's PORTAL system.

     The following chart summarizes the basic terms of the New Notes:


Principal:              $75,000,000

Maturity Date:          August 1, 2005

Interest Rate:          11 1/4% per year

Interest                February 1 and August 1 of each
Payments:               year, beginning February 1, 1999.

Guarantors:             All of the Company's United
                        States subsidiaries, except for
                        future U.S. subsidiaries that the
                        Company designates as
                        Unrestricted Subsidiaries.

Trustee:                IBJ Schroder Bank & Trust
                        Company

Collateral:             None.

     Payments. The Company will pay accrued interest on February 1 and August 1 of each year beginning February 1, 1999. The Company must repay the principal balance of any New Notes that it has not redeemed by August 1, 2005. The Company will make all payments in immediately available funds.

     Optional Redemption. Until August 1, 2001, the Company may use the proceeds of a qualified equity offering to redeem up to $15,000,000 of the New Notes, upon payment of:

   o   111.25% of the principal being redeemed,
   o   accrued and unpaid interest on that principal, and
   o   Liquidated Damages, if any.

After August 1, 2003, the Company may redeem all or part of the New Notes. See "Description of Notes - The Indenture - Optional Redemption."

     Global Note. The New Notes will be issued as a single, global note that will be deposited with The Depository Trust Company in New York, New York. Individual note holders will not receive certificates for the New Notes, except in certain limited circumstances.

     Debt Ranking. The Company's obligation to repay the New Notes will rank equally with the obligation to repay its other unsecured debt that is not subordinated to the New Notes.

     Subordination. The Company's and the Guarantors' obligation to repay the New Notes is:

   o subordinated to their Senior Indebtedness, which was approximately $7.9 million at October 31, 1998, and
   o effectively subordinated to the Indebtedness of the Company's foreign subsidiaries, including Aeromet, which was approximately $967,000 at October 31, 1998.

     Change of Control. If the Company experiences a Change of Control, the holders of the New Notes will have the right to require the Company to repurchase the New Notes for:

   o   101% of the principal outstanding on the New Notes,
   o   accrued and unpaid interest on that principal, and
   o   Liquidated Damages, if any.

See "Description of Notes - The Indenture - Repurchase of Notes at the Option of the Holder Upon a Change of Control."

     Restrictions. In the Indenture, the Company agreed to certain restrictions that limit its ability to, among other things:

   o   incur additional debt or issue Disqualified Capital Stock,
   o   pay dividends or make other distributions,
   o   create certain liens on assets,
   o   sell certain assets and stock of its subsidiaries,
   o   enter into certain transactions with Affiliates, and
   o   effect certain mergers and consolidations.

See "Description of Notes - The Indenture - Certain Covenants in the Indenture."

The Note Exchange
-----------------

     The Company is offering the New Notes in exchange for Old Notes of an equal principal amount, in order to satisfy its obligations under the Registration Rights Agreement. The Trustee is serving as Exchange Agent in connection with the Note Exchange. The Company will not receive any proceeds from the Note Exchange. The holders of the Old Notes will not have any dissenters' rights or appraisal rights in connection with the Exchange Offer. See "The Exchange Offer."

     Exchange Period. The Company will accept for exchange Old Notes that are validly tendered to the Exchange Agent before the earliest of:

   o 5:00 p.m., New York City time, on _________, 1999, or such later date and time to which it is extended, except that it may not be extended beyond ___________, 1999,
   o   the date when all Old Notes have been tendered, or
   o the date on which the Company terminates the Exchange Offer.

The Company will return any Old Note that it does not accept for exchange for any reason, as promptly as practicable after expiration or termination of the Exchange Offer, without charge to the holder of the Old Note. See "The Exchange Offer - Terms of the Exchange Offer - Procedure for Tendering Old Notes and - Withdrawal of Rights."

     Procedure for Tendering Old Notes. Holders of Old Notes that wish to participate in the Note Exchange must complete and sign a Letter of Transmittal according to the instructions contained in the Letter of Transmittal, and forward it to the Exchange Agent (not to the Company) in compliance with the procedures for guaranteed delivery set forth in the Letter of Transmittal. Brokers, dealers, commercial banks, trust companies and other nominees may tender Old Notes which they hold as nominee by book-entry transfer. Questions regarding tender of the Old Notes, or the Note Exchange generally, must be directed to the Exchange Agent. See "The Exchange Offer - Terms of the Exchange Offer Procedure for Tendering Old Notes."

     Federal Income Tax Consequences. For federal income tax purposes, the Note Exchange will not result in any income, gain or loss to the holders of Old Notes or the Company. See "Certain United States Federal Income Tax Consequences."

     Consequences of Not Exchanging the Old Notes. Any Old Notes not exchanged for New Notes in the Note Exchange will continue to be subject to restrictions on transfer as described in the legend on the Old Notes. In general, Old Notes may not be offered or sold, unless registered under the Securities Act, or exempt from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not anticipate that it will register the Old Notes for resale under the Securities Act, except in limited circumstances if required by the Registration Rights Agreement. See "Risk Factors Failure to Exchange Old Notes" and "The Exchange Offer - Terms of the Exchange Offer - Consequences of Failure to Exchange Old Notes."

     Resale of the New Notes. The Company believes that the New Notes generally may be resold or otherwise transferred by their holders without further compliance with the registration and prospectus delivery requirements of the Securities Act, so long as the holder:

   o is not an "affiliate" of the Company (as defined in Rule 405 under the Securities Act),
   o   is not a broker-dealer,

   o acquired the New Notes in the ordinary course of the holder's business, and
   o is not participating and has no arrangement with any person to participate in a "distribution" (as defined in the Securities Act) of the New Notes.

     Any broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes.

     This analysis is based upon the SEC's position in no-action letters to third parties in transactions that were substantially similar to the Exchange Offer. The Company has not sought its own interpretive letter from the SEC. While the SEC has not indicated that it has changed its position on this issue, there is no assurance that the SEC would make a similar determination with respect to the resale of the New Notes. Any affiliate, any broker-dealer that acquired Old Notes directly from the Company or any affiliate of the Company, and any holder intending to participate in a distribution of the New Notes, will continue to be subject to the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "Risk Factors - Resale of the New Notes" and "The Exchange Offer - Resale of the New Notes."

                      Summary Financial Data of the Company
                      -------------------------------------
          (in thousands, except percentages, ratios and per share data)


                                                     Years Ended May 31,                        Three-Month Periods Ended August 31,
                                 ------------------------------------------------------------   -----------------------------------
                                                   Historical                      Pro Forma         Historical         Pro Forma
                                 -----------------------------------------------  -----------   --------------------   ------------
                                     1994     1995     1996     1997     1998       1998(2)           1997      1998        1998(3)
                                 -----------------------------------------------  -----------   --------------------   ------------
Statement of Operations Data:
     Net sales(1)                 $ 2,940  $11,035  $20,725  $34,175  $ 54,099      $ 115,505      $11,776   $19,178        $28,760

     Gross profit                      80    1,943    4,286    8,206    14,612         25,330        2,983     4,674          5,836

     Income (loss) from operations   (884)    (846)    (583)   1,947     4,740          9,370          976       898          1,215

     Net income (loss)            $(1,098) $(1,411) $  (999) $ 1,682  $  3,614      $  (3,002)     $   811   $(4,411)       $(5,469)

     Net income (loss) per share:
        Basic....................    (.60)    (.41)    (.16)     .18       .29           (.24)         .07     (0.29)          (.36)
        Diluted..................    (.60)    (.41)    (.16)     .17       .27           (.24)         .07     (0.29)          (.36)

     Shares used in computation
     of net income (loss) per
     share:
        Basic                       1,826    3,469    6,209    9,500    12,486         12,486       11,718    15,421         15,421
        Diluted                     1,826    3,469    6,209   10,036    13,606         12,486       11,718    15,421         15,421

Other Financial Data:
     EBITDA(4)                    $  (739)  $ (437)  $  288  $ 3,305  $  6,944      $  15,692      $ 1,385    $2,049         $2,997
     EBITDA margin                     --       --      1.4%     9.7%     12.8%          13.6%        11.8%     10.7%          10.4%
     Depreciation and
     amortization                 $   145   $  409   $  871  $ 1,358  $  2,204      $   6,322      $   409    $1,151         $1,782
     Ratio of earnings
     (deficiency of earnings)
     to fixed charges(5)            (3.69x)  (2.80x)   (.51x)   3.59x     3.78x           .85x        5.45x   (4.50x)        (1.66x)


                                                             At May 31,                                         At August 31,
                                        ---------------------------------------------------                --------------------
                                           1994       1995       1996       1997       1998                        1998
                                        ---------------------------------------------------                --------------------
Balance Sheet Data:
     Cash and cash equivalents...      $     27    $ 1,079    $   725    $ 3,048   $ 11,461                      $18,998
     Working capital (deficit)...        (1,237)     1,758        952     13,090     25,599                       46,686
     Total assets................         7,894     11,630     27,649     35,752     78,580                      171,465
     Long-term debt (including
     current portion)............         3,662      3,902      6,304      4,233     11,233                       87,053
     Shareholders' equity........         1,226      5,454     12,539     25,619     56,142                       61,500

--------------

(1) The increases in net sales are attributable to acquisitions by the Company and to internal growth. See "Business - Corporate History" and "MD&A -
     Results of Operations - Pacific Aerospace - Net Sales."

(2) Presents the Company's statement of operations data as if: (a) the Aeromet acquisition, (b) the ESC acquisition, which occurred in the fourth quarter of fiscal 1998 (see "Business - Corporate History"), and (c) the related financing transactions, occurred on June 1, 1997.

(3)  Includes Aeromet's June and July 1998 results of operations.

(4) "EBITDA" represents income (loss) from operations plus depreciation and amortization expense. EBITDA should not be construed as an alternative to
     (a) net income (as defined by generally accepted accounting principles) as an indicator of the Company's operating performance, or (b) cash flow (as defined by generally accepted accounting principles) as a measure of liquidity.

(5) For purposes of computing the ratio of earnings (deficiency of earnings) to fixed charges, earnings represent income (loss) before taxes and fixed charges. Fixed charges consist of (a) interest, whether expensed or capitalized, (b) amortization of deferred financing costs, and (c) the portion of rental expense considered to represent interest (assumed to be one-third). Earnings do not include any interest expense on guaranteed debt of approximately $1.6 million related to a less than 50%-owned entity.

                                  RISK FACTORS


--------------------------------------------------------------------------------
     An investment in the New Notes involves certain risks. Potential investors should carefully consider all of the information set forth in this Prospectus. In particular, potential investors should evaluate the following risk factors before participating in the Note Exchange.
--------------------------------------------------------------------------------


     Acquisition Risks. The Company has pursued an aggressive growth strategy and expects to continue to evaluate and pursue potential strategic acquisitions. The success of this strategy depends upon the Company's ability to manage the risks associated with acquisitions. These risks include:

   o the ability of the Company to assess the value, strengths and weaknesses of acquisition candidates accurately,
   o the Company's effectiveness in implementing necessary changes at newly acquired subsidiaries,
   o possible diversion of management attention from the Company's operations, and
   o possible increased borrowings, disruption of product development cycles and dilution of earnings per share.

The Company has recently incurred substantial losses in connection with its acquisition of Electronic Specialty Corporation and its investment in Orca Technologies, Inc. Aeromet's size will cause it to have a significant impact on the Company's future financial results. The Company's failure to manage these or other acquisition risks could have a material adverse effect on the Company and its financial performance. See "Business Strategy - Pursue Other Strategic Acquisitions," and "MD&A - Recent Events - Electronic Specialty Corporation, - Orca Technologies, Inc., and - Aeromet Acquisition."

     Management of Growth. The Company has experienced rapid growth from both operations and acquisitions. This growth has placed and will continue to place significant demands on the Company's managerial, administrative, financial and operational resources. For example, the Company's total number of employees increased from approximately 748 to over 1,200 upon consummation of the Aeromet acquisition, and the number of the Company's operating sites increased from five in the United States to a total of ten in the United States and the United Kingdom. Several of the Company's subsidiaries (including Aeromet) have different accounting systems that the Company is in the process of integrating. As the Company grows and becomes more complex, an increasing level of diligence in its business decisions will be necessary to comply with regulatory and accounting requirements. To manage its growth effectively, the Company must continue to improve its operational, accounting, financial and other management processes and systems, and must continue to attract and retain highly skilled management and technical personnel. See "Business - Strategy."

     Significant Debt. The Company incurred substantial debt and payment obligations in order to finance the Aeromet acquisition and ongoing operations. This debt could have important consequences, such as:

   o   making the Company unable to obtain additional financing in the future,
   o diverting a significant portion of the Company's cash flow to principal and interest payments and away from operations, acquisitions and capital expenditures,
   o increasing the Company's interest expense, and decreasing the Company's net income,
   o putting the Company at a competitive disadvantage in relation to competitors with less debt, or
   o limiting the Company's flexibility in adjusting to downturns in its business or market conditions.

     Ability to Make Debt Payments. The Company's future financial and operating performance will affect its ability to make payments on its debt. Since the Company's performance is affected by many factors, some of which are beyond its control, there is no assurance that the Company will have sufficient cash flow to make its debt payments when scheduled, or at all. If the Company did not have sufficient cash flow to make its debt payments, the Company could be forced to:

   o   reduce or delay capital expenditures,
   o   dispose of material assets or operations,
   o reduce, restructure or refinance its debt at potentially higher rates of interest, or

   o seek additional equity capital, which could dilute the value of the shares held by the Company's existing shareholders.

There is no assurance that the Company would be able to achieve any of these actions on satisfactory terms or at all. In addition, if the Company were unable to repay its secured debt, the lenders could proceed against any collateral securing that debt.

     Subordination. The obligation of the Company and the Guarantors to repay the Notes is:

   o subordinated to the Senior Indebtedness of the Company and the Guarantors,
   o effectively subordinated to the debt of the Company's foreign subsidiaries, and
   o effectively subordinated to any future secured debt to the extent of the Company's assets securing such debt.

Because of this subordination, if the Company declares bankruptcy, liquidates or reorganizes, the Company must use its assets and the assets of the Guarantors,
(a) first to pay Senior Indebtedness of the Company and the Guarantors and the Indebtedness of the Company's foreign subsidiaries, and (b) then to pay any amounts due on the Notes. In addition, under certain conditions the Company may not be allowed to make payments on the Notes for up to 179 days in any 360-day period, if the Company defaults on certain of the Senior Indebtedness. See "Description of Notes - The Indenture Subordination."

     Restrictive Debt Covenants. The Company is subject to a number of significant covenants under some of the agreements governing its debt. Those covenants restrict a number of corporate activities, including the ability of the Company to:

   o   dispose of or create liens on assets,
   o   incur additional indebtedness,
   o   prepay or amend certain debt,
   o   pay dividends or repurchase stock,
   o   enter into sale and leaseback transactions,
   o   make investments, loans or advances,
   o   engage in acquisitions, mergers or consolidations,
   o   make capital expenditures,
   o   change the business conducted by the Company or its subsidiaries, or
   o   engage in certain transactions with affiliates.

The breach of any of these covenants could result in a default that would permit the lenders to declare all amounts owed by the Company to be immediately due and payable. As a result, the Company's other lenders might terminate their commitments to extend further credit to the Company. In addition, if there is a change of control of the Company, the Company may be required to repay its debt. Any of these events could have a material adverse effect on the Company and its financial performance. See "Description of Notes - The Indenture - Certain Covenants in the Indenture" and "MD&A - Recent Events - Aeromet Acquisition - Rule 144A Offering."

     Failure to Exchange Old Notes. Any Old Notes that are not exchanged will continue to be subject to restrictions on transfer, as described in the legend on the Old Notes. The Company does not intend to register the Old Notes for resale under the Securities Act. Therefore, a holder of Old Notes may sell them only if there is an exemption under the Securities Act available, or if sale of those Old Notes is made in transactions that are not subject to the securities laws. See "The Exchange Offer - Consequences of Failure to Exchange Old Notes."

     Resale of New Notes. The Company believes that the New Notes generally may be resold or otherwise transferred by their holders without further compliance with the registration and prospectus delivery requirements of the Securities Act, so long as the holder:

   o is not an "affiliate" of the Company (as defined in Rule 405 under the Securities Act),
   o   is not a broker-dealer,
   o acquired the New Notes in the ordinary course of the holder's business, and
   o is not participating and has no arrangement with any person to participate in a "distribution" (as defined in the Securities Act) of the New Notes.

Any broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes.

     This analysis is based on the SEC's position in no-action letters to third parties involving transactions that were substantially similar to the Note Exchange. The Company has not sought its own interpretive letter from the SEC. Although the SEC has not indicated that it has changed its position on this issue, there is no assurance that the SEC would make a similar determination with respect to the resale of the New Notes. Any affiliate, any broker-dealer that acquired Old Notes directly from the Company or any affiliate of the Company, and any holder intending to participate in a distribution of the New Notes will continue to be subject to the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer - Resale of the New Notes."

     Possible Need for Additional Capital. The Company believes that its existing cash and credit facilities will be sufficient to meet the Company's currently budgeted working capital requirements for at least the next 12 months. See "MD&A - Liquidity and Capital Resources." The Company's actual capital needs, however, will depend on many unpredictable factors, including:

   o   actual revenue generated from operations,
   o   interest due on the Company's variable rate debt,
   o   capital expenditures required to remain competitive, and
   o cash required for acquired companies, future acquisitions, and acquisition and financing transaction costs.

As a result of these factors, the Company is unable to predict accurately the amount or timing of its future capital needs. The Company's inability to obtain additional capital if and when needed could have a material adverse effect on its financial performance.

     Foreign Operations. The acquisition of Aeromet subjects the Company to the risks of foreign operations. These risks include:

   o the Company's ability to manage an operation in the United Kingdom effectively from its Wenatchee, Washington headquarters,
   o unfavorable changes in foreign government policies, regulations, tariffs, taxes and other trade barriers,
   o   exchange controls and limitations on dividends or other payments, and
   o   devaluations and fluctuations in currency exchange rates.

     Exchange Rates. With the Aeromet acquisition, the Company may decide to engage in hedging transactions in order to protect the Company from losses if the exchange rate between the U.S. dollar and the British pound sterling changes. However, hedging transactions may not completely offset such losses. Aeromet has a few contracts that are in European currencies other than British pounds sterling or U.S. dollars. The Company believes that the conversion of such currencies to the Euro will not have a material adverse effect on Aeromet's business or financial condition.

     Dependence on Significant Customers. The top five customers of the Company's U.S. operations, Boeing, PACCAR, Northrop Grumman, Deere & Company and Honeywell, accounted for approximately 60% of the Company's fiscal 1998 net sales (which do not include Aeromet). Aeromet's top five customers, British Aerospace, Rolls Royce, GKN Westland, Lucas Aerospace and Alenia (Aermacchi), accounted for approximately 41% of Aeromet's net sales in calendar 1997. Because a small number of customers account for a large percentage of the Company's annual revenues and order flow, these customers may be able to exercise significant influence over the Company's prices and other terms of sale. The loss of these largest customers, or reduced or canceled orders from these customers, could have a material adverse effect on the Company and its financial performance. See "Business - Customers."

     Aerospace Industry Risks; Cyclicality. The Company operates in historically cyclical industries. The aerospace, defense and transportation industries are sensitive to general economic conditions and have been adversely affected by past recessions. For example, from 1990 to 1994 the aerospace industry experienced reduced demand for commercial aircraft, a decline in military spending and the postponement of overhaul and maintenance on existing aircraft. In past years, the aerospace industry has been adversely affected by a number of factors, including increased fuel and labor costs and intense price competition. Although the aerospace supply industry currently is enjoying favorable trends driven by strong growth in commercial aircraft demand, there is no assurance that such trends will continue or that general economic conditions will not lead to a downturn in demand for core products of the Company. See "Business - Industry Overview."

     Volatility of Asian Markets. As of January 1998, Boeing and Airbus each had a 10% backlog of aircraft sales to customers in Asia. Current financial difficulties in Asia, including currency devaluations and volatile financial markets, are adversely affecting some Asian customers, and orders for new aircraft from Asia are expected to level off at the 1998 rate. Boeing indicated that due to the Asian financial crisis, it expects worldwide requirements for commercial jets will be reduced over the five-year period of 1998 through 2002 from 4,150 to 4,000 aircraft. Any cancellations or delays in aircraft orders from customers of Boeing or Airbus could reduce demand for the Company's products and could have a material adverse effect on the Company's business and financial performance. See "Business Industry Overview."

     Dependence on Key Management and Technical Personnel. The Company believes that its ability to successfully implement its business strategy and to operate profitably depends significantly on the continued employment of its senior management team, led by its president, Donald A. Wright, and its significant technical personnel. The Company has a $3 million key man life insurance policy on the life of Mr. Wright. The Company's business and financial results could be materially adversely affected if Mr. Wright, other members of the senior management team, or significant technical personnel become unable or unwilling to continue in their present employment. In addition, the Company's growth and future success will depend in large part on its ability to retain and attract additional board members, senior managers and highly skilled technical personnel. Competition for such individuals is intense, and there is no assurance that the Company will be successful in attracting and retaining them. The Company's failure to do so could have a material adverse effect on the Company's business and financial performance. See "Management."

     Backlog. The majority of the Company's sales are made pursuant to individual purchase orders. The customer may cancel these purchase orders if they pay the cost of the work in process plus a related profit factor. As of May 31, 1998, the Company had purchase orders and contractual arrangements evidencing anticipated future deliveries ("backlog") through fiscal year 2000 of approximately $100 million. Of this amount, approximately $70 million is expected to be delivered in fiscal year 1999. There is no assurance that the Company will complete this backlog and convert it to revenue. Although the Company historically has not experienced significant order or customer cancellations, reduction of pending contracts or work in progress could have a material adverse effect on the Company's business and financial performance. See "Business Backlog."

     Technological Change; Development of New Products. The market for the Company's products is characterized by evolving technology and industry standards, changes in customer needs, adaptation of products to customer needs, and new product introductions. The Company's competitors from time to time may announce new products, enhancements or technologies that have the potential to replace or render the Company's existing products obsolete. The Company's success will depend on its ability to:

   o enhance its current products and develop new products to meet changing customer needs, and achieve market acceptance of such products, and
   o anticipate or respond to evolving industry standards and other technological changes on a timely and cost-effective basis.

The Company's failure to do so, or any significant delay, could have a material adverse effect on the Company's business and financial performance.

     Competition. The Company is subject to substantial competition in many of the markets that it serves. Many of these competitors represent substantial long-term competition, as they have greater financial resources, broader experience, better name recognition and more substantial marketing operations. The Company believes that its technology and manufacturing processes may give it a competitive advantage with respect to certain of its products. However, the Company expects that competitors will continue to develop new products. Products made by the Company may not be able to compete successfully if customers view the competing products as more effective or more economic. These competitive pressures may have a material adverse effect on the Company's business and financial performance. See "Business - Competition."

     Availability and Cost of Materials. The Company generally has readily available sources of raw materials and supplies, and, where possible, maintains alternate sources of supply. However, shortages have occurred in the past and may occur in the future. The Company does not have fixed price contracts or arrangements for the raw materials and other supplies that it requires. In addition, the Company obtains approximately 70% of its titanium from one supplier and is subject to a lead time of approximately 80 weeks in ordering and obtaining titanium. Shortages of, or price increases for, titanium and other raw materials and supplies could have a material adverse effect on the ability of the Company to manufacture and sell its products in a timely and cost-effective manner. See "Business - Raw Materials."

     Reliance on Proprietary Rights. Significant aspects of the Company's business depend on proprietary processes, know-how and other technology that are not subject to patent protection. The Company relies principally on trade secret protection and confidentiality agreements and procedures to protect that technology. However, the rights of the Company and the precautions it takes may be inadequate to prevent others from:

   o   imitating the Company's products,
   o   obtaining or using information that the Company regards as proprietary,
   o developing technology that is the same as or similar to the Company's technology,
   o   asserting rights in the Company's proprietary rights, or
   o claiming that the Company is infringing on the proprietary rights of others.

     The occurrence of any of these events may cause the Company to incur substantial litigation costs to enforce or defend its intellectual property rights, which may have a material adverse effect on the Company's business and financial performance.

     Almost all of the Company's patents and patent applications apply to certain aspects of the Company's electronics business, and not to its precision metals business. There is no assurance (a) that the Company's and Aeromet's patent applications will result in issued patents, (b) that the Company's existing patents or any future patents will give the Company any competitive advantages for its products or technologies, or (c) that, if challenged, the Company's patents will be held valid and enforceable. The Company's 32 U.S. patents expire at various times over the next 17 years, with 14 patents expiring over the next five years.

     In addition, the Company may sell its products in countries whose laws do not protect intellectual property rights to the same extent as U.S. law. The Company holds one European patent that is enforceable in the U.K. and one Canadian patent application pending, and the Company's U.S. patents are enforceable in the U.S. alone. Therefore, the Company cannot prevent third parties from using its technology in countries where there is no patent protection. See "Business - Proprietary Rights."

     Product Liability. The Company is subject to the risk of product liability claims and lawsuits for harm caused by its products. The Company maintains product liability insurance with a maximum coverage of $2 million. However, there is no assurance that this insurance will be sufficient to cover any claims that may arise. A successful product liability claim in excess of the Company's insurance coverage could have a material adverse effect on the Company's business and financial performance.

     Environmental Matters. Federal, state and local environmental and health and safety laws apply to the Company's facilities. These laws and regulations govern such matters as:

   o     solid waste disposal,
   o   the generation, storage, use and disposal of hazardous materials,
   o   air pollutant emissions,
   o   permits to operate, and
   o   employee health and safety issues.

     The Company takes these issues very seriously, partly because a number of the chemicals and other materials used or generated by the Company are considered hazardous. If the Company does not comply with these laws or regulations, it could be fined, face other penalties, or be liable for damages and cleanup costs. If the Company lost one of its permits, it could be required to cease operations or limit production at one or more of its facilities. Any of these consequences could have a material adverse effect on the Company's business and financial performance.

     The Company continually monitors and addresses environmental matters. In the ordinary course of business, minor violations sometimes occur. When the Company discovers these violations, it works to resolve them. When the Company acquired Aeromet, it investigated the environmental conditions at each of the Aeromet facilities and did not discover any violations of environmental or health and safety laws material to the Company. The Company did not identify any material environmental issues at Aeromet.

     Environmental laws could become more stringent over time. This could result in higher costs to comply with new laws, and increased risks and penalties for noncompliance. Because the Company is a generator of hazardous materials, it is subject to financial exposure even if it fully complies with these laws. Also, many of the Company's facilities are located in well-established industrial areas and have long operating histories. It is possible that historical operations (pre-dating the Company's involvement) at each of these facilities or on neighboring properties could have affected properties that the Company currently owns or leases, which might cause environmental issues to arise in the future that the Company is not aware of and cannot predict at this time. Any present noncompliance or any discovery of noncompliance in the future could have a material adverse effect on the Company's business or financial performance. See "Business - Environmental Matters."

     Government Regulation. The Company sells many of its products to the United States government, either directly or indirectly through subcontracts. As a result, the Company is subject to various federal regulations, such as bidding rules, pricing restrictions, and federal acquisition requirements. In addition, the Company must comply with standards established by the Occupational Safety and Health Administration. These standards govern labor practices and employee health and safety. The Company is currently updating its written health and safety policies and training employees in these updated policies. If the Company violates these rules or regulations, it could incur civil liability, the federal government might cancel or suspend its existing contracts, or the federal government might declare the Company ineligible to receive future contracts or subcontracts. In addition, if any of the Company's major customers in the defense industry lose their federal government certification, that loss could have a material adverse effect on the level of their purchases from the Company, and on the Company's business or financial performance. See "Business - Government Regulation."

     Year 2000. The Company is developing and carrying out a comprehensive strategy for updating its information technology ("IT") systems and manufacturing systems for Year 2000 ("Y2K") compliance. The Company expects its Y2K assessment to be completed before the end of fiscal 1999, and internal compliance to be completed early in the next fiscal year.

     The Company is also identifying third parties with which it has a significant relationship that, in the event of a Y2K failure, could have a material impact on the Company's business and financial performance. The effect on the Company of such a failure could range from a minor interruption in production or shipping, to a catastrophic extended loss of utility service resulting from interruptions at the point of power generation, long-line transmission, or local distribution to the Company's production facilities. Such an interruption could result in an inability to provide products to the Company's customers, resulting in a material adverse effect on the Company's operating results and financial position. The Company expects this process to continue throughout the current and next fiscal year. In the event of a minor interruption in production or shipping due to a Y2K problem, the Company anticipates that transactions could be processed manually while IT and other systems are repaired. The Company is in the process of developing a contingency plan in the event of a catastrophic Y2K problem and expects to have the plan in place early in the next fiscal year. See "MD&A Year 2000."

     Fraudulent Transfer Considerations. A bankruptcy or other court could review the Subsidiary Guaranty under state or federal fraudulent transfer laws if a Guarantor declares bankruptcy or seeks court protection for the benefit of its creditors. If the court were to find that a Guarantor entered into the Subsidiary Guaranty with the actual intent to hinder, delay or defraud the Guarantor's creditors, or that a "fraudulent conveyance" had occurred, it could require Note holders to (A) return all or part of any money paid to the Note holders by the Guarantor under the Subsidiary Guaranty, or (B) deposit the money into a fund with the court for the benefit of the Guarantor's creditors. The court could find that a "fraudulent conveyance" has occurred, if:

(a) in exchange for signing the Subsidiary Guaranty, the Guarantor did not receive (1) any of the Note proceeds, or (2) some value reasonably equivalent to the value of the Subsidiary Guaranty, and

(b)  as of the date of the Subsidiary Guaranty, the Guarantor:

   o   was insolvent (i.e., its debts exceeded the value of its assets),
   o   was rendered insolvent as a result of signing the Subsidiary Guaranty,

   o had remaining unencumbered assets which constituted unreasonably small capital for the Guarantor's business, or
   o intended or believed that it would not be able to pay the Subsidiary Guaranty if called upon to do so.

See "Description of Notes - Certain Bankruptcy Limitations."

     Possible Inability to Repurchase Notes Upon a Change of Control. If the Company experiences a "Change of Control", then each Note holder will have the right to require the Company to repurchase that holder's Notes for the following amount:

   o   101% of the principal amount due on those Notes, plus
   o   any accrued and unpaid interest on the principal of those Notes, plus
   o   Liquidated Damages, if any.

See "Description of Notes - The Indenture - Repurchase of Notes at the Option of the Holder Upon a Change of Control."

     However, the Company might not be able to repurchase the Notes upon a Change of Control due to (a) applicable law, (b) the terms of certain agreements governing the Company's other Indebtedness, or (c) the Company's ability to finance the repurchase. The Company would be in default under the Indenture if it failed to repurchase all of the Notes tendered for repurchase after a Change in Control. See "Description of Notes - The Indenture - Events of Default and Remedies."

     Whether a Change in Control of the Company has occurred will depend on the specific facts and circumstances of a particular transaction. For example, if the Company were involved in a highly-leveraged transaction such as a reorganization, restructuring, merger or other similar transaction, the Indenture's Change of Control provision might not be triggered and the Note holders might not have the right to require the Company to repurchase their Notes. The Indenture does not contain any provisions that would give the Note holders the right to require a repurchase of the Notes in the event of a takeover, recapitalization or similar transaction.

     Lack of a Public Market for the Notes. The Old Notes are eligible for trading in Nasdaq's PORTAL Market. However, the Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or automated quotation system. The New Notes will therefore have no existing, and potentially no future, trading market. If a trading market for the New Notes does develop, there is no assurance as to the liquidity of that market. In addition, the trading price of the New Notes could be higher or lower than their face value and will depend on a number of factors, including prevailing interest rates, and the Company's operating results and cash flow. Also, declines in the market for high-yield securities generally may adversely affect the New Notes' liquidity and trading markets, independent of the Company's financial performance and prospects. See "Description of Notes - The Notes."

--------------------------------------------------------------------------------
     A number of these Risk Factors contain forward-looking statements regarding the Company's business and financial results. Actual results may differ materially from those forward-looking statements.
--------------------------------------------------------------------------------

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the issuance of the New Notes or the Note Exchange. In consideration for issuing the New Notes, the Company will receive an equivalent principal amount of Old Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. The issuance of the New Notes will not result in any increase in the Company's indebtedness.

     The net proceeds to the Company from the sale of the Old Notes were approximately $69.4 million, after deduction of discounts, commissions and expenses of the offering of the Old Notes (the "Rule 144A Offering"). The Company used those net proceeds to acquire Aeromet. See "MD&A - Recent Events - Aeromet Acquisition - Rule 144A Offering."

                         SELECTED FINANCIAL DATA OF THE
                   COMPANY (in thousands, except percentages,
                           ratios and per share data)

     The following selected financial data presents selected historical and pro forma financial data of the Company, but does not include Aeromet except for one month included in the three-month period ended August 31, 1998, and except for the pro forma information. The selected historical financial data, as of and for the years ended May 31, 1994, 1995, 1996, 1997 and 1998, is derived from the Company's audited financial statements. The selected historical financial data as of August 31, 1998, and for the three-month periods ended August 31, 1997 and 1998, is derived from the unaudited financial statements prepared by the Company on a basis consistent with the Company's audited financial statements, and, in the opinion of management, include all adjustments necessary for a fair presentation of the results for such periods. Operating results for the three-month periods ended August 31, 1997 and 1998, are not necessarily indicative of the results that may be expected for any other interim period or for the year ending May 31, 1999. The selected pro forma financial data for the year ended May 31, 1998, and for the three month period ended August 31, 1998, is derived from the Company's Unaudited Pro Forma Financial Data. This data should be read in conjunction with the Company's Financial Statements and Notes thereto, Unaudited Pro Forma Financial Data, and MD&A - Results of Operations - Pacific Aerospace, included elsewhere in this Prospectus.

                                                                                                       Three-Month Periods Ended
                                                              Years Ended May 31,                              August 31,
                                         ----------------------------------------------------------  ------------------------------
                                                            Historical                    Pro Forma       Historical    Pro Forma
                                         ------------------------------------------------  --------  ------------------  --------
                                             1994      1995      1996      1997      1998      1998(2)   1997      1998      1998(3)
                                         --------  --------  --------  --------  --------  --------  --------  --------  --------
Statement of Operations Data:
   Net sales(1).......................   $  2,940  $ 11,035  $ 20,725  $ 34,175  $ 54,099  $115,505  $ 11,776  $ 19,178  $ 28,760
   Cost of sales......................      2,860     9,092    16,439    25,969    39,487    90,175     8,793    14,504    22,924
                                         --------  --------  --------  --------  --------  --------  --------  --------  --------
   Gross profit.......................         80     1,943     4,286     8,206    14,612    25,330     2,983     4,674     5,836
   Operating expenses.................        964     2,789     4,869     6,259     9,872    15,960     2,007     3,776     4,621
                                         --------  --------  --------  --------  --------  --------  --------  --------  --------
   Income (loss) from operations......       (884)     (846)     (583)    1,947     4,740     9,370       976       898     1,215
   Net interest expense...............        203       282       498       384       755    10,145       111       843     2,348
   Other income (expense).............        (11)     (524)       15       169      (853)     (910)        8    (6,721)   (6,721)
                                         --------  --------  --------  --------  --------  --------  --------  --------  --------
   Income (loss) before taxes.........     (1,098)   (1,652)   (1,066)    1,732     3,132    (1,685)      873    (6,666)   (7,854)
   Income taxes (benefit).............         --      (241)      (67)       50      (482)    1,317        62    (2,255)   (2,385)
                                         --------  --------  --------  --------  --------  --------  --------  --------  --------
   Net income (loss)..................   $ (1,098) $ (1,411) $   (999) $  1,682 $   3,614  $ (3,002) $    811  $ (4,411) $ (5,469)
                                         ========  ========  ========  ======== =========  ========  ========  ========  ========
   Net income (loss) per share:
      Basic...........................   $   (.60) $   (.41) $   (.16) $    .18 $     .29  $   (.24) $    .07  $   (.29)  $  (.36)
      Diluted.........................       (.60)     (.41)     (.16)      .17       .27      (.24)      .07      (.29)     (.36)
   Shares used in computation of
   net income (loss) per share:
      Basic...........................      1,826     3,469     6,209     9,500    12,486    12,486    11,718    15,421    15,421
      Diluted.........................      1,826     3,469     6,209    10,036    13,606    12,486    11,718    15,421    15,421

Other Financial Data:
   EBITDA(4)..........................   $   (739) $   (437) $    288  $  3,305 $   6,944  $ 15,692  $  1,385  $  2,049   $ 2,997
   EBITDA margin......................         --        --       1.4%      9.7%    12.8%      13.6%     11.8%     10.7%     10.4%
   Depreciation and amortization......   $    145  $    409  $    871  $  1,358 $   2,204  $  6,322  $    409  $  1,151   $ 1,782
   Capital expenditures...............         81       959     1,293     2,739    10,290    13,130     2,700     2,135     2,135
   Ratio of earnings (deficiency of
   earnings to fixed charges(5).......     (3.69x)   (2.80x)    (.51x)    3.59x     3.78x      .85x     5.45x    (4.50x)   (1.66x)



                                                                          At May 31,                               At August 31,
                                               ----------------------------------------------------------------   --------------
                                                       1994          1995         1996         1997        1998             1998
                                               ------------  ------------  -----------  -----------  ----------   --------------
Balance Sheet Data:
     Cash and cash equivalents..............      $      27      $  1,079    $     725    $   3,048    $ 11,461        $  18,998
     Working capital (deficit)..............         (1,237)        1,758          952       13,090      25,599           46,686
     Total assets...........................          7,894        11,630       27,649       35,752      78,580          171,465
     Long-term debt (including current portion)       3,662         3,902        6,304        4,233      11,233           87,053
     Shareholders' equity...................          1,226         5,454       12,539       25,619      56,142           61,500

--------------

(1) The increases in net sales are attributable to acquisitions by the Company and internal growth. See "Business - Corporate History" and "MD&A - Results of Operations - Pacific Aerospace - Net Sales."

(2) Presents the statement of operations data of the Company as if: (a) the Aeromet acquisition, (b) the acquisition of ESC, which occurred in the fourth quarter of fiscal 1998, and (c) the related financing transactions occurred on June 1, 1997.

(3)  Includes Aeromet's results of operations for June and July 1998.

                                       18

(4) "EBITDA" represents income (loss) from operations plus depreciation and amortization expense. EBITDA should not be construed as an alternative to
     (a) net income, as defined by generally accepted accounting principles, as an indicator of the Company's operating performance or (b) cash flow, as defined by generally accepted accounting principles, as a measure of liquidity.

(5) For purposes of computing the ratio of earnings (deficiency of earnings) to fixed charges, earnings represent income (loss) before taxes and fixed charges. Fixed charges consist of (a) interest, whether expensed or capitalized, (b) amortization of deferred financing costs, and (c) the portion of rental expense considered to represent interest (assumed to be one-third). Earnings do not include any interest expense on guaranteed debt of approximately $1.6 million related to a less than 50% owned entity.


                       SELECTED FINANCIAL DATA OF AEROMET
                  (in thousands, except percentages and ratios)

     The following selected financial data presents selected historical financial data of Aeromet and should be read in conjunction with Aeromet's Financial Statements and Notes thereto, which have been conformed to generally accepted accounting principles in the United States, and with MD&A - Results of Operations - Aeromet, included elsewhere in this Prospectus. The selected historical financial data as of and for the years ended December 31, 1996 and 1997 is derived from Aeromet's audited financial statements. The selected historical financial data as of and for the five-month periods ended May 31, 1997 and 1998 is derived from unaudited financial statements prepared by Aeromet on a basis consistent with Aeromet's audited financial statements and, in the opinion of management, includes all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the results for such periods. Operating results for the five-month period ended May 31, 1998 are not necessarily indicative of the results that may be expected for any other interim period or for the period ending May 31, 1999.

                                                                                                 Five-month periods ended
                                                                 Years Ended December 31,                May 31,
                                                              -----------------------------   -----------------------------
                                                                       1996            1997            1997            1998
                                                              -------------   -------------   -------------   -------------
Statement of Operations Data:
     Net sales.........................................           $  41,939       $  48,697       $  19,069       $  24,212
     Cost of sales.....................................              34,340          40,591          16,560          19,614
                                                              -------------   -------------   -------------   -------------
     Gross profit......................................               7,599           8,106           2,509           4,598
     Operating expenses................................               7,098           6,482           2,832           2,590
                                                              -------------   -------------   -------------   -------------
     Income (loss) from operations.....................                 501           1,624            (323)          2,008
     Net interest expense..............................                 731             754             349             274
                                                              -------------   -------------   -------------   -------------
     Income (loss) before taxes........................                (230)            870            (672)          1,734
     Income tax expense................................                 570             900              25             798
                                                              -------------   -------------   -------------   -------------
     Net income (loss).................................           $    (800)      $     (30)      $    (697)      $     936
                                                              =============   =============   =============   =============

Other Data:
     EBITDA............................................           $   3,912       $   5,414       $   1,217       $   3,435
     EBITDA margin.....................................                 9.3%           11.1%            6.4%           14.2%
     Depreciation and amortization.....................           $   3,411       $   3,790       $   1,540       $   1,427
     Capital expenditures..............................               2,803           1,544             309             197
     Ratio of earnings (deficiency of earnings) to
     fixed charges (1).................................                 .86x           1.67x          (.17x)           4.48x


                                                                                        December 31,             May 31,
                                                                                 --------------------------   -------------
                                                                                         1996          1997            1998
                                                                                 ------------   -----------   -------------
Balance Sheet Data:
     Cash and cash equivalents..................................................     $      -      $    388        $      -
     Working capital............................................................        2,964         6,516           6,468
     Total assets...............................................................       58,169        55,508          56,192
     Long-term debt (including current portion).................................       12,868        14,516          11,892
     Shareholder's equity.......................................................       28,709        25,070          25,808

--------------

(1) For purposes of computing the ratio of earnings (deficiency of earnings) to fixed charges, earnings represent income (loss) before taxes and fixed charges. Fixed charges consist of (a) interest, whether expensed or capitalized, (b) amortization of deferred financing costs, and (c) the portion of rental expense considered to represent interest (assumed to be one-third).

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


--------------------------------------------------------------------------------
This section and the "Business" section of this Prospectus contain "forward-looking statements." These forward-looking statements are not guarantees of the Company's future performance. They are subject to risks and uncertainties related to business operations, some of which are beyond the Company's control. Any of these risks or uncertainties may cause actual results or future circumstances to differ materially from the forward-looking statements set forth in this section under the captions "Overview" and "Liquidity and Capital Resources," and in "Business" under each of the captions in that section.
--------------------------------------------------------------------------------

Overview
--------

     The Company has been an active consolidator of companies, and its results of operations have been substantially affected by acquisitions. The Company has acquired and integrated nine companies since 1990. See "Business - Corporate History." These acquisitions, as well as internal growth in the Company's existing and acquired businesses, have resulted in substantial increases in net sales. The Company's operating expenses and margins and other expenses also have been affected by certain expenses directly associated with the acquisitions and related capital raising transactions. The Company has experienced substantial increases in all other expense categories as a result of the increases in its operations. A portion of these expenses is attributable to the assimilation of acquired operations into the Company's existing businesses.

     In July 1998, the Company acquired Aeromet International plc ("Aeromet"), a British limited company (the "Aeromet acquisition"). Aeromet is a manufacturer of magnesium and aluminum precision sand and investment castings, and of titanium and aluminum formed sheet products, with five locations in England. The Aeromet acquisition will have a significant effect on the Company's future operations and on comparisons of income, expense, and balance sheet items in periods after fiscal 1998. The Company's financial results for the first quarter of fiscal 1999 include only one month of operations of Aeromet. See "- Recent Events - Aeromet Acquisition."

     Substantially all of the Company's revenues are generated by sales to customers in the commercial aerospace, defense, electronics, and transportation industries, with commercial aerospace and defense industry sales being the most significant. The commercial aerospace and defense industries are cyclical in nature and subject to changes based on general economic conditions, and on commercial airline industry, defense and government spending. See "Business - Industry Overview" and "Risk Factors - Aerospace Industry Risks; Cyclicality," and "- Volatility of Asian Markets."

     The Company's operations focus on developing, manufacturing and marketing high performance electronics and metal components and assemblies. The Company's electronics products are characterized by relatively low volumes and high margins. In comparison, volumes have historically been higher and margins lower for the Company's metals products. See "- Results of Operations - Pacific Aerospace." The Company believes that margins will remain higher for electronic and assembled products than for its metals products. Products incorporating both electronics and metal parts are expected to generate margins closer to electronics product margins. As a result of margin differences, changes in product mix among its electronics, assembled and metals products can be expected to affect overall margins for the Company.

     The Company's sales are not subject to significant seasonal fluctuations. However, production and resulting sales are subject to the number of working days in any given period. Results for various periods may vary materially due to the number of working days available in any period.

     Management believes that the Company's operations for the periods discussed have not been adversely affected by inflation.

Results of Operations - Pacific Aerospace
-----------------------------------------

     For an understanding of the significant factors that influenced the Company's performance during the past three fiscal years and in the first quarter of fiscal 1998 and 1997, the following discussion should be read in conjunction with the consolidated financial statements of the Company presented in this Prospectus.

     The following table sets forth for the periods indicated certain historical statement of operations data of the Company expressed in dollars (in thousands) and as a percentage of net sales.

                                              Years Ended May 31,                          Three-Month Periods Ended August 31,
                        --------------------------------------------------------------  ------------------------------------------
                                 1996                  1997                  1998                  1997                  1998
                        --------------------------------------------------------------  ------------------------------------------
Net sales...............$  20,725   100.0%    $  34,175   100.0%    $  54,099   100.0%    $  11,776   100.0%    $  19,178    100.0%
Cost of sales...........   16,439    79.3        25,969    76.0        39,487    73.0         8,793    74.7        14,504     75.6
                        ---------   -----     ---------   -----     ---------   -----     ---------   -----     ---------    -----
Gross profit............    4,286    20.7         8,206    24.0        14,612    27.0         2,983    25.3         4,674     24.4
Operating expenses......    4,869    23.5         6,259    18.3         9,872    18.2         2,007    17.0         3,776     19.7
                        ---------   -----     ---------   -----     ---------   -----     ---------   -----     ---------    -----
Income (loss) from
  operations............     (583)   (2.8)        1,947     5.7         4,740     8.8           976     8.3           898      4.7
Net interest expense....      498     2.4           384     1.1           755     1.4          (111)   (0.9)         (843)    (4.4)
Other income (expense)..       15      --           169     0.5          (853)   (1.6)            8     0.1        (6,721)   (35.0)
Income tax benefit
  (expense).............       67     0.3           (50)   (0.1)          482     0.9           (62)   (0.5)        2,255     11.8
                        ---------   -----     ---------   -----     ---------   -----     ---------   -----     ---------    -----
Net income (loss).......$    (999)   (4.8)%   $   1,682     4.9%    $   3,614     6.7%    $     811     6.9%    $  (4,411)   (23.0%)
                        =========   =====     =========   =====     =========   =====     =========   =====     =========    =====
EBITDA..................$     288     1.4%    $   3,305     9.7%    $   6,944    12.8%    $   1,385    11.8%    $   2,049     10.7%

     Year Ended May 31, 1998 Compared to Year Ended May 31, 1997

     Net Sales. Net sales increased by $19.9 million, or 58%, to $54.1 million for fiscal 1998 from $34.2 million in fiscal 1997. The significant increase in net sales for fiscal 1998 from fiscal 1997 included increases in both commercial aerospace industry net sales (an $11.3 million increase) and defense industry net sales (a $3.5 million increase). The commercial aerospace industry net sales increase was primarily attributable to increases in production at Boeing and the related increase in demand from that customer for the Company's precision cast and machined products. The defense industry net sales increase was primarily attributable to an increase in orders of aerospace, satellite and weapons systems electronics products.

     Commercial aerospace industry net sales comprised 42.6% of total net sales in fiscal 1998, up from 34.5% of net sales in fiscal 1997. Defense industry sales comprised 19.9% of total net sales in fiscal 1998, down from 21.3% of net sales in fiscal 1997.

     The Company completed its Balo acquisition in February 1998 and its ESC acquisition, effective as of March 1998. These acquisitions expanded production of hermetically sealed product offerings and added relay, solenoid and flat panel display product lines. See "Business - Corporate History, and "- Products, Processes and Markets - Assembled Electronics Products." Accordingly, net sales for fiscal 1998 also included approximately four months of operations of Balo and three months of operations for ESC, contributing approximately $4.3 million to net sales in fiscal 1998.

     Gross Profit. Gross profit increased by $6.4 million, or 78.0%, to $14.6 million for fiscal 1998 from $8.2 million in fiscal 1997. As a percentage of net sales, gross profit increased to 27.0% in fiscal 1998 from 24.0% in fiscal 1997, which was primarily attributable to increased efficiencies gained in manufacturing processes and in-house production of processes that had previously been purchased from outside vendors. The Company also believes that capital investments in equipment and production processes contributed to the improvement in gross profit margins.

     Operating Expenses. Operating expenses increased by $3.6 million, or 57.1%, to $9.9 million for fiscal 1998 from $6.3 million in fiscal 1997, partially due to the Balo and ESC acquisitions and increased levels of operations in fiscal 1998. As a percentage of net sales, operating expenses remained essentially unchanged.

     EBITDA. EBITDA increased by $3.6 million, or 109.1%, to $6.9 million for fiscal 1998 from $3.3 million in fiscal 1997. As a percentage of net sales, EBITDA increased to 12.8% in fiscal 1998 from 9.7% in fiscal 1997. The increase in EBITDA as a percentage of net sales during this period was primarily attributable to production efficiencies and improved capacity utilization.

     Net Interest Expense. Net interest expense increased $371,000, or 96.6%, to $755,000 for fiscal 1998 from $384,000 in fiscal 1997. This increase was primarily due to the Company's financing of capital equipment purchases and the debt incurred to finance the expansion of its Wenatchee facilities to support growth in net sales.

     Other Income (Expense). Other income (expense) represents non-recurring and non-operational income and expense for the period. Other expense increased to $853,000 in fiscal 1998 from income of $169,000 in fiscal 1997. This increase of $1,022,000 was due principally to a $1.0 million write-off of portions of notes receivable and associated debt restructuring and related expenses in connection with the termination of the Company's efforts during the third quarter of fiscal 1998 to form an information technology group.

     Net Income. Net income increased $1.9 million, or 111.8% to $3.6 million for fiscal 1998 from $1.7 million in 1997, primarily as a result of the factors discussed above.

     Year Ended May 31, 1997 Compared to Year Ended May 31, 1996

     Net Sales. Net sales increased by $13.5 million, or 65.2%, to $34.2 million for fiscal 1997 from $20.7 million in fiscal 1996. This increase was primarily attributable to larger order sizes for electronics products, due to broader market acceptance of the Company's electronics products and technologies, which increased sales of higher priced products and added new customers.

     The Company acquired NTI in April 1997, which added capabilities for explosive bonding of specialty metals. See "Business - Corporate History, and - Products, Processes and Markets - Explosive Bonding." Accordingly, net sales for fiscal 1997 included one month of operations of NTI, which contributed $183,000 to total net sales for that year.

     Gross Profit. Gross profit increased by $3.9 million, or 90.7%, to $8.2 million for fiscal 1997, up from $4.3 million in fiscal 1996. As a percentage of net sales, gross profit increased to 24.0% in fiscal 1997 from 20.7% in fiscal 1996. The increase in gross profit as a percentage of net sales was primarily attributable to achieving revenue levels which allowed for production efficiencies and increased capacity utilization. The Company also believes that its investments in manufacturing equipment contributed to improvements in gross profit margins.

     Operating Expenses. Operating expenses increased by $1.4 million, or 28.6%, to $6.3 million for fiscal 1997, from $4.9 million for fiscal 1996. As a percentage of net sales, operating expenses decreased to 18.3% in fiscal 1997 from 23.5% in fiscal 1996. The substantial decrease in operating expenses as a percentage of net sales was primarily attributable to the Company's improved ability to leverage its operating costs and the consolidation of certain operations to the Company's Wenatchee manufacturing campus. Specifically, both CDI in the electronics segment and Cashmere in the aerospace segment were consolidated into the Company's Wenatchee manufacturing campus. See "Business Products, Processes and Markets - Assembled Electronics Products, and - Precision Machining."

     EBITDA. EBITDA increased by $3.0 million, or 1,000.0%, to $3.3 million for fiscal 1997, up from $300,000 for fiscal 1996. As a percentage of net sales, EBITDA increased to 9.7% in fiscal 1997, from 1.4% in fiscal 1996. The substantial increase in EBITDA as a percentage of net sales was primarily attributable to efficiencies gained in manufacturing processes, consolidation of certain operations to the Company's Wenatchee campus allowing for overhead efficiencies, and increases in net sales not requiring incremental increases in operating expenses.

     Net Interest Expense. Net interest expense decreased $114,000, or 22.9%, to $384,000 for fiscal 1997 from $498,000 in fiscal 1996, primarily as a result of the repayment of debt that was funded by proceeds from a July 1996 public and a February 1997 private offering of equity securities, and the reduction of bank line of credit balances throughout the year.

     Other Income (Expense). Other income increased to $169,000 in fiscal 1997 from income of $15,000 in fiscal 1996 primarily as a result of sale of scrap and recycling of excess materials in the manufacturing process.

     Net Income. Net income increased $2.7 million to $1.7 million for fiscal 1997 from a loss of $999,000 in fiscal 1996 primarily as a result of factors discussed above.

Results of Operations--Aeromet

     The following table sets forth for the periods indicated certain historical statement of operations data of Aeromet expressed in U.S. dollars (in thousands) and as a percentage of net sales:

                                            Years Ended December 31,                    Five Months Ended May 31,
                                   -----------------------------------------   -----------------------------------------
                                            1996                  1997                  1997                  1998
                                   -------------------   -------------------   -------------------   -------------------
Net sales                          $  41,939    100.0%   $  48,697    100.0%   $  19,069     100.0%  $  24,212     100.0%
Cost of sales                         34,340     81.9       40,591     83.4       16,560      86.8      19,614      81.0
                                   ---------             ---------             ---------             ---------
Gross profit                           7,599     18.1        8,106     16.6        2,509      13.2       4,598      19.0
Operating Expenses                     7,098     16.9        6,482     13.3        2,832      14.9       2,590      10.7
                                   ---------             ---------             ---------             ---------
Income (loss) from operations            501      1.2        1,624      3.3         (323)     (1.7)      2,008       8.3
Net interest expense                     731      1.7          754      1.6          349       1.8         274       1.1
Income tax benefit (expense)            (570)      --         (900)      --          (25)      --         (798)       --
                                   ---------    -----    ---------    -----    ---------    -----    ---------     -----
Net income (loss)                  $    (800)      --%   $     (30)      --%   $    (697)      --%   $     936       3.9%
                                   =========    =====    =========    =====    =========    =====    =========     =====
EBITDA                             $   3,912      9.3    $   5,414     11.1%   $   1,217      6.4%   $   3,435      14.2%

     Five Months Ended May 31, 1998 Compared to Five Months Ended May 31, 1997

     Net Sales. Net sales increased by $5.1 million, or 26.7%, to $24.2 million for the five months ended May 31, 1998 from $19.1 million for the five months ended May 31, 1997. This increase was primarily attributable to increased sales of commercial aircraft components (particularly from Airbus related customers) and motorsports parts for the racing industry. Aeromet was able to capitalize on the increase in demand by increasing production capacity at its Rochester site, and retooling its Birmingham site from aircraft engine production to stretch forming of aluminum alloys.

     Gross Profit. Gross profit increased by $2.1 million, or 84.0%, to $4.6 million for the five months ended May 31, 1998 from $2.5 million for the five months ended May 31, 1997. As a percentage of net sales, gross profit increased to 19.0% of net sales for the five-month period in 1998 from 13.2% for the five-month period in 1997. The increase in gross profit as a percentage of net sales was primarily attributable to increased efficiencies at the Rochester and Birmingham sites, after completion of construction and retooling at both sites during the first half of 1997, which enabled Aeromet to increase production. In addition, at its Worcester site, Aeromet reorganized its manufacturing management and significantly reduced scrap levels.

     Operating Expenses. Operating expenses decreased by $200,000, or 7.1%, to $2.6 million for the five months ended May 31, 1998 from $2.8 million for the five months ended May 31, 1997. As a percentage of net sales, operating expenses decreased to 10.7% for the five-month period in 1998 from 14.9% for the five-month period in 1997. This decrease in operating expenses as a percentage of net sales was primarily attributable to a reduction of the sales and marketing force.

     EBITDA. EBITDA increased by $2.2 million, or 183.3%, to $3.4 million for the five months ended May 31, 1998 from $1.2 million for the five months ended May 31, 1997. As a percentage of net sales, EBITDA increased to 14.2% for the five-month period in 1998 from 6.4% for the five-month period in 1997. This increase in EBITDA as a percentage of net sales was attributable to the combination of the increased gross margins and decreased operating expenses in the 1998 period as compared to the 1997 period.

     Net Interest Expense. Net interest expense decreased $75,000 or 21.5% to $274,000 for the five months ended May 31, 1998 from $349,000 for the five months ended May 31, 1997. Such decrease was due to lower short-term borrowings.

     Net Income. Net income increased $1.6 million to $936,000 for the five months ended May 31, 1998 from a loss of $697,000 for the five months ended May 31, 1997, primarily as a result of the factors discussed above.

     Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Net Sales. Net sales increased by $6.8 million, or 16.2%, to $48.7 million for the year ended December 31, 1997 from $41.9 million for the year ended December 31, 1996. This increase in annual net sales was primarily attributable to production efficiencies and manufacturing improvements achieved at two of Aeromet's sites, providing for increased operating efficiencies and product throughput. In addition, sales continued to increase in commercial aircraft components and motorsports parts businesses.

     Gross Profit. Gross profit increased by $500,000, or 6.6% to $8.1 million for the year ended December 31, 1997 from $7.6 million for the year ended December 31, 1996. As a percentage of net sales, gross profit decreased slightly to 16.6% in 1997 from 18.1% in 1996. The decrease in gross profit as a percentage of net sales was primarily attributable to production delays during construction and retooling at two of Aeromet's production sites in the first half of the year. Aeromet estimates that gross profit during the second half of 1997 improved significantly after completion of those projects which enabled Aeromet to increase production and associated gross profit.

     Operating Expenses. Operating expenses decreased by $600,000, or 8.5%, to $6.5 million for the year ended December 31, 1997 from $7.1 million for the year ended December 31, 1996. As a percentage of net sales, operating expenses decreased to 13.3% in 1997 from 16.9% in 1996. This decrease in operating expenses was a result of reducing sales and marketing staffing within Aeromet, and managerial staff at one of Aeromet's manufacturing sites.

     EBITDA. EBITDA increased by $1.5 million to $5.4 million for the year ended December 31, 1997 from $3.9 million for the year ended December 31, 1996. As a percentage of net sales, EBITDA increased to 11.1% in 1997 from 9.3% in 1996. This increase was primarily attributable to the impact of gross profit changes described previously. As noted, EBITDA improved significantly in the latter half of the year.

     Net Interest Expense. Net interest expense increased $23,000, or 3.1%, to $754,000 for the year ended December 31, 1997 from $731,000 for the year ended December 31, 1996. Such increase was due to slightly higher outstanding credit facility balances due to increased working capital requirements.

     Net Loss. Net loss decreased to $30,000 for the year ended December 31, 1997 from a loss of $800,000 for the year ended December 31, 1996, primarily as a result of the factors discussed above.

Results of Operations - Pacific Aerospace after Aeromet Acquisition with Comparative Prior Year Quarterly Amounts
------------------------------------------------------------------------

     Quarter Ended August 31, 1998 Compared to Quarter Ended August 31, 1997

     Net Sales. Net sales increased by $7.4 million, or 62.9%, to $19.2 million for the quarter ended August 31, 1998, from $11.8 million for the quarter ended August 31, 1997. This increase included increases in both the Company's aerospace industry group net sales (a $5.6 million increase) and its electronics industry group net sales (a $1.8 million increase). The increase in the Company's net sales to the aerospace industry was attributable to (a) increases in production at Boeing which increased its demand for the Company's precision cast and machined products, and (b) the inclusion of one month of Aeromet sales. The increase in the Company's net sales to the electronics industry was primarily attributable to the acquisition in February 1998 of Balo and the ESC acquisition effective as of March 1998. Net sales contributed by Balo, ESC and Aeromet for the first quarter of fiscal 1999 were $779,000, $1,113,000, and $4,463,000, respectively.

     Gross Profit. Gross profit increased by $1.7 million, or 56.7%, to $4.7 million for the quarter ended August 31, 1998, from $3.0 million for the quarter ended August 31, 1997. As a percentage of net sales, gross profit decreased to 24.4% for the quarter ended August 31, 1998, from 25.3% for the quarter ended August 31, 1997. This decrease was primarily attributable to the acquisitions of ESC and Aeromet, which have comparatively lower average gross profit margins. Without ESC and Aeromet, gross profit as a percentage of net sales would have increased to 30.4% for the quarter ended August 31, 1998, primarily because of improved efficiencies from the development of manufacturing processes and in-house production capabilities that had previously been purchased from outside vendors and because of capital investments in equipment and production capabilities. Gross profit (loss) attributable to Balo, ESC and Aeromet for the first quarter of fiscal 1999 was $86,000, $(259,000) and $797,000, respectively.

     Operating Expenses. Operating expenses increased by $1.8 million, or 88.1%, to $3.8 million for the quarter ended August 31, 1998, from $2.0 million for the quarter ended August 31, 1997. This increase was partially due to costs related to the Balo, ESC and Aeromet acquisitions and increased levels of operations in the first quarter of 1999. As a percentage of net sales, operating expenses increased 2.7%, to 19.7% for the quarter ended August 31, 1998, from 17.0% for the quarter ended August 31, 1997. This increase is primarily attributable to the electronics industry group and the acquisitions of Balo and ESC. The increase in operating expenses as a percentage of net sales was partially offset by the acquisition of Aeromet, which had lower than average operating expenses in relation to net sales, in the first quarter of fiscal 1999. Operating expenses attributable to Balo, ESC and Aeromet for the first quarter of fiscal 1999 were $400,000, $287,000 and $473,000, respectively.

     Interest Expense. Interest expense increased by $939,000, or 722.3%, to $1,069,000 for the quarter ended August 31, 1998, from $130,000 for the quarter ended August 31, 1997. This increase was primarily due to (a) the debt incurred by the Company to finance the Aeromet acquisition, (b) the Company's financing of capital equipment purchases, and (c) the debt incurred to finance the expansion of the Company's Wenatchee facilities. Interest expense attributable to Balo, ESC and Aeromet (exclusive of interest related to the acquisition financing) for the first quarter of fiscal 1999 was $0, $45,000 and $0, respectively.

     Other Income (Expense). Other income (expense) represents non-recurring and non-operational income and expense for the period. Other income decreased $6,729,000 to an other expense of $6,721,000 for the quarter ended August 31, 1998, from other income of $8,000 for the quarter ended August 31, 1997. This decrease in other income was principally due to: (a) a $3,581,000 write-down in connection with ESC, and (b) a $3,103,000 write-down of the Company's investment in and guarantees related to Orca Technologies, Inc. The Company is presently considering its options regarding its investments in ESC and Orca and additional losses in the future are reasonably possible. See "- Recent Events - Electronic Specialty Corporation, and - Orca Technologies, Inc.," below. Other income (expense) attributable to Balo, ESC (exclusive of the write-down discussed above), and Aeromet for the first quarter of fiscal 1999 was $60,000, $50,000, and $0, respectively.

     Net Income (Loss). Net income decreased $5,222,000 or 643.9% to a net loss of $4,411,000 for the quarter ended August 31, 1998, from net income of $811,000 for the quarter ended August 31, 1997, primarily as a result of unexpected Aeromet acquisition cost increases and the ESC and Orca write-downs. Before the ESC and Orca write-downs, the Company's net income for the first quarter of fiscal 1999 would have decreased $810,000 or 99.9% to $1,000 in the first quarter of 1999, from $811,000 for the first quarter of fiscal 1998, primarily as a result of the losses at Balo and ESC for the quarter. Pre-tax net income
(loss) attributable to Balo, ESC and Aeromet for the first quarter of fiscal 1999 was $(254,000), $(642,000) and $326,000 respectively. Aeromet pre-tax net income includes amortization of goodwill, but does not include interest expense associated with the acquisition indebtedness.

     Deferred Tax Assets. At August 31, 1998, the Company had net deferred tax assets of $1,677,000. In order to use these net deferred tax assets to reduce taxable income in future periods, the Company will need to increase its levels of pre-tax income and capital gains. The Company expects to achieve these increases through (a) continued integration, cross selling, and operational efficiencies of its businesses, including Aeromet, and (b) future asset sales.

Liquidity and Capital Resources
-------------------------------

     Year Ended May 31, 1998 Compared to Year Ended May 31, 1997

     Cash generated from operating activities was $1.6 million for fiscal 1998 compared to cash used of $212,000 in fiscal 1997. The change in net cash from operations was primarily a result of 111.8% increase in net income from $1.7 million in fiscal 1997 to $3.6 million in fiscal 1998. The increase in net income was partially offset by increases in accounts receivable and inventories to support revenue growth. Increases in accounts payable, accrued liabilities and other liabilities also contributed to increased cash from operations.

     Cash used in investing activities increased from $2.0 million in fiscal 1997 to $16.7 million in fiscal 1998, an increase of $14.7 million. The change results primarily from the Company's increased investment in property and equipment of $6.5 million in fiscal 1998 compared to $2.1 million in fiscal 1997 and the issuance of $6.3 million in notes receivable in connection with the investment in a proposed information technology group. Of the total $6.3 million, a net of $4.6 million is represented by an investment in the common stock of a third party internet services provider. See "Certain Transactions."

     Cash generated from financing activities increased by $19.0 million, to $23.5 million in fiscal 1998, from $4.5 million in fiscal 1997. During fiscal 1998, the Company completed several financing transactions, receiving net proceeds from long-term debt financing of $10.1 million (including net proceeds from convertible notes of $5.4 million); $2.2 million from the sale of Common Stock; net proceeds of $9.3 million from the sale of Series B Preferred, and $3.8 million from the proceeds from exercise of stock options and warrants. Cash generated by the equity financing transactions was offset to a certain degree by payments on long-term debt and capital leases of $1.5 million during the year.

     Capital expenditures were $10.3 million during fiscal 1998, which was higher than normal due to approximately $4.7 million for expansion of the Company's Wenatchee manufacturing facilities and acquisition and construction of its headquarters, with the balance of $5.6 million related primarily to purchases of machinery and equipment. During fiscal 1998, the Company substantially completed an addition to its Wenatchee facilities consisting of approximately 12,000 square feet of production space. The cost of this expansion was approximately $1.3 million. The Company has entered into a term loan with its primary senior lender for approximately $712,000 of these expansion costs. The Company has also acquired property adjacent to its existing Wenatchee on which it built an office building to house the Company's executive, administrative and accounting personnel. This facility was occupied in August 1998. Total project costs for the office building were approximately $3.5 million and were funded from working capital. The Company is currently negotiating the purchase of the Balo facility for approximately $1.1 million. As of May 31, 1998, the Company had no material commitments outstanding for purchases of additional capital assets.

     The Company's working capital, as of May 31, 1998 and 1997 was $25.6 million and $13.1 million, respectively. The increase in working capital in fiscal 1998 over fiscal 1997 was primarily the result of the equity and financing activities discussed above and the Company's improved net income from operations. In July 1998, the Company completed an offering of $75,000,000 of 11 1/4% senior subordinated notes (the "Notes") to qualified institutional buyers to finance the Aeromet acquisition. The Notes will mature on August 1, 2005, unless previously redeemed. The Notes will be redeemable at the option of the Company on or after August 1, 2003. In addition, on or before August 1, 2001, the Company may redeem up to 20% of the original aggregate principal amount of the Notes, subject to certain conditions.

     At May 31, 1988, the Company had net operating loss (NOLs) carryforwards for federal income tax purposes of approximately $4.9 million, the benefits of which expire in the tax year 2001 through the tax year 2011. The NOLs created by the Company's subsidiaries prior to their acquisition and the NOLs created as a consolidated group or groups subsequent to a qualifying tax free merger or acquisition, have limitations related to the amount of usage by each subsidiary or consolidated group as described in the Internal Revenue Code. As a result of these limitations, approximately $800,000 of the $4.9 million of NOLs will never become available. At May 31, 1997, the Company recorded a valuation allowance because management believed that it was uncertain that some portion or all of the deferred tax assets would be realized. At May 31, 1998, the Company eliminated the valuation allowance for deferred taxes due to management's assessment of improved probability of realization. The Company anticipates that its effective income tax rate will continue to approach the statutory rate in the future.

     Quarter Ended August 31, 1998 Compared to Quarter Ended August 31, 1997

     Financing Activities. Cash generated from financing activities increased by $71.2 million, to $77.2 million at August 31, 1998, from $6.0 million at August 31, 1997. During the first quarter of fiscal 1999, the Company completed two financing transactions, including the long-term debt offering of $75 million to finance the Aeromet acquisition and the completion of the Company's offering of Series B Convertible Preferred Stock and related warrants. See "- Recent Events
- Aeromet Acquisition," and "- Preferred Stock Offering." Cash generated by these financing transactions was offset by payments on long-term debt and capital leases of $0.4 million during the quarter, and costs of issuance and financing.

     The Company's primary banking relationships include a revolving line of credit up to $6.3 million for the Company's U.S. operations, a revolving line of credit up to approximately $7.5 million (4.5 million pounds sterling) for Aeromet's operations, a term loan of approximately $700,000 for building improvements, and a term loan of $1.2 million for the construction of the Company's headquarters building.

     Capital Expenditures. The Company made capital expenditures of $2.1 million during the first quarter of fiscal 1999. This amount is higher than normal due to (a) $600,000 for the construction of its Wenatchee headquarters building, and
(b) $1.5 million related primarily to purchases of machinery and equipment. In August 1998, the Company completed and occupied its headquarters building, which consists of approximately 22,400 square feet of office space to house the Company's executive, administrative and accounting personnel. The total cost of this project was approximately $3.5 million. The Company has entered into a term loan with its primary senior lender for approximately $1.2 million of the building costs. The Company is currently negotiating the purchase of the Balo facility for approximately $1.1 million and closing is expected to occur in December 1998. In connection with the Aeromet acquisition, the Company entered into an Option Agreement with Charles Baynes plc, which grants the Company a one-year option to purchase three of the facilities currently leased by Aeromet. As of August 31, 1998, the Company had no material commitments outstanding for purchases of additional capital assets.

     Working Capital. The Company's working capital, as of August 31, 1998 and May 31, 1998 was $46.7 million and $25.6 million, respectively. The increase in working capital at August 31, 1998 over May 31, 1998 was primarily the result of the Aeromet acquisition and the associated financing, and the sale of the Series B Convertible Preferred Stock. See "- Recent Events - Aeromet Acquisition," and "- Preferred Stock Offering."

     Future Capital Requirements. The Company believes that the net proceeds from the release of funds escrowed in connection with the Company's offering of Series B Convertible Preferred Stock and the proceeds of the Company's Fall 1998 Common Stock Offering, plus cash from operations, will be sufficient to meet the Company's cash requirements and to fund budgeted capital expenditures for fiscal 1999. See "- Recent Events - Preferred Stock Offering," and "- Fall 1998 Common Stock Offering."

Recent Events
-------------

     Aeromet Acquisition

     Acquisition Transaction. On July 30, 1998, Pacific Aerospace & Electronics
(UK) Limited ("PA&E-UK"), a company organized under the laws of the United Kingdom and an indirect wholly-owned subsidiary of the Company, purchased all of Aeromet's issued and outstanding capital stock. The Aeromet acquisition was made pursuant to a Share Acquisition Agreement dated July 1, 1998, between Charles Baynes plc, Westpark Limited (an affiliate of Charles Baynes plc), PA&E-UK and the Company. In consideration for PA&E-UK's acquisition of all of Aeromet's issued and outstanding capital stock, the Company delivered to Westpark Limited (pound)42 million (or approximately $69 million) in cash. The purchase price was determined in arms-length negotiations between Charles Baynes plc and the Company. See "Risk Factors - Acquisition Risks."

     Rule 144A Offering. The Company funded the Aeromet acquisition from the net proceeds of the sale of the Old Notes. Subject to the terms and conditions of a Purchase Agreement (the "Purchase Agreement"), dated July 23, 1998, between the Company, the Company's U.S. subsidiaries, and the Initial Purchasers, the Initial Purchasers agreed to purchase, and the Company agreed to sell, the Old Notes in the aggregate principal amount of $75 million. The Old Notes were issued pursuant to an Indenture, dated July 30, 1998 (the "Indenture") between the Company, its U.S. subsidiaries and the Trustee. The Old Notes (a) are senior subordinated, unsecured, general obligations of the Company, (b) will mature on August 1, 2005, unless previously redeemed pursuant to the Indenture, and (c) are jointly and severally guaranteed on a senior subordinated basis by each of the Company's U.S. subsidiaries. The Company is subject to a number of restrictive covenants under the Old Notes. In addition, if there is a change of control of the Company's Common Stock, the Company may be required to repay the Old Notes. See "Risk Factors - Restrictive Debt Covenants."

     Registration Rights. In connection with the Purchase Agreement, the Company and its U.S. subsidiaries entered into a registration rights agreement with the Initial Purchasers, pursuant to which the Company agreed to file the Registration Statement and to use its reasonable best efforts to cause the Registration Statement to be declared effective by January 26, 1999, among other things.

     Preferred Stock Offering

     In August 1998, the Company completed an offering (the "Preferred Stock Offering") of its Series B Convertible Preferred Stock (the "Preferred Stock") and related warrants by issuing (a) an additional 70,000 shares of Preferred Stock, and (b) additional related warrants to purchase 97,221 shares of Common Stock, in exchange for a purchase price of $7,000,000 which had been held in escrow pending completion of the Aeromet acquisition. When combined with the first Preferred Stock closing in May 1998, the Company issued a total of 170,000 Shares of Preferred Stock and related warrants to purchase 236,109 shares of Common Stock, for a total purchase price of $17 million. See "Description of Capital Stock - Preferred Stock - Series B Convertible Preferred Stock." On October 30, 1998, the Company filed a Registration Statement on Form S-1 covering resale of the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the related warrants.

     Electronic Specialty Corporation

     On April 13, 1998, the Company's subsidiary, ESC Acquisition Corp., acquired substantially all of the assets of Electronic Specialty Corporation (the "Seller"), including the name, and assumed certain of the Seller's liabilities. The Company engaged the Seller's president to be president of ESC after the closing. In June 1998, the Company terminated ESC's president. The Company subsequently became aware of certain differences between ESC's actual financial condition and the financial condition represented by the Seller in the closing documents. These differences included a significantly lower backlog and order flow, and significantly higher operating losses, than represented. As a result, the Company laid off approximately 30% of ESC's workforce later in June 1998, and another 35 employees in October 1998. A new general manager appointed by the Company in August has reassessed the business opportunities, including cash flow and revenue forecasts, which are significantly lower than previously forecasted. ESC is in the process of negotiating higher prices under certain of its relay contracts.

     ESC has incurred significant losses since its acquisition. At August 31, 1998, the Company wrote off its goodwill in ESC in the amount of $3,581,000 due to these losses, and due to its significantly lower future expectations of revenues and profits from ESC. In addition, the Company is investigating new product line opportunities, and evaluating the feasibility of continuing older product lines and the business in general. Additional losses in the future are reasonably possible. See "Risk Factors - Acquisition Risks."

     Orca Technologies, Inc.

     At November 20, 1998, the Company held 2,289,309 shares of Orca's common stock (the "Orca Shares"), which, to the Company's knowledge, constituted approximately 17.91% of Orca's issued and outstanding common stock. The Company acquired 179,600 of the Orca Shares in a market transaction, and the other 2,109,709 of the Orca Shares pursuant to an April 1998 restructuring agreement between Orca and the Company. In the restructuring agreement, the Company (a) canceled certain loans owed it by Orca in exchange for the 2,109,709 shares of Orca's Common Stock, (b) agreed to continue guaranteeing Orca's credit facility of $1.3 million and an equipment lease of $373,000 for equipment used by Orca's then-subsidiary, Televar, Inc., and (c) accepted a $950,000 promissory note from Orca (the "Orca Note") as payment for certain third-party notes then owned by the Company. The Company also sublets its Bothell, Washington office space to Orca for a base rent of approximately $32,000 per month. See "Certain Transactions - Orca Technologies, Inc."

     The Company originally valued the Orca Shares on its balance sheet at $5,014,000. Due to decreases in the trading price of Orca's common stock on Nasdaq's over-the-counter bulletin board, the Company recorded unrealized losses on the Orca Shares, included in shareholders' equity, of $436,000 as of May 31, 1998. On August 31, 1998, the Company recorded a charge of approximately $2.3 million to reduce the value of its investment in Orca common stock to $2.7 million, due to an other-than-temporary decrease in the traded market price of Orca common stock and to record a liability related to certain guaranties by the Company of Orca liabilities. The Company had also reserved $250,000 of the Orca
Note in the fourth quarter of fiscal 1998, and during August, the Company reserved the remaining balance of $700,000.

     Orca has sold its Televar subsidiary to a third party and the Company is currently negotiating for release of its guaranty of the equipment lease. As of November 20, 1998, Orca was four months past due on the interest payments due on the Orca Note and on its lease payments to the Company. The Company has demanded full payment of the past due amounts from Orca. If the Company is unable to obtain release of its guarantees, collect the payments due on the Orca Note and sublease, or if the traded market price of Orca Common Stock decreases, the Company may incur additional significant losses as a result of its investment in Orca. See "Risk Factors - Acquisition Risks."

     Issuance of Common Stock to Liviakis

     In February 1998, the Company entered into a financial services agreement with Liviakis Financial Communications, Inc. ("Liviakis") to provide financial and public relations services to the Company. In connection with that consulting agreement, the Company issued to Liviakis and Robert B. Prag, one of its principals, warrants to purchase an aggregate of 1,290,000 shares of Common Stock for $4.62 per share. In August 1998, the Company, Liviakis and Mr. Prag entered into an agreement ("Liviakis Agreement") in which (a) a finder's fee claim by Liviakis against the Company was resolved in exchange for the Company's issuance of an aggregate of 590,000 shares of Common Stock to Liviakis and Mr. Prag under the exemption from registration provided in Section 4(2) of the Securities Act, and (b) Liviakis and Mr. Prag transferred the warrants previously issued to them to the Company for cancellation. No commissions were paid in connection with issuance of the shares to Liviakis and Mr. Prag. Under the Liviakis Agreement, Liviakis and Mr. Prag cannot transfer their shares of Common Stock until after February 1, 1999.

     Fall 1998 Common Stock Offering

     In November 1998, the Company issued an aggregate of 2,585,000 shares of Common Stock to accredited investors under Rule 506 of Regulation D, in exchange for aggregate cash consideration of $5,170,000. The Company paid $310,200 in commissions to the placement agent, Marcel Huber, in connection with the offering. The Company agreed to file a registration statement registering these shares for resale during April 1999.

Year 2000
---------

     The Company is developing and carrying out a comprehensive strategy for updating its information management and manufacturing systems for Year 2000 compliance. The Company's information technology systems include customized and standard software purchased from outside vendors. All software has been identified and is being assessed to determine the extent of renovations required in order to be Y2K compliant. The Company believes that all software will be made Y2K compliant before the end of the Company's current fiscal year through vendor-provided updates or replacement with other Y2K compliant hardware and software. The Company is in the process of identifying significant non-IT systems which may be impacted by the Y2K problem, including those relating to production, processing and communication equipment and is in the process of determining through inquiries of equipment suppliers, as well as testing of such equipment, the extent of renovations required, if any. The Company believes its Y2K assessment will be completed before the end of the Company's current fiscal year, and that renovation, validation and implementation will be completed early in the next fiscal year.

     The Company is in the process of identifying third parties with which it has a significant relationship that, in the event of a Y2K failure, could have a material impact on the Company's financial position or operating results. The third parties include energy and utility suppliers, creditors, material and product suppliers, communication vendors and the Company's significant customers. These relationships, especially those associated with certain suppliers and customers, are material to the Company and a Y2K failure by one or more of these parties could result in a material adverse effect on the Company's operating results and financial position. The Company is making inquiries of these third parties to assess their Y2K readiness. The Company expects that this process will continue throughout the current and subsequent fiscal year.

     The Company expects that costs to address Y2K issues will total approximately $250,000, of which approximately $125,000 will be spent in fiscal 1999, with the remainder being spent during fiscal 2000. Costs include salary and fringe benefits for personnel, hardware and software costs, and consulting and travel expenses associated, directly or indirectly, with addressing Y2K issues. Y2K issues have received a high priority within the Company and, as a result, certain other IT projects have been delayed. While such non-Y2K projects are expected to enhance operational efficiencies and improve the quality of information available to management, the delay of such projects is not expected to have a material adverse impact on the Company's operations. Worst case Y2K scenarios could be as insignificant as a minor interruption in production or shipping resulting from unanticipated problems encountered in the IT systems of the Company or any of the significant third parties with whom the Company does business. The pervasiveness of the Y2K issue makes it likely that previously unidentified issues will require remediation during the normal course of business. In such a case, the Company anticipates that transactions could be processed manually while IT and other systems are repaired and that such interruptions would have a minor effect on the Company's operations. On the other hand, a worst case Y2K scenario could be as catastrophic as an extended loss of utility service resulting from interruptions at the point of power generation, long-line transmission, or local distribution to the Company's production facilities. Such an interruption could result in an inability to provide products to the Company's customers, resulting in a material adverse effect on the Company's operating results and financial position. The Company is in the process of developing a contingency plan in the event of a catastrophic Y2K problem and expects to have a plan in place early in the next fiscal year.

New Accounting Pronouncements
-----------------------------

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, requires restatement of financial statements for earlier periods to be provided for comparative purposes. The Company has not determined the manner in which it will present the information required by SFAS No. 130 in its annual financial statements.

     In June 1998, the FASB issued SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years must be restated. The Company anticipates that implementing the provisions of SFAS No. 131 will not have a significant impact on the Company's existing disclosures. The Company has not determined the manner in which it will present the information required by SFAS No. 131 in its annual financial statements.

     In June 1998, the FASB issued SFAS No. 133, Accounting For Derivative Instruments And Hedging Activities. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The Company has not yet determined the impact SFAS No. 133 will have on its financial position or results of operations when such statement is adopted.

                                    BUSINESS

     The Company develops, manufactures and markets high-performance electronics and metal components and assemblies for the aerospace, defense, electronics and transportation industries. The Company has acquired and integrated nine operating companies since 1990. The Company's consolidation strategy is to identify and acquire companies that it believes will (1) provide the opportunity for increased sales to the Company's existing customers and for new sales to the Company's potential customers, and (2) extend or vertically integrate the Company's manufacturing capabilities or product lines.

     Most recently, the Company acquired Aeromet on July 30, 1998. The Aeromet acquisition nearly doubled the Company's size, and significantly expanded its customer base and product offerings. Aeromet is one of the leading suppliers in the United Kingdom of magnesium and aluminum precision sand and investment castings, and titanium and aluminum formed sheet products, for the aerospace, defense and motorsport industries in Europe. Aeromet's casting and forming technologies and products are complementary extensions of the Company's existing precision metals product lines.

     The Company's headquarters are located at 430 Olds Station Road, Wenatchee, Washington 98801, and its telephone number is (509) 667-9600.

Corporate History
-----------------

     The Company has integrated nine operating companies since 1990. These acquisitions were each accounted for as purchases. The following chart identifies each of these acquisitions, the year in which each acquisition was completed and the current location of the acquired company's facilities, assets or processes:

                                                        Year of
                 Acquired Company                     Acquisition       Current Location
                 ----------------                     -----------       ----------------
Pacific Coast Technologies, Inc. ("Pacific Coast")        1990        Wenatchee, Washington
Cashmere Manufacturing Co., Inc. ("Cashmere")             1994        Wenatchee, Washington
Ceramic Devices, Inc. ("Ceramic Devices")                 1995        Wenatchee, Washington
Aeromet America, Inc. ("Aeromet America")                 1996        Entiat, Washington
  (previously known as Morel Industries, Inc.)
Seismic Safety Products, Inc.                             1996        Wenatchee, Washington
Northwest Technical Industries, Inc. ("NTI")              1997        Sequim, Washington
Balo Precision Parts, Inc. ("Balo")                       1998        Butler, New Jersey
Electronic Specialty Corporation and Displays
  & Technologies, Inc. ("ESC")                            1998        Vancouver, Washington
Aeromet International plc ("Aeromet")                     1998        England (five locations)

Business Strengths
------------------

     Significant Customer Base

     The Company counts among its customers many of the world's leading aerospace, defense, electronics and transportation companies, including those on the following chart. The Company believes that one of the key advantages of the Aeromet acquisition is the opportunity it creates for the Company to access a significant base of additional customers.

          U.S. Operations                             U.K. Operations
          ===================================         ==========================
          The Boeing Company                          British Aerospace plc
          PACCAR                                      Rolls Royce plc
          Raytheon/Hughes Aircraft                    GKN Westland Aerospace
          Company
          Honeywell, Inc.                             Lucas Aerospace plc
          Lockheed Martin Corporation                 Alenia (Aermacchi)
          Northrop Grumman Corporation
          Space Systems/Loral, Inc.
          Westinghouse Electric Corporation
          TRW, Inc.
          Litton Industries

     Strong Position in Major Aerospace and Defense Programs

     The Company supplies components and parts to Boeing for each of Boeing's 737, 747, 757, 767 and 777 commercial aircraft construction programs. Aeromet participates in the Airbus A300/310, A320 and A330/340 commercial aircraft construction programs. In addition, both the Company and Aeromet participate in major defense and military aircraft programs.

     Diversity of Product Offerings and Capabilities

     The Company manufactures a broad range of precision cast, machined and assembled electronics products. The Company collaborates with many of its customers to develop products that meet specific design or customization requests. In addition, many of the Company's custom-developed electronics components have become widely accepted in the industry. The Company believes that its experience and capabilities in working with the changing needs of its customers will allow it to continue to respond to changing market trends in its industries.

     Strong Technology Position

     The Company utilizes specialized manufacturing techniques, advanced materials science, process engineering and proprietary technologies or processes in the manufacture of their metals and assembled products. In particular, the Company's U.S. operations have a broad base of expertise in the manufacture of cast aluminum products using lost foam, sand and permanent mold casting technologies, and in its precision machined, explosively bonded and assembled electronics products. Aeromet possesses specialized expertise in casting magnesium and aluminum products using lost wax and sand casting techniques and its licensed "Sophia Process" technology, and in super plastic forming of titanium and stretch forming of aluminum alloys. The Company owns 32 U.S. patents used in the manufacture of its electronics products and one European patent. The Company also has three patent applications pending in the U.S. and one patent application pending in Canada. The Company maintains an ongoing program of evaluating and protecting its proprietary rights and processes.

Strategy
--------

     The Company's objective is to generate profitable growth by taking advantage of available opportunities in its industries. The Company believes that pursuing the following business strategies will enable the Company to increase market penetration, create operating efficiencies and enhance its competitive position in its core markets.

     Leverage the Aeromet Platform

     The Aeromet acquisition significantly enhanced the Company's commercial aerospace and defense industry presence and provides the Company with a solid platform from which to access major European commercial aircraft and aircraft engine programs as well as markets within the European defense and transportation industries. These markets would be difficult for the Company to enter without a physical presence in Europe. The Company also believes that Aeromet may provide a strategic opportunity for pursuing acquisitions of other European aerospace, defense and transportation companies on a model similar to that which the Company has pursued successfully in the United States.

     Increase Margins Through Enhanced Marketing and Vertical Integration

     The Company's strategy is to improve profit margins and revenues by (1) consolidating the marketing of companies that share similar product lines or customer bases and by leveraging the synergies among its consolidated companies in order to increase customer penetration and (2) continuing to vertically integrate its manufacturing processes in order to improve operating efficiencies and to develop new products and product enhancements. A key component of this strategy is to use the Company's expertise in advanced materials science and in the manufacture and assembly of precision products to identify new products, services and markets. The Company also intends to capitalize on the current shift of commercial aircraft manufacturers and defense contractors toward purchasing from a smaller number of suppliers that can supply more complete systems and pre-assembled parts. Assembled parts and systems generally are higher margin products than individual metal parts. By producing products that integrate the Company's metals casting, forming and machining expertise with its expertise in the manufacture of connectors, seals, filters, relays and electronic packages, the Company expects to improve its profit margins and position itself to capture a larger share of its customers' total product requirements.

     Leverage Product Development through Strategic and Proprietary Technologies

     The Company develops new products from existing technologies in response to specific customer requests. The Company plans to continue development of new products for its customers and, where appropriate, to apply for additional patents for those new technologies. The Company may acquire additional strategic and proprietary technologies from third parties and expects to continue to develop its research and development capabilities. The Company does not expect to devote substantial resources to research and development that is not funded by customers.

     Pursue Other Strategic Acquisitions

     The Company believes that there are and will continue to be opportunities to grow the Company and enhance its profitability through acquisitions. The Company intends to continue to pursue acquisitions of companies and technologies that it believes will provide the opportunity for increased sales penetration with existing customers and new sales to potential customers, and that will extend and vertically integrate the Company's products and technologies.

Industry Overview
-----------------

     The aerospace supply industry is currently enjoying favorable trends driven by strong growth in commercial aircraft fundamentals. Industry sources estimate that the worldwide market for aircraft, including components, will be approximately $520 billion over the ten-year period of 1997 through 2007.

     Demand for aerospace components is closely related to delivery and use rates for commercial aircraft. Delivery and use rates are in turn directly related to the actual and projected volume of passenger and freight traffic, average aircraft age and global fleet size. According to the Boeing 1998 Current Market Outlook, world air traffic grew 6% from 1996 to 1997, following a 7% increase in the previous year. Boeing and Airbus forecast that world air traffic will grow by more than 5% each year over the next ten years. Boeing also projects that during this same period domestic and international airlines will lease or purchase over 7,600 new aircraft, thereby increasing the worldwide commercial fleet from approximately 12,300 aircraft at the end of 1997 to approximately 17,700 aircraft (net of retirements) at the end of 2007.

     In 1997, Boeing delivered over 320 new aircraft compared to 220 new aircraft it delivered in the prior year. In 1997, Airbus delivered 182 new aircraft compared to 126 in the prior year. Boeing predicts that in 1998, approximately 550 airplanes will be delivered. The Company believes that through the near term the world's airlines will continue to add capacity and order new aircraft in order to meet anticipated demand.

     Additionally, according to the U.S. Department of Defense, defense procurement funding is expected to grow by 40%, from approximately $43 billion in 1998 to approximately $60 billion in 2001. The Company believes that both its electronics and aerospace business segments will benefit from this trend.

     As in other transportation segments, aircraft manufacturers and defense contractors have been actively searching for ways to improve the quality and reduce the cost of their manufactured products. One major area of focus has been the manner in which they work with their supply base. Similar to automotive manufacturers, aircraft manufacturers and defense contractors have increasingly become product designers and assemblers rather than vertically integrated manufacturers. As a result, these manufacturers are outsourcing component manufacturing to independent suppliers, seeking to benefit from an independent supplier's lower cost structure and specialized manufacturing knowledge. Suppliers that demonstrate an ability to effectively deliver a high quality product on the required delivery schedule at a reasonable cost will benefit from this shift. In addition, commercial aircraft manufacturers are tending, and defense contractors are being strongly encouraged by the U.S. Department of Defense to purchase from suppliers that can supply more complete systems and pre-assembled parts. These shifts are leading to a consolidation in the supply base. Certain segments of the aerospace supply base are already consolidated, such as engines, avionics and landing gear. Other segments, however, including structural components and electronics, remain fragmented. The Company believes that this trend toward consolidation presents an opportunity for suppliers with the financial and management resources to complete acquisitions and expand their operations.

     The electronics industry is similarly enjoying revenue growth in several product sectors. According to the Economic Industries Alliance, the annual worldwide market for electronics and components produced in the United States totaled approximately $460 billion in 1997, representing an 11% increase over 1996 figures. Electronics components comprise the largest portion of the worldwide electronics market, accounting for $148 billion in sales in 1997. The Company estimates the current size of the electronics connector market to be approximately $1 billion in annual sales. The Company believes that both defense industry sales and sales of hermetically sealed components accounted for significant portions of that market. Additionally, the Company estimates the size of the electronics packaging market to be over $50 million in annual sales.

     The growth in the electronics industry has been fueled by several factors, including the rapid pace of technological advancement and development of new products. The growth in demand by consumers and businesses for technologically advanced electronics products has prompted manufacturers to create more elaborate designs, which frequently require more components per unit. Additionally, international demand for advanced electronics components is growing rapidly as an increasing array of more complex products becomes available in developing regions. The Company expects these favorable trends in the electronics industry to continue and believes the outlook for the electronics component supply industry will continue to be strong.

--------------------------------------------------------------------------------
References to the "Company" in the following subsections of this "Business" section do not include Aeromet, which is discussed separately.
--------------------------------------------------------------------------------

Products, Processes and Markets

     The products, manufacturing processes and markets of the Company in fiscal 1998 and of Aeromet, and the industry segments in which they operate, are summarized separately below. For segment analysis, see "Notes to Consolidated Financial Statements - Note 3" in the Company's financial statements for May 31, 1998.


----------------------------------------------------------------------------------------------------------------------------------
Segments           Manufacturing Processes                          Sample Products                    Company/Facility
------------------------------------------------------------------------------------------------------------------------------------
Aerospace  Metals Forming        Hot and superplastic      Jet engine bulkhead components, airframe     Aeromet: Welwyn
                                 titanium forming          and engine details, helicopter erosion       Garden City, England
                                                           shields
                                 ---------------------------------------------------------------------------------------------------
                                 Cold stretch              Aircraft skin panels, leading edges and      Aeromet:
                                 aluminum forming          acoustic panels                              Birmingham, England
------------------------------------------------------------------------------------------------------------------------------------
           Precision Casting     Sand, lost foam and       Aircraft and truck parts                     Pacific Aerospace:
                                 permanent mold casting                                                 Entiat, Washington
                                 ---------------------------------------------------------------------------------------------------
                                 Investment casting        Aircraft parts                               Aeromet: Worcester
                                                                                                        and Rochester, England
                                 ---------------------------------------------------------------------------------------------------
                                 Sand casting              Aircraft engine parts and windscreen         Aeromet:
                                                           canopies; motorsport engine parts            Sittingbourne, England
           -------------------------------------------------------------------------------------------------------------------------
           Precision             Precision machining       Aircraft parts                               Pacific Aerospace:
           Machining             of bonded and cast                                                     Wenatchee, Washington
                                 metals
                                                           -------------------------------------------------------------------------
                                                           Aircraft parts                               Aeromet:
                                                                                                        Sittingbourne, England
------------------------------------------------------------------------------------------------------------------------------------
Electronics Explosive Bonding    Explosive bonding         Bonded stainless steel and aluminum for      Pacific Aerospace:
                                 of dissimilar metals      use in electronic connectors and             Sequim, Washington
                                                           assemblies
           -------------------------------------------------------------------------------------------------------------------------
           Assembled             Design and                Electronic connectors and assemblies with    Pacific Aerospace:
           Electronic Products   manufacture               ceramic and glass hermetic seals             Wenatchee, Washington
                                                                                                        Butler, New Jersey
                                                           -------------------------------------------------------------------------
                                                           Ceramic discoidal electromagnetic filters    Pacific Aerospace:
                                                           and capacitors                               Wenatchee, Washington
                                                           -------------------------------------------------------------------------
                                                           Relays and solenoids; ruggedized flat        Pacific Aerospace:
                                                           panel displays                               Vancouver, Washington
------------------------------------------------------------------------------------------------------------------------------------

     Metals Forming

     At its Welwyn Garden City and Birmingham facilities, Aeromet uses hot and cold metal forming technologies to manufacture titanium and aluminum assemblies and details for the commercial aerospace and defense industry. Aeromet also performs finishing, welding, brazing and riveting processes on these parts. Testing of these products is done using non-destructive techniques and in-house X-ray facilities. Interactive discussions with customers enable Aeromet to match component design closely to the most suitable forming process.

     Hot Forming of Titanium. Aeromet's Welwyn Garden City facility specializes in hot and super-plastic forming of titanium, and the Company believes it has the largest independent capability in the European Union for that process. Unlike most sheet metal materials, titanium and its alloys are extremely difficult to form in a cold condition. To overcome this, Aeromet has developed at its Welwyn Garden City site a variety of hot forming processes, including hot die forming, hot brake press forming, superplastic forming, gas blow forming and hot stretch-forming. These processes maximize weight savings, maintain structural integrity, minimize cost and enable the designer to manipulate the developing alloys into complex shapes. The components have no spring back, little or no residual stress and are repeatable in form and thickness. Aeromet undertakes responsibility for the design and manufactures the necessary tooling using its in-house pattern facility, coupled with a tool bedding, fettling and surface dressing capability. The forming equipment consists of air circulating, low thermal mass heat treatment furnaces for temperatures up to 1,100 degrees centigrade and related quenching facilities. The Welwyn Garden City site also has the capability to chemically mill three-dimensional components in titanium. Aeromet markets its hot-formed titanium products primarily to the commercial aircraft, helicopter and military aircraft markets. Aeromet's titanium products include jet engine Nacelle bulkhead components, airframe and engine details and erosion shields for helicopters. Aeromet's titanium products are included on the Airbus model 320, 321, 330 and 340 aircraft, the Boeing model 717 and 737 aircraft and the Dash 8-400 aircraft.

     Cold Forming of Aluminum Alloys. At its Birmingham facility, Aeromet specializes in the pressing and cold forming of aluminum alloys used for aircraft skin panels, leading edges and acoustic panel liners. Stretch forming is a process well suited to producing aircraft skin panels and leading edges. Specialized equipment in the Birmingham facility has the capability to form sheets up to 8 feet wide and up to 13 feet long with stretching loads of up to 700 tons being applied. Most tools are machined from oxidation-resistant stainless steel castings, and forming dies up to four tons can be handled. Together with specialist gripper jaws and rotational platen, this enables Aeromet to stretch-form aluminum alloys into a wide variety of shapes and sizes. Aeromet's capabilities extend from design to completion, including tooling design and manufacture, forming, chemical milling, trimming, assembly and quality control. The cold formed aluminum alloy products are marketed primarily to the aerospace market.

     Precision Casting

     Pacific Aerospace. At its Aeromet America facility in Entiat, Washington, the Company designs and manufactures precision cast aluminum parts using permanent mold, sand and lost foam casting technologies. The cast parts produced at the Aeromet America facility are sold principally to the transportation and aerospace industries.

          Permanent Mold Casting. The permanent mold process is well-suited for high strength, long production life parts that do not require frequent changes in design and can be made in high volume. The Company uses this process primarily to produce components used in diesel engines and other structural parts for the transportation industry. The permanent mold process uses a cast iron mold to shape the part to be cast. Molten aluminum is ladled into the heated mold and, once cooled, the casting is removed from the mold. As the mold is not destroyed in the production process, it can be reused.

          Sand Casting. The sand casting process is more appropriate for lower volume parts. This process uses a wooden pattern of the part to be cast, with complex geometry and high metalicized quality. The Company uses this process to produce parts for the aerospace industry such as housings. An automatic molding machine hydraulically squeezes molding sand to accurately reproduce the pattern. After molten aluminum is poured into the mold, the sand is removed, leaving the casting. The sand mold is destroyed in the process but the sand may be recycled for future moldings.

          Lost Foam Casting. The lost foam process is well-suited for producing parts with complex patterns, which reduces the amount of machining that would be required if the parts had been made with sand or permanent mold castings. The Company uses this process to produce support brackets and housings for the transportation and aerospace industries. In the lost foam process, the pattern is created from expanded polystyrene beads. The foam pattern is then suspended in a large metal flask and surrounded with dry sand. Molten aluminum is poured directly on the pattern, which vaporizes as the aluminum replaces every detail of the pattern. The lost foam process allows for complex details of a part to be cast with little or no touch-up, and the tooling used to create the polystyrene patterns has an unlimited life as the tooling only comes in contact with the polystyrene beads.

     Aeromet. At its Rochester, Worcester and Sittingbourne, England facilities, Aeromet manufactures aluminum investment castings and aluminum and magnesium precision sand castings. Aeromet is a European leader in the production of light alloy sand and investment castings for the commercial aerospace and defense sectors.

          Precision Investment Casting. At its Worcester, England facility, Aeromet manufactures aluminum investment casting products, including aircraft and defense system components such as electronic enclosures, aircraft engine outer guide vanes, navigation lights, wing tip fences, winglet components, duct stators and heads up display units. At its Rochester, England facility, Aeromet manufactures aircraft components such as pressure tight fuel connectors. The versatility, accuracy and replicability of the investment casting process provides many advantages over more traditional methods of machining and fabricating metal products from solid components. The investment casting process uses a metal die manufactured to required specifications. Aeromet's precision tooling capabilities permit production of metal dies that incorporate a variety of details and features. A die can be reused to produce the required number of parts without degradation to the original die. Aeromet's production of the die gives the customer an incentive to order additional units of the part from Aeromet.

          Sophia Process Investment Casting. At its Worcester, England facility, Aeromet uses the computerized "Sophia Process" to manufacture significantly larger, more complex castings than can be made as a single part using more traditional investment casting processes. Aeromet is one of only four licensees of the Sophia Process, and is licensed to make and sell metal castings in the United Kingdom, Ireland, Australia, New Zealand and certain African and Asian countries. Parts made with the Sophia Process have relatively thin wall thickness but have strength and ductility values comparable to fabricated, forged and machined solid components. The Sophia Process stringently controls the heat level and process parameters to make lighter but stronger components that resist fracture and fatigue, and reduces machining, fabrication and assembly costs, by eliminating both doublers at material interfaces and the weakness and stress associated with riveted assemblies. Aeromet uses high strength alloys with good castability to ensure that the integrity and enhanced properties from one casting are identical to the next, and to achieve the desired combination of tensile strength, ductility and elongation. Parts made with the Sophia Process are used for the commercial aerospace, defense and transportation industries. Such applications include civil aircraft, military aircraft, missiles and underwater weapons applications and applications for the motorsport industry. Aeromet is using the Sophia Process to produce components for the Airbus A320, A330 and A340 aircraft, such as navigation light housings and wing tip fences, as a single part. Parts manufactured with the Sophia Process constituted 2% of Aeromet's 1997 net revenues. The Company believes that the advantages of the Sophia Process and the increasing customer awareness of those advantages will result in increased demand for parts fabricated using the Sophia Process.

          Sand Casting. At its Sittingbourne, England facility, Aeromet manufactures aluminum and magnesium alloy precision sand castings, including machined and finished parts for the commercial aerospace, defense and motorsport industries. Sand casting is suitable for products that are larger than the typical investment casting parts or products that require heavy wall sections. These products include aircraft engine heat exchangers and air intakes, aircraft engine fuel pump housings, aircraft windscreen canopies and high performance motorsport engine components and gearboxes. The aluminum and magnesium alloys have high strength and long freezing ranges and are resistant to elevated temperatures. For such customer requirements, sand casting provides an effective method of producing components with strength and uniformity. Aeromet has made significant advances in both the process and materials technology for magnesium and aluminum sand castings. Aeromet uses engineered patterns utilizing computer assisted design technologies in order to achieve repeatable high casting integrity and enhanced mechanical properties. Aeromet has complete non-destructive testing and inspection facilities, such as dye penetrant flaw detection and X-ray testing of components, as required by the rigorous standards of the aerospace industry.

     Precision Machining

     Pacific Aerospace. At its Cashmere facility in Wenatchee, Washington, the Company operates a precision machine shop that produces precision machined components, structural parts and assemblies principally from aluminum, titanium, stainless steel and explosively bonded metals for the commercial aerospace and defense industries. These products range from small connectors to complex assemblies for use in commercial and military aircraft, heavy trucks and seismic safety gas shutoff valves. The Company uses computerized numerical control ("CNC") machining cells to manufacture particularly complex components and assembly housings. The Company builds its machined products either to customer specifications or according to an engineering and tooling design developed by the Company to suit a customer's particular need. The Company has a direct computer link to Boeing that allows immediate access to the drawings for Boeing parts. The Company inspects and tests its machined products at various stages of production using non-destructive methods such as X-ray, ultra-sound, manual and computerized measuring instruments, eddy current and dyes before being passed for shipment to the customer. The Company's machining operations are ISO 9002 compliant and are also DI-9000A Boeing approved, qualifying it to perform work for most aerospace, medical equipment and general electronic companies.

     In response to changes in its customers' manufacturing processes, the Company often supplies its precision machined parts on a "just in time to point of use" basis. As a result of these processes and the high quality of its machined parts, the Company has won numerous awards for supplier excellence from Boeing, Northrop Grumman and Kawasaki. In addition, the Company was recently recognized as Kawasaki's 1998 supplier of the year.

     Aeromet. At its Sittingbourne, England facility, Aeromet operates a precision machine shop that provides machinery and assembling capabilities for Aeromet's casting and forming operations. This machining facility has the technical capabilities to provide the range of machining services for complete production and finishing of components, including design, pattern production, casting and final machining of a component. Aeromet also performs specialized machining of small detail components in steel and titanium.

     Explosive Bonding

     At its NTI facility in Sequim, Washington, the Company manufactures over 30 specialty metals using explosive metallurgical technology. Using this technology, an explosive charge combines, at the molecular level, the surfaces of metals such as aluminum and stainless steel, that will not normally bond to each other using adhesives or welding. The result is a strong but lightweight metal that can be machined and welded into complex assemblies. The Company finishes the metals to the customer's specifications using milling, welding, lathe and rolling techniques, and tests the finished products in its metallurgical lab using non-destructive testing such as dye penetration and ultrasonic scanning. The Company also uses its explosive technology to shock-harden metals for use in applications where extremely high tensile strength is required, such as rail track intersections and switch components and to pressure form complex metal parts under water.

     The Company's explosively bonded metals are used by customers in the aerospace, defense, energy and marine industries. Explosively bonded metals are used to fabricate products for highly specialized applications such as satellites, aircraft and missiles where weight minimization is a critical factor; oil drill heads, aircraft engine exchange tubes, and flanges and feed-throughs for nuclear particle accelerators where strength at high temperature and heat dissipation are critical; and naval interfaces and structures where galvanic corrosion resistance is a requirement.

     Assembled Electronics Products

     The Company develops, manufactures and markets a wide array of complex hermetically-sealed electronic connectors and assemblies, ceramic capacitors and filters, relays and solenoids and flat panel display units. These products are used for specialized applications in the aerospace, defense, telecommunications, energy, medical and electronics industries. Many of the Company's assembled electronics products are specifically engineered to withstand degradation or destruction in harsh environments, such as the ocean, space and the human body. These environments experience extremes in temperature, pressure, corrosiveness and impact that can make product repair or replacement difficult or impossible. To meet the demands of these challenging applications, the Company has developed or acquired 32 patents and many proprietary processes. The types of assembled electronics products manufactured by the Company, and their respective manufacturing processes are as follows:

     Hermetically Sealed Products. At its Pacific Coast facility in Wenatchee, Washington, and at its Balo facility in Butler, New Jersey, the Company designs and manufactures two types of hermetically sealed electronic connectors, feed-throughs, assemblies and instrument packages. Electronics must be hermetically sealed when used in locations where the external environment can penetrate the unit. The product line manufactured at the Balo facility is sealed with a cost-effective, traditional glass-based sealant, which provides an effective seal in less demanding environments. The product line manufactured at the Pacific Coast facility is sealed with the Company's more expensive, proprietary Kryoflex ceramic sealant for use in products that must withstand extremely invasive environments, such as pacemakers, down-hole drilling tools, the fiber optic termini used on the international Space Station and radar arrays. Both lines of the Company's hermetically sealed products are manufactured to customer specifications using the Company's engineering and design expertise, metallurgical and ceramic analysis capabilities and ceramics formulation and production processes. Raw materials for the connectors' packages and assemblies are formed on the Company's machining centers, CNC lathes,

Swiss screw machines and CNC-controlled laser welding machines. The Company also has the capacity to electroplate and chem film protect its products.

     The Company's Pacific Coast facility also manufactures hermetically bonded products using the Company's proprietary ceramic adhesive. This ceramic adhesive bonds metals that will not normally bond, such as aluminum and stainless steel. The resulting component is nearly as light as aluminum but has the superior bonding and sealing capacity of stainless steel, making it the preferred product where weight minimization is important, such as in space applications. The Company also holds patents in metal matrix composite technology, which the Company believes will allow it to produce even lighter, more durable electronics packages in the future.

     Ceramic Filters. At its Ceramic Devices facility in Wenatchee, Washington, the Company designs and manufactures very small, specialized multilayer discoidal (round) ceramic capacitors and filters. These products are advanced electronic circuit filtering devices designed to filter out electromagnetic interference ("EMI") and other undesirable electrical signals that pose significant problems for the manufacturers and users of high-performance, high-reliability electronic systems operating in harsh environments. The Company's products include mini screw-in filters for telecommunications, aerospace and defense applications; ring laser gyros; commercial eyelets for identification friend or foe systems and satellite amplifiers; high reliability bolts for the space shuttle's main engine controllers; filter pins and custom filter assemblies and broad bands for military display systems. The Company is an approved supplier of EMI devices to most aerospace and defense contractors, and uses these filters in its own hermetically sealed electronic products. The Company's Ceramic Devices operation has a self contained facility with plating, Swiss turning, assembly, and product testing capabilities, and has received a number of military and industry qualification ratings.

     Relays and Solenoids. At its ESC facility in Vancouver, Washington, the Company designs, manufactures and markets electromechanical devices, such as relays, solenoids, sensors, electronic assemblies, actuators, time delays and flat panel display units used in a wide variety of satellite, aircraft and military hardware applications. The Company's relay and solenoid products function as automatic electrical switches, designed to military specifications, for use in demanding environments. These high reliability but low power switches use only one to ten amperes, making them suitable for applications such as satellite power bus controllers and aircraft fuel control valves, and have been used in many space vehicles launched by the United States and European countries. The Company has specialized equipment for CNC milling, turning and welding which is used for producing these products.

     Flat Panel Displays and Optical Filters. Also at its ESC facility, the Company designs and manufactures ruggedized and optically enhanced flat panel displays and optical filters. The flat panel display unit is used for commercial and industrial applications that range from GPS displays and light control filters used on private and commercial aircraft to ground vehicle displays and automatic teller machine displays. These displays allow users to view the image at much higher temperatures and ambient light levels than standard commercial units. The Company's flat panel display product is an extended temperature range commercial liquid crystal display ("LCD") sandwiched between layers of glass and optical filter in the front, and heating and cooling units, and a computerized optical enhancer, in the back. The entire unit is mounted in a heavy duty housing.

Sales and Marketing; Distribution
---------------------------------

     The Company markets its precision cast and precision machined products using its direct sales force. The Company currently has direct regional sales personnel covering the west coast of the United States and intends to expand this sales force to cover other geographic regions as the Company's business expands. The Company markets its assembled electronics products in the United States, Europe and Japan through a network of manufacturer representatives and resellers, generally established on a geographic basis. In addition, the Company maintains an internal sales and customer service staff and engineering capability for its assembled electronics products to meet customer requirements for technical support. Aeromet utilizes its own employee sales force for sales of its products to customers in England and Wales. This internal sales force is organized into two groups, one group responsible for sales of precision castings and one group responsible for metal formed products. Aeromet uses independent agents to market its products to customers in Scotland and in countries other than the United Kingdom.

Customers
---------

     The Company's top five customers are Boeing, PACCAR, Northrop Grumman, Deere & Company and Honeywell. Aeromet's top five customers are British Aerospace, Rolls Royce, GKN Westland, Lucas Aerospace and Alenia (Aermacchi). Of these, only Boeing accounted for more than 10% of the Company's net sales for fiscal 1998 on a pro forma basis including Aeromet. Because of the relatively small number of customers for most of the products made by both the Company and Aeromet, the Company's largest customers can influence product pricing and other terms of trade. The loss of any of the Company's or Aeromet's largest customers or reduced or canceled orders from any of those customers could have a material adverse effect on the Company and its financial performance.

     The Company and Aeromet currently serve substantially different customer bases in similar markets. For example, the Company currently supplies components and parts to Boeing (not currently a significant Aeromet customer) for each of Boeing's 737, 747, 757, 767 and 777 commercial aircraft construction programs. Aeromet currently supplies components and parts for each of Airbus' A300/310, A320 and A330/340 commercial aircraft construction programs, for which Pacific Aerospace is not currently a supplier. As a result, the Company expects that the Aeromet acquisition will provide substantial opportunities to cross market to the Company's and Aeromet's respective customer bases.

Backlog
-------

     The majority of the Company's sales are made pursuant to individual purchase orders and are subject to termination by the customer upon payment of the cost of work in process plus a related profit factor. Historically, the Company has experienced no significant order cancellations. As of May 31, 1998, the Company had purchase orders and contractual arrangements evidencing anticipated future deliveries ("backlog") through fiscal year 2000 of approximately $70.0 million. After giving pro forma effect to the Aeromet acquisition as if it had occurred on June 1, 1997, the Company would have had pro forma revenue backlog of approximately $110.0 million through fiscal year 2000, of which approximately $80.0 million is expected to be delivered in fiscal year 1999. There is no assurance that backlog will be completed and booked as net sales. Cancellations of pending contracts or terminations or reductions of contracts in progress could have a material adverse effect on the Company and its financial performance. See "Risk Factors Backlog."

Competition
-----------

     The Company is subject to substantial competition in many of the markets it serves. In the hot forming market, the Company's competitors include Die Barnes Group Inc. and GKN Westland Aerospace (North America). In the cold forming market, the Company competes with companies such as AHF and Pendle as well as the in-house cold forming capabilities of certain of its customers, including British Aerospace. In the sand casting market, the Company competes with a number of regional foundries in its U.S. operations, and its U.K. competitors include SFU Naley, Hitchcock, and Teledyne Ryan Aeronautical. In the investment casting market, the Company's competitors include the Cercast Group, Tital and Tritech. In the precision machining market, the Company competes with a number of regional machine shops. In the assembled electronics markets, the Company's competitors include Amphenol Corporation, Hermetiz Seal Corporation, AVX Corporation, Spectrum Control, Inc. and Electronics Design and Communications Instruments. Many of these competitors have greater financial resources, broader experience, better name recognition and more substantial marketing operations than the Company, and represent substantial long-term competition for the Company.

     Components and products similar to those made by the Company can be made by competitors using a number of different manufacturing processes. Although the Company believes that its manufacturing processes, technology and experience provide advantages to the Company's customers, such as high quality, competitive prices and physical properties that often meet stringent demands, alternative forms of manufacturing can be used to produce many of the components and products made by the Company. Although the Company believes that its proprietary technology may give it a competitive advantage with respect to certain of its products, new developments by competitors are expected to continue. The Company's competitors may develop products that are viewed by customers as more effective or more economic than the Company's product lines. The Company may not be able to compete successfully against current and future competitors, and the competitive pressures faced by the Company may have a material adverse effect on the Company and its financial performance. See "Risk Factors - Competition."

Raw Materials
-------------

     Aeromet obtains approximately 70% of its titanium from one supplier and is subject to a lead time of approximately 80 weeks in ordering and obtaining titanium. While Aeromet generally has managed the ordering process to obtain titanium when needed, any failure of Aeromet to obtain titanium when needed or any titanium cost increases imposed by that supplier could have a material adverse effect on the Company and its financial performance. The Company generally has readily available sources of all raw materials and supplies it needs to manufacture its products and, where possible, the Company maintains alternate sources of supply. However, the Company does not have fixed price contracts or arrangements for all of the raw materials and other supplies it purchases. Shortages of, or price increases for, certain raw materials and supplies used by the Company have occurred in the past and may occur in the future. Future shortages or price fluctuations could have a material adverse effect on the Company's and Aeromet's ability to manufacture and sell their products in a timely and cost-effective manner. See "Risk Factors - Availability and Cost of Materials."

Proprietary Rights
------------------

     Significant aspects of the business of the Company and of Aeromet depend on proprietary processes, information and know-how that is not the subject of patent protection. The Company and Aeromet each rely on a combination of trade secret protection, copyright and trademark laws, confidentiality procedures and other forms of intellectual property protection to protect their proprietary technology that is not the subject of patent protection. However, there is no assurance that the Company's competitors may not develop or utilize technology that is the same as or similar to such technology of the Company.

     The Company has 32 U.S. patents, three U.S. patent applications pending, one Canadian patent application pending and one European patent enforceable in the U.K., almost all of which apply to certain aspects of the Company's electronics business and not to its aerospace business. Aeromet currently holds no patents, but has one patent application pending in the U.K. and before the European Patent Office. There is no assurance that any of these patent applications will result in issued patents, that existing patents or any future patents will give the Company any competitive advantages for its products or technology, or that, if challenged, these patents will be held valid and enforceable. The Company's issued patents expire at various times over the next 17 years, with 14 U.S. patents expiring over the next five years. Although the Company believes that the manufacturing processes of much of its patented technology are sufficiently complex that competing products made with the same technology are unlikely, there is no assurance that the Company's competitors will not design competing products using the same or similar technology after these patents have expired.

     Despite the precautions taken by the Company, unauthorized parties may attempt to copy aspects of the Company's products or obtain and use information that the Company regards as proprietary. Existing intellectual property laws give only limited protection with respect to such actions and policing violations of such laws is difficult. The laws of certain countries in which the Company's products are or may be distributed do not protect products and intellectual property rights to the same extent as do the laws of the United States, and the Company's U.S. patents are enforceable in the U.S. alone. The Company may be required to enter into costly litigation to enforce its intellectual property rights or to defend infringement claims by others. Such infringement claims could require the Company to license the intellectual property rights of third parties. There is no assurance that such licenses would be available on reasonable terms, or at all. See "Risk Factors - Reliance on Proprietary Rights."

Environmental Matters
---------------------

     The Company's and Aeromet's facilities are subject to federal, state and local laws and regulations concerning solid waste disposal, hazardous materials generation, storage, use and disposal, air emissions, waste water discharge, employee health and other environmental matters (together, "Environmental Laws"). Proper waste disposal and environmental regulation are major considerations for the Company because a number of the metals, chemicals and other materials used in and resulting from its manufacturing processes are classified as hazardous substances and hazardous wastes. If permitting and other requirements of applicable Environmental Laws are not met, the Company could be liable for damages and for the costs of remedial actions and could also be subject to fines or other penalties, including revocation of permits needed to conduct its business. Any permit revocation could require the Company to cease or limit production at one or more of its facilities, which could have a material adverse effect on the Company and its financial performance. The Company has an ongoing program of monitoring and addressing environmental matters and from time to time in the ordinary course of business is required to address minor issues of noncompliance at its operating sites. In connection with its evaluation of the Aeromet acquisition, the Company obtained an environmental investigation of each of Aeromet's facilities and did not discover any violations of environmental or health and safety laws material to the Company.

     Environmental Laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violations. As a generator of hazardous materials, the Company is subject to financial exposure with regard to its properties even if it fully complies with these laws. In addition, certain of the Company's facilities are located in industrial areas and have lengthy operating histories. As a consequence, it is possible that historical or neighboring activities have affected properties currently owned by the Company and that, as a result, additional environmental issues may arise in the future, the precise nature of which the Company cannot now predict. There is no assurance that any present or future noncompliance with Environmental Laws or future discovery of contamination will not have a material adverse effect on the Company's results of operations or financial condition. See "Risk Factors - Environmental Matters."

Government Regulation
---------------------

     Certain of the Company's products are manufactured and sold under United States government contracts or subcontracts. As with all companies that provide products or services to the federal government, the Company is directly and indirectly subject to various federal rules, regulations and orders applicable to government contractors. Some of these regulations relate specifically to the vendor-vendee relationship with the government, such as the bidding and pricing rules. Under regulations of this type, the Company must observe certain pricing restrictions, produce and maintain detailed accounting data, and meet various other requirements. The Company is also subject to many regulations affecting the conduct of its business generally. For example, the Company must adhere to federal acquisition requirements and standards established by the Occupational Safety and Health Act relating to labor practices and occupational safety standards. The Company is currently updating and implementing written policies and training programs relating to employee health and safety matters at several of its facilities. See "- Environmental Matters." Violation of applicable government rules and regulations could result in civil liability, in cancellation or suspension of existing contracts, or in ineligibility for future contracts or subcontracts funded in whole or in part with federal funds. Some of the Company's customers are in the defense industry, and loss of governmental certification by such customers could have a material adverse effect on their purchases from the Company and the Company's business and financial performance. See "Risk Factors - Government Regulation."

Employees
---------

     The Aeromet acquisition nearly doubled the Company's workforce. As of November 20, 1998, the Company had a total of 711 employees, of whom approximately 643 were engaged in manufacturing functions, 18 in sales and marketing, 38 in administrative functions and 12 in executive functions. As of November 20, 1998, Aeromet had a total of 580 employees, of whom approximately 543 were engaged in manufacturing functions, 13 in sales and marketing, 16 in administrative functions and eight in executive functions. None of the Company's workforce is unionized. Certain of Aeromet's manufacturing and engineering employees are represented by labor unions, although all negotiations are carried out through employee work committees. Neither the Company nor Aeromet have experienced any work stoppages and both believe that their relationships with their employees are good.

Additional Information
----------------------

     The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

     The Company has filed a Registration Statement on Form S-4 with the SEC. This Prospectus, which forms part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of the Company, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the SEC's public reference room in Washington, D.C., and at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company's SEC filings and the Registration Statement can also be reviewed by accessing the SEC's Internet site at http:\\www.sec.gov.

     Information regarding the Company may also be obtained by accessing the Company's web page at http:\\www.pcth.com. Such information is not part of this Prospectus or of the Registration Statement.

                                   MANAGEMENT


Directors and Executive Officers
--------------------------------

     The following table sets forth information as of November 20, 1998 (unless otherwise noted), regarding the directors and executive officers of the Company.

     Name                                    Age     Position with Company
     ==========================================================================================
     Donald A. Wright...................     46      Chairman of the Board, Chief Executive
                                                     Officer and  President
     Nick A. Gerde......................     53      Chief Financial Officer, Vice President
                                                     Finance, Treasurer and Assistant Secretary
     Sheryl A. Symonds..................     43      Vice President Administration, General
                                                     Counsel and Secretary
     Allen W. Dahl, M.D.................     70      Director
     Dr. Urs Diebold....................     47      Director
     Werner Hafelfinger.................     52      Director
     Dale L. Rasmussen..................     48      Director
     William A. Wheeler.................     64      Director


     Donald A. Wright. Donald A. Wright has been the Chairman of the Board, Chief Executive Officer and President of the Company since February 1995, and of its predecessors since 1990. Mr. Wright is also an officer and director of each of the Company's operating subsidiaries.

     Nick A. Gerde. Nick A. Gerde has been the Vice President Finance and Chief Financial Officer of the Company since February 1995. He has been the Treasurer of the Company since August 1996, and Assistant Secretary since November 1996. Mr. Gerde is also an officer and director of each of the Company's operating subsidiaries. Mr. Gerde served as Controller/CFO of Hydraulic Repair & Design, Inc., a regional hydraulic component repair and wholesale distribution company, from March 1990 through April 1993, as a Business Development Specialist with the Economic Development Council of North Central Washington from July 1993 to June 1994, and as Vice President of Televar Northwest, Inc. (a subsidiary of Orca Technologies, Inc.) from July 1994 to February 1995. See "Certain Transactions." Mr. Gerde is a Certified Public Accountant.

     Sheryl A. Symonds. Sheryl A. Symonds has been the Vice President Administration and General Counsel of the Company since September 1997. Prior to joining the Company, Ms. Symonds was a partner at Stoel Rives LLP, currently the Company's primary outside legal counsel. Ms. Symonds joined Stoel Rives LLP in 1985 and became a partner in 1992. Ms. Symonds has been Secretary of the Company since August 1996 and is also Secretary of each of the Company's operating subsidiaries.

     Allen W. Dahl. Dr. Allen W. Dahl has been a director of the Company since February 1995, and of its predecessors since September 1994. Dr. Dahl is retired from practice as a physician in the Puget Sound region of Washington.

     Urs Diebold. Dr. Urs Diebold has been a director of the Company since July 1997. Dr. Diebold has been a director of Lysys AG ("Lysys"), a Swiss financing and investment management company, since September 1990. Prior to joining Lysys in 1990, Dr. Diebold was an investment advisor at the Zurich office of Credit Suisse. Dr. Diebold is also a director of one of the Company's shareholders, Capital International Fund Limited. See "Certain Transactions."

     Werner Hafelfinger. Werner Hafelfinger has been a director of the Company since August 17, 1998. Mr. Hafelfinger has been Vice President of Global Manufacturing of St. Jude Medical (Cardiac Rhythm Management Division), a manufacturer of implantable medical devices, since 1984.

     Dale L. Rasmussen. Dale L. Rasmussen has been a director of the Company since June 1997. Mr. Rasmussen has been employed as the Senior Vice President and Secretary of AirSensors, Inc., now IMPCO Technologies, Inc. since 1989.

     William A. Wheeler. William A. Wheeler has been a director of the Company since June 1997. Mr. Wheeler retired from Dowty Aerospace Yakima in May 1997, where he served as President, Chief Executive Officer and Chairman of the Board of Directors since 1979.

Significant Employees
---------------------

     Lewis L. Wear. Lewis L. Wear, 57, has been the Electronics Group President since August 1996, President of Pacific Coast since February 1996, and a director of Pacific Coast since November 1995. He also has been a director of Ceramic Devices since November 1995, President and a director of NTI since April 1997 and a director of Balo since February 1998. Prior to November 1995, Mr. Wear was Vice President of Operations for Vacuum Atmospheres, a division of WEMS, Inc.

     Garry R. Vandekieft. Garry R. Vandekieft, 57, has been the Aerospace Group President since October 1996, President of Cashmere since August 1996, a director of Cashmere since October 1996, and was General Manager of Cashmere from June 1996 to August 1996. Prior to being employed by Cashmere, Mr. Vandekieft served as Manufacturing Operations Manager of Advanced Wind Turbines during 1995 and 1996, and as Director of Manufacturing of Master-Halco from 1990 through 1994.

     Duncan Crighton. Duncan Crighton, 62, has been Chief Executive Officer of Aeromet since March 1997 and became President of the Company's Aerospace (U.K.) Group upon closing of the Aeromet acquisition. Mr. Crighton served as Managing Director of Aeromet's predecessor, Kent Aerospace Castings plc, from 1990 through 1995, and as a management consultant to Aeromet from 1995 to February 1997.

Board of Directors
------------------

     Committees. The Board of Directors has a number of committees, as follows:

----------------------------------------------------------------------------------------------------------------
Committee                        Function                                                        Current Members
----------------------------------------------------------------------------------------------------------------
Option Committee                 Administers the Company's Amended and Restated Stock            Dr. Dahl
                                 Incentive Plan.                                                 Dr. Diebold
                                                                                                 Mr. Hafelfinger
----------------------------------------------------------------------------------------------------------------
Finance and Audit Committee      Reviews the Company's accounting policies, practices,           Dr. Diebold
                                 internal accounting controls and financial reporting.           Mr. Rasmussen
                                 Also oversees engagement of the Company's independent           Mr. Wheeler
                                 auditors and monitors management implementation of the          Mr. Hafelfinger
                                 recommendations and findings of the Company's
                                 independent auditors.
----------------------------------------------------------------------------------------------------------------
Compensation Committee           Establishes salaries, incentives and other compensation         Dr. Dahl
                                 for the chief executive officer, chief financial officer,       Mr. Rasmussen
                                 general counsel, subsidiary presidents and other key            Mr. Wheeler
                                 employees of the Company and its subsidiaries. Also
                                 administers policies relating to compensation and
                                 benefits including the Director Plan and Employee Stock
                                 Purchase Plan.
----------------------------------------------------------------------------------------------------------------
Nominating Committee             Recommends individuals to be presented to the                   Mr. Wright
                                 shareholders for election or reelection to the Board of         Dr. Diebold
                                 Directors.                                                      Mr. Rasmussen
----------------------------------------------------------------------------------------------------------------

     Tenure. Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and duly qualified. The Board of Directors appoints the Company's executive officers at the first Board of Directors meeting after each annual meeting of shareholders. Executive officers hold office at the pleasure of the Board of Directors.

     Compensation. Under the Company's Independent Director Stock Plan, each non-employee director of the Company receives an initial and annual award of stock options, $1,000 in cash per year for each committee on which the director serves, and an additional $500 in cash per year for serving as chairperson of a committee. The Board may elect to pay any of the cash fees in shares of Common Stock. See "- Benefit Plans - Independent Director Stock Plan." All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Summary Compensation

     The following table sets forth in summary form the compensation paid by the Company to the Chief Executive Officer and to the Company's three most highly compensated executive officers (the "Named Executives") for services in all capacities to the Company for the last three fiscal years:

                                                                                             Long-Term
                                                                         Annual             Compensation
                                                                      Compensation     ---------------------    Other Annual
                                                           Fiscal     -------------    Securities Underlying    Compensation
Name and Principal Position                                 Year        Salary ($)       Options/SARs(#)(1)        ($)(2)
-------------------------------------------------------    ------     -------------    ---------------------    ------------
Donald A. Wright......................................      1998          192,000              275,000              4,800
   CEO and President                                        1997          160,000              920,000                400
                                                            1996          110,577               15,000                400

Nick A. Gerde .........................................     1998          100,000               40,000              2,400
   CFO, Vice President Finance, Treasurer and               1997           84,160               38,333                 --
   Assistant Secretary                                      1996           62,500                8,333                 --

Sheryl A. Symonds(3)..................................      1998          105,000              125,000                 --
   Vice President Administration, General Counsel
   and Secretary

--------------

(1)  Represents exercisable warrants and options to purchase shares of Common
     Stock. See "- Aggregated Options and Fiscal Year-End Option Values."

(2) Represents estimated value of the personal use of a company car and other miscellaneous benefits.

(3) Represents the compensation received by Ms. Symonds during the nine months since she joined the Company. Under her employment agreement, Ms. Symonds received salary at an annual rate of $140,000 for fiscal year 1998.


     Option Grants

     The following table sets forth information on grants of stock options by the Company during the year ended May 31, 1998 to the Named Executives:

                                  Securities        % of Total Options     Exercise or       Market Price
                              Underlying Options   Granted to Employees     Base Price       on Grant Date
Name                              Granted (#)          in Fiscal Year        ($/Share)         ($/Share)         Expiration Date
---------------------------   ------------------   --------------------   --------------    ---------------   ----------------------
Donald A. Wright                    650,000               58.4%            4.72 to 6.13       4.72 to 6.13      2/9/08 to 5/28/08
Nick A. Gerde                        75,000                6.7%            3.00 to 6.13       3.00 to 6.13      6/2/07 to 5/28/08
Sheryl A. Symonds                   160,000               14.4%            4.00 to 6.13       4.00 to 6.13     7/18/07 to 5/28/08

     Aggregated Options and Fiscal Year-End Option Values

     The following table summarizes the aggregate stock options and warrants, and their market values at May 31, 1998, held by the Named Executives:

                                                            Securities Underlying Unexercised    Value of Unexercised In-the-Money
                                                                  Options at FY-end(#)                   Options at FY-end($)
                                                           -----------------------------------   ---------------------------------
Name                                                          Exercisable      Unexercisable      Exercisable(1)     Unexercisable
----                                                       ----------------   ----------------   -----------------   -------------
Donald A. Wright.......................................        1,349,024          433,536           2,345,101            58,536
Nick A. Gerde..........................................          121,422           49,634             344,880            14,634
Sheryl A. Symonds......................................          125,000           35,000             229,625                --

--------------

(1) Value of exercisable options and warrants having exercise prices of less than $6.125 per share, the closing price of the Common Stock on May 29, 1998.

     Employment Agreements

     The Company has entered into employment agreements with each of the Named Executives. The employment agreements employ Mr. Wright through fiscal 2003, Mr. Gerde through fiscal 2000 and Ms. Symonds through fiscal 2002. The employment agreements provide for an annual salary in fiscal 1999 of $253,920, $130,000 and $163,300, for Mr. Wright, Mr. Gerde and Ms. Symonds, respectively. The employment agreements also provide for the annual grant to each of the Named Executives of options to purchase up to 275,000, 25,000 and 50,000 shares of Common Stock, respectively. The exercise price of such options shall be equal to the fair market value of the Common Stock on the date of grant. Each option will contain vesting and other terms as are approved by the Board of Directors, and will expire ten years after the date of grant. If a Named Executive's employment with the Company is terminated without cause, or if there is a change of control, as those terms are defined in their employment agreements, the Company will be required to make severance payments equal to, in the case of Mr. Wright, twice Mr. Wright's then-current annual base salary, in the case of Mr. Gerde, six months of Mr. Gerde's then-current annual base salary and, in the case of Ms. Symonds, eighteen months of Ms. Symonds' then-current annual base salary. Under these employment agreements, Mr. Wright and Mr. Gerde agree not to compete with the Company for two years following termination of employment.

     Certain Tax Considerations Related to Executive Compensation

     As a result of Section 162(m) of the Code, if the Company pays more that $1,000,000 in compensation to a "covered employee" (the chief executive officer and the next four highest paid employees) in a single year, then the Company's deduction for such compensation could be limited to $1,000,000.

Benefit Plans
-------------

     Amended and Restated Stock Incentive Plan

     The Company's shareholders adopted the Company's Amended and Restated Stock Incentive Plan (the "Option Plan") in October 1996. The Company has reserved for issuance under the Option Plan a maximum of 3,000,000 shares of Common Stock, subject to certain adjustments. Under the Option Plan, the plan administrator may award incentive stock options ("ISOs") to key employees, and may award non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), stock and cash bonus awards, restricted stock, and performance units to employees and certain non-employees (other than non-employee directors) who have important relationships with the Company or its subsidiaries. However, no person may receive options to purchase more than 1,000,000 shares in any one year. As of November 20, 1998, options to purchase an aggregate of 2,371,116 shares of Common Stock had been granted under the Option Plan and options for 72,500 shares have been terminated, leaving 743,884 shares available for future grant under the Option Plan. Options for 25,000 shares have been exercised. No SARs, stock or cash bonus awards, restricted stock or performance units have been granted under the Option Plan.

     The Option Plan is administered by the Option Committee of the Board of Directors, which is comprised of disinterested directors in accordance with Rule 16b-3 under the Exchange Act of 1934 (the "Exchange Act"), and of outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). However, only the Board of Directors may amend or terminate the Option Plan. Unless terminated sooner by the Board of Directors, the Option Plan expires in November 2006. In general, vested options and any related rights may only be exercised when (a) the recipient is employed by or in the service of the Company, (b) within 12 months following termination of employment by reason of death or disability, or (c) within three months following termination for any other reason except for cause. Options, SARs, cash and stock bonus awards and performance units are nonassignable and nontransferable except by will or by the laws of descent and distribution at the time of the recipient's death. On the date an ISO is granted, the aggregate fair market value of the Common Stock issuable under ISOs available for exercise during any calendar year, may not exceed $100,000. ISOs must expire ten years from the date of grant, and the exercise price must equal the fair market value of the underlying shares of Common Stock at the date of grant. ISOs may not be granted to employees holding more than 10% of the Company's total voting power unless (a) the exercise price is at least 110% of the Common Stock's fair market value on the date of grant, and (b) the option is not exercisable until five years after the date of grant.

     Independent Director Stock Plan

     The Company's Amended and Restated Independent Director Stock Plan (the "Director Plan") was approved at the Company's 1998 annual meeting of shareholders. The Director Plan provides for the award of options to purchase shares of Common Stock to non-employee directors of the Company ("Director Options"). The purpose of the Director Plan is to attract, reward, and retain the best available individuals to serve as directors and to provide added incentive to Independent Directors by increasing their interest in the Company's success.

     Prior to the amendment and restatement approved at the Company's 1998 annual meeting of shareholders, the Director Plan provided for the issuance of Common Stock instead of options to Independent Directors. As of November 20, 1998, the Company had issued under the Director Plan 31,959 shares of Common Stock and Director Options to purchase 50,000 shares, leaving 418,041 shares available for future issuance under the plan.

     The principal provisions of the Director Plan are summarized below:

     Administration. The Director Plan may be administered by the Board of Directors or by a committee of directors of the Company. The Board has delegated to the Compensation Committee the responsibility of administering the Director Plan. Subject to the requirements of the Director Plan, the Compensation Committee has the authority, among other things, (a) to determine the terms of the Director Options and the fair market value of the Common Stock, (b) to interpret the Director Plan and prescribe, amend, and rescind rules and regulations relating thereto, and (c) to make all determinations deemed necessary or advisable to administer the Director Plan. However, only the Board of Directors may suspend, amend or terminate the Director Plan. No director may vote on any action by the Board or the Compensation Committee with respect to any matter relating to an award to or held by such director. The Director Plan will be administered in accordance with Rule 16b-3 adopted under the Exchange Act, and Section 162(m) of the Internal Revenue Code and the regulations thereto.

     Eligibility. Awards may be made under the Director Plan only to Independent Directors. The term "Independent Director" means a director who is not an employee of the Company or any of its subsidiaries.

     Amendment. The Director Plan may not be amended without the approval or ratification of the shareholders of the Company if such amendment would (a) increase the number of shares that are reserved for issuance under the Plan, (b) permit awards to persons other than Independent Directors, or (c) require shareholder approval under any applicable law.

     Shares Available. A maximum of 500,000 shares of Common Stock are reserved for issuance upon exercise of options granted under the Director Plan. If a Director Option is forfeited to the Company, the number of shares reserved for issuance under such option will again become available for issuance under the Director Plan. Upon the exercise of an option, the number of shares reserved for issuance under the Director Plan will be reduced by the number of shares issued upon exercise of the option.

     Determination of Fair Market Value. Under the Director Plan, the exercise price of a Director Option is the Fair Market Value of a share of Common Stock. "Fair Market Value" means the average closing price for the Common Stock on the Nasdaq National Market System for the five trading days immediately preceding the day that the Director Option is granted.

     Term. Unless earlier suspended or terminated by the Board, the Director Plan will continue in effect until the earlier of: (a) ten years from the date on which the Director Plan was first adopted by the Board, and (b) the date on which all shares of Common Stock available for issuance under the Director Plan have been issued.

     Initial Award. The Director Plan provides that each Independent Director receives Director Options to purchase 2,500 shares at an exercise price equal to the Fair Market Value on the date of grant, and which is exercisable for a period of ten years from the date of grant, upon such Independent Director's first appointment or election to the Board of Directors ("Initial Award"), whether by the shareholders of the Company or by the Boards to fill a vacancy.

     Annual Award. Each Independent Director also receives an additional award on an annual basis (the "Annual Award"), each time he or she is elected to the Board (or, if directors are elected to serve terms longer than one year, as of the date of each annual shareholders' meeting during that term). The Annual Award consists of Director Options to purchase 10,000 shares of Common Stock at an exercise price equal to the Fair Market Value on the date of grant, which are exercisable for a period of ten years from the date of grant. If an Independent Director is elected or appointed to the Board at any time other than at the annual meeting of shareholders, the Annual Award will be a pro rata fraction of 10,000, rounded to the nearest 100 shares.

     Vesting and Forfeiture. Director Options are subject to vesting and forfeiture provisions under the Director Plan. Initial Awards will be fully vested upon the date of grant. Annual Awards vest in full on the first anniversary following the date of the grant if the Independent Director has attended at least 75% of the regularly scheduled meetings of the Board during that year (the "Vesting Period"). If an Independent Director does not attend at least 75% of the regularly scheduled meetings of the Board during the Vesting Period, the Director Options granted pursuant to that Annual Award will expire and be forfeited without having vested. If a director ceases to be an Independent Director for any reason other than death or disability before an Annual Award vests, the Director Options granted pursuant to that Annual Award are forfeited. However, the Board may waive or modify the application of these expiration provisions before the end of the Vesting Period, by unanimous vote. If an Independent Director is unable to continue serving as a director as a result of disability or death, unvested Director Options of such Independent Director will immediately become vested as of the date of disability or death. In the event of a merger, consolidation or plan of exchange to which the Company is a party and in which the Company is not the survivor, or a sale of all or substantially all of the Company's assets, any unvested Director Options will vest automatically upon the closing of such transaction.

     Shareholder Rights. The holder of any Director Options will not have any rights as a shareholder of the Company with respect to any shares issuable under such options until the holder exercises such option and the underlying shares are issued.

     Employee Stock Purchase Plan

     The Company's shareholders adopted the Company's 1997 Employee Stock Purchase Plan in October 1997 (the "Employee Stock Plan"). The Company has reserved for issuance under the Employee Stock Plan a maximum of 1,000,000 shares of Common Stock, subject to certain adjustments, for issuance to eligible employees of the Company and its subsidiaries. Employees of Aeromet are not currently eligible to participate in the Employee Stock Plan. In October 1998, the Company registered the shares of Common Stock reserved under the Employee Stock Plan on a Form S-8 registration statement.

     The Company pays all expenses relating to the Employee Stock Plan except expenses related to the resale of shares acquired by employees under the plan. The Employee Stock Plan is administered by the Compensation Committee of the Board of Directors. The plan administrator has designated Salomon Smith Barney, Inc. as the plan's custodian to vote the shares pursuant to the participants' instructions, keep the plan records, and provide periodic statements to participants. Under the Employee Stock Plan, eligible employees may purchase shares of the Company's Common Stock through payroll deductions ranging from a minimum of $20 bi-weekly, to a maximum of 15% of the employee's annual gross pay or $25,000. The purchase price per share will be the lower of (a) 85% of fair market value on the first day of the offering period, or (b) 100% of fair market value on the last day of the offering period. The first offering period began November 1, 1998, and offering periods are one month long. After certain holding period, plan participants may sell their shares through the plan custodian for a discounted brokage fee. If a participant's employment terminates before the end of any offering period, no shares will be purchased for the participant during that period and the payroll deductions will be returned to the participant.

                              CERTAIN TRANSACTIONS


     Employment Agreements. The Company has entered into employment agreements with Donald A. Wright, Nick A. Gerde and Sheryl A. Symonds. See "Management - Summary Compensation - Employment Agreements."

     Lysys. Dr. Urs Diebold, a director of the Company, is also a director of Lysys AG ("Lysys") and a director of Capital International Fund Limited (the "CI Fund"), a shareholder of the Company. Lysys has provided placement agency services in connection with the following capital raising transactions in the last three fiscal years:

   o In November 1995, the Company issued an aggregate of 838,470 shares of Common Stock to private investors for gross proceeds of $3,353,880, of which $234,772 was paid to Lysys as commissions. An aggregate of 30,000 shares of Common Stock was also issued to a designee of Lysys in connection with that offering.
   o In May 1996, the Company issued an aggregate of 490,000 shares of Common Stock to private investors for gross proceeds of $1,456,125, of which $116,490 was paid to Lysys as commissions.
   o In November 1997, the Company issued 524,000 shares of Common Stock and $4,050,000 in promissory notes to private investors, one of which was the CI Fund. Lysys received a $320,000 fee for its services in that transaction, of which $142,000 was paid directly to Dr. Diebold.
   o In May 1998, the Company conducted the Preferred Stock Offering for gross proceeds of $17,000,000, of which $425,000 was paid to Marcel Huber, as the assignee of Lysys. See "Description of Capital Stock - Preferred Stock - Series B Convertible Preferred Stock."

     Orca Technologies, Inc. Roger Vallo and Donald Cotton, who were directors of the Company until January 1998, are directors, and Mr. Vallo is CEO, of Orca Technologies, Inc. Donald A. Wright, the Company's Chief Executive Officer and President, and Nick A. Gerde, the Company's Chief Financial Officer, Vice President Finance and Treasurer, were directors of Orca until June 1997 and shareholders of Orca until May 1998, and personally guaranteed or indemnified certain obligations of Orca. In May 1998, Mr. Wright and Mr. Gerde sold their Orca shares in private transactions. Dr. Allen Dahl, a director of the Company, continues to be a shareholder of Orca but has never been an officer or director of Orca. See "MD&A - Recent Events - Orca Technologies, Inc."

                             PRINCIPAL SHAREHOLDERS


     The following table shows, to the best of the Company's knowledge, the Common Stock owned as of November 20, 1998, by (1) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock (each a "Principal Shareholder"); (2) each of the Company's directors; (3) the Named Executives and (4) all executive officers and directors of the Company as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them. This table is based on the records of the Company's transfer agent and the Company's records on issuances of shares, as adjusted to reflect changes in ownership documented in filings with the SEC made by certain shareholders and provided to the Company pursuant to Section 16 of the Exchange Act, and statements provided to the Company by certain shareholders.

                                                  Amount and Nature of     Percentage of
Name and Address of Beneficial Owner:           Beneficial Ownership (1)    Common Stock
-----------------------------------------       ------------------------   -------------
Donald A. Wright                                    2,086,486(2)               10.15%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road
Wenatchee, WA 98801

Allen W. Dahl, M.D.                                   42,401(3)                   *
7300 Madrona Drive NE
Bainbridge Island, WA 98110

Dr. Urs Diebold                                       11,900(3)                   *
c/o Lysys AG, Gessnerallee 38
PO Box CH-8023
Zurich, Switzerland

Werner Hafelfinger                                    15,220(3)                   *
15900 Valley View Court
Sylmar, CA 91342

William A. Wheeler                                    16,092(3)                   *
2011 Lombard Lane
Yakima, WA 98902

Dale L. Rasmussen                                     12,092(3)                   *
c/o IMPCO Technologies, Inc.
708 Industrial Dr.
Tukwila, WA 98188

Nick A. Gerde                                       182,550(4)(6)                 *
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road
Wenatchee, WA 98801

Sheryl A. Symonds                                   162,700(5)(6)                 *
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road
Wenatchee, WA 98801

Pensionskasse der Siemens - Gesellschaften           2,440,000                 12.98%
Freilagerstrausse 40
CH-8047, Zurich, Switzerland

All executive officers and directors as a          2,529,441(6)(7)             12.09%
group (8 persons)

                                       53

--------------

*    Less than 1%.

(1) Shares that a person has the right to acquire within 60 days are treated as outstanding for determining the amount and percentage of Common Stock owned by such person but are not deemed to be outstanding as to any other person or group.

(2) Includes (a) 32,666 shares held by Ragen MacKenzie, Incorporated, custodian for Donald A. Wright, in two IRA accounts, (b) 4,000 shares issuable upon exercise of the Company's publicly traded warrants, (c) 100,000 shares issuable upon exercise of another warrant and (d) 1,643,536 shares issuable upon exercise of vested stock options. Does not include 39,024 unvested stock options.

(3) Includes unvested options to purchase 10,000 shares of Common Stock issued pursuant to the Director Plan on October 13, 1998 which will vest at the next annual Board of Directors meeting if certain conditions have been satisfied.

(4) Includes (a) 4,000 shares issuable upon exercise of the Company's publicly traded warrants, (b) 25,000 shares issuable upon exercise of another warrant, and (c) 136,300 shares issuable upon exercise of vested stock options. Does not include 9,756 unvested stock options.

(5) Includes (a) 500 shares issuable upon exercise of the Company's publicly traded warrants, and (b) 160,000 shares issuable upon exercise of vested stock options.

(6) Does not include any options to purchase shares of Common Stock which these persons may hold under the Employee Stock Plan.

(7) Includes currently exercisable warrants and options to purchase up to 2,123,336 shares of Common Stock.

                               THE EXCHANGE OFFER


Terms of the Exchange Offer

--------------------------------------------------------------------------------
     Summary: The Company will accept for exchange Old Notes that are validly tendered to the Exchange Agent before the earliest of:

   o 5:00 p.m., New York City time, on _____, 1999, or such later date and time to which it is extended, except that it may not be extended beyond _____, 1999,
   o   the date when all Old Notes have been tendered, or
   o   the date on which the Company terminates the Exchange Offer.

The Company will return any Old Note that it does not accept for exchange for any reason, as promptly as practicable after expiration or termination of the Exchange Offer, without charge to the holder of the Old Note.
--------------------------------------------------------------------------------

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. "Expiration Date" means 5:00 p.m., New York City time, on _______, 1999, or, if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $75,000,000 aggregate principal amount of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the securities register with respect to Old Notes maintained by the Trustee. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth below. See " - Acceptance of Old Notes; Delivery of New Notes."

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by mailing written notice of such extension to the holders thereof as described below. During any extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the Note holder as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be $1,000 in principal amount or any integral multiple thereof.

     The Company will mail written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice to be mailed to the holders of record of the Old Notes no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date or other event giving rise to such notice requirement.

     Procedure for Tendering Old Notes

--------------------------------------------------------------------------------
     Summary: The Trustee is serving as Exchange Agent in connection with the Note Exchange. Holders of Old Notes that wish to participate in the Note Exchange must complete and sign a Letter of Transmittal according to the instructions contained in the Letter of Transmittal, and forward it to the Exchange Agent (not to the Company) in compliance with the procedures set forth in the Letter of Transmittal. Brokers-dealers, commercial banks, trust companies and other nominees may tender Old Notes which they hold as nominee by book-entry transfer. Questions regarding the Exchange Offer, tender of the Old Notes, or the Note Exchange generally, must be directed to the Exchange Agent.
--------------------------------------------------------------------------------

     Letter of Transmittal. The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, together with all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "- Exchange Agent" on or prior to the Expiration Date.

     Other Documents. In addition,

     (a) certificates for the Old Notes must be received by the Exchange Agent along with the Letter of Transmittal,

     (b) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Notes, if such procedure is available, into the Exchange Agent's account at the DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or

     (c) the holder must comply with the guaranteed delivery procedures described in " - Guaranteed Delivery Procedures," below.

Note: The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used in all cases. Sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Notes should be sent to the Company.

     Signatures. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (a) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(b) for the account of an Eligible Institution (as defined herein). If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution (bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program) pursuant to Exchange Act Rule 17Ad-15 (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution.

     Powers of Attorney. If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

     Representatives. If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     Required Acknowledgments; Resales by Broker-Dealers. By tendering Old Notes, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If any holder of Old Notes is an "affiliate" of the Company, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the holder:

   o could not rely on the applicable interpretations of the staff of the Commission, and
   o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the New Notes. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution - Broker-Dealers." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Acceptance of Old Notes for Exchange; Delivery of New Notes

     The Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. For each Old Note accepted for exchange, the holder of the Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from July 30, 1998. Accordingly, if the relevant record date for interest payment occurs after the completion of the Exchange Offer, registered holders of New Notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 1998. If, however, the relevant record date for interest payment occurs prior to the completion of the Exchange Offer, registered holders of Old Notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on the Old Notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the Exchange Offer.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

   o certificates for the Old Notes or a timely Book-Entry Confirmation of the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility,
   o   a properly completed and duly executed Letter of Transmittal, and
   o   all other required documents.

     If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, the non-exchanged Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes if acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time that the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give any notification.

     Book-Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Facility's procedures for transfer.

Note: Although delivery of Old Notes may be effected through book-entry transfer at the book-entry transfer facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

     Guaranteed Delivery Procedures

     If a registered holder of Old Notes desires to tender the Old Notes and the Old Notes are not immediately available, or time will not permit the holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     (a) the tender is made through an Eligible Institution,

     (b) prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and

     (c) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     Withdrawal Rights

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the address set forth below under "- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amounts of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder.

     If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by the Company, whose determination shall be final and binding on all parties. Certificates for any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "- Procedure for Tendering Old Notes," above, at any time on or prior to the Expiration Date.

     Exchange Agent

     All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

By Registered or Certified Mail:    IBJ Schroder Bank & Trust Company
                                    P.O. Box 84
                                    Bowling Green Station
                                    New York, New York 10274-0084
                                    Attention:  Reorganization Operations
                                                Department

By Overnight Courier or By Hand:    IBJ Schroder Bank & Trust Company
                                    One State Street
                                    New York, NY 10004
                                    Attention:  Securities Processing Window
                                                Subcellar One (SC-1)

By Facsimile:                       (212) 858-2611

         Confirm by Telephone:      (212) 858-2103


Note: Delivery of the Letter of Transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the Letter of Transmittal.

     Fees and Expenses

     The Company will not make any payment to brokers-dealers or others soliciting acceptances of the Exchange Offer.

     Transfer Taxes

     Holders who tender Old Notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

     Appraisal Rights

         Holders of Old Notes will not have dissenters' rights or appraisal rights in connection with the Exchange Offer.

     Consequences of Failure to Exchange Old Notes

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not anticipate that it will register Old Notes under the Securities Act.

Resale of the New Notes
-----------------------

     Based on interpretations by the staff of the SEC issued to third parties, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act, and other than any broker-dealer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

     (a) the New Notes are acquired in the ordinary course of the holders' business, and

     (b) the holders have no arrangement with any person to participate in the distribution of the New Notes.

     Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. This analysis is based upon the SEC's position in no-action letters that the SEC has issued previously regarding other transactions that were substantially similar to the Exchange Offer. Although the SEC has not indicated that it has changed its position on this issue, the Company has not sought its own interpretive letter from the SEC. There is no assurance that the SEC would make a similar determination with respect to the resale of the New Notes. See "Risk Factors - Resale of the New Notes".

     If any holder is an affiliate of the Company, or if any holder is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the holder (1) could not rely on the applicable interpretations of the staff of the SEC, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the New Notes. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution - Broker-Dealers." In addition, to comply with the securities laws of certain jurisdictions, if applicable, it may be necessary to qualify for sale or to register the New Notes in that jurisdiction prior to offering or selling the New Notes.

Registration Rights Agreement
-----------------------------

--------------------------------------------------------------------------------
     Summary: The Company has filed the Registration Statement to comply with its obligation under the Registration Rights Agreement to register the exchange of the New Notes for the Old Notes. In the Registration Rights Agreement, the Company also agreed to file the Shelf Registration Statement to register the resale of certain Old Notes and New Notes, under limited circumstances. If the Company defaults on certain of its registration obligations under the Registration Rights Agreement, the affected Note holders will be entitled to Liquidated Damages.
--------------------------------------------------------------------------------

     This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Registration Rights Agreement, a copy of which is an exhibit to the Registration Statement.

     Registration Statement

     Obligations of the Company. In the Registration Rights Agreement, the Company and the Guarantors agreed to:

     (a) use their best efforts to keep the Registration Statement effective continuously, and the Exchange Offer open, for a period of not less than 20 business days, and

     (b) cause the Note Exchange to be consummated no later than the 30th business day after the SEC declares the Registration Statement to be effective (the "Consummation Deadline"); and

     (c) use their best efforts to keep the Prospectus available for use by broker-dealers for one year after the Consummation Deadline.

     Representations by the Note Holders. To participate in the Note Exchange, each holder of Old Notes must represent that it:

     (a) is not an affiliate of the Company,

     (b) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes issued in the Note Exchange, and

     (c) is acquiring the New Notes in the Note Exchange in the ordinary course of its business.

     Shelf Registration Statement

     Obligation to File. In the Registration Rights Agreement, the Company and the Guarantors agreed to file with the SEC a Shelf Registration Statement covering the public resale, by any holder who provides the Company with certain information for inclusion in the Shelf Registration Statement, of:

     (a) the Old Notes if the Exchange Offer is not permitted by applicable law or SEC policy,

     (b) the Old Notes if the Note Exchange is not consummated by the Consummation Deadline, or

     (c) any New Notes or Transfer Restricted Securities held by any holder who notifies the Company prior to the 20th business day following the consummation of the Exchange Offer that:

          (1) such holder is prohibited by law or SEC policy from participating in the Exchange Offer,

          (2) such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Registration Statement is not appropriate or available for such resales by it, or

          (3) such holder is a broker-dealer and holds Old Notes acquired directly from the Company or any of the Company's affiliates.

     "Transfer Restricted Securities" means each Old Note until the earliest of the date on which the Old Note (A) is exchanged for a New Note in the Note Exchange that is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (B) has been disposed of in accordance with the Shelf Registration Statement, (C) is disposed of by a broker-dealer pursuant to the "Plan of Distribution," or (D) is eligible for distribution to the public pursuant to Rule 144 under the Securities Act. See "Plan of Distribution."

     Further Obligations of the Company. If a Shelf Registration Statement is required, the Company must:

     (a) file the Shelf Registration Statement within 30 days after the Company receives the required notice from by a Note holder,

     (b) use its best efforts to cause the SEC to declare the Shelf Registration Statement effective within 120 days after the obligation to file a Shelf Registration Statement arises, and

     (c) use its best efforts to keep the Shelf Registration Statement continuously effective for at least two years after the SEC initially declares it effective.

     If the Company files a Shelf Registration Statement, the Company will: (1) provide to each named selling Note holder copies of the prospectus which is part of the Shelf Registration Statement, (2) notify each such holder when the Shelf Registration Statement has become effective, and (3) take certain other actions as are required to permit public resales of the Notes held by the selling Note holders.

     Obligations of Selling Note Holders. A holder selling Notes under the Shelf Registration Statement generally:

     (a) would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

     (b) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and

     (c) will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

     Liquidated Damages

     In the Registration Rights Agreement, the Company and the Guarantors agree to pay to each Holder of Transfer Restricted Securities affected by a Registration Default, the following liquidated damages ("Liquidated Damages"):

     (a) $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for the first 90 day period immediately following the occurrence of such Registration Default, plus

     (b) an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured,

     (c) up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities.

     Liquidated Damages accrue for each week or portion thereof that a Registration Default continues. The Company and the Guarantors are not required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. All accrued Liquidated Damages will be paid in the same manner and on the same dates as interest payments are paid on the Notes. Liquidated Damages, if determined to be a penalty, may be limited or unenforceable under applicable law.

     Registration Default

     "Registration Default" means the occurrence of any of the following events:

     (a) the Note Exchange is not consummated on or before the Consummation Deadline,

     (b) the Company or the Guarantors fail to file the Shelf Registration Statement (if required) with the SEC by the applicable filing deadline,

     (c) the SEC does not declare the Shelf Registration Statement (if required) to be effective by the applicable effectiveness deadline, or

     (d) the Shelf Registration Statement (if required) is declared effective but thereafter ceases to be effective or useable for two years after the effective date.

     Indemnification

     The Company agrees in the Registration Rights Agreement to indemnify selling Note holders against certain liabilities, including certain liabilities under the Securities Act.

                              DESCRIPTION OF NOTES


--------------------------------------------------------------------------------
     As used below in this "Description of Notes" (unless the context indicates otherwise), references to the "Notes" refer to the Old Notes and the New Notes, which are described in the future tense for convenience only.
--------------------------------------------------------------------------------

The Notes

     The Company issued the Old Notes to the Initial Purchasers on July 30, 1998. The Initial Purchasers sold the Old Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act. The terms of the New Notes are substantially identical to the terms of the Old Notes. However, the New Notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, affiliates of the Company or certain other persons. See "The Exchange Offer - Resale of the New Notes." In addition, the Company does not plan to list the New Notes on any securities exchange or seek quotation on any automated quotation system. The Old Notes are listed on Nasdaq's PORTAL system.

     The following chart summarizes the basic terms of the Notes:

Principal:          $75,000,000

Maturity Date:      August 1, 2005.

Interest Rate:      11 1/4% per year from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for.

Interest            The Company will pay interest semi-annually on February 1
Payments:           and August 1 of each year, beginning February 1, 1999, to
                    the Note holders at the close of business on the January 15 or July 15 immediately preceding such Interest Payment Date.
                    Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Principal           The Company must repay the principal balance of any Notes
Payments:           that it has not redeemed by August 1, 2005.

Guarantors:         All of the Company's present and future U.S. subsidiaries, except for any future Unrestricted Subsidiaries. Trustee:
                    IBJ Schroder Bank & Trust Company.

Collateral:         None.

Debt Ranking:       The Company's obligation to repay the New Notes will rank
                    equally with the obligation to repay its other unsecured debt that is not subordinated to the New Notes.

Global Note:        The New Notes will be issued as a single, global note that will be deposited with The Depository Trust Company in New
                    York, New York ("DTC"). Individual Note holders will not receive certificates for the New Notes, except in certain limited circumstances.

Payment             The Company will make all payments on the Notes (including
Procedures:         principal, premium, if any, interest and Liquidated Damages, if any) in immediately available same day funds, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York, except that:

                    o Payments on Notes represented by the Global Notes will be payable by wire transfer to the accounts specified by the holder of interests in such Global Note.

                    o Payments on Certificated Notes, if any, will be payable by wire transfer to the accounts specified by the Note holders or, if no such account is specified, by mailing a check to each Note holder's registered address.

Registration Rights Agreement
-----------------------------

     The Company has filed the Registration Statement to comply with its obligation under the Registration Rights Agreement to register the issuance of the New Notes. See "The Exchange Offer - Registration Rights Agreement."

The Indenture
-------------

     The Old Notes were issued, and the New Notes will be issued, pursuant to an Indenture (the "Indenture"), dated as of July 30, 1998, between the Company and the Trustee. The following summarizes certain provisions of the Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture. Wherever this summary refers to a particular provision of the Indenture, such provision is incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference.

     The definitions of many capitalized terms used in this section are summarized in "- Certain Definitions", below. Capitalized terms that are not defined below have the meanings set forth in the Indenture.

     Guarantors

--------------------------------------------------------------------------------
     Summary: The Notes will be jointly and severally, irrevocably and unconditionally guaranteed on a senior subordinated basis by each of the Company's present and future Subsidiaries (other than Foreign Subsidiaries) (the "Guarantors"). See "--Certain Bankruptcy Limitations." The term "Subsidiaries" as used in this Description of Notes, however, does not include Unrestricted Subsidiaries.
--------------------------------------------------------------------------------

     Future Subsidiary Guarantors. The Indenture provides that all present and future Subsidiaries (other than Foreign Subsidiaries) of the Company jointly and severally will guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Notes (and Liquidated Damages, if any) on a senior subordinated basis. However, any Foreign Subsidiary that guarantees any Indebtedness of the Company or any Subsidiary (other than a Foreign Subsidiary) shall become a Guarantor. The term Subsidiary does not include Unrestricted Subsidiaries.

     Release of Guarantors. The Indenture provides that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

     (a) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee, on the terms set forth in the Indenture; and

     (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

     Upon the sale of or disposition by (whether by merger, stock purchase, asset sale or otherwise) a Guarantor of all of its assets to an entity which is not a Guarantor or the designation of a Guarantor to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes. However, any such termination shall occur only in the event that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

     Subordination.

--------------------------------------------------------------------------------
     Summary: The Company's and the Guarantors' obligation to repay the Notes is:

   o subordinated to their Senior Indebtedness, which was approximately $7.9 million at October 31, 1998, and
   o effectively subordinated to the Indebtedness of the Company's foreign subsidiaries, including Aeromet, which was approximately $900,000 at October 31, 1998.

The Indenture restricts the Company from making any payments on the Notes under certain circumstances where any Senior Indebtedness has matured or is in default.
--------------------------------------------------------------------------------

     The Notes will be subordinate in right of payment to certain other debt obligations of the Company. The Notes and the Guarantees will be general, unsecured obligations of the Company and the Guarantors, respectively, subordinated in right of payment to all Senior Indebtedness of the Company and the Guarantors, as applicable. Foreign Subsidiaries (including Aeromet) generally will not be required to guarantee the Notes. Thus, the Notes will be effectively subordinated to all debt obligations and preferred stock of any Foreign Subsidiary. As of October 31, 1998, the Company and the Guarantors had outstanding an aggregate of approximately $7.9 million of Senior Indebtedness (plus an additional $1.6 million of Senior Indebtedness guaranteed by the Company), and Foreign Subsidiaries would have had outstanding an aggregate of approximately $900,000 of Indebtedness.

     Payment Restrictions. The Indenture provides that no payment (by set-off or otherwise) may be made by or on behalf of the Company or a Guarantor, as applicable, on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes for cash or property (other than Junior Securities):

     (a) upon the maturity of any Senior Indebtedness of the Company or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or

     (b) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of the Company or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (1) the happening of an event of default other than a Payment Default that permits the holders of Senior Indebtedness to declare such Senior Indebtedness to be due and payable, and (2) written notice of such event of default given to the Company and the Trustee by the holders of an aggregate of at least $5.0 million principal amount outstanding of any Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Indebtedness on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities.

     Resumption of Payments. Notwithstanding the foregoing, unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.

     Payment Notices. Any number of Payment Notices may be given, however:

     (a) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and

     (b) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period (it being acknowledged that any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

     Dissolution, Liquidation or Bankruptcy. Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

     (a) the holders of all Senior Indebtedness of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent such holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the holders of the Notes are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (other than Junior Securities), and

     (b) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the holders of the Notes or the Trustee on behalf of such holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or a marshaling of assets or liabilities of the Company, holders of the Notes may receive ratably less than other creditors.

     Receipt of Payment by Trustee. Notwithstanding the foregoing, if any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee or the holders of the Notes at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution:

     (a) shall be held in trust for the benefit of the holders of such Senior Indebtedness, and

     (b) shall be paid or delivered by the Trustee or the holders of the Notes, as the case may be,

          (1) to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or

          (2) to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued,

          ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid:

          o to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash or Cash Equivalents, or

          o otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Obligation of Company and Guarantors. No subordination provision contained in the Indenture or the Notes will affect the obligation of the Company and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any holder of the Notes to pursue any other rights or remedies with respect to the Notes.

     Optional Redemption

--------------------------------------------------------------------------------
     Summary: Until August 1, 2001, the Company may use the proceeds of a Qualified Equity Offering to redeem up to $15,000,000 of the Notes, upon payment of:

   o   111.25% of the principal being redeemed, plus
   o   accrued interest on that principal, plus
   o   Liquidated Damages, if any.

After August 1, 2003, the Company may redeem all or part of the Notes, at redemption prices that decline over time until the maturity date.
--------------------------------------------------------------------------------

     Redemption until August 1, 2001. Until August 1, 2001, upon a Qualified Equity Offering of common stock for cash, up to 20% of the aggregate principal amount of the Notes originally outstanding may be redeemed at the option of the Company within 90 days after the closing of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Notes to be redeemed, with cash from the Net Cash Proceeds to the Company of such Qualified Equity Offering, at a redemption price equal to 111.25% of the principal amount thereof (subject to the right of holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. However, immediately following such redemption, not less than 80% of the original aggregate principal amount of the Notes must remain outstanding.

     Redemption after August 1, 2003. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after August 1, 2003 upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 1 of the years indicated below, in each case (subject to the right of holders of record on a Record Date to receive the corresponding interest due (and corresponding Liquidated Damages, if any) on an Interest Payment Date corresponding to such Record Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

                  Year                                  Percentage
                  ----                                  ----------
                  2003 .................................  105.625%
                  2004 .................................  102.813
                  2005 .................................  100.000

     Partial Redemption. In the case of a partial redemption, the Trustee shall select the Notes or portions of the Notes for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     Sinking Fund. The Notes will not have the benefit of any sinking fund.

     Notice of Redemption. Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price thereon.

     Repurchase of Notes at the Option of the Holder Upon a Change of Control

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     Summary: If the Company experiences a Change of Control, the holder of the
Notes will have the right to require the Company to repurchase the Notes for:

   o   101% of the principal amount thereof,
   o   accrued and unpaid interest on that principal, and
   o   Liquidated Damages, if any.
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                                       67
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     The Indenture provides that in the event that a Change of Control has occurred, each holder of Notes will have the right, at such holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

     On or before the Change of Control Purchase Date, the Company will:

     (a) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

     (b) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered, and

     (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

     The Paying Agent promptly will pay the holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred. In addition, no assurances can be given that the Company will be able to acquire Notes tendered upon the occurrence of a Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to holders of the Notes who tender the Notes pursuant to the Change of Control Offer.

     Certain Covenants in the Indenture

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     Summary: In the Indenture, the Company agreed to certain restrictions that limit its ability, among other things, to:

   o   incur additional indebtedness or issue Disqualified Capital Stock,
   o   pay dividends or make other distributions,
   o   create certain liens on assets,
   o   sell certain assets and stock of its subsidiaries,
   o   enter into certain transactions with Affiliates, and
   o   effect certain mergers and consolidations.
--------------------------------------------------------------------------------

     Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock. The Indenture provides that, except as set forth in this covenant, the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guarantee, incur, create, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness.

     Exceptions. Notwithstanding the foregoing, the Company may incur such Indebtedness or Disqualified Capital Stock and the Subsidiaries may incur such Indebtedness (other than Disqualified Capital Stock), if:

     (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock, and

     (b) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be

   o with respect to the incurrence of such Indebtedness or Disqualified Capital Stock, on or prior to August 1, 1999, at least 2.0 to 1.0,
   o with respect to the incurrence of such Indebtedness or Disqualified Capital Stock after August 1, 1999, at least 2.25 to 1.0, and
   o with respect to the incurrence of such Indebtedness by Aeromet at any time, at least 2.5 to 1.0 (as applicable, each the "Debt Incurrence Ratio").

     In addition, the foregoing limitations on the incurrence of Additional Indebtedness do not apply to:

     (1) the Existing Indebtedness;

     (2) the incurrence by the Company or any Subsidiary of Bank Indebtedness up to an aggregate principal amount outstanding thereunder (including any Refinancing Indebtedness and other Indebtedness incurred to refinance, replace, defease or refund such Indebtedness) not to exceed in the aggregate $15.0 million, minus the amount of any such Bank Indebtedness:

   o retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Bank Indebtedness pursuant to the covenant "Limitation on Sale of Assets and Subsidiary Stock,"
   o retired under certain provisions of the covenant "Limitation on Sale of Assets and Subsidiary Stock," or
   o assumed by a transferee in an Asset Sale, except that the aggregate principal amount of Bank Indebtedness of Foreign Subsidiaries outstanding under this provision shall not exceed $7.5 million; or

     (3) the incurrence by the Company or any of its Subsidiaries of Interest Swap and Hedging Obligations that are incurred with respect to any Bank Indebtedness that is permitted by the Indenture to be incurred.

     Indebtedness of New Subsidiaries. Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

     Designation of Indebtedness Provision. Upon each incurrence of Indebtedness, the Company may designate under which provision of this covenant such Indebtedness is being incurred and such Indebtedness should be deemed to have been so incurred under such provision and no other provision of this covenant except as specifically provided otherwise.

     Limitation on Restricted Payments. The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

     (a) a Default or an Event of Default shall have occurred and be continuing,

     (b) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," and

     (c) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed, without duplication, the sum of:

          (1) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

          (2) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (A) to a Subsidiary of the Company, (B) to the extent applied in connection with a Qualified Exchange, and (C) to the extent credited in clause (a) under "Exceptions," below, after the Issue Date, plus

          (3) other than amounts credited pursuant to clause (a) under "Exceptions," below, the net amount of any Restricted Investments (not to exceed the original amount of such Investment) made after the Issue Date that is returned to the Company or the Subsidiary that made such prior Investment, without restriction in cash on or prior to the date of any such calculation.

     Exceptions. Clauses (c)(2) and (c)(3), above, will not prohibit:

     (A) Restricted Investments in a Related Business, except that after giving pro forma effect to such Investment, the aggregate amount of all such Investments made on or after the Issue Date that are outstanding (after giving effect to any such Investments that are returned to the Company or the Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed $4.0 million,

     (B) a Qualified Exchange, or

     (C) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

     The full amount of any Restricted Payment made pursuant to Exceptions (A) and (C), but not pursuant to Exception (B), will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c)(3), above.

     Restricted Payments by Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default and such designation otherwise complies with the requirements set forth under the definition of "Unrestricted Subsidiary." For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of:

     (a) the net book value of such Investment at the time of designation,

     (b) the fair market value of such Investments at the time of designation, and

     (c) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Value of Restricted Payment. For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company.

     Officers' Certificate. Additionally, on the date of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the Indenture.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except:

     (a) restrictions imposed by the Notes or the Indenture or by other Indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking senior or pari passu with the Notes or the Guarantees, as applicable, provided such restrictions are no more restrictive than those imposed by the Indenture and the Notes,

     (b) restrictions imposed by applicable law,

     (c) existing restrictions under Indebtedness outstanding on the Issue Date,

     (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

     (e) any such restriction or requirement imposed by Bank Indebtedness incurred pursuant to clause (2) under the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided such restriction or requirement is no more restrictive than that imposed by the Bank Indebtedness existing on the Issue Date,

     (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and

     (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

     Notwithstanding the foregoing, neither (1) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (2) Liens permitted under the terms of the Indenture on assets securing Senior Indebtedness incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

     Limitations on Layering Indebtedness. The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or of a Subsidiary unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

     Limitation on Liens Securing Indebtedness. The Company and the Guarantors will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indenture or upon any income or profits therefrom securing any Indebtedness of the Company or any Subsidiary other than Senior Indebtedness, unless the Company and such Subsidiary provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured. However, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes; and provided, further, that this clause shall not be applicable to any Liens securing any such Indebtedness which became Indebtedness of the Company pursuant to a transaction subject to the provisions of the Indenture described below under "Limitation on Merger, Sale or Consolidation" or which constitutes Acquired Indebtedness and which in either case were in existence at the time of such transaction (unless such Indebtedness was incurred or such Lien created in connection with or in contemplation of, such transaction), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than property or assets acquired in such transaction.

     Limitation on Sale of Assets and Subsidiary Stock. The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale").

     Exceptions. Notwithstanding the above, the Company and the Guarantors may engage in an Asset Sale if:

     (a) (1) the net cash proceeds from the Asset Sale (the "Asset Sale Offer Amount") are applied:

               (A) within 270 days after the date of such Asset Sale to the optional redemption of the Notes in accordance with the terms of the Indenture and other Indebtedness of the Company ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds of Asset Sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or

               (B) within 300 days after the date of such Asset Sale to the repurchase of the Notes and such other Indebtedness on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds of Asset Sales pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 270 days of such Asset Sale, or

          (2) within 270 days following such Asset Sale, the Asset Sale Offer Amount is:

               (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in tangible assets and property other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, or

               (B) used to retire and permanently reduce the amount of such Senior Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount),

     (b) at least 90% of the total consideration received for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents,

     (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to such Asset Sale, and

     (d) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, will receive fair market value for such Asset Sale.

     Consent of Holders. Notwithstanding anything to the contrary in this section, the Company will not, and will not permit Aeromet, to consummate an Asset Sale of all or substantially all of the property, business or assets of Aeromet, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding.

     Application of Proceeds from Asset Sale. The Indenture provides that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (a)(1)(A) or (a)(2) above (the "Excess Proceeds") exceed $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

     Definition of Total Consideration Received. For purposes of (b) above, "total consideration received" means the total consideration received for such Asset Sales, minus the amount of:

     (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, but excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinate to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and from which the Company or such Subsidiary are unconditionally released from liability, and

     (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents, except that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

     Exclusions. Notwithstanding, and without complying with, the provisions of this covenant:

     (a) the Company and its Subsidiaries may, in the ordinary course of business, (1) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business, and (2) liquidate Cash Equivalents;

     (b) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation";

     (c) the Company and its Subsidiaries may sell or dispose of damaged, worn out, scrap or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

     (d) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its wholly owned Guarantors;

     (e) the Company and its Subsidiaries, in the ordinary course of business, may convey, sell, transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with a fair market value of less than $250,000; and

     (f) the Company and its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind or grant Liens not prohibited by the Indenture.

     Subsidiary Asset Sales. In addition to the foregoing and notwithstanding anything in this section to the contrary, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary of the Company (other than to a Wholly-owned Subsidiary) except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary. Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

     Payment of Interest. If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if any) will not be payable to holders of the Notes who tender Notes pursuant to such Asset Sale Offer.

     Limitation on Transactions with Affiliates. The Indenture provides that neither the Company nor any of its Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions):

     (a) unless the Company determines that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, and

     (b) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction, and

     (c) if involving consideration to either party in excess of $5.0 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation.

     Limitation on Merger, Sale or Consolidation. The Indenture provides that the Company will not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons unless:

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
     (a) either the Company is the continuing entity, or the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture;

     (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and

     (c) unless such transaction is solely the merger of the Company and one of its previously existing Wholly-owned Subsidiaries which is also a Guarantor and which transaction is not in connection with any other transaction immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named in the Indenture as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Limitation on Lines of Business. The Indenture provides that neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

     Limitation on Status as Investment Company. The Indenture prohibits the Company and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

     Reports

     The Indenture requires the Company, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to deliver to the Trustee and to each holder of the Notes and to prospective purchasers of Notes identified to the Company by the Initial Purchasers within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the SEC:

     (a) all annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC on Forms 10-K and 10-Q, if the Company were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and

     (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC.

     Events of Default and Remedies

     The Indenture defines an "Event of Default" as:

     (a) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

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     (b) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise,

     (c) the failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes outstanding,

     (d) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries,

     (e) a default in any issue of Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5.0 million (1) resulting from the failure to pay principal at maturity or (2) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and

     (f) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the holders of the Notes notice of such default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (d), above, relating to the Company or any of its Significant Subsidiaries), then, in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. However, if any Bank Indebtedness is outstanding, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of:

   o the third Business Day after the sending to the Company and the holders of such Bank Indebtedness or their representative of such written notice, unless such Event of Default is cured or waived prior to such date, and
   o   the date of acceleration of any Bank Indebtedness.

     If an Event of Default specified in clause (d), above, relating to the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the holders of the Notes. The holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default have been cured or waived, except for (A) the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, and (B) a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority.

     Prior to the declaration of acceleration of the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the holders of the Notes any default, except a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

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
     Legal Defeasance and Covenant Defeasance

     Legal Defeasance. The Indenture provides that the Company may, at its option, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to:

     (a) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust funds;

     (b) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

     (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and

     (d) the Legal Defeasance provisions of the Indenture.

     Covenant Defeasance. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     Exercise Procedure. In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on such Notes, and the holders of Notes must have a valid, perfected, exclusive security interest in such trust;

     (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

          (1) the Company has received from, or there has been published by the Internal Revenue Service, a ruling, or

          (2) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and the Company shall have delivered to the Trustee an Officer's Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Notes is an insider of the Company, after the

91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

     (g) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (a) through
(d), and, in the case of the opinion of counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (d) of this paragraph have been complied with.

     If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes when due, then the obligations of the Company and the Guarantors under the Indenture and the Collateral Agreement will be revived and no such defeasance will be deemed to have occurred.

     Amendments and Supplements to the Indenture

     Without Note Holder Consent. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders.

     Note Holder Consent Required. With the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the holders, except that:

     Two-Thirds Consent Required. No such modification may, without the consent of holders of at least 662/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used in the Indenture) of the covenant "Repurchase of Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the holders.

     Unanimous Consent Required. No such modification may, without the consent of each Holder affected thereby:

     (a) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used in the Indenture) regarding the right of the Company to redeem the Notes in a manner adverse to the holders of the Notes, or

     (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or

     (c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

     No Personal Liability of Shareholders, Officers, Directors or Employees

     The Indenture provides that no direct or indirect shareholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Indenture or the Notes solely by reason of his or its status as

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such shareholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the Notes.

Global Notes

--------------------------------------------------------------------------------
Summary: The Old Notes are, and the New Notes will be, issued as a single, global note that will be deposited with The Depository Trust Company in New York, New York. Individual Note holders will not receive certificates for the Notes, except in limited circumstances.
--------------------------------------------------------------------------------

     The U.S. Global Notes

     The Notes as initially issued will be in the form of one or more registered global notes without interest coupons (collectively, the "U.S. Global Notes"), which are deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     Reg S Global Notes

     Reg S Temporary Global Notes. Notes transferred in offshore transactions in reliance on Regulation S, if any, initially will be in the form of one or more temporary, registered, global book-entry notes without interest coupons (the "Reg S Temporary Global Notes"). The Reg S Temporary Global Notes will be deposited with the Trustee, as custodian for DTC, in New York, New York and registered in the name of a nominee of DTC for credit to the accounts of Indirect Participants participating in DTC through the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("CEDEL"). During the 40-day period commencing on the day after the original Issue Date of the Notes (the "40-Day Restricted Period") beneficial interests in the Reg S Temporary Global Notes may be held only through Euroclear or CEDEL.

     Reg S Permanent Global Notes. Within a reasonable time after the expiration of the 40-Day Restricted Period, the Reg S Temporary Global Notes will be exchanged for one or more permanent global notes (the "Reg S Permanent Global Notes"; collectively with the Reg S Temporary Global Notes, the "Reg S Global Notes") upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the Notes and pursuant to Regulation S as provided in the Indenture. An Indirect Participant who holds an interest in the Reg S Temporary Global Notes through Euroclear or CEDEL must provide Euroclear or CEDEL, as the case may be, with a certificate in the form required by the Indenture certifying that such Indirect Participant is either not a U.S. Person (as defined below) or has purchased such interests in a transaction that is exempt from the registration requirements under the Securities Act, and Euroclear or CEDEL, as the case may be, must provide to the Trustee (or the Paying Agent, if other than the Trustee) a certificate in the form required by the Indenture prior to any exchange of such beneficial interests for beneficial interests in Reg S Permanent Global Notes. If the certification requirements described below are complied with, after the 40-Day Restricted Period:

     (a) beneficial interests in the Reg S Permanent Global Notes may be transferred to a person that takes delivery in the form of an interest in the U.S. Global Notes, and

     (b) beneficial interests in the U.S. Global Notes may be transferred to a person that takes delivery in the form of an interest in the Reg S Permanent Global Notes.

See "- Transfers of Interest in the Notes - Transfers of Interests in One Global Note for Interests in Another Global Note."

     Transfers of Interest in the Notes

     Transfer of Global Notes. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Note for Certificated Notes." Transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

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
     Beneficial interests in all Global Notes for the Old Notes are subject to certain restrictions on transfer and bear a restrictive legend. The New Notes will not be subject to such transfer restrictions or bear such legend.

     The Trustee acts as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Trustee.

     Transfers of Interests in One Global Note for Interests In Another Global Note. During the 40-Day Restricted Period, an Indirect Participant who holds an interest in the Reg S Temporary Global Note through Euroclear or CEDEL will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes, other than in accordance with Rule 144A or pursuant to another exemption from registration under the Securities Act.

     After the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in Reg S Permanent Global Notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth in the legend printed on the Reg S Global Notes.

     Transfers involving an exchange of a beneficial interest in Reg S Global Notes for a beneficial interest in U.S. Global Notes or vice versa will be effected by DTC by means of an instruction originated by the Trustee through DTC/Deposit Withdraw at Custodian (DWAC) system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global Note and a corresponding increase in the principal amount of the other Global Note, as applicable. Any beneficial interest in the one Global Note that is transferred to a person who takes delivery in the form of the other Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     Transfers of Interests in Global Note for Certificated Notes. An entire Global Note may be exchanged for Certificated Notes if:

     (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days, or has ceased to be a clearing agency registered under the Exchange Act,

     (b) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes, or

     (c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes.

     In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Notes. Neither the Company, the Guarantors nor the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     In all cases described in this section, Certificated Notes will bear the restrictive legend set forth on the Global Notes, if any, unless the Company determines otherwise in compliance with applicable law.

     Transfers of Certificated Notes. Beneficial interests in Certificated Notes, if any, representing Transfer Restricted Securities are subject to certain restrictions on transfer and bear a restrictive legend. Certificated Notes for the Old Notes may only be transferred if the transferor first delivers to the Trustee a written certificate (and, in certain circumstances,

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
an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described in the legend. Certificated Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York.

     Depositary Procedures

     DTC. DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC's Procedures. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. DTC has also advised the Company that, pursuant to DTC's procedures:

     (a) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants,

     (b) DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes, and

     (c) Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     U.S. Global Notes. Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC.

     Reg S Global Notes. Investors in the Reg S Temporary Global Notes may hold their interests therein directly through Euroclear or CEDEL or indirectly through organizations that are participants in Euroclear or CEDEL. After the expiration of the 40-Day Restricted Period (but not earlier), investors may hold interests in the Reg S Permanent Global Notes through organizations other than Euroclear and CEDEL that are Direct Participants in the DTC system. Morgan Guaranty Trust Company of New York, Brussels office is the operator and depository of Euroclear and Citibank, N.A. is the operator and depository of CEDEL (each a "Nominee" Euroclear and CEDEL, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and CEDEL, respectively. Euroclear and CEDEL must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers' securities accounts. DTC will not maintain such records.

     Requirement of Certificated Note. The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes. See "- Reg S Temporary Global Notes," "- Reg S Permanent Global Notes" and "- Transfers of Interest in the Notes - Transfers of Interests in Global Note for Certificated Notes."

Note: Except as described in "- Transfers of Interest in the Notes - Transfers of Interests in Global Note for Certificated Notes," owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form, and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     Under the terms of the Indenture, the Company, the Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium,

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
Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

   o any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note, or
   o any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. Neither the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or CEDEL) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described in this section, cross market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear's or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; however, delivery of instructions relating to cross market transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and U.K. time for CEDEL). Indirect Participants who hold interest in the Notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

     Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the Notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Reg S Permanent Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "- Transfers of Interest in the Notes - Transfers of Interests in Global Notes for Certificated Notes."

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     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Reg S Permanent Global Notes and in the U.S. Global Notes among Direct Participants, including Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors, the Initial Purchasers or the Trustee shall have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     Source of Information. The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Certain Bankruptcy Limitations
------------------------------

     The Company is a holding company, conducting its business through subsidiaries. The Company's Obligations with respect to the Notes have been or will be guaranteed by the Subsidiaries (except for Foreign Subsidiaries and Unrestricted Subsidiaries, which will not guarantee the Notes). Holders of the Notes will be direct creditors of each Guarantor by virtue of its guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it received in the Rule 144A Offering. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be a fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. If the obligations of a Guarantor under its guarantee were avoided, holders of Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes. See "Risk Factors--Fraudulent Transfer Considerations."

Certain Definitions
-------------------

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise. However, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing:

     (a) the sum of the products of (1) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument, and (2) the amount of each such respective principal (or redemption) payment, by

     (b) the sum of all such principal (or redemption) payments.

     "Bank Indebtedness" means Senior Indebtedness of the Company or any of its Subsidiaries from financial institutions pursuant to a revolving credit or term loan facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith. Without limiting the generality of the foregoing, "Bank Indebtedness" shall also include Senior Indebtedness pursuant to any amendment, amendment and restatement,

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renewal, extension, restructuring, supplement or modification to such facility and all refundings, refinancings and replacements of any such facility, including any agreement:

     (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

     (b) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

     (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, so long as such Indebtedness is incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

     (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Beneficial Owner" or "beneficial owner" for purposes of the definitions of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors" means, with respect to any Person, the board of directors of such person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash Equivalent" means:

     (a) U.S. Government Obligations, or

     (b) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, or

     (c) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (a) and
(b), maturing within one year after the date of acquisition.

     "Certificated Notes" means Notes in registered, certificated form without interest coupons.

     "Change of Control" means:

     (a) Any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than any of the Excluded Persons):

          (1) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, and

          (2) any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power than beneficially owned by the Excluded Persons,

     (b) Any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than any of the Excluded Persons):

          (1) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, and

          (2) any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power than beneficially owned by the Excluded Persons, or

     (c) During any period of 12 consecutive months after the Issue Date, individuals who at the beginning of such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company, as applicable, then in office.

     "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP. However, "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of:

     (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period, to

     (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period.

     However, for purposes of such calculation:

          (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

          (2) Transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

          (3) The incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and

          (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication,

     (a) the sum of: (1) Consolidated income tax expense, (2) Consolidated depreciation and amortization expense, and (3) Consolidated Fixed Charges, less

     (b) the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

However, consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

     "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

     (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including:

          (1) original issue discount and non-cash interest payments or accruals on any Indebtedness,

          (2)  the interest portion of all deferred payment obligations, and

          (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letter of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

     (b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such Person's wholly owned Subsidiaries), except if such Preferred Stock is a payment-in kind ("PIK") security, issuance of such additional PIK securities would not count as dividends for purposes of this definition.

     For purposes of this definition, (1) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (2) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted (only to the extent included in computing such net income (or loss) and without duplication) to exclude:

     (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

     (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period,

     (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and

     (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Disqualified Capital Stock" means:

     (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes, and

     (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Event of Loss" means, with respect to any property or asset, any (a) loss, destruction or damage of such property or asset or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Excluded Person" means any officer or director of the Company, the other Persons listed in the section "Principal Shareholders" in this Prospectus, any Persons related to such Persons by kinship or marriage, and any trust, corporation, partnership or other entity which is beneficially owned 80% or more by any such Persons.

     "Exempted Affiliate Transaction" means:

     (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company,

     (b) dividends permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of common stock of the Company, and

     (c) transactions solely between the Company and any of its wholly owned Consolidated Subsidiaries or solely among wholly owned Consolidated Subsidiaries of the Company.

     "Existing Indebtedness" means Indebtedness of the Company and/or its Subsidiaries outstanding on the Issue Date and described in an Exhibit to the Indenture governing the Notes, other than Bank Indebtedness, each until such amounts thereunder are repaid.

     "Foreign Subsidiary" means any Wholly Owned Subsidiary that is organized and incorporated in a jurisdiction outside of the United States and is not a Guarantor.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Global Notes" means the U.S. Global Notes and the Reg S Global Notes.

     "Guarantor" means each Subsidiary of the Company that executes a Guarantee guaranteeing the Notes in accordance with the provisions of the Indenture.

     "Indebtedness" of any person means, without duplication,

     (a) all liabilities and obligations, contingent or otherwise, of such any person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with
GAAP:

          (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof),

          (2)  evidenced by bonds, notes, debentures or similar instruments,

          (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

     (b) all liabilities and obligations, contingent or otherwise, of such person that are:

          (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,

          (2)  relating to any Capitalized Lease Obligation, or

          (3) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;

     (c) all net obligations of such person under Interest Swap and Hedging Obligations;

     (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests;

     (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b),
(c) or (d), or this clause (e), whether or not between or among the same parties; and

     (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

     The "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the Company.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other person means (without duplication):

     (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition;

     (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

     (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person;

     (d) the making of any capital contribution by such Person to such other person; and

     (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes (the computation of which shall take into account any available net operating losses and other tax attributes of Company and their Subsidiaries) required to be paid by the Company or any of its respective Subsidiaries in the taxable year of such sale in connection with such Asset Sale.

     "Non-Recourse Indebtedness" means Indebtedness:

     (a) as to which neither the Company nor any Subsidiary (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (2) is directly or indirectly liable (as a guarantor or otherwise), and

     (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, or the stock or assets of any Subsidiary of the Company, including the stock of any Unrestricted Subsidiary.

     "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes or the Indenture, including any liquidated damages due pursuant to the terms of the Registration Rights Agreement.

     "Permitted Indebtedness" means:

     (a) Indebtedness evidenced by the Notes and represented by the Indenture up to the amounts specified in the Indenture as of the date thereof;

     (b) Refinancing Indebtedness that the Company and the Subsidiaries, as applicable, may incur with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) of this definition or incurred under the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which is outstanding on the Issue Date (after giving effect to the transactions contemplated in this Prospectus) provided that in each case such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced;

     (c) Indebtedness that the Company and its Subsidiaries may incur solely in respect of bankers acceptances, and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry, provided that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to refinance, refund, defease or replace such Indebtedness) at no time exceeds $250,000;

     (d) Indebtedness that the Company may incur to any Guarantor, and Indebtedness that any Guarantor may incur to any other Guarantor or to the Company, so long as, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes and the date of any event that causes such Guarantor no longer to be a Guarantor shall be an Incurrence Date; and

     (e) the guaranty by any Guarantor of any Indebtedness of the Company or another Guarantor, which is incurred substantially concurrently with the time such person becomes a Guarantor, so long as that Indebtedness was permitted to be incurred pursuant to the Indenture.

     "Permitted Investment" means (a) Investments in any of the Notes, (b) Investments in Cash Equivalents, (c) intercompany notes to the extent permitted under clause (d) of the definition of "Permitted Indebtedness", and (d) any Investment by the Company or any Subsidiary in a Person if as a result of such Investment such Person immediately becomes a Wholly-owned Guarantor or such Person is immediately merged with or into the Company or a Wholly-owned Guarantor.

     "Permitted Lien" means:

     (a) Liens existing on the Issue Date;

     (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that:

          (1) the underlying obligations are not overdue for a period of more than 30 days, or

          (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (h) Liens securing the Notes;

     (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition. However, such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

     (j) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

     (k) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

     (l) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

     (m) Liens securing Bank Indebtedness incurred in accordance with the terms of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Equity Offering" means:

     (a) an underwritten offering of common stock of the Company for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8), or

     (b) a private sale of common stock of the Company (other than to an Affiliate of the Company) for cash that results in net proceeds to the Company of at least $10.0 million, after deducting any underwriting discounts and commissions.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or of Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or for Indebtedness of the Company issued on or after the Issue Date.

     "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock

          (a) (1) issued in exchange for any Indebtedness or Disqualified Capital Stock (the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part), or

          (2) constituting an amendment, modification or supplement to, or a deferral or renewal of any Indebtedness or Disqualified Capital Stock (collectively, a "Refinancing").

     (b) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed the lesser of (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing):

          (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced, and

          (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

     (c) provided, that:

          (1) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary,

          (2) such Refinancing Indebtedness shall (A) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing, and (B) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced,

          (3) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and

          (4) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation that the amount of Indebtedness secured shall not be increased.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

     "Restricted Payment" means, with respect to the Company or any Subsidiary:

     (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of the Company or such Subsidiary,

     (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or such Subsidiary,

     (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by the Company or such Subsidiary prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and

     (d) any Restricted Investment by the Company or such Subsidiary.

     However, "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of the Company or such Subsidiary to the extent payable solely in shares of Qualified Capital Stock of the Company or such Subsidiary; or (2) any dividend, distribution or other payment to the Company, or to any of its Guarantors, by the Company or such Subsidiary.

     "Senior Indebtedness" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of Bank Indebtedness, and interest, whether or not allowable, accruing on Indebtedness after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under Bank Indebtedness or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Indebtedness and made senior in right of payment to the Notes or the applicable Guarantee. However, in no event shall Senior Indebtedness include:

     (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company,

     (b) Indebtedness incurred in violation of the terms of the Indenture,

     (c) Indebtedness to trade creditors,

     (d) Disqualified Capital Stock,

     (e) Capitalized Lease Obligations, and

     (f) any liability for taxes owed or owing by the Company or such Guarantor.

     "Significant Subsidiary" has the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any Note, means August 1, 2005.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Notes or such Guarantee, as applicable, in any respect or has a stated maturity after the Stated Maturity.

     "Subsidiary" means:

     (a) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person,

     (b) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly, or indirectly, at the date of determination thereof has at least majority ownership interest, or

     (c) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Unrestricted Subsidiary" means:

     (a) any subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Indebtedness;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation to subscribe for additional Capital Stock (or any warrants, options or other rights to acquire Capital Stock) or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries, and

     (b) any Subsidiary of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted under the Indenture.

     If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the Indenture, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the Indenture, and (2) no Default or Event of Default would be in existence following such designation.

     "U.S. Government Obligations" means securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

     "U.S. Person" means:

     (a) any individual resident in the United States,

     (b) any partnership or corporation organized or incorporated under the laws of the United States,

     (c) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets),

     (d) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non- U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person),

     (e) any agency or branch of a foreign entity located in the United States,

     (f) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person,

     (g) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person),

     (h) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts).

     However, the term "U.S. Person" shall not include (1) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (2) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country, and (3) the international organizations set forth in
Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

     "Wholly-owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly-owned Subsidiaries of the Company.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     The following is a general discussion of certain U.S. federal income tax consequences associated with the Note Exchange. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There is no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to the holders of the Notes. Certain holders of the Notes, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below. In addition, this discussion is generally limited to the tax consequences to holders of the Notes that hold the Notes as capital assets (within the meaning of Section 1221 of the Code).

     The Note Exchange should not be treated as a taxable exchange for federal income tax purposes. As a result, there should be no federal income tax consequences to holders who participate in the Note Exchange. Specifically, (1) an exchanging holder should not recognize any gain or loss on the exchange, (2) the holding period for the New Notes should include the holding period for the Old Notes, and (3) the holder's basis in the New Notes should be the same as its adjusted basis in the Old Notes immediately before the Note Exchange.

     Nonexchanging holders of Old Notes will not incur any U.S. federal income tax consequences as a result of the Note Exchange.

Note: The preceding discussion of certain U.S. federal income tax consequences is for general information only, does not constitute tax advice, and is not based upon any opinion of counsel. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to a particular holder of the Notes in light of that holder's particular circumstances. Accordingly, each holder of the Notes should consult such holder's own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of the Notes, including the applicability of any state, local, or foreign tax laws or changes to such laws.

                              PLAN OF DISTRIBUTION


The Company
-----------

     The Company will issue the New Notes to holders of Old Notes who participate in the Note Exchange, pursuant to the procedures set forth in "The Exchange Offer." In certain limited circumstances, the Company may be required to file a Shelf Registration Statement to allow the resale of certain Old Notes or New Notes by the holders. See "The Exchange Offer Registration Rights Agreement - Shelf Registration Statement."

Broker-Dealers
--------------

     Resale of New Notes

     New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. The Company will not receive any proceeds from any such resales.

     Prospectus Delivery Requirements

     Each broker-dealer that receives New Notes for its own account in the Note Exchange must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the earlier of
(a) one year from the Consummation Deadline, and (b) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ninety days after commencement of the Exchange Offer, all dealers effecting transactions in the New Notes may be required to deliver a Prospectus.

     Underwriter Status

     Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that the broker-dealer will deliver a prospectus, and that by delivering a prospectus, a broker-dealer will not be deemed to have admitted that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

     Shelf Registration Statement

     The Company has agreed that for a period ending on the earlier of (a) two years after the date that the obligation to file a Shelf Registration Statement arises, and (b) such time as all Notes covered by the Shelf Registration Statement have been sold, it will file and use its best efforts to keep effective a Shelf Registration Statement registering the resale of any New Notes by any broker-dealer who received the New Notes upon the exchange of Old Notes directly from the Company or its affiliates. See "The Exchange Offer - Registration Rights Agreement - Shelf Registration Statement."

                          DESCRIPTION OF CAPITAL STOCK


     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Common Stock
------------

     As of November 20, 1998, there were 960 holders of 18,803,823 shares of fully paid and nonassessable Common Stock outstanding. Each share of outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the Company, out of funds legally available therefor, and is entitled to participate equally in any distribution of net assets made to the Company's shareholders in the event of liquidation of the Company after payment to all creditors thereof. There are no preemptive rights or rights to convert Common Stock into any other securities. The holders of the Common Stock are entitled to one vote for each share held of record on all matters voted upon by the Company's shareholders and may not cumulate votes for the election of directors. Thus, the owners of a majority of the shares of the Common Stock outstanding may elect all of the directors of the Company and the owners of the balance of the shares of the Common Stock would not be able to elect any directors of the Company.

Preferred Stock
---------------

     The Company's Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights of any series of preferred stock, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences, sinking fund terms and the number of shares constituting any series, without shareholder approval, unless such approval is required by applicable law or by the rules of any stock exchange or automated quotation system on which securities of the Company may be listed or traded.

     Series A Convertible Preferred Stock

     In February 1997, the Board of Directors authorized the issuance of 50,000 shares of the Company's Series A Convertible Preferred Stock, which were sold to a limited number of institutional investors under Rule 506 of the Securities Act. Effective as of June 11, 1997, the Company registered for resale up to 1,948,541 shares of Common Stock underlying the Series A Convertible Preferred Stock on a Form S-3 registration statement. As of May 14, 1998, all of the Series A Convertible Preferred Stock had been converted into 1,494,593 shares of Common Stock.

     Series B Convertible Preferred Stock

     Preferred Stock Offering. In May and August 1998, the Company issued a total of 170,000 shares of Series B Convertible Preferred Stock ("Preferred Stock") and related warrants to purchase 236,109 shares of Common Stock, for a total purchase price of $17 million. See "MD&A - Recent Events - Preferred Stock Offering."

     Redemption. The Company may redeem the Preferred Stock at a redemption price of $115 per share upon 20- days' notice to the holder if the holder does not elect to convert within 15 days of receiving a redemption notice. The Company must either redeem any Preferred Stock that it is not permitted to convert without shareholder approval under Nasdaq requirements or obtain shareholder approval for such conversion. So long as the Company's senior lender requires, any redemption price, or other cash payments due to the holders, shall be converted into promissory notes in favor of the holder until conversion or redemption is allowed to occur. In addition, the Indenture restricts the ability of the Company to repurchase its capital stock.

     Conversion Shares. Upon conversion of a share of Preferred Stock, the holder will receive the number of shares of Common Stock equal to $100 divided by the then-applicable conversion price of the Preferred Stock. See " - Conversion Price", below. However, no holder of Preferred Stock is entitled to voluntarily convert Preferred Stock that would cause the holder to own more than 9.9% of the Company's outstanding Common Stock at any time.

     Conversion Price. The conversion price of the Preferred Stock is $7.20 per share until February 1999. After February 1999, the conversion price of the Preferred Stock will be equal to the lower of (a) $7.20 per share, or (b) the average of the three lowest closing bid prices per share of the Common Stock over the 22 trading days before conversion.

However, the Company cannot issue shares of Common Stock at a conversion price less than $5.67 per share unless (1) the Company's shareholders approve the issuance of additional shares of Common Stock upon conversion of the Preferred Stock over the 3,000,000 shares already reserved for issuance (the "Additional Shares"), or (2) the Company redeems any Preferred Stock whose conversion would cause the issuance of Additional Shares. The Indenture restricts the Company's ability to redeem its capital stock unless it meets certain conditions.

     If the Shareholders approve the issuance of Additional Shares due to a conversion price lower than $5.67 per share, the number of Additional Shares actually issued would depend on the market price of the Company's Common Stock at the time Preferred Stock is converted, and could result in the issuance of a substantial number of Additional Shares. The Company would register any such Additional Shares for resale.

     If (a) the Company does not redeem the Preferred Stock whose conversion would cause the issuance of the Additional Shares, or (b) the Company's shareholders do not approve the issuance of Additional Shares due to a conversion price below $5.67, and the Company is therefore unable to issue the Additional Shares, then the Company will incur a monthly penalty of 2% of the Preferred Stock's liquidation preference until the Company redeems such Preferred Stock or obtains shareholder approval to issue the Additional Shares.

     Sale of Shares Issued Upon Conversion. The shares of Common Stock issued upon conversion of the Preferred Stock may not be sold until February 1999. At that time the shares so issued may be sold upon the effectiveness of a registration statement, or under any applicable exemption from registration. Up to 12.5% of such shares may be sold per month, which percentage cumulates (a) beginning November 1998 if such shares are registered under a registration statement, or (b) beginning February 1, 1998, if such shares are sold under an applicable exemption. Any Preferred Stock outstanding on May 2003 will automatically convert into Common Stock at the then-applicable conversion price.

     Exercise of the Related Warrants. The warrants issued in connection with the Preferred Stock may be exercised after May 15, 1999 and before the expiration on May 15, 2001. The exercise price of the related warrants is $7.20 per share of Common Stock. The Company intends to use the proceeds from exercise of these warrants, when and if they are exercised, primarily for working capital or other corporate purposes.

     Indemnification. The Company has agreed to indemnify the holders of the Preferred Stock, and those holders have agreed to indemnify the Company, against certain liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Warrants

     As of November 20, 1998, the Company had outstanding warrants to purchase Common Stock as follows:

   o warrants to purchase 236,109 shares that (a) were issued in connection with the Preferred Stock Offering, and (b) have an exercise price of $7.20 per share;

   o publicly traded warrants to purchase 2,295,000 shares of Common Stock that (a) were issued as part of the units sold in the Company's July 1996 registered public offering ("Units"), (b) have an exercise price of $4.6875 per share, and (c) expire in July 2001;

   o warrants to purchase Units consisting of 180,000 shares of registered Common Stock and publicly traded warrants to purchase 180,000 shares of Common Stock, that (a) were issued to underwriters in the July 1996 public offering, (b) have an exercise price of $3.75 per Unit, and (c) expire in July 2001; and

   o warrants to purchase a total of 247,500 shares of Common Stock issued to several employees and consultants of the Company, that (a) have exercise prices ranging from $2.00 to $4.80 per share, and (b) expiration dates that range from December 2000 to February 2005.

No holder of warrants possesses any rights as a shareholder under such warrants until exercise of such warrants. Of the shares issuable upon exercise of the employee and consultant warrants, 160,000 shares are registered under a Form S-8 registration statement (See "Management - Summary Compensation") and 87,500 shares are registered for resale under a Form S-3 registration statement.

Registration Rights
-------------------

     Liviakis. The 590,000 shares of restricted Common Stock held by Liviakis and Mr. Prag have certain piggyback registration rights that take effect in February 1999 after expiration of their lock-up period. See "MD&A - Recent Events - Issuance of Common Stock to Liviakis". These piggyback registration rights are subject to certain conditions, including the right of the Company's underwriters, if any, to limit the number of such shares included in the registration.

     Preferred Stock Offering. The Company would be obligated to register for resale any shares of Common Stock issuable upon conversion of Preferred Stock that would exceed 3,000,000 shares of Common Stock, if the Company's shareholders approve such issuance.

     Fall 1998 Common Stock Offering. The Company has agreed to register for resale the 2,585,000 shares of Common Stock sold in its Fall 1998 Common Stock Offering. See "MD&A - Recent Events - Fall 1998 Common Stock Offering."

Anti-Takeover Laws
------------------

     The Company, as a Washington corporation, is subject to certain provisions of Washington law regarding significant business transactions and fair price restrictions. These provisions may have the effect of delaying or deterring a hostile takeover of the Company.

     Washington's "Significant Business Transactions" statute (Chapter 23B.19 of the Washington Business Corporation Act) applies to public companies that are incorporated under Washington law. The statute prohibits, subject to certain exceptions, a corporation from entering into any "significant business transactions" with an "Acquiring Person" (defined generally as a person who or an affiliated group that beneficially owns 10% or more of the outstanding voting securities of a corporation) for a period of five years after such person or affiliated group becomes an Acquiring Person unless the transaction or share acquisition made by the Acquiring Person is approved prior to the share acquisition by a majority of the target corporation's directors. In addition, this statute prohibits a corporation subject thereto from entering into a significant business transaction with an Acquiring Person unless the consideration to be received by the corporation's shareholders in connection with the proposed transaction satisfies the "fair price" provisions set forth in the statute.

Transfer Agent and Registrar
----------------------------

     The Transfer Agent and Registrar for the Company's Common Stock and publicly traded warrants is Interwest Transfer Co., Inc.

                                  LEGAL MATTERS


     The validity of the issuance of the New Notes has been passed upon for the Company by Stoel Rives LLP of Seattle, Washington.


                                     EXPERTS


     The consolidated financial statements contained in this Prospectus and identified below were audited by the following independent public accountants, as indicated in their attached reports:

   o   KPMG Peat Marwick LLP for the Company's fiscal year ended May 31, 1998;
   o Moss Adams LLP for the Company's fiscal years ended May 31, 1997 and 1996;
   o   KPMG Audit plc for Aeromet's years ended December 31, 1997 and 1996; and
   o   PricewaterhouseCoopers LLP for ESC's fiscal year ended March 31, 1997.

These financial statements are included in this Prospectus and the Registration Statement in reliance upon the authority of the above firms as experts in accounting and auditing.

     Information. No person is authorized to give any information or to make any representation regarding this Offering other than those contained in this Prospectus. Any further information or representation has not been authorized by Pacific Aerospace.

     The delivery of this Prospectus and any sale under this Prospectus shall not create any implication that the affairs of the Company are unchanged, or that the information contained in this Prospectus is correct, at any time after the date of this Prospectus.

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Notes:

   o in any jurisdiction in which such offer to sell or solicitation is not unauthorized;

   o in any jurisdiction in which the person making such offer or solicitation is not qualified to do so; or

   o   to any person to whom it is unlawful to make such offer or solicitation.

                                     [LOGO]



                               PACIFIC AEROSPACE &
                                ELECTRONICS, INC.


                                OFFER TO EXCHANGE

                             11 1/4% SERIES B SENiOR
                           SUBORDINATED NOTES DUE 2005

                                       for

                           11 1/4% SENIOR SUBORDINAtEd
                                 NOTES DUE 2005

                            ------------------------

                                   PROSPECTUS

                            ------------------------






                               _____________, 1999

                          INDEX TO FINANCIAL STATEMENTS



                                                                            Page
PACIFIC AEROSPACE & ELECTRONICS, INC. and Subsidiaries

Audited Consolidated Annual Financial Statements
------------------------------------------------
    Independent Auditors' Reports..........................................  F-3
    Consolidated Balance Sheets as of May 31, 1997 and 1998................  F-5
    Consolidated Statements of Operations for the years ended
      May 31, 1996, 1997 and 1998..........................................  F-6
    Consolidated Statements of Shareholders' Equity for the
      years ended May 31, 1996, 1997 and 1998..............................  F-7
    Consolidated Statements of Cash Flows for the years ended
      May 31, 1996, 1997 and 1998..........................................  F-8
    Notes to Consolidated Financial Statements............................. F-10

Unaudited Consolidated First Quarter Financial Statements
---------------------------------------------------------
    Consolidated Balance Sheet as of August 31, 1998 ...................... F-34
    Consolidated Statements of Operations for the three-month
      periods ended August 31, 1997 and 1998............................... F-35
    Consolidated Statements of Cash Flow for the three-month
      periods ended August 31, 1997 and 1998............................... F-36
    Management's Statement and Notes to Unaudited Consolidated
      Financial Statements for the three-month period ended
      August 31, 1998...................................................... F-37

AEROMET INTERNATIONAL PLC and Subsidiaries

    Independent Auditors' Report .......................................... F-46
    Balance Sheets as of December 31, 1996 and 1997, and
      as of May 31, 1998 (unaudited)....................................... F-47
    Statements of Operations for the years ended December 31,
      1996 and 1997 and the five months ended May 31, 1997
      and 1998 (Unaudited)................................................. F-48
    Statements of Shareholder's Equity for the years ended
      December 31, 1996 and 1997 and the five-month period
      ended May 31, 1998 (unaudited)....................................... F-49
    Statements of Cash Flows for the years ended December 31,
      1996 and 1997 and the five months ended May 31, 1997
      and 1998 (unaudited)................................................. F-50
    Notes to Financial Statements.......................................... F-51

ELECTRONIC SPECIALTY CORPORATION and Subsidiaries

Audited Consolidated Annual Financial Statements
------------------------------------------------
    Report of Independent Accountants ..................................... F-61
    Consolidated Balance Sheet as of March 31, 1997........................ F-62
    Consolidated Statement of Operations for the year ended
      March 31, 1997....................................................... F-63
    Consolidated Statement of Non-Redeemable Shareholders'
      Equity for the year ended March 31, 1997............................. F-64
    Consolidated Statement of Cash Flows for the year ended
      March 31, 1997....................................................... F-65
    Notes to Consolidated Financial Statements............................. F-66

Unaudited Consolidated Financial Statements
-------------------------------------------
    Consolidated Statements of Operations for the Nine-Month
      Periods Ended December 31, 1997 and 1996 ............................ F-72
    Consolidated Statements of Cash Flows for the Nine-Month
      Periods Ended December 31, 1997 and 1996............................. F-73
    Notes to Unaudited Consolidated Financial Statements
      for the Nine-Month Periods Ending December 31, 1997 and 1996......... F-74

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Pacific Aerospace & Electronics, Inc.:

     We have audited the accompanying consolidated balance sheet of Pacific Aerospace & Electronics, Inc. and subsidiaries as of May 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Aerospace & Electronics, Inc. and subsidiaries as of May 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                       /s/ KPMG PEAT MARWICK LLP

Seattle, Washington
June 30, 1998

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Pacific Aerospace & Electronics, Inc.:

     We have audited the accompanying consolidated balance sheet of Pacific Aerospace & Electronics, Inc. and subsidiaries as of May 31, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended May 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Aerospace & Electronics, Inc. and subsidiaries as of May 31, 1997, and the results of their operations and their cash flows for each of the years in the two-year period ended May 31, 1997 in conformity with generally accepted accounting principles.


                                       /s/ MOSS ADAMS LLP

Everett, Washington
July 2, 1997

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                              May 31, 1997 and 1998


                                                                                                           1997             1998
                                                                                                   ------------     ------------
                                     ASSETS
Current assets:
      Cash and cash equivalents................................................................    $  3,048,000       11,461,000
      Certificate of deposit...................................................................       1,000,000               --
      Accounts receivable, net of allowance for doubtful accounts of $247,000 in
         1997 and $130,000 in 1998.............................................................       5,455,000        9,375,000
      Inventories..............................................................................       9,082,000       16,184,000
      Deferred income taxes....................................................................              --          386,000
      Prepaid expenses and other...............................................................         354,000          272,000
                                                                                                   ------------     ------------
            Total current assets...............................................................      18,939,000       37,678,000
                                                                                                   ------------     ------------
Property, plant and equipment, net.............................................................      13,190,000       26,335,000
                                                                                                   ------------     ------------
Other assets:
      Note receivable from related party.......................................................         125,000          700,000
      Investment...............................................................................              --        4,579,000
      Costs in excess of net book value of acquired subsidiaries, net of accumulated
         amortization of $223,000 in 1997 and $439,000 in 1998.................................       2,071,000        6,515,000
      Patents, net of accumulated amortization of $205,000 in 1997 and $307,000
         in 1998...............................................................................       1,331,000        1,229,000
      Deferred income taxes....................................................................              --          222,000
      Other....................................................................................          96,000        1,322,000
                                                                                                   ------------     ------------
            Total other assets.................................................................       3,623,000       14,567,000
                                                                                                   ------------     ------------
                                                                                                   $ 35,752,000       78,580,000
                                                                                                   ============     ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable.........................................................................    $  3,736,000        6,748,000
      Accrued liabilities......................................................................       1,116,000        2,587,000
      Current portion of long-term debt........................................................         855,000        1,027,000
      Current portion of capital lease obligations.............................................         142,000          206,000
      Line of credit...........................................................................              --        1,511,000
                                                                                                   ------------     ------------
            Total current liabilities..........................................................       5,849,000       12,079,000
Long-term liabilities:
      Long-term debt, net of current portion...................................................       2,899,000        9,059,000
      Capital lease obligations, net of current portion........................................         337,000          941,000
      Deferred income taxes....................................................................         592,000               --
      Deferred rent and other..................................................................         456,000          359,000
                                                                                                   ------------     ------------
            Total liabilities..................................................................      10,133,000       22,438,000
                                                                                                   ------------     ------------
Shareholders' equity:
      Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized:
        Series A, 50,000 shares issued and outstanding at May 31,
          1997 and none issued and outstanding at May 31, 1998.................................              --               --
        Series B, none issued and outstanding at May 31, 1997 and
          100,000 shares issued and outstanding at May 31, 1998................................              --               --
      Common stock, $0.001 par value. 100,000,000 shares authorized,
         10,220,249 and 15,395,723 issued and outstanding at May 31, 1997
         and 1998, respectively................................................................          10,000           15,000
      Additional paid-in capital...............................................................      30,490,000       57,830,000
      Cumulative unrealized loss on investment.................................................             --          (436,000)
      Accumulated deficit......................................................................      (4,881,000)      (1,267,000)
                                                                                                   ------------     ------------
            Total shareholders' equity.........................................................      25,619,000       56,142,000
Commitments, contingencies, and subsequent events..............................................              --               --

                                                                                                   $ 35,752,000       78,580,000
                                                                                                   ============     ============


          See accompanying notes to consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     Years ended May 31, 1996, 1997 and 1998


                                                                                          1996             1997             1998
                                                                                  ------------     ------------     ------------
Net sales..................................................................       $ 20,725,000       34,175,000       54,099,000
Cost of sales..............................................................         16,439,000       25,969,000       39,487,000
                                                                                  ------------     ------------     ------------
            Gross profit...................................................          4,286,000        8,206,000       14,612,000
Operating expenses.........................................................          4,869,000        6,259,000        9,872,000
                                                                                  ------------     ------------     ------------
            Income (loss) from operations..................................           (583,000)       1,947,000        4,740,000
                                                                                  ------------     ------------     ------------
Other income (expense):
      Interest income......................................................             37,000          126,000          110,000
      Interest expense.....................................................           (535,000)        (510,000)        (865,000)
      Other................................................................             15,000          169,000         (853,000)
                                                                                  ------------     ------------     ------------
                                                                                      (483,000)        (215,000)      (1,608,000)
                                                                                  ------------     ------------     ------------
            Income (loss) before income taxes..............................         (1,066,000)       1,732,000        3,132,000
Income tax benefit (expense)...............................................             67,000          (50,000)         482,000
                                                                                  ------------     ------------     ------------
            Net income (loss)..............................................       $   (999,000)       1,682,000        3,614,000
                                                                                  ============     ============     ============
Net income (loss) per share:
      Basic................................................................       $      (0.16)            0.18             0.29
      Diluted..............................................................              (0.16)            0.17             0.27
Shares used in computation of net income (loss) per share:
      Basic................................................................          6,209,000        9,499,980       12,486,077
      Diluted..............................................................          6,209,000       10,035,846       13,606,061


          See accompanying notes to consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     Years ended May 31, 1996, 1997 and 1998


                             Series A         Series B
                            convertible      convertible
                          preferred stock  preferred stock      Common stock     Additional  Cumulative                       Total
                          ---------------  ---------------  -------------------     paid-in  unrealized  Accumulated  shareholders'
                           Shares  Amount   Shares  Amount      Shares   Amount     capital      losses      deficit         equity
                          -------  ------  -------  ------  ----------  -------  ----------  ----------  -----------  -------------
Balance at May 31, 1995        --  $   --       --  $   --   5,196,008  $ 5,000  11,013,000          --   (5,564,000)     5,454,000
Sale of common stock           --      --       --      --   1,503,551    2,000   4,930,000          --           --      4,932,000
Issuance of warrant            --      --       --      --          --       --      69,000          --           --         69,000
Issuance of common stock
  in connection with
  acquisitions                 --      --       --      --     778,750    1,000   3,082,000          --           --      3,083,000
Net loss                       --      --       --      --          --       --          --          --     (999,000)      (999,000)
                          -------  ------  -------  ------  ----------  -------  ----------  ----------  -----------  -------------
Balance at May 31, 1996        --      --       --      --   7,478,309    8,000  19,094,000          --   (6,563,000)    12,539,000
Sale of common stock           --      --       --      --   2,264,400    2,000   5,347,000          --           --      5,349,000
Issuance of warrants           --      --       --      --          --       --      16,000          --           --         16,000
Issuance of common stock
  in connection with an
  acquisition                  --      --       --      --     477,540       --   1,552,000          --           --      1,552,000
Sale of preferred stock
  for cash                 50,000      --       --      --          --       --   4,481,000          --           --      4,481,000
Net income                     --      --       --      --          --       --          --          --    1,682,000      1,682,000
                          -------  ------  -------  ------  ----------  -------  ----------  ----------  -----------  -------------
Balance at May 31, 1997    50,000      --       --      --  10,220,249   10,000  30,490,000          --   (4,881,000)    25,619,000
Issuance of common stock       --      --       --      --       8,559       --      13,000          --           --         13,000
Sale of common stock for
  cash                         --      --       --      --     524,000    1,000   2,222,000          --           --      2,223,000
Increase in preferred
  stock, net of issuance
  costs                        --      --  100,000      --          --       --   9,260,000          --           --      9,260,000
Issuance of warrants           --      --       --      --          --       --     444,000          --           --        444,000
Exercise of warrants for
 cash, net of tax effects
 of $99,000                    --      --       --      --     795,000    1,000   3,723,000          --           --      3,724,000
Issuance of common stock
   on conversion of
   convertible notes and
   accrued interest of
   $154,000                    --      --       --      --   1,405,018    1,000   5,518,000          --           --      5,519,000
Exercise of options for
   cash                        --      --       --      --      25,000       --      53,000          --           --         53,000
Issuance of common stock
   on conversion of
   preferred stock        (50,000)     --       --      --   1,494,593    1,000      (1,000)         --           --             --
Unrealized losses on
   available for sale
   securities                  --      --       --      --          --       --         --     (436,000)          --       (436,000)
Issuance of common stock
   in connection with
   acquisition                 --      --       --      --     923,304    1,000   6,108,000          --           --      6,109,000
Net income                     --      --       --      --          --       --          --          --    3,614,000      3,614,000
                          -------  ------  -------  ------  ----------  -------  ----------  ----------  -----------  -------------
Balance at May 31, 1998        --  $   --  100,000  $   --  15,395,723  $15,000  57,830,000    (436,000)  (1,267,000)    56,142,000
                          =======  ======  =======  ======  ==========  =======  ==========  ==========  ===========  =============


          See accompanying notes to consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     Years ended May 31, 1996, 1997 and 1998


                                                                                               1996           1997           1998
                                                                                        -----------    -----------    -----------
Cash flow from operating activities:
      Net income (loss)   ..........................................................    $  (999,000)     1,682,000      3,614,000
      Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
            Depreciation and amortization...........................................        871,000      1,358,000      2,204,000
            Allowance on note receivable............................................             --             --        250,000
            Loss on restructuring of note receivable................................             --             --      1,038,000
            Loss on sale of property, plant and equipment...........................          8,000             --             --
            Director compensation paid in common stock..............................         24,000         44,000         13,000
            Consulting services paid through issuance of stock options and warrants.             --          6,000        139,000
            Federal income tax benefit..............................................        (67,000)            --     (1,200,000)
            Changes in operating assets and liabilities:
                  Accounts receivable...............................................     (1,018,000)    (1,774,000)    (2,286,000)
                  Inventories.......................................................     (1,303,000)    (1,951,000)    (3,387,000)
                  Prepaid expenses and other current assets.........................          8,000       (178,000)       474,000
                  Other assets......................................................        (79,000)        44,000     (1,176,000)
                  Accounts payable, accrued liabilities and other liabilities.......       (216,000)       557,000      1,911,000
                                                                                        -----------    -----------    -----------
                       Net cash provided by (used in) operating activities..........     (2,771,000)      (212,000)     1,594,000
                                                                                        -----------    -----------    -----------
Cash flow from investing activities:
      Sale (purchase) of certificate of deposit.....................................             --     (1,000,000)     1,000,000
      Proceeds from stock subscription receivable...................................             --      1,030,000             --
      Acquisition of property, plant and equipment..................................       (754,000)    (2,100,000)    (6,509,000)
      Proceeds from sale of property, plant and equipment...........................          9,000             --             --
      Acquisition of subsidiaries...................................................             --             --     (3,289,000)
      Acquisition of patents........................................................       (400,000)            --             --
      Acquisition of investment.....................................................             --             --       (742,000)
      Issuance of notes receivable..................................................             --             --     (6,261,000)
      Payments received on note receivable from related party.......................         44,000         58,000        125,000
      Purchase of goodwill..........................................................             --             --     (1,029,000)
                                                                                        -----------    -----------    -----------
                       Net cash used in investing activities........................     (1,101,000)    (2,012,000)   (16,705,000)
                                                                                        -----------    -----------    -----------
Cash flow from financing activities:
      Net borrowings (repayments) under line of credit..............................        308,000     (1,224,000)      (358,000)
      Decrease (increase) in restricted cash........................................     (1,000,000)     1,000,000             --
      Proceeds from long-term debt and convertible notes............................      2,105,000        237,000     10,125,000
      Payments on long-term debt and capital leases.................................     (1,457,000)    (5,686,000)    (1,503,000)
      Proceeds from sale of common stock, net.......................................      3,550,000      5,739,000      2,223,000
      Proceeds from sale of preferred stock, net....................................             --      4,481,000      9,260,000
      Proceeds from exercise of stock options and warrants..........................             --             --      3,777,000
      Proceeds from sale of warrants................................................         12,000             --             --
                                                                                        -----------    -----------    -----------
                       Net cash provided by financing activities....................      3,518,000      4,547,000     23,524,000
                                                                                        -----------    -----------    -----------
                       Net increase (decrease) in cash and cash equivalents.........       (354,000)     2,323,000      8,413,000
                                                                                        -----------    -----------    -----------
Cash and cash equivalents at beginning of year......................................      1,079,000        725,000      3,048,000
                                                                                        -----------    -----------    -----------
Cash and cash equivalents at end of year............................................    $   725,000      3,048,000     11,461,000
                                                                                        ===========    ===========    ===========


          See accompanying notes to consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS--(Continued)

                     Years ended May 31, 1996, 1997 and 1998


                                                                                               1996           1997           1998
                                                                                        -----------    -----------    -----------
Supplemental cash flow:
      Cash paid during the year for:
            Interest................................................................... $   658,000        613,000        712,000
            Federal income taxes.......................................................          --         18,000        521,000
      Acquisition of subsidiaries:
            Fair value of assets acquired and resulting goodwill, excluding cash.......  10,286,000      1,928,000     10,034,000
            Liabilities assumed........................................................  (7,203,000)      (482,000)     3,925,000
            Common stock issued........................................................   3,083,000      1,446,000      6,109,000
      Noncash investing and financing activities:
            Seller financed acquisition of property, plant and equipment...............     539,000        639,000      3,336,000
            Seller financed acquisition of patents.....................................     520,000         35,000             --
            Stock subscriptions receivable for issuance of common stock ...............   1,030,000             --             --
            Conversion of notes and accrued interest to common stock...................          --             --      5,519,000
            Restructuring of certain notes receivable for an investment
              in common stock..........................................................          --             --      6,053,000
            Property, plant and equipment included in accounts payable ................          --             --        445,000
            Deferred portion of common stock issued for consulting services............          --             --        305,000
            Long-term debt retired through acquisition of subsidiary ..................          --             --        139,000


          See accompanying notes to consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended May 31, 1996, 1997 and 1998


(1)  Description of Business and Basis of Presentation

     Description of Business

     Pacific Aerospace & Electronics, Inc., with headquarters in Wenatchee, Washington, develops, manufactures and markets high performance electronics and metal components and assemblies for the aerospace, defense, electronics and transportation industries. The consolidated financial statements include the accounts of Pacific Aerospace & Electronics, Inc. and its wholly-owned subsidiaries (collectively, the "Company").

     Basis of Presentation

     These consolidated financial statements are prepared in accordance with generally accepted accounting principles (GAAP) in the United States (U.S.) and present the financial position, results of operations and changes in financial position of the Company. All material intercompany balances and transactions have been eliminated in consolidation.

     Certain 1996 and 1997 amounts have been reclassified to conform with the 1998 presentation.

(2)  Summary of Significant Accounting Principles

     Cash and Cash Equivalents

     Cash and cash equivalents consist of cash, demand deposits with banks and highly liquid investments with maturity dates at purchase of three months or less.

     Inventories

     Inventories are stated at the lower of cost, primarily determined by the first-in, first-out method, or market (replacement cost for raw materials and net realizable value for work in progress and finished goods).

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Property, plant and equipment under capital leases are stated at the lower of the fair market value of the assets or the present value of minimum lease payments at the inception of the leases.

     Depreciation is calculated using the straight-line method over the estimated useful lives of the owned assets ranging from 5 years for certain machinery and equipment to 40 years for certain buildings. Property, plant and equipment held under capital leases are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease terms, ranging from 7 to 10 years from the inception of the leases.

     Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in other income or expense.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

     Investments

     At May 31, 1998, the Company had an investment in the common stock, registered and unregistered shares, of a public company of approximately 19.5%. The investment is classified as an available-for-sale security in accordance with Statements of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, and is reported at fair value, with unrealized gains and losses excluded from the statements of operations and reported as a separate component of shareholders' equity. Unrealized losses which are determined to be other-than-temporary are included in the statements of operations. Fair value of the common stock is determined as the quoted value of the stock in the over-the-counter market, without any discounts for large blocks or unregistered shares. There is no assurance that such values will be realizable upon liquidation or sale.

     Intangible Assets

     Costs in excess of net book value of acquired subsidiaries is amortized using the straight-line method over 15 years from the date of acquisition.

     Purchased patents are recorded at cost. Developed patents are recorded at the value of related compensation awarded. Patents are amortized using the straight-line method over the estimated useful lives of the patents ranging from 10 to 17 years.

     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Revenue Recognition

     Revenue is recognized when products are shipped to customers.

     Research and Development

     Research and development costs are expensed as incurred and are included in operating expenses.

     Income Taxes

     The Company follows the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Stock-Based Compensation

     The Company follows the provisions of SFAS No. 123, Accounting for Stock-Based Compensation. This statement permits a company to choose either a new fair-value method or the Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, intrinsic-value based method of accounting for stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosure of net income and earnings per share computed as if the fair-value based method had been applied in financial statements of companies that continue to account for such arrangements under APB Opinion No. 25. The Company has elected to continue to record stock-based compensation using the APB Opinion No. 25 intrinsic-value-based method and, therefore, the adoption of SFAS No. 123 has not impacted the Company's financial positions, results of operations, or liquidity.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

     Net Income (Loss) Per Share

     In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings Per Share. SFAS No. 128 requires the presentation of basic earnings per share, and for companies with complex capital structures, diluted earnings per share. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period using the treasury stock method. The Company has presented historical basic and diluted income (loss) per share in accordance with SFAS No. 128. As the Company had a net loss in the year ended May 31, 1996, basic and diluted net loss per share is the same.

     Use of Estimates

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     New Accounting Pronouncements

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, requires restatement of financial statements for earlier periods to be provided for comparative purposes. The Company anticipates that implementing the provisions of SFAS No. 130 will not have a significant impact on the Company's existing disclosures. The Company has not determined the manner in which it will present the information required by SFAS No. 130.

     In June 1997, the FASB issued SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years must be restated. The Company anticipates that implementing the provisions of SFAS No. 131 will not have a significant impact on the Company's existing disclosures. The Company has not determined the manner in which it will present the information required by SFAS No. 131.

     In February 1998, the FASB issued SFAS No. 132, Employers' Disclosures About Pensions and Other Postretirement Benefits. SFAS No. 132 revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. The Company has not determined the manner in which it will present the information required by SFAS No. 132.

(3)  Segment Information and Concentration of Risk

     The Company conducts its business in two business segments, "Aerospace" and "Electronics." The Aerospace business segment primarily comprises machined and cast metal products operations. Net sales of the Aerospace business segment include sales to customers in the aerospace, defense and transportation industries. Net sales of the Electronics business segment also include sales to customers in the aerospace and defense industries. Historically, these segments have been cyclical and sensitive to general economic and industry specific conditions. In particular, the aerospace industry, in past years, has been adversely affected by a number of factors, including reduced demand for commercial aircraft, a decline in military spending, postponement of overhaul and maintenance of aircraft, increased fuel and labor costs, increased regulations, and intense price competition, among other factors. Although the aerospace supply industry currently is enjoying favorable trends, there is no assurance that such trends will continue. There is also no assurance that general economic conditions will not lead to a downturn in demand for core components and products of the Company, in each of its business segments.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

     Presented below is the Company's business segment information. Identifiable assets are those assets used in the Company's operations in each business segment, and do not include advances or loans between the business segments. Corporate assets are identified below, and no allocations were necessary for assets used jointly by the business segments.

      Year ended May 31, 1996:

                                                                                                      Corporate,
                                                                                                      other and
                                                                  Aerospace       Electronics       elimination             Total
                                                                -----------       -----------       -----------       -----------
      Net sales to customers................................    $12,382,000         8,343,000                --        20,725,000
      Net sales between segments............................        376,000                --          (376,000)               --
      Income (loss) from operations.........................       (278,000)          405,000          (710,000)         (583,000)
      Identifiable assets...................................     17,429,000         7,527,000         2,693,000        27,649,000
      Capital expenditures..................................        824,000           469,000                --         1,293,000
      Depreciation and amortization.........................        541,000           330,000                --           871,000

      Year ended May 31, 1997:

                                                                                                      Corporate,
                                                                                                      other and
                                                                  Aerospace       Electronics       elimination             Total
                                                                -----------       -----------       -----------       -----------
      Net sales to customers................................    $22,949,000        11,226,000                --        34,175,000
      Net sales between segments............................        151,000                --          (151,000)               --
      Income (loss) from operations.........................      1,043,000         2,203,000        (1,299,000)        1,947,000
      Identifiable assets...................................     21,011,000        11,419,000         3,322,000        35,752,000
      Capital expenditures..................................      1,961,000           778,000                --         2,739,000
      Depreciation and amortization.........................        897,000           461,000                --         1,358,000

      Year ended May 31, 1998:

                                                                                                      Corporate,
                                                                                                      other and
                                                                  Aerospace       Electronics       elimination             Total
                                                                -----------       -----------       -----------       -----------
      Net sales to customers................................    $34,146,000        19,953,000                --        54,099,000
      Net sales between segments............................        162,000             5,000          (167,000)               --
      Income (loss) from operations.........................      4,665,000         2,454,000        (2,379,000)        4,740,000
      Identifiable assets...................................     29,761,000        28,943,000        19,876,000        78,580,000
      Capital expenditures..................................      4,212,000         1,333,000         4,745,000        10,290,000
      Depreciation and amortization.........................      1,301,000           855,000            48,000         2,204,000

     The Company had two customers, each comprising greater than 10% of net sales, aggregating 65%, 43%, and 45% for the fiscal years ended May 31, 1996, 1997, and 1998, respectively.

     At May 31, 1997, the Company had one customer which represented 14% of accounts receivable. At May 31, 1998, the Company had two customers, aggregating 25%, each of which comprised greater than 10% of accounts receivable.

     Credit is extended to customers based on an evaluation of their financial condition and collateral is generally not required.

     The Company currently purchases aluminum and other raw materials from a limited number of suppliers. Although there are a limited number of potential suppliers of such raw materials, management believes that other suppliers could provide these raw materials on comparable terms. A change in suppliers, however, could cause a delay in manufacturing, increased costs, and a possible loss of sales, which could have a material adverse effect on the manufacturing and delivery of the Company's products. The Company purchased $1,762,000, $2,570,000, and $2,723,000 from one supplier during the years ended May 31, 1996, 1997, and 1998, respectively.

     The Company purchases other raw materials, of lesser significance, which are available from a limited number of suppliers.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

     At May 31, 1998, the Company had purchase commitments for raw materials aggregating $4,064,000.

(4)  Business Acquisitions

     In November 1995, a wholly-owned subsidiary of the Company acquired all of the assets and assumed certain liabilities of Seismic Safety Products, Inc. The asset purchase price consisted of $70,000 in cash and 128,750 shares of the Company's common stock valued at $483,000, for a total of $553,000. In connection with the transaction, the Company acquired certain patents for total consideration of $520,000. Costs in excess of net book value of $535,000 were recorded as a result of this acquisition.

     Effective for accounting purposes in November 1995, a wholly-owned subsidiary of the Company merged with Morel Industries, Inc. The purchase price consisted of 650,000 shares of the Company's common stock valued at approximately $2.6 million. Costs in excess of net book value of $939,000 were recorded as a result of this acquisition.

     In April 1997, a wholly-owned subsidiary of the Company acquired all of the assets and assumed certain liabilities of Northwest Technical Industries, Inc. The asset purchase price consisted of 477,540 shares of the Company's common stock valued at $1,552,000. Costs in excess of net book value of $270,000 were recorded as a result of this acquisition.

     Effective for accounting purposes in February 1998, a wholly-owned subsidiary of the Company acquired substantially all of the assets and assumed certain liabilities of PCC Composites, Inc.'s operating unit, Balo Precision Parts. The purchase price consisted of $2.25 million in cash and resulted in costs in excess of net book value of $1,029,000.

     Effective for accounting purposes in March 1998, a wholly-owned subsidiary of the Company acquired substantially all assets and certain liabilities of Electronic Specialty Corporation and its wholly-owned subsidiary, Displays & Technologies, Inc. (collectively "ESC"). The purchase price consisted of $2.0 million in cash, 923,304 shares of the Company's common stock valued at $6,109,000, and acquisition costs of $77,000 for a total of $8,186,000. Costs in excess of net book value of $3,631,000 were recorded as a result of this acquisition.

     The business combinations described above have been accounted for using the purchase method. Accordingly, assets and liabilities have been recorded at their fair value at acquisition date. Operating results of these acquired companies are included in the Company's consolidated statements of operations from the respective acquisition dates.

     The following summary, prepared on a pro forma basis, presents the unaudited consolidated condensed results of operations of the Company, as if the aforementioned business acquisitions were made as of the first day of the immediately preceding fiscal year in which the entity was acquired. There are no material adjustments which impact the summary.

                                                                                         Year ended May 31 (unaudited)
                                                                                ----------------------------------------------
                                                                                        1996             1997             1998
                                                                                ------------     ------------     ------------
      Net sales..........................................................       $ 26,801,000     $ 49,117,000     $ 64,968,000
      Income (loss) from operations......................................           (908,000)         444,000        4,384,000
      Net income (loss)..................................................         (1,660,000)         249,000        3,003,000
      Net income (loss) per share:
            Basic........................................................              (0.25)            0.03             0.23
            Diluted......................................................              (0.25)            0.02             0.21
      Shares used in computation of net income (loss) per share:
            Basic........................................................          6,687,000        9,936,962       13,287,961
            Diluted......................................................          6,687,000       10,027,762       14,407,945

     The pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the transactions been consummated as of the date indicated nor are they intended to indicate results that may occur in the future.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

(5)  Inventories

     Inventories at May 31 consist of the following:

                                                           1997             1998
                                                    -----------      -----------
      Raw materials.............................    $ 2,685,000        5,789,000
      Work in progress..........................      3,387,000        5,683,000
      Finished goods............................      3,010,000        4,712,000
                                                    -----------      -----------
                                                    $ 9,082,000       16,184,000


(6)  Property, Plant and Equipment

     Property, plant and equipment, including assets under capital lease arrangements, at May 31 consist of the following:

                                                                       1997             1998
                                                                -----------      -----------
      Land....................................................  $   895,000        1,171,000
      Buildings...............................................    4,300,000        4,380,000
      Leasehold improvements..................................      401,000        1,738,000
      Machinery and equipment.................................    9,305,000       18,331,000
      Furniture and fixtures..................................    1,215,000        2,494,000
                                                                -----------      -----------
                                                                 16,116,000       28,114,000
            Less accumulated depreciation and amortization ...    3,309,000        5,108,000
                                                                -----------      -----------

                                                                 12,807,000       23,006,000
      Construction and purchases in progress..................      383,000        3,329,000
                                                                -----------      -----------
                                                                $13,190,000       26,335,000

     The Company recognized depreciation of property, plant and equipment of $696,000, $1,103,000 and $1,851,000 during the years ended May 31, 1996, 1997 and 1998, respectively.

(7)  Note Receivable From Related Party

     At May 31, 1997, the Company had a note receivable from a shareholder collectible in monthly principal and interest installments of $5,900, with the final principal balance due in March 1999. During the year ended May 31, 1998, the note receivable was repaid in full. Also see Note 8.

(8)  Investment

     At May 31, 1998, the Company held an interest in the common stock, registered and unregistered shares, of a public company of approximately 19.5%. The investment consists of shares which were purchased on the open market and shares which were obtained in conjunction with the settlement of certain outstanding notes receivable from the public company under a restructuring agreement, amounting to approximately $359,000 and $4,220,000, respectively, at May 31, 1998. The Company recorded an unrealized loss, included in shareholders' equity, on the shares of $436,000 as of May 31, 1998. Under the restructuring agreement, the public company converted notes, previously issued by the Company to the public company and its subsidiaries, into shares of the public company stock at $2.00 per share. In addition, the public company agreed to grant the Company demand registration rights for those shares and, in the event of an underwritten public offering, piggyback registration rights, which will be effective after the earliest of (a) the closing of the public company's third round of financing, or (b) the first anniversary of the closing of the restructuring agreement. The Company also agreed to continue guaranteeing the public company credit facility of $1.3 million and an equipment lease of $373,000.

     At May 31, 1998, the Company had a note receivable from the public company. The note accrues interest at 8% per annum, requires interest-only payments for the first year, and requires fully amortizing monthly payments of principal plus interest for the final four years of the note. In the restructuring agreement, the public company also agreed to purchase certain other notes and interests of the Company (including warrants and interests in a lawsuit and bankruptcy

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES action) for a $950,000 promissory note from the public company. The note accrues interest at 8% per annum, requires interest-only payments for the first year, and requires fully-amortizing monthly payments of principal plus interest for the final four years of the note.

     In conjunction with the restructuring agreement, the Company recorded a nonrecurring charge during the year ended May 31, 1998 of $1,038,000 to reflect the restructuring of the debt and the difference between the Company's carrying amounts of the other notes and the interest in the lawsuit and bankruptcy and the public company promissory note. The amount has been included in other expense for the year ending May 31, 1998.

     Certain of the Company's directors were also directors of the public company through January 1998. In addition, certain officers of the Company were individual shareholders of the public company until such shares were sold in May 1998. The Company also subleases approximately 95% of the square footage of its Bothell, Washington office space to the public company for an amount equivalent to the percentage of the lease payment for that space. Certain directors and officers of the Company personally guarantee certain debt of the public company.

(9)  Credit Facility

     In May 1997, the Company executed a commitment letter with a bank for a credit facility consisting of (a) a revolving working capital line of credit of up to $3,500,000 that extends from June 1997 to September 1998 (the `'Line of Credit'`), (b) a seven-year capital equipment acquisition credit facility of up to $2,000,000 (the `'Equipment Line'`), and (c) a 10-year term loan of approximately $700,000, or approximately 80% of the cost of a recent addition to a subsidiary's building (the `'Construction Loan'`). The Company has executed the documents for the Line of Credit and the Construction Loan, but has not yet elected to close the Equipment Line. As of May 31, 1998, the Line of Credit had no outstanding balance and the Company had not yet requested funding of the Equipment Line. Borrowings will bear interest at variable rates, and will be secured by inventories, accounts receivable, and certain equipment and building improvements. The agreement contains restrictive covenants related to working capital, net worth and debt service coverage. Management believes the Company is in compliance with these covenants at May 31, 1998.

     In connection with the acquisition of ESC, the Company assumed a revolving working capital line of credit. Interest accrues at the 30-day commercial paper rate plus 3.25% (8.75% at May 31, 1998) and the outstanding balance was $1,511,000 at May 31, 1998. There are certain restrictive covenants related to tangible net worth and debt to tangible net worth ratios. Management believes the Company is in compliance with these covenants at May 31, 1998. Subsequent to May 31, 1998, the line of credit was reduced to $1,200,000.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

(10) Long-Term Debt

     Long-term debt at May 31 consists of the following:

                                                                                                         1997            1998
                                                                                                  -----------     -----------
      Industrial revenue bond payable to a bank in monthly installments of
         $19,200, including interest at 8.12%, through November 2009............................  $ 1,242,000       1,108,000
      Note payable to a bank in monthly installments of $7,000, including
         interest at 8.39% with the principal balance due in full in March 2008.................           --         712,000
      Subordinated note payable to the City of Entiat in monthly installments of
         $7,300, including interest at 8%, with the principal balance due in full
         in May 2001............................................................................      551,000         505,000
      Note payable to bank in monthly principal installments of $5,000 plus interest at the 30-day commercial paper rate plus 3.25% (8.75% at May
         31, 1998) through October 2002.........................................................           --         265,000
      Notes payable to a pension fund and others, with interest only payments at
         6.75% due quarterly commencing January 1998 through October 2001,
         with the principal balance due in full in October 2001.................................           --       4,050,000
      Notes payable to a financing company for certain equipment in aggregate monthly installments of $58,000, including interest at 9% to 10.7%,
         with maturity dates ranging from April 2000 to May 2004................................           --       2,685,000
      Other notes payable for vehicles and certain equipment in aggregate monthly installments of $52,000, including interest at 5.9% to 10.9%
         with maturity dates ranging from November 1998 to July 2006............................    1,216,000         761,000
      Notes payable with interest ranging from 8% to 10.25%, repaid in full
         during the year ended May 31, 1998.....................................................      745,000              --
                                                                                                  -----------     -----------
                                                                                                    3,754,000      10,086,000
      Less current portion......................................................................      855,000       1,027,000
                                                                                                  -----------     -----------
            Long-term portion...................................................................  $ 2,899,000       9,059,000
                                                                                                  ===========     ===========

      The industrial revenue bond agreement requires, among other items, that the Company maintain minimum working capital, tangible net worth and debt to tangible net worth ratios. Management believes the Company is in compliance with these covenants at May 31, 1998.

      Scheduled principal maturities of long-term debt at May 31, 1998 are as follows for each of the following fiscal year-ends:


      1999..............................................    $  1,027,000
      2000..............................................       1,038,000
      2001..............................................         984,000
      2002..............................................       4,957,000
      2003..............................................         812,000
      Thereafter........................................       1,268,000
                                                            ------------
                                                            $ 10,086,000
                                                            ============

     Long-term debt is secured by substantially all assets of the Company and, in certain circumstances, through personal guarantees of certain shareholders.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

(11) Leasing Arrangements

     Capital Leases

     The Company leases certain property, plant and equipment under capital lease agreements that expire through September 2004. Aggregate minimum principal payments to be made under these agreements at May 31, 1998 are as follows for each of the following fiscal year-ends:


      1999..............................................    $  206,000
      2000 .............................................       218,000
      2001 .............................................       216,000
      2002 .............................................       186,000
      2003 .............................................       151,000
      Thereafter .......................................       170,000
                                                            ----------
                                                            $1,147,000
                                                            ==========

     Included in property, plant and equipment are costs of $551,000 and $1,402,000 and related accumulated amortization of $58,000 and $208,000 recorded under capital leases at May 31, 1997 and 1998, respectively.

     Operating Leases

     The Company leases certain property, plant and equipment under operating lease agreements that expire through June 2026. Aggregate minimum rental payments to be made under these agreements at May 31, 1998 are as follows for each of the following fiscal year-ends:


       1999 ............................................    $  1,252,000
       2000 ............................................       1,206,000
       2001 ............................................       1,194,000
       2002 ............................................       1,192,000
       2003 ............................................       1,090,000
       Thereafter ......................................       4,400,000
                                                            ------------
                                                            $ 10,334,000
                                                            ============

     Total rent expense during the years ended May 31, 1996, 1997 and 1998 amounted to $516,000, $475,000 and $788,000, respectively.

(12) Convertible Notes

     In August 1997, the Company closed a private offering of $5,800,000, before expenses of $435,000, in convertible promissory notes (the "Convertible Notes") to two accredited investors. The Company intends to use the proceeds of this offering primarily in connection with proposed and future acquisitions. The Company subsequently filed a registration statement, which was declared effective, registering for resale up to 1,720,690 shares of common stock issuable upon conversion of the Convertible Notes. As of May 31, 1998, all of the Convertible Notes had been converted into 1,405,018 shares of common stock.

(13) Common Stock

     During the year ended May 31, 1996, the Company sold 1,429,470 shares of its common stock at an average of $3.43 per share, in a private offering to institutional investors. The Company incurred approximately $375,000 of costs related to the offering, which were charged against the proceeds of the offering in 1996.

     In July 1996, the Company conducted a public offering of 2,250,000 units, each unit composed of one share of the Company's common stock and a warrant to purchase one share of the Company's common stock at a price of $3.125 per unit in a public offering. The warrants entitled the holder to purchase one share of common stock at $4.6875 per share, exercisable any time through July 2001. In addition, the Company issued warrants to two underwriters for the purchase of an additional 225,000 units at $3.75 per unit. All of these warrants were outstanding at May 31, 1997 and 1998.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

During the years ended May 31, 1996 and 1997, the Company incurred $328,000 and $1,398,000, respectively, of costs related to the offering. The costs incurred during the year ended May 31, 1996 were deferred and were charged against the proceeds of the stock offering in the year ended May 31, 1997. During the year ended May 31, 1998, 45,000 of the underwriter's warrants were exercised for 45,000 units.

     In November 1997, the Company closed a private offering of $6,408,000, before expenses of $320,000, in common stock and notes payable to three accredited investors. The Company subsequently filed a registration statement, which was declared effective, registering for resale the 524,000 shares of common stock sold in the offering. The outstanding balance of the notes payable of $4,050,000 is included in long-term debt at May 31, 1998. In conjunction with the private offering, consulting fees of $320,000 were paid to a director and shareholder of the Company.

(14) Convertible Preferred Stock

     Series A Convertible Preferred Stock

     In February 1997, the Company sold 50,000 shares of Series A convertible preferred stock (Series A) in a private placement for $5,000,000, and incurred related offering costs of $519,000, resulting in net proceeds of $4,481,000. Conversion provisions include conversion any time after June 12, 1997; conversion to common stock at a rate equal to $100 divided by the lower of $3.49 or 85% of the average closing common per share bid price over the five days before conversion; and total shares converted cannot exceed 20% of total common stock outstanding, or approximately 1,950,000 shares. At May 31, 1998, all of the shares of Series A were converted into 1,494,593 shares of common stock.

     Series B Convertible Preferred Stock

     In May 1998, the Company sold 100,000 shares of Series B convertible preferred stock (Series B) for $100 per share, and issued warrants to purchase 138,888 shares of Common Stock, in a private offering which resulted in gross proceeds of $10,000,000, less related offering costs of $740,000, for net proceeds of $9,260,000. In addition, the purchasers deposited $7,000,000 into escrow, and, upon the closing of the acquisition of Aeromet International plc (Aeromet), the Company will issue the purchasers 70,000 additional shares of Series B, and warrants to purchase an additional 97,221 shares of Common Stock, in exchange for the escrowed funds. If the Aeromet Acquisition fails to close, the purchasers may elect not to purchase the additional shares of Series B and related warrants, and to have the escrowed funds returned to them.

     The Common Stock issuable upon conversion of the Series B and upon exercise of the related warrants are subject to a registration rights agreement that requires the Company to file a registration statement covering those shares by November 1998, and to use its best efforts to make that registration statement effective by January 1999. The registration rights agreement also grants certain piggyback registration rights with regard to the shares of Common Stock underlying the Series B and the related warrants.

     Upon conversion of a share of Series B, the holder will receive the number of shares of Common Stock equal to $100 divided by the then applicable conversion price of the Series B. Up to $7,000,000 in value of the Common Stock underlying the Series B Preferred may be converted and sold at any time, if that Common Stock is included in an effective piggyback registration. Shares of Series B whose underlying shares of Common Stock are not included in a piggyback registration are not convertible until August 1998, and may not be sold until February 1999. At that time, the underlying Common Stock may be sold upon the effectiveness of a registration statement, or under any applicable exemption from registration. From August 1998 until February 1999, the conversion price of the Series B is $7.20 per share. After February 1999, the conversion price of the Series B is equal to the lower of (a) $7.20 per share, or (b) the average of the three lowest closing bid prices per share of the Common Stock over the 22 trading days before conversion, but not less than $5.67, except in certain limited circumstances. No holder of Series B is entitled to voluntarily convert Series B that would cause the holder to own more than 9.9% of the Company's total outstanding Common Stock at any one time. Any Series B outstanding on May 2003 will be automatically converted into Common Stock at the then-applicable conversion price.

     The Series B has no voting rights and certain preferences relating to dividends, liquidation, and in specific situations, redemption.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

(15) Warrants

     In connection with certain notes payable, in May 1996, the Company issued the lenders warrants to purchase 337,500 shares of common stock at an exercise price of $4.80 per share. The warrants expire in May 2001 and were valued at approximately $12,000. During the year ended May 31, 1997, there were no warrants exercised for shares of common stock. During the year ended May 31, 1998, there were 300,000 warrants exercised for shares of common stock.

     In June 1997, the Company issued warrants to purchase 125,000 shares of common stock for $3.45 per share in consideration for certain financial consulting services. The warrants, which expire in June 2002, were valued at $24,000. During the year ended May 31, 1998, 75,000 of the warrants were exercised for shares of common stock.

     In December 1997, the Company issued warrants to purchase 375,000 shares of common stock for $4.6875 per share in consideration for a financial consulting and services agreement. The warrants, which expire in June 1998, were valued at $60,000. During the year ended May 31, 1998, all of the warrants were exercised for shares of common stock.

     In February 1998, the Company issued warrants to purchase 1,290,000 shares of common stock at an exercise price of $4.62 per share in consideration for a financial consulting and services agreement. The warrants, which expire in February 2002, were valued at $360,000. During the year ended May 31, 1998, there were no warrants exercised for shares of common stock.

     In May 1998, the Company issued warrants to purchase 138,888 shares of common stock at an exercise price of $7.20 per share in conjunction with the Series B offering. The warrants, which expire in May 2003, were valued at $220,589 and included in additional paid in capital at May 31, 1998.

     A summary of the Company's warrants, excluding warrants issued in connection with the public offering in July 1996, is as follows:

                                                                                  Weighted
                                                                                   average
                                                                                     price
                                                                 Warrants        of shares
                                                                ---------        ---------
       Balance at June 1, 1995................................    160,000        $    2.00
       Granted................................................    337,500             4.80
                                                                ---------        ---------
       Balance at May 31, 1996 and 1997.......................    497,500             4.34
       Granted................................................  1,928,888             4.74
       Exercised..............................................   (750,000)            4.61
                                                                ---------        ---------
       Balance at May 31, 1998................................  1,676,388        $    4.36
                                                                =========        =========

     The following summarizes warrants outstanding, excluding warrants issued in connection with the public offering in July 1996, at May 31, 1998:

                                            Weighted
                                             average     Weighted
            Range of                       remaining      average
            exercise          Number     contractual     exercise          Number
              prices     outstanding            life        price     exercisable
        ------------     -----------     -----------     --------     -----------
        $2.00 - 4.00         210,000      4.69 years     $   2.35         210,000
         4.01 - 6.00       1,327,500      3.97 years         4.63       1,327,500
         6.01 - 8.00         138,888      5.00 years         7.20              --
                         -----------                                  -----------
                           1,676,388                                    1,537,500
                         ===========                                  ===========

     The 138,888 warrants issued in connection with the Series B are exercisable beginning in May 1999. All other warrants are fully exercisable at May 31, 1998.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

(16) Compensation Plans

     Long-Term Investment and Incentive Plan

     The Company has a long-term stock investment and incentive plan (Option
Plan) under which directors, officers, key employees and other key individuals may be awarded stock options, stock appreciation rights, stock and cash bonuses, restricted stock, or performance units. Under the Option Plan, the exercise price of options issued is not less than fair-market value at the date of grant. Options expire ten years from the grant date.

     For the year ended May 31, 1998, the Company had not issued any stock appreciation rights, stock or cash bonuses, restricted stock, or performance units under the Option Plan.

     As the Company applies APB Opinion No. 25 and related interpretations in accounting for its Option Plan, no compensation costs have been recognized for stock options issued to employees. Had compensation costs for stock options been determined consistent with SFAS No. 123, the results of the Company would have been adjusted to the pro forma amounts indicated below:

                                                                                   1996           1997           1998
                                                                             ----------     ----------     ----------
      Net income (loss):
            As reported...................................................   $ (999,000)     1,682,000      3,614,000
            Pro forma.....................................................   (1,043,000)        75,000      2,478,000
      Net income (loss) per share:
            As reported:
                  Basic...................................................        (0.16)          0.18           0.29
                  Diluted.................................................        (0.16)          0.17           0.27
            Pro forma:
                  Basic...................................................        (0.17)          0.01           0.20
                  Diluted.................................................        (0.17)          0.01           0.18
      Shares used in computation of net income (loss) per share:
            Basic   ......................................................    6,209,000      9,499,980     12,486,077
            Diluted ......................................................    6,209,000     10,035,846     13,606,061

     The fair value of the options granted during 1996, 1997 and 1998 is estimated as $248,000, $1,853,000 and $3,007,000, respectively, using the Black-Scholes option-pricing model with the following assumptions on the date of grant: zero percent dividend yield, expected volatility from 24% to 73%, risk-free interest rate from 5.55% to 6.59%, and expected lives ranging from 5 to 10 years.

     A summary of the Company's Stock Option Plan is as follows:

                                                                           Shares of common stock
                                                                         --------------------------          Weighted
                                                                          Available         Options     average price
                                                                            options      under plan         of shares
                                                                         ----------      ----------     -------------
      Balance at June 1, 1995.......................................      1,000,000              --        $       --
      Granted.......................................................       (145,283)        145,283              5.09
                                                                         ----------      ----------        ----------
      Balance at May 31, 1996.......................................        854,717         145,283              5.09
      Authorized....................................................      1,000,000              --                --
      Granted.......................................................       (998,333)        998,333              4.53
                                                                         ----------      ----------        ----------
      Balance at May 31, 1997.......................................        856,384       1,143,616              4.61
      Authorized....................................................      1,000,000              --                --
      Granted.......................................................     (1,112,500)      1,112,500              5.49
      Exercised.....................................................            --          (25,000)             2.11
                                                                         ----------      ----------        ----------
      Balance at May 31, 1998.......................................        743,884       2,231,116        $     5.09
                                                                         ==========      ==========        ==========

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

     No options were exercised or lapsed during the years ended May 31, 1996 and 1997.

     The following summarizes options outstanding at May 31, 1998:

                                           Options outstanding                            Options exercisable
                             ---------------------------------------------------     ------------------------------
                                             Weighted average           Weighted                           Weighted
                Range of          Number            remaining            average          Number            average
         exercise prices     outstanding     contractual life     exercise price     exercisable     exercise price
         ---------------     -----------     ----------------     --------------     -----------     --------------
             $2.00--4.00         248,333           8.68 years           $   3.05         248,333           $   3.05
              4.01--6.00       1,400,283           8.56 years               4.74       1,327,113               4.72
              6.01--8.00         580,500           9.97 years               6.13          97,500               6.13
                             -----------                                              ----------
                               2,229,116                                               1,672,946
                             ===========                                              ==========

     Independent Director Stock Plan

     The Company has an Independent Director Stock Plan under which nonemployee directors of the Company are awarded common stock of the Company for serving on its board of directors. The plan authorizes and reserves for issuance a maximum of 100,000 common shares. At May 31, 1998, 68,041 shares were available for future issuance. During the years ended May 31, 1996, 1997 and 1998, 9,000, 14,400 and 8,559 shares of the Company's common stock, respectively, were issued under the plan of which 27,009 were vested at May 31, 1998. Included in compensation expense is $24,000, $44,000 and $13,000 for the years ended May 31, 1996, 1997 and 1998, respectively, resulting from the shares issued.

     Retirement Plan

     The Company maintains a 401(k) plan covering all eligible employees who meet service requirements as provided in the plan. Company contributions to the profit-sharing plan are determined annually by the board of directors. No contributions were made by the Company to the plan during the years ended May 31, 1996 and 1997. The Company contributed $27,000 to the plan in the year ended May 31, 1998.

     Employee Stock Purchase Plan

     The Company has an Employee Stock Purchase Plan under which employees are eligible to purchase shares of the Company's common stock, through payroll deductions, at the lower of 85% of the Company's stock price on the first day of an offering period or 100% of the Company's stock price on the last day of an offering period. The first offering period is expected to begin in September 1998 and end approximately one year later.

(17) Income Taxes

     Total income tax benefit (expense) is as follows:

                                                               1996         1997          1998
                                                           --------     --------     ---------
      Current Federal..................................    $     --      (50,000)     (593,000)
      Deferred Federal.................................      67,000           --     1,075,000
                                                           --------     --------     ---------
            Total......................................    $ 67,000      (50,000)      482,000
                                                           ========     ========     =========

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

     A reconciliation of the Federal statutory tax rate of 34% and the Company's effective tax rates of 6%, 3% and 15% in the years ended May 31, 1996, 1997 and 1998, respectively, is as follows:

                                                                                 1996            1997            1998
                                                                           ----------      ----------      ----------
      Computed expected income tax benefit (expense)..................     $  362,000        (588,000)     (1,065,000)
      Change in valuation allowance...................................       (241,000)        558,000       1,717,000
      Other...........................................................        (54,000)        (20,000)       (170,000)
                                                                           ----------      ----------      ----------
                                                                           $   67,000         (50,000)        482,000
                                                                           ==========      ==========      ==========

     Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                                                   1997              1998
                                                                            -----------       -----------
      Deferred tax assets:
            NOL carryforward..........................................      $ 2,135,000         1,387,000
            Other   .                                                           290,000           641,000
            Valuation allowances......................................       (1,717,000)               --
                                                                            -----------       -----------
                                                                                708,000         2,028,000
            Deferred tax liabilities--depreciation....................        (1,300,000)      (1,420,000)
                                                                            -----------       -----------
                  Net deferred tax asset (liability)..................      $  (592,000)          608,000
                                                                            ===========       ===========

     The Company has net operating loss (NOLs) carryforwards for Federal income tax purposes of approximately $4,880,000, the benefits of which expire in the tax year 2001 through the tax year 2011. The NOLs created by the Company's subsidiaries prior to their acquisition and the NOLs created as a consolidated group or groups subsequent to a qualifying tax free merger or acquisition, have limitations related to the amount of usage by each subsidiary or consolidated group as described in the Internal Revenue Code. As a result of these limitations, approximately $800,000 of the $4,880,000 of NOLs will never become available.

     At May 31, 1997, the Company recorded a valuation allowance because management believed that it was uncertain that some portion or all of the deferred tax assets would not be realized. At May 31, 1998, the Company eliminated the valuation allowance for deferred taxes due to management's assessment of improved probability of realization.

(18) Fair Value of Financial Instruments

     The Company's financial instruments include cash, receivables, an investment, accounts payable and short- and long-term borrowings. The fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing interest rates.

(19) Contingencies

     Legal

     The Company is currently subject and party to various legal actions arising out of the normal course of business. Management believes the ultimate liability, if any, arising from such claims or contingencies is not likely to have a material adverse effect on the Company's results of operations or financial condition.

     In the normal course of business, the Company disposes of potentially hazardous material which could result in claims related to environmental cleanup. The Company has not been notified of any related claims. The Company is subject to various other environmental and governmental regulations. Although the extent of any noncompliance with those regulations, if any, is not completely ascertainable, management believes the ultimate liability is not likely to have a material adverse effect on the Company's results of operations or financial condition.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

     Year 2000

     The Company is in process of developing a plan to address the Year 2000 computer problem and to begin converting its computer systems to be Year 2000 compliant. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. The Company presently believes that with upgrades to existing software and possibly some replacement, the Year 2000 problem will not pose significant operational problems for the Company's computer systems. However, if such upgrades and replacements are not completed timely or effectively, the Year 2000 problem may have a material impact on the operations of the Company. The Company expects to incur internal staffing costs, as well as the cost of software upgrades and replacement as part of this effort. However, until the Company's plan is finalized, management is unable to reasonably estimate the costs of achieving Year 2000 compliance.

(20) Subsequent Events

     In July 1998, the Company expects to complete the issuance of $75 million of notes and, subsequently, consummate the acquisition of Aeromet, a company headquartered in the United Kingdom. Aeromet is one of the leading suppliers of magnesium and aluminum precision sand and investment castings, and titanium and aluminum formed sheet products for the aerospace, defense, and transportation industries in the United Kingdom. For the year ended December 31, 1997, Aeromet had net sales of $48.7 million, income from operations of $1.6 million, and a net loss of approximately $30,000. The acquisition is expected to be accounted for using the purchase method. There is no assurance that the aforementioned transactions will be completed or that the aforementioned financial results will be indicative of future results.

(21) Consolidating Condensed Financial Statements

     The following financial statements present consolidating condensed financial information of the Company for the indicated periods. The Company's senior subordinated notes, which were used to finance the Aeromet acquisition in July 1998, were issued by the parent corporation, Pacific Aerospace & Electronics, Inc., and have been guaranteed by all of its domestic subsidiaries, which are wholly-owned by the parent corporation. The guarantor subsidiaries have fully and unconditionally guaranteed this debt on a joint and several basis. This debt is not guaranteed by the Company's foreign subsidiaries, which consist of Aeromet and two related holding companies. There are no significant contractual restrictions on the distribution of funds from the guarantor subsidiaries to the parent corporation. The consolidating condensed financial information is presented in lieu of separate financial statements and other disclosures of the guarantor subsidiaries, as management has determined that such information is not material to investors.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      Pacific Aerospace & Electronics, Inc.
                      Consolidating Condensed Balance Sheet
                                  May 31, 1998

                                                              GUARANTOR   NON-GUARANTOR
                                                  PARENT   SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                            ------------   ------------   -------------   -------------  ------------
ASSETS
------

CURRENT ASSETS
  Cash and cash equivalents                 $  9,398,000   $  2,063,000   $          --   $         --   $ 11,461,100
  Accounts receivable, net                            --      9,608,000              --       (233,000)     9,375,000
  Inventories                                         --     16,184,000              --             --     16,184,000
  Other                                          12,000         646,000              --             --        658,000
                                            ------------   ------------   -------------   ------------   ------------
      Total current assets                     9,410,000     28,501,000              --       (233,000)    37,678,000

PROPERTY, PLANT, AND EQUIPMENT, net            3,464,000     22,871,000              --             --     26,335,000

OTHER ASSETS
  Costs in excess of  net book value
    of acquired subsidiaries, net                     --      6,515,000              --             --      6,515,000
  Investment in subsidiaries                  21,452,000             --              --    (21,452,000)            --
  Investment in common stock, net              4,579,000             --              --             --      4,579,000
  Intercompany loan receivable                19,764,000             --              --    (19,764,000)            --
  Other                                        3,013,000        460,000              --             --      3,473,000
                                            ------------   ------------   -------------   ------------   ------------
      Total other assets                      48,808,000      6,975,000              --    (41,216,000)    14,567,000
                                            ------------   ------------   -------------   ------------   ------------
TOTAL ASSETS                                $ 61,682,000   $ 58,347,000   $          --   $(41,449,000)  $ 78,580,000
                                            ============   ============   =============   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES

  Accounts payable                          $    927,000   $  6,054,000   $          --   $  (233,000)   $  6,748,000
  Current portion of long-term debt               24,000      1,003,000              --             --      1,027,000
  Other                                          462,000      3,842,000              --             --      4,304,000
                                            ------------   ------------   -------------   ------------   ------------
      Total current liabilities                1,413,000     10,899,000              --       (233,000)    12,079,000

LONG-TERM LIABILITIES

  Long-term debt, net of current portion       4,127,000      4,932,000              --             --      9,059,000
  Intercompany loan payable                           --     19,764,000              --    (19,764,000)            --
  Other                                               --      1,300,000              --             --      1,300,000
                                            ------------   ------------   -------------   ------------   ------------
      Total long-term liabilities              4,127,000     25,996,000              --    (19,764,000)    10,359,000

SHAREHOLDERS' EQUITY

  Convertible preferred stock                         --             --              --             --             --
  Common stock                                    15,000             --              --             --         15,000
  Additional paid-in capital                  57,830,000     21,546,000              --    (21,546,000)    57,830,000
  Accumulated other comprehensive loss          (436,000)            --              --             --       (436,000)
  Retained earnings (accumulated deficit)     (1,267,000)       (94,000)             --         94,000     (1,267,000)
                                            ------------   ------------   -------------   ------------   ------------
      Total shareholders' equity              56,142,000     21,452,000              --    (21,452,000)    56,142,000
                                            ------------   ------------   -------------   ------------   ------------
TOTAL LIABILITIES AND                       $ 61,682,000   $ 58,347,000   $          --   $(41,449,000)  $ 78,580,000
SHAREHOLDERS' EQUITY                        ============   ============   =============   ============   ============

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      Pacific Aerospace & Electronics, Inc.
                      Consolidating Condensed Balance Sheet
                                  May 31, 1997

                                                              GUARANTOR   NON-GUARANTOR
                                                  PARENT   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                            ------------   ------------   -------------   ------------   ------------
ASSETS
------

CURRENT ASSETS

  Cash and cash equivalents                 $  2,063,000   $    985,000   $          --   $         --   $  3,048,000
  Certificate of deposit                       1,000,000             --              --             --      1,000,000
  Accounts receivable, net                            --      5,622,000              --       (167,000)     5,455,000
  Inventories                                         --      9,082,000              --             --      9,082,000
  Other                                          258,000         96,000              --             --        354,000
                                            ------------   ------------   -------------   ------------   ------------
      Total current assets                     3,321,000     15,785,000              --       (167,000)    18,939,000

PROPERTY, PLANT, AND EQUIPMENT, net                9,000     13,181,000              --             --     13,190,000

OTHER ASSETS

  Costs in excess of net book value
    of acquired subsidiaries, net                     --      2,071,000              --             --      2,071,000
  Intercompany loan receivable                16,460,000             --              --    (16,460,000)            --
  Investment in subsidiaries                   6,233,000             --              --     (6,233,000)            --
  Other                                           12,000      1,540,000              --             --      1,552,000
                                            ------------   ------------   -------------   ------------   ------------
      Total other assets                      22,705,000      3,611,000              --    (22,693,000)     3,623,000
                                            ------------   ------------   -------------   ------------   ------------
TOTAL ASSETS                                $ 26,035,000   $ 32,577,000   $          --   $(22,860,000)  $ 35,752,000
                                            ============   ============   =============   ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES

  Accounts payable                          $    145,000   $  3,758,000   $          --   $   (167,000)  $  3,736,000
  Current portion of long-term debt               94,000        761,000              --             --        855,000
  Other                                          146,000      1,112,000              --             --      1,258,000
                                            ------------   ------------   -------------   ------------   ------------
      Total current liabilities                  385,000      5,631,000              --       (167,000)     5,849,000

LONG-TERM LIABILITIES

  Long-term debt, net of current portion          31,000      2,868,000              --             --      2,889,000
  Intercompany loan payable                           --     16,460,000              --    (16,460,000)            --
  Other                                               --      1,385,000              --             --      1,385,000
                                            ------------   ------------   -------------   ------------   ------------
      Total long-term liabilities                 31,000     20,713,000              --    (16,460,000)     4,284,000

SHAREHOLDERS' EQUITY

  Convertible preferred stock                         --             --              --             --             --
  Common stock                                    10,000             --              --             --         10,000
  Additional paid-in capital                  30,490,000     11,105,000              --    (11,105,000)    30,490,000
  Accumulated deficit                         (4,881,000)    (4,872,000)             --      4,872,000     (4,881,000)
                                            ------------   ------------   -------------   ------------   ------------
      Total shareholders' equity              25,619,000      6,233,000              --     (6,233,000)    25,619,000
                                            ------------   ------------   -------------   ------------   ------------
TOTAL LIABILITIES AND                       $ 26,035,000   $ 32,577,000   $          --   $(22,860,000)  $ 35,752,000
SHAREHOLDERS' EQUITY                        ============   ============   =============   ============   ============

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Operations
                             Year ended May 31, 1998

                                                              GUARANTOR   NON-GUARANTOR
                                                  PARENT   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                  ------   ------------   -------------   ------------   ------------

Net sales                                   $         --   $ 54,968,000   $          --   $   (869,000)  $ 54,099,000
Cost of sales                                         --     40,356,000              --       (869,000)    39,487,000
                                            ------------   ------------   -------------   ------------   ------------
  Gross profit                                        --     14,612,000              --             --     14,612,000

Operating expenses                             2,378,000      9,373,000              --     (1,879,000)     9,872,000
                                            ------------   ------------   -------------   -------------  ------------
     Income (loss) from operations            (2,378,000)     5,239,000              --      1,879,000      4,740,000

Other income (expense)
  Parent's share of subsidiaries' net income   4,778,000             --              --     (4,778,000)            --
  Interest expense                              (380,000)      (485,000)             --             --       (865,000)
  Other                                          995,000        141,000              --     (1,879,000)      (743,000)
                                            ------------   ------------   -------------   ------------   ------------
      Total other income (expense)             5,393,000       (344,000)             --     (6,657,000)    (1,608,000)
                                            ------------   ------------   -------------   ------------   ------------
  Income (loss) before income taxes            3,015,000      4,895,000              --     (4,778,000)     3,132,000

Income tax benefit (expense)                     599,000       (117,000)             --             --        482,000
                                            ------------   ------------  --------------   ------------   ------------
  Net income                                $  3,614,000   $  4,778,000   $          --   $ (4,778,000)  $  3,614,000
                                            ============   ============   =============   ============   ============

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Operations
                             Year ended May 31, 1997

                                                                    GUARANTOR   NON-GUARANTOR
                                                      PARENT     SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                ------------    -------------   -------------   ------------   ------------

Net sales                                       $         --    $  34,774,000   $          --   $   (599,000)  $  34,175,000
Cost of sales                                             --       26,615,000              --       (646,000)     25,969,000
                                                ------------    --------------  -------------   ------------   --------------
     Gross profit                                        --         8,159,000              --         47,000       8,206,000
Operating expenses                                 1,346,000        6,216,000              --     (1,303,000)      6,259,000
                                                ------------    -------------   -------------   ------------   -------------
     Income (loss) from operations                (1,346,000)       1,943,000              --      1,350,000       1,947,000
Other income (expense)
     Parent's share of subsidiaries' net income    1,691,000               --              --     (1,691,000)             --
     Interest expense                                (82,000)        (428,000)             --             --        (510,000)
     Other                                         1,415,000          230,000              --     (1,350,000)        295,000
                                                ------------    -------------   -------------   ------------   -------------
         Total other expense                       3,024,000         (198,000)             --     (3,041,000)       (215,000)
                                                ------------    -------------   -------------   ------------   -------------
     Income before income taxes                    1,678,000        1,745,000              --     (1,691,000)      1,732,000
Income tax benefit (expense)                           4,000          (54,000)             --             --         (50,000)
                                                ------------    -------------   -------------   ------------   -------------
     Net income                                 $  1,682,000    $   1,691,000   $          --   $ (1,691,000)  $   1,682,000
                                                ============    ===+=========   =============   ============   =============

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Operations
                             Year ended May 31, 1996

                                                                    GUARANTOR   NON-GUARANTOR
                                                      PARENT     SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                ------------    -------------   -------------   ------------   ------------

Net sales                                       $         --    $  21,448,000   $          --   $   (723,000)  $  20,725,000
Cost of sales                                             --       17,162,000              --       (723,000)     16,439,000
                                                ------------    -------------   -------------   ------------   -------------
     Gross profit                                         --        4,286,000              --             --       4,286,000
Operating expenses                                   685,000        4,971,000              --       (787,000)      4,869,000
                                                ------------    -------------   -------------   ------------   -------------
     Loss from operations                           (685,000)        (685,000)             --        787,000        (583,000)
Other income (expense)
     Parent's share of subsidiaries' net loss       (999,000)              --              --        999,000              --
     Interest expense                               (102,000)        (433,000)             --             --        (535,000)
     Other                                           787,000           52,000              --       (787,000)         52,000
                                                ------------    -------------   -------------   ------------   -------------
         Total other expense                        (314,000)        (381,000)             --        212,000        (483,000)
                                                ------------    -------------   -------------   ------------   -------------
     Loss before income taxes                       (999,000)      (1,066,000)             --        999,000      (1,066,000)
Income tax benefit                                        --           67,000              --             --          67,000
                                                ------------    -------------   -------------   ------------   -------------
     Net loss                                   $   (999,000)   $    (999,000)  $          --   $    999,000   $    (999,000)
                                                ============    =============   =============   ============   =============

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Cash Flows
                             Year ended May 31, 1998

                                                                       GUARANTOR    NON-GUARANTOR
                                                        PARENT      SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                   -----------     -------------    -------------    ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES:
-----------------------------------
     Net cash provided by operating
     activities                                    $ 4,023,000     $   2,349,000    $          -    $ (4,778,000)   $  1,594,000

CASH FLOW FROM INVESTING ACTIVITIES:
-----------------------------------
     Acquisition of property, plant and equipment   (3,010,000)       (3,499,000)               -               -      (6,509,000)
     Acquisition of subsidiaries                    (3,289,000)                -                -               -      (3,289,000)
     Issuance of notes receivable                   (6,261,000)                -                -               -      (6,261,000)
     Other changes, net                             (8,853,000)          125,000                -       8,082,000        (646,000)
                                                   -----------     -------------    -------------    ------------    ------------
         Net cash used in investing activities     (21,413,000)       (3,374,000)               -       8,082,000     (16,705,000)

CASH FLOW FROM FINANCING ACTIVITIES:
-----------------------------------
     Proceeds from long-term debt and convertible
       notes                                         9,590,000           535,000                -               -      10,125,000
     Payments on long-term debt and capital leases    (125,000)       (1,378,000)               -               -      (1,503,000)
     Proceeds from sale of common stock, net         2,223,000                 -                -               -       2,223,000
     Proceeds from sale of preferred stock, net      9,260,000                 -                -               -       9,260,000
     Proceeds from exercise of stock options and
       warrants                                      3,777,000                 -                -               -       3,777,000
     Other changes, net                                      -         2,946,000                -      (3,304,000        (358,000)
                                                   -----------     -------------    -------------    ------------    ------------
         Net cash provided by financing activities  24,725,000         2,103,000                -      (3,304,000)     23,524,000

NET CHANGE IN CASH                                   7,335,000         1,078,000                -               -       8,413,000

CASH AT BEGINNING OF YEAR                            2,063,000           985,000                -               -       3,048,000
                                                   -----------     -------------    -------------    ------------    ------------

CASH AT END OF YEAR                                $ 9,398,000     $   2,063,000    $           -    $          -    $ 11,461,000
                                                   ===========     =============    =============    ============    ============

SUPPLEMENTAL CASH FLOW:
----------------------
     Cash paid during the period for:
         Interest                                  $    17,000     $     695,000    $           -    $          -    $    712,000
         Federal income taxes                          521,000                 -                -               -         521,000
     Acquisition of subsidiaries:
         Fair value of assets acquired and
         resulting goodwill, excluding cash         10,034,000                 -                -               -      10,034,000
         Liabilities assumed                         3,925,000                 -                -               -       3,925,000
         Common stock issued                         6,109,000                 -                -               -       6,109,000
     Noncash investing and financing activities:
         Seller financed acquisition of property,
          plant and equipment                                -         3,336,000                -               -       3,336,000
         Conversion of notes and accrued interest
         to common stock                             5,519,000                 -                -               -       5,519,000
         Restructuring of certain notes receivable
         for an investment in common stock           6,053,000                 -                -               -       6,053,000
         Other noncash investing and financing
         activities, net                               750,000           139,000                -               -         889,000

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Cash Flows
                             Year ended May 31, 1997

                                                                       GUARANTOR     NON-GUARANTOR
                                                        PARENT      SUBSIDIARIES      SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                   -----------     -------------    --------------   ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES:
-----------------------------------
         Net cash provided by (used in) operating
         activities                                $ 1,474,000     $       5,000    $            -   $ (1,691,000)   $   (212,000)

CASH FLOW FROM INVESTING ACTIVITIES:
-----------------------------------
     Acquisition of property, plant and equipment       (9,000)       (2,091,000)                -              -      (2,100,000)
     Other changes, net                              9,622,000)           58,000                 -      9,652,000          88,000
                                                   -----------     -------------    --------------   ------------    ------------
         Net cash used in investing activities      (9,631,000)       (2,033,000)                -      9,652,000      (2,012,000)

CASH FLOW FROM FINANCING ACTIVITIES:
-----------------------------------
     Proceeds from long-term debt                            -           237,000                 -              -         237,000
     Payments on long-term debt and capital leases     (94,000)       (5,592,000)                -              -      (5,686,000)
     Proceeds from sale of common stock, net         5,739,000                 -                 -              -       5,739,000
     Proceeds from sale of preferred stock, net      4,481,000                 -                 -              -       4,481,000
     Other changes, net                               (224,000)        7,961,000                 -     (7,961,000        (224,000)
                                                   -----------     -------------    --------------   ------------    ------------
         Net cash provided by financing activities   9,902,000         2,606,000                 -     (7,961,000)      4,547,000

NET CHANGE IN CASH                                   1,745,000           578,000                 -              -       2,323,000

CASH AT BEGINNING OF YEAR                              318,000           407,000                 -              -         725,000
                                                   -----------     -------------    --------------   ------------    ------------

CASH AT END OF YEAR                                $ 2,063,000     $     985,000    $            -   $          -    $  3,048,000
                                                   ===========     =============    ==============   ============    ============

SUPPLEMENTAL CASH FLOW:
----------------------
     Cash paid during the period for:
         Interest                                  $    70,000     $     543,000    $            -   $          -    $    613,000
         Federal income taxes                                -            18,000                 -              -          18,000
     Acquisition of subsidiaries:
         Fair value of assets acquired and
         resulting goodwill, excluding cash          1,928,000                 -                 -              -       1,928,000
         Liabilities assumed                          (482,000)                -                 -              -        (482,000)
         Common stock issued                         1,446,000                 -                 -              -       1,446,000
     Noncash investing and financing activities:
         Seller financed acquisition of property,
          plant and equipment                                -           639,000                 -              -         639,000
         Other noncash investing and financing
         activities, net                                     -            35,000                 -              -          35,000

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Cash Flows
                             Year ended May 31, 1996

                                                                      GUARANTOR    NON-GUARANTOR
                                                        PARENT     SUBSIDIARIES      SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                   -----------     -------------    -------------    ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES:
-----------------------------------
         Net cash provided by (used in) operating
         activities                                $  (804,000)    $  (2,966,000)   $           -    $    999,000    $ (2,771,000)

CASH FLOW FROM INVESTING ACTIVITIES:
-----------------------------------
     Acquisition of property, plant and equipment            -          (754,000)               -               -        (754,000)
     Other changes, net                             (3,282,000)           53,000                -       2,882,000        (347,000)
                                                   -----------     -------------    -------------    ------------    ------------
         Net cash used in investing activities      (3,282,000)         (701,000)               -       2,882,000      (1,101,000)

CASH FLOW FROM FINANCING ACTIVITIES:
-----------------------------------
     Proceeds from long-term debt                      219,000         1,886,000                -               -       2,105,000
     Payments on long-term debt and capital leases           -        (1,457,000)               -               -      (1,457,000)
     Proceeds from sale of common stock, net         3,550,000                 -                -               -       3,550,000
     Other changes, net                                635,000         2,566,000                -      (3,881,000        (680,000)
                                                   -----------     -------------    -------------    ------------    ------------
         Net cash provided by financing activities   4,404,000         2,995,000                -      (3,881,000)      3,518,000

NET CHANGE IN CASH                                     318,000          (672,000)               -               -        (354,000)

CASH AT BEGINNING OF YEAR                                    -         1,079,000                -               -       1,079,000
                                                   -----------     -------------    -------------    ------------    -----------
                                                                                                                          725,000

CASH AT END OF YEAR                                $   318,000     $     407,000    $           -    $          -    $    725,000
                                                   ===========     =============    =============    ============    ============

SUPPLEMENTAL CASH FLOW:
----------------------
     Cash paid during the period for:
         Interest                                  $         -     $     658,000      $          -   $          -    $    658,000
     Acquisition of subsidiaries:
         Fair value of assets acquired and
         resulting goodwill, excluding cash         10,286,000                 -                 -              -      10,286,000
         Liabilities assumed                        (7,203,000)                -                 -              -      (7,203,000)
         Common stock issued                         3,083,000                 -                 -              -       3,083,000
     Noncash investing and financing activities:
         Seller financed acquisition of property,
         plant and equipment                                 -           539,000                 -              -         539,000
         Other noncash investing and financing
         activities, net                             1,030,000           520,000                 -              -       1,550,000

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES

Inventories at May 31 consist of the following

                                                    1997                 1998
                                           -------------        -------------
Guarantor subsidies
     Raw materials                         $   2,685,000        $   5,789,000
     Work in progress                          3,387,000            5,683,000
     Finished goods                            3,010,000            4,712,000
                                           -------------           ----------
                                               9,082,000           16,184,000
                                           =============           ==========

Non-guarantor subsidiaries
     Raw materials                                     -                    -
     Work in progress                                  -                    -
     Finished goods                                    -                    -
                                           -------------        -------------
                                           $           -        $           -
                                           =============        =============


             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 August 31, 1998
                                   (Unaudited)


                                                                                            August 31,
                                                                                                 1998
                                                                                         ------------
                                     ASSETS
CURRENT ASSETS
      Cash                                                                               $ 18,998,000
      Accounts receivable                                                                  21,364,000
      Inventories                                                                          28,611,000
      Deferred income taxes                                                                   522,000
      Prepaid expenses and other                                                            1,275,000
                                                                                         ------------
            Total current assets                                                           70,770,000
                                                                                         ------------

PROPERTY AND EQUIPMENT, NET OF DEPRECIATION                                                46,149,000
                                                                                         ------------

OTHER ASSETS
      Note receivable, net                                                                         --
      Investment, net                                                                       2,719,000
      Costs in excess of net book value of acquired subsidiaries, net                      43,761,000
      Patents, net                                                                          1,203,000
      Deferred income taxes                                                                 1,155,000
      Deferred financing costs, net                                                         5,271,000
      Other assets                                                                            437,000
                                                                                         ------------
            Total other assets                                                             54,546,000
                                                                                         ------------

TOTAL ASSETS                                                                             $171,465,000
                                                                                         ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                                   $ 13,776,000
      Accrued liabilities                                                                   7,895,000
      Current portion - long-term debt                                                      1,199,000
      Current portion - capital lease obligations                                             311,000
      Line of credit                                                                          903,000
                                                                                         ------------
            Total current liabilities                                                      24,084,000
                                                                                         ------------

LONG-TERM LIABILITIES
      Long-term debt, net of current portion                                               83,683,000
      Capital leases, net of current portion                                                1,860,000
      Deferred rent and other                                                                 338,000
                                                                                         ------------
            Total long-term liabilities                                                    85,881,000
                                                                                         ------------

TOTAL LIABILITIES                                                                         109,965,000
                                                                                         ------------

SHAREHOLDERS' EQUITY
      Convertible preferred stock                                                                  --
      Common stock                                                                             16,000
      Additional paid in capital                                                           66,030,000
      Accumulated other comprehensive income (loss)                                         1,131,000
      Accumulated deficit                                                                  (5,677,000)
                                                                                         ------------
            Total shareholders' equity                                                     61,500,000
                                                                                         ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                               $171,465,000
                                                                                         ============


 The accompanying notes are an integral part of these consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           For the three-month periods ended August 31, 1997 and 1998
                                   (Unaudited)


                                                                                        August 31,            August 31,
                                                                                             1997                  1998
                                                                                     ------------          ------------
NET SALES                                                                            $ 11,776,000          $ 19,178,000
COST OF SALES                                                                           8,793,000            14,504,000
                                                                                     ------------          ------------
GROSS PROFIT                                                                            2,983,000             4,674,000
OPERATING EXPENSES                                                                      2,007,000             3,776,000
                                                                                     ------------          ------------
INCOME FROM OPERATIONS                                                                    976,000               898,000
                                                                                     ------------          ------------
OTHER INCOME AND EXPENSE
   Interest income                                                                         19,000               226,000
   Interest expense                                                                      (130,000)           (1,069,000)
   Other                                                                                    8,000            (6,721,000)
                                                                                     ------------          ------------
                                                                                        (103,000)            (7,564,000)
                                                                                     ------------          ------------
NET INCOME (LOSS) BEFORE FEDERAL INCOME TAX                                               873,000            (6,666,000)
PROVISION FOR FEDERAL INCOME TAXES (BENEFIT)                                             (62,000)             2,255,000
                                                                                     ------------          ------------
NET INCOME (LOSS)                                                                    $    811,000          $ (4,411,000)
                                                                                     ============          ============

NET INCOME (LOSS) PER SHARE:
   BASIC                                                                             $       0.07          $      (0.29)
   DILUTED                                                                           $       0.07          $      (0.29)
SHARES USED IN COMPUTATION OF NET INCOME (LOSS)
PER SHARE:
   BASIC                                                                               11,718,000            15,421,375
   DILUTED                                                                             11,718,000            15,421,375


 The accompanying notes are an integral part of these consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           for the Three-month Periods Ended August 31, 1997 and 1998
                                   (Unaudited)


                                                                                        August 31,            August 31,
                                                                                             1997                  1998
                                                                                     ------------          ------------
CASH FLOW FROM OPERATING ACTIVITIES:
      Net cash provided by operating activities                                      $  1,612,000          $  1,001,000
                                                                                     ------------          ------------

CASH FLOW FROM INVESTING ACTIVITIES:
      Acquisition of property and equipment                                            (2,700,000)           (1,635,000)
      Payments received on notes receivable                                                17,000                    --
      Acquisition of subsidiary                                                                --           (29,012,000)
      Purchase of goodwill                                                                     --           (40,080,000)
      Sale of certificate of deposit                                                    1,000,000                    --
      Purchase of short-term investments                                                 (836,000)                   --
      Increase in notes receivable                                                     (3,692,000)                   --
                                                                                     ------------          ------------
            Net cash used in investing activities                                      (6,211,000)          (70,727,000)
                                                                                     ------------          ------------

CASH FLOW FROM FINANCING ACTIVITIES:
      Net repayments under line of credit                                                      --              (608,000)
      Proceeds from long-term debt, net of financing costs                              1,191,000            71,363,000
      Payments on long-term debt and capital leases                                      (570,000)             (374,000)
      Sale of preferred stock, net of issuance costs                                           --             6,792,000
      Sale of convertible debentures, net of issuance costs                             5,439,000                    --
      Other changes, net                                                                  (32,000)                   --
                                                                                     ------------          ------------
            Net cash provided by financing activities                                   6,028,000            77,173,000
                                                                                     ------------          ------------

      NET INCREASE IN CASH                                                              1,429,000             7,447,000

      CASH AT BEGINNING OF PERIOD                                                       3,048,000            11,461,000
      EFFECT OF EXCHANGE RATES ON CASH                                                         --                90,000

      CASH AT END OF PERIOD                                                          $  4,477,000          $ 18,998,000
                                                                                     ============          ============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES
         Property, plant and equipment included in accounts payable                  $         --          $    500,000


 The accompanying notes are an integral part of these consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                           MANAGEMENT'S STATEMENT AND
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                For the Three-Month Period Ended August 31, 1998


Management's Statement

The unaudited consolidated balance sheet as of August 31, 1998 and the unaudited consolidated statements of operations and cash flows for the three month periods ended August 31, 1997 and 1998 include all adjustments which the Company considers necessary for a fair presentation of its consolidated financial position, results of operations and cash flows for these periods.

Certain information and footnote disclosures normally included in audited consolidated financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted from the data disclosed in these unaudited notes. The financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended May 31, 1997 and 1998.

The results of operations for the three-month periods ended August 31, 1997 and 1998 are not necessarily indicative of the results to be expected or anticipated for a full fiscal year.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Note 1:  Comprehensive Income

In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and requires reclassification of financial statements for earlier periods to be provided for comparative purposes. The Company has not determined the manner in which it will present the information required by SFAS No. 130 in its annual consolidated financial statements for the year ending May 31, 1999. The Company's total comprehensive income (loss) for the three month periods ended August 31, 1997 and 1998 was $811,000 and ($2,844,000), respectively. Components of comprehensive income are as follows:

                                                              August 31, 1997        August 31, 1998
                                                              ---------------        ---------------
Net income (loss)                                                 $   811,000            $(4,411,000)

Other comprehensive income (expense)
      Foreign currency translation                                         --              1,714,000
      Income tax expense                                                   --               (583,000)
      Adjustment for unrealized loss on investment                         --                436,000
                                                                  -----------            -----------
      Total other comprehensive income                                     --              1,567,000
                                                                  -----------            -----------

Comprehensive income (loss)                                       $   811,000            $(2,844,000)
                                                                  ===========            ===========

Note 2:  Computations of Earnings per Share

The Company has adopted SFAS No. 128, Earnings Per Share. In accordance with SFAS No. 128 basic earnings per share is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. Due to the net loss during the period ended August 31, 1998, the same number of shares were used to compute both basic and diluted earnings per share.

Note 3:  Aeromet Acquisition

On July 30, 1998, the Company's wholly-owned subsidiary, Pacific Aerospace & Electronics (UK) Limited, closed the purchase of Aeromet International plc ("Aeromet") pursuant to a Share Acquisition Agreement. In consideration for the purchase, the Company paid the sellers 42 million pounds sterling (or approximately $69 million) in cash. Aeromet is located in the United Kingdom.

At the purchase date, the total purchase price of Aeromet including capitalized costs of the acquisition was $72.7 million, including $32.6 million in net assets (current assets of $30.6 million; property plant and equipment of $18.1 million; current liabilities of $14.5 million; long term liabilities of $1.7 million) and resultant goodwill of $40.1 million. Accounting policies at Aeromet have been conformed to generally accepted accounting principles consistent with the Company. Goodwill is being amortized over 40 years. Step-up in the valuation of property, plant and equipment to fair market value is being amortized over the estimated useful lives of the assets, generally 7 to 10 years. For balance sheet purposes, the Company has translated UK valuations to US dollars for Aeromet using the translation at the balance sheet date. For income statement purposes, revenues and expenses have been reported at average transaction rates for the period being reported. Income tax rates have been estimated at the prevailing rates in the UK. The Company has also filed a Form 8-K with corresponding disclosures on August 14, 1998.

The Company has included accounts of Aeromet in the consolidated financial statements at August 31, 1998. See "Significant Events - Aeromet Acquisition" in Management's Discussion and Analysis of Financial Condition and Results of Operations for additional information.

The following summary, prepared on a pro forma basis, presents the unaudited consolidated condensed results of operations of the Company, as if the Aeromet acquisition was made as of the first day of three month period ended August 31, 1998 and the comparable period in the previous year.

                                                               1998                1997
                                                       ------------        ------------
                                                                (in thousands)
Net sales ..........................................   $     28,760        $     23,916
Net loss ...........................................   $     (5,469)       $     (1,049)
Net loss per share:
         Basic......................................   $      (0.36)       $      (0.09)
         Diluted ...................................   $      (0.36)       $      (0.09)

The pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the transactions been consummated as of the date indicated nor are they intended to indicate results that may occur in the future.

Note 4:  Inventories

Components of inventories at August 31, 1998 are as follows:


Raw materials........................................    $   9,478,000
Work in progress.....................................       13,275,000
Finished goods.......................................        5,856,000
                     Total...........................    $  28,611,000


Note 5: Investment

At August 31, 1998, the Company's investment in the common stock of a public company, determined in accordance with SFAS No. 115, is shown net of a reserve for additional loss exposure related to the Company's guarantee of certain debt of the public company and other related matters.


Note 6: Consolidating Condensed Unaudited Financial Statements

The following financial statements present consolidating condensed financial information of the Company for the indicated periods. The Company's senior subordinated notes, which were used to finance the Aeromet acquisition in July 1998, were issued by the parent corporation, Pacific Aerospace & Electronics, Inc., and have been guaranteed by all of its domestic subsidiaries, which are wholly-owned by the parent corporation. The guarantor subsidiaries have fully and unconditionally guaranteed this debt on a joint and several basis. This debt is not guaranteed by the Company's foreign subsidiaries, which consist of Aeromet and two related holding companies. There are no significant contractual restrictions on the distribution of funds from the guarantor subsidiaries to the parent corporation. The consolidating condensed financial information is presented in lieu of separate financial statements and other disclosures of the guarantor subsidiaries, as management has determined that such information is not material to investors.

                      Pacific Aerospace & Electronics, Inc.
                      Consolidating Condensed Balance Sheet
                                 August 31, 1998
                                   (Unaudited)


                                                                                         NON-
                                                                    GUARANTOR       GUARANTOR
                                                       PARENT    SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS     CONSOLIDATED
                                                 ------------    ------------    ------------    --------------     ------------
ASSETS
------
CURRENT ASSETS
     Cash and cash equivalents                   $ 12,885,000    $  2,232,000    $  3,881,000    $            -     $ 18,998,000
     Accounts receivable, net                          19,000       7,267,000      14,454,000          (376,000)      21,364,000
     Inventories                                            -      16,347,000      12,264,000                 -       28,611,000
     Other                                            356,000         871,000         570,000                 -        1,797,000
                                                 ------------    ------------    ------------    --------------     ------------
          Total current assets                     13,260,000      26,717,000      31,169,000          (376,000)      70,770,000
PROPERTY, PLANT, AND EQUIPMENT, net                 4,056,000      23,700,000      18,393,000                 -       46,149,000
OTHER ASSETS
     Costs in excess of net book value
          of acquired subsidiaries, net                     -       2,823,000      40,938,000                 -       43,761,000
     Investment in subsidiaries                    93,533,000               -               -       (93,533,000)               -
     Investment in common stock, net                2,719,000               -               -                 -        2,719,000
     Intercompany loan receivable                  21,026,000               -               -       (21,026,000)               -
     Other                                          8,276,000       1,157,000      (1,367,000)                         8,066,000
                                                 ------------    ------------    ------------    --------------     ------------
          Total other assets                      125,554,000       3,980,000      39,571,000      (114,559,000)      54,546,000
                                                 ------------    ------------    ------------    --------------     ------------
TOTAL ASSETS                                     $142,870,000    $ 54,397,000    $ 89,133,000    $ (114,935,000)    $171,465,000
                                                 ============    ============    ============    ==============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
     Accounts payable                            $    676,000    $  3,990,000    $  9,486,000    $     (376,000)    $ 13,776,000
     Current portion of long-term debt                 65,000       1,134,000               -                 -        1,199,000
     Other                                          1,426,000       3,005,000       4,678,000                 -        9,109,000
                                                 ------------    ------------    ------------    --------------     ------------
          Total current liabilities                 2,167,000       8,130,000      14,164,000          (376,000)      24,084,000
LONG-TERM LIABILITIES
     Long-term debt, net of current portion        79,203,000       4,480,000               -                 -       83,683,000
     Intercompany loan payable                              -      21,026,000               -       (21,026,000)               -
     Other                                                  -       1,255,000         943,000                 -        2,198,000
                                                 ------------    ------------    ------------    --------------     ------------
          Total long-term liabilities              79,203,000      26,761,000         943,000       (21,026,000)      85,881,000
SHAREHOLDERS' EQUITY
     Convertible preferred stock                            -               -               -                 -                -
     Common stock                                      16,000               -               -                 -           16,000
     Additional paid-in capital                    66,030,000      21,546,000      72,714,000       (94,260,000)      66,030,000
     Accumulated other comprehensive income
       (loss)                                       1,131,000               -       1,131,000        (1,131,000)       1,131,000
     Retained earnings (accumulated deficit)      (5,677,000)      (2,038,000)        181,000         1,858,000       (5,677,000)
                                                 ------------    ------------    ------------    --------------     ------------
          Total shareholders' equity               61,500,000      19,508,000      74,026,000       (93,533,000)      61,500,000
                                                 -----------     ------------    ------------    --------------     ------------
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY                                           $142,870,000    $ 54,397,000    $ 89,133,000    $ (114,935,000)    $171,465,000
                                                 ============    ============    ============    ==============     ============

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Operations
                For the three-month period ended August 31, 1998
                                   (Unaudited)


                                                                                         NON-
                                                                    GUARANTOR       GUARANTOR
                                                       PARENT    SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS     CONSOLIDATED
                                                 ------------    ------------    ------------    -------------      ------------
Net sales                                        $          -    $ 15,281,000    $  4,461,000    $     (564,000)    $ 19,178,000
Cost of sales                                               -      11,404,000       3,664,000          (564,000)      14,504,000
                                                 ------------    ------------    ------------    --------------     ------------

     Gross profit                                           -       3,877,000         797,000                 -        4,674,000

Operating expenses                                    733,000       3,137,000         473,000          (567,000)       3,776,000
                                                 ------------    ------------    ------------    --------------     ------------

     Income (loss) from operations                   (733,000)        740,000         324,000           567,000          898,000

Other income (expense)
     Parent's share of subsidiaries' net loss        (633,000)              -               -           633,000                -
     Interest expense                                (879,000)       (183,000)         (7,000)                -       (1,069,000)
     Other                                         (2,433,000)     (3,504,000)          9,000          (567,000)      (6,495,000)
                                                 ------------    ------------    ------------    --------------     ------------
       Total other income (expense)                (3,945,000)     (3,687,000)          2,000            66,000       (7,564,000)
                                                 ------------    ------------    ------------    --------------     ------------

     Income (loss) before income taxes             (4,678,000)     (2,947,000)        326,000           633,000       (6,666,000)

Income tax benefit (expense)                        1,398,000       1,002,000        (145,000)                -        2,255,000
                                                 ------------    ------------    ------------    --------------     ------------

     Net income (loss)                             (3,280,000)     (1,945,000)        181,000           633,000        4,411,000)

Other comprehensive income (loss)
     Foreign currency translation, net of tax       1,131,000               -       1,131,000        (1,131,000)       1,131,000
     Adjustment for unrealized loss on investment     436,000               -               -                 -          436,000
                                                 ------------    ------------    ------------    --------------     ------------
        Total other comprehensive income (loss)     1,567,000               -       1,131,000        (1,131,000)       1,567,000
                                                 ------------    ------------    ------------    --------------     ------------

     Comprehensive income (loss)                 $ (1,713,000)   $ (1,945,000)   $  1,312,000    $     (498,000)    $ (2,844,000)
                                                 ============    ============    ============    ==============     ============

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Operations
                For the three-month period ended August 31, 1997
                                   (Unaudited)


                                                                                         NON-
                                                                    GUARANTOR       GUARANTOR
                                                       PARENT    SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS     CONSOLIDATED
                                                 ------------    ------------    ------------    --------------     ------------
Net Sales                                        $          -    $ 11,890,000    $          -    $     (115,000)    $ 11,775,000
Cost of Sales                                               -       8,908,000               -          (115,000)       8,793,000
                                                 ------------    ------------    ------------    --------------     ------------

     Gross profit                                           -       2,982,000               -                 -        2,982,000

Operating expenses                                    460,000       1,906,000               -          (360,000)       2,006,000
                                                 ------------    ------------    ------------    --------------     ------------

     Income (loss) from operations                   (460,000)      1,076,000               -           360,000          976,000

Other income (expense)
     Parent's share of subsidiaries net income        953,000               -               -          (953,000)               -

     Interest expense                                 (24,000)       (106,000)              -                 -         (130,000)
     Other                                            378,000           9,000               -          (360,000)          27,000
                                                 ------------    ------------    ------------    --------------     ------------
       Total other income (expense)                 1,307,000         (97,000)              -        (1,313,000)        (103,000)
                                                 ------------    ------------    ------------    --------------     ------------

     Income before income taxes                       847,000         979,000               -          (953,000)         873,000

Income tax expense                                    (36,000)        (26,000)              -                 -          (62,000)
                                                 ------------    ------------    ------------    --------------     ------------

     Net Income                                  $    811,000    $    953,000    $          -    $     (953,000)    $    811,000
                                                 ============    ============    ============    ==============     ============


                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Cash Flows
                For the three-month period ended August 31, 1998
                                   (Unaudited)


                                                                                         NON-
                                                                    GUARANTOR       GUARANTOR
                                                       PARENT    SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS     CONSOLIDATED
                                                 ------------    ------------    ------------    --------------     ------------

CASH FLOW FROM OPERATING ACTIVITIES:
-----------------------------------
     Net cash provided by (used in) operating
     activities                                  $ (2,907,000)   $  1,385,000    $    782,000    $    1,741,000     $  1,001,000

CASH FLOW FROM INVESTING ACTIVITIES:
-----------------------------------
     Acquisition of property, plant and equipment    (109,000)     (1,508,000)        (18,000)                -       (1,635,000)
     Acquisition of subsidiaries                  (69,092,000)              -               -                 -      (69,092,000)
     Other changes, net                            (2,548,000)              -       3,027,000          (479,000)               -
                                                 ------------    ------------    ------------    --------------     ------------
        Net cash provided by (used in) investing
        activities                                (71,749,000)     (1,508,000)      3,009,000          (479,000)     (70,727,000)

CASH FLOW FROM FINANCING ACTIVITIES:
-----------------------------------
     Payments on long-term debt and capital leases    (12,000)       (362,000)              -                 -         (374,000)
     Proceeds from long-term debt                  71,363,000               -               -                 -       71,363,000
     Proceeds from sale of preferred stock, net     6,792,000               -               -                 -        6,792,000
     Other changes, net                                     -         654,000              -         (1,262,000)        (608,000)
                                                 ------------    ------------    ------------    --------------     ------------
        Net cash provided by (used in) financing
        activities                                 78,143,000         292,000               -        (1,262,000)      77,173,000

NET CHANGE IN CASH                                  3,487,000         169,000       3,791,000                 -        7,447,000

NET CASH AT BEGINNING OF PERIOD                     9,398,000       2,063,000               -                 -       11,461,000
EFFECT OF EXCHANGE RATES ON CASH                            -               -          90,000                 -           90,000
                                                 -----------     ------------    ------------    --------------     ------------

CASH AT END OF PERIOD                            $ 12,885,000    $  2,232,000    $  3,881,000    $            -     $ 18,998,000
                                                 ============    ============    ============    ==============     ============

SUPPLEMENTAL CASH FLOW:
----------------------
     Cash paid during the period for interest    $     81,000    $    184,000    $      6,000    $            -     $    271,000
     Noncash investing and financing activities:
        Seller financed acquisition of property,
        plant and equipment                           500,000               -               -                 -          500,000

                      Pacific Aerospace & Electronics, Inc.
                 Consolidating Condensed Statement of Cash Flows
                For the three-month period ended August 31, 1997
                                   (Unaudited)


                                                                                         NON-
                                                                    GUARANTOR       GUARANTOR
                                                       PARENT    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       CONSOLIDATED
                                                 ------------    ------------    ------------    --------------     ------------
CASH FLOW FROM OPERATING ACTIVITIES:
-----------------------------------
   Net cash provided by operating activities     $  1,253,000    $  1,269,000    $          -    $     (910,000)    $  1,612,000

CASH FLOW FROM INVESTING ACTIVITIES:
-----------------------------------
   Acquisition of property, plant and equipment      (891,000)     (1,809,000)              -                 -       (2,700,000)
   Issuance of notes receivable                    (3,692,000)              -               -                 -       (3,692,000)
   Other changes, net                                (811,000)         17,000               -           975,000          181,000
                                                 ------------    ------------    ------------    --------------     ------------
         Net cash used in investing activities     (5,394,000)     (1,792,000)              -           975,000       (6,211,000)

CASH FLOW FROM FINANCING ACTIVITIES:
-----------------------------------
   Proceeds from long-term debt and convertibles
     notes                                          5,439,000       1,191,000               -                 -        6,630,000
   Payments on long-term debt and capital leases     (125,000)       (445,000)              -                 -         (570,000)
   Other changes, net                                   8,000          25,000               -           (65,000)         (32,000)
                                                 ------------    ------------    ------------    --------------     ------------
         Net cash provided by financing activities  5,322,000         771,000               -           (65,000)       6,028,000

   NET CHANGE IN CASH                               1,181,000         248,000               -                 -        1,429,000
   CASH AT BEGINNING OF PERIOD                      2,063,000         985,000               -                 -        3,048,000
                                                 ------------    ------------    ------------    --------------     ------------
   CASH AT END OF PERIOD                         $  3,244,000    $  1,233,000    $          -    $            -     $  4,477,000
                                                 ============    ============    ============    ==============     ============
SUPPLEMENTAL CASH FLOW:
----------------------
   Cash paid during the period for:
         Interest                                $     24,000    $    106,000    $          -    $            -     $    130,000

Inventories at August 31 consist of the following:

                                                             1998
                                                    -------------
Guarantor Subsidiaries
         Raw materials                              $   6,980,000
         Work in progress                               4,501,000
         Finished goods                                 4,866,000
                                                    -------------
                                                       16,347,000
                                                    =============


Non-guarantor Subsidiaries
         Raw materials                                  2,498,000
         Work in progress                               8,776,000
         Finished goods                                   990,000
                                                    -------------
                                                    $  12,264,000
                                                    =============

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder
Aeromet International PLC:

     We have audited the accompanying balance sheets of Aeromet International PLC, a wholly-owned subsidiary of Charles Baynes plc, as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity and comprehensive income/loss, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination, on a test basis of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aeromet International PLC as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       /s/ KPMG AUDIT PLC


Birmingham, England
March 19, 1998

                            AEROMET INTERNATIONAL PLC

                                 BALANCE SHEETS

            December 31, 1996 and 1997, and May 31, 1998 (unaudited)
                        (In thousands, except share data)


                                                                                               December 31,           May 31,
                                                                                              1996         1997         1998
                                                                                          --------     --------     --------
                                                                                                                   (unaudited)
                                     ASSETS
Current assets:
      Cash and cash equivalents.......................................................    $     --          388           --
      Accounts receivable, net of allowance for doubtful accounts of $205 in
         1996, $148 in 1997 and $147 in 1998..........................................      12,561       12,062       13,885
      Due from Affiliates.............................................................          --          163           26
      Inventories.....................................................................       7,607        8,805       10,050
      Deferred income taxes...........................................................         122          138          137
      Prepaid expenses and other......................................................         515          377          218
                                                                                          --------     --------     --------
            Total current assets......................................................      20,805       21,933       24,316
                                                                                          --------     --------     --------
Property, plant and equipment, net....................................................       9,977        9,485        9,073
                                                                                          --------     --------     --------
Other assets:
      Costs in excess of net book value of acquired subsidiaries, net of accumulated amortization of $17,142 in 1996, $18,600 in 1997 and
         $19,320 in 1998..............................................................      27,056       23,893       22,791
      Other...........................................................................         331          197           12
                                                                                          --------     --------     --------
            Total other assets........................................................      27,387       24,090       22,803
                                                                                          --------     --------     --------
                                                                                          $ 58,169     $ 55,508     $ 56,192
                                                                                          ========     ========     ========
                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
      Short-term borrowings...........................................................    $  7,908        4,661        5,108
      Accounts payable................................................................       5,979        7,935        8,625
      Accrued liabilities.............................................................       1,563        1,715        2,380
      Taxes payable...................................................................         406          813        1,616
      Due to Affiliates...............................................................       1,882          178           --
      Current portion of capital lease obligations....................................         103          115          119
                                                                                          --------     --------     --------
            Total current liabilities.................................................      17,841       15,417       17,848

Long-term liabilities:
      Due to Affiliates...............................................................       9,825       13,279       10,849
      Capital lease obligations, net of current portion...............................       1,058          944          924
      Deferred income taxes...........................................................         736          798          763
                                                                                          --------     --------     --------
            Total liabilities.........................................................      29,460       30,438       30,384
                                                                                          --------     --------     --------
Shareholder's equity:
      Common stock, $0.155 par value. 5,000,000 shares authorized,
         1,000,000 issued and outstanding at December 31, 1996 and 1997
         and May 31, 1998.............................................................         155          155          155
      Additional capital..............................................................      43,180       43,246       43,286
      Accumulated other comprehensive income..........................................       2,677        1,558        1,320
      Accumulated deficit.............................................................     (17,303)     (19,889)     (18,953)
                                                                                          --------     --------     --------
            Total shareholder's equity................................................      28,709       25,070       25,808
                                                                                          --------     --------     --------
Commitments and contingencies.........................................................          --           --           --
                                                                                          $ 58,169       55,508       56,192
                                                                                          ========     ========     ========


                 See accompanying notes to financial statements.

                            AEROMET INTERNATIONAL PLC

                            STATEMENTS OF OPERATIONS

                 For the years ended December 31, 1996 and 1997
           and the five months ended May 31, 1997 and 1998 (unaudited)
                                 (In thousands)


                                                                              Year ended             Five months ended
                                                                              December 31,                 May 31
                                                                         ----------------------    ----------------------
                                                                              1996         1997         1997         1998
                                                                         ---------    ---------    ---------    ---------
                                                                                                  (unaudited)  (unaudited)
Net sales   .....................................................        $  41,939       48,697       19,069       24,212
Cost of sales....................................................           34,340       40,591       16,560       19,614
                                                                         ---------    ---------    ---------    ---------
            Gross profit.........................................            7,599        8,106        2,509        4,598
Operating expenses...............................................            7,098        6,482        2,832        2,590
                                                                         ---------    ---------    ---------    ---------
            Income (loss) from operations........................              501        1,624         (323)       2,008
                                                                         ---------    ---------    ---------    ---------
Other income (expense):
            Interest expense.....................................             (731)        (754)        (349)        (274)
            Income (loss) before income taxes....................             (230)         870         (672)       1,734
                                                                         ---------    ---------    ---------    ---------
Income tax benefit (expense).....................................             (570)        (900)         (25)        (798)
                                                                         ---------    ---------    ---------    ---------
            Net income (loss)....................................        $    (800)         (30)        (697)         936
                                                                         =========    =========    =========    =========


                 See accompanying notes to financial statements.

                            AEROMET INTERNATIONAL PLC

        STATEMENTS OF SHAREHOLDER'S EQUITY AND COMPREHENSIVE INCOME/LOSS

                 For the years ended December 31, 1996 and 1997
            and the five month period ended May 31, 1998 (unaudited)
                        (In thousands, except share data)


                                                                                                      Accumulated
                                            Common stock                                                    Other           Total
                                       --------------------  Additional  Comprehensive  Accumulated  Comprehensive  Shareholder's
                                          Shares     Amount     Capital  Income (Loss)      Deficit  Income (Loss)         Equity
                                       ---------  ---------  ----------  -------------  -----------  -------------  -------------
Balance at December 31, 1995......     1,000,000  $     155      43,137             --      (16,409)            --         26,883
Capital contribution from parent..            --         --          43             --           --             --             43
Translation adjustment............            --         --          --          2,677           --          2,677          2,677
Dividends paid to parent..........            --         --          --             --          (94)            --            (94)
Net loss .........................            --         --          --           (800)        (800)            --           (800)
                                                                         -------------
Comprehensive income..............                                               1,877
                                       ---------  ---------  ----------  =============  -----------  -------------  -------------
Balance at December 31, 1996......     1,000,000        155      43,180                     (17,303)         2,677         28,709
Capital contribution from parent..            --         --          66                          --             --             66
Translation adjustment............            --         --          --         (1,119)          --         (1,119)        (1,119)
Dividends declared to parent......            --         --          --                      (2,556)            --         (2,556)
Net loss .........................            --         --          --            (30)         (30)            --            (30)
                                                                         -------------
Comprehensive loss................                                              (1,149)
                                       ---------  ---------  ----------  =============  -----------  -------------  -------------
Balance at December 31, 1997......     1,000,000        155      43,246                     (19,889)         1,558         25,070
Capital contribution from parent..            --         --          40                          --             --             40
Translation adjustment............            --         --          --           (238)          --           (238)          (238)
Net income........................            --         --          --            936          936             --            936
                                                                         -------------
Comprehensive income..............                                                 698
                                       ---------  ---------  ----------  =============  -----------  -------------  -------------

Balance at May 31, 1998
   (unaudited)....................     1,000,000  $     155      43,286                     (18,953)         1,320         25,808
                                       =========  =========  ==========                 ===========  =============  =============


                 See accompanying notes to financial statements.

                            AEROMET INTERNATIONAL PLC

                            STATEMENTS OF CASH FLOWS

                 For the years ended December 31, 1996 and 1997
              and the five months May 31, 1997 and 1998 (unaudited)
                                 (In thousands)


                                                                                        Year ended             Five months ended
                                                                                        December 31                 May 31
                                                                                   ---------------------     ---------------------
                                                                                       1996         1997         1997         1998
                                                                                   --------     --------     --------     --------
                                                                                                            (unaudited)  (unaudited)
Cash flow from operating activities:
      Net income (loss).........................................................   $   (800)         (30)        (697)         936
      Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
            Depreciation and amortization.......................................      3,411        3,790        1,540        1,427
            Allowance for doubtful accounts.....................................        133          (49)         (49)          --
            Loss on sale of property, plant and equipment.......................         --           (7)          (2)          --
            Deferred taxes......................................................        201           69            5          (23)
            Changes in operating assets and liabilities:
                  Accounts receivable...........................................       (586)          64           85       (1,957)
                  Inventories...................................................        483       (1,486)        (995)      (1,341)
                  Prepaid expenses and other....................................        (73)          67          263          922
                  Accounts payable and accrued liabilities......................       (823)       2,178        1,563          771
                  Other ........................................................     (3,010)         343          687       (1,417)
                                                                                   --------     --------     --------     --------
                       Net cash provided by (used in) operating
                          activities............................................     (1,064)       4,939        2,400         (682)
                                                                                   --------     --------     --------     --------
Cash flow from investing activities:
   Acquisition of property, plant and equipment.................................     (1,484)      (1,526)        (285)        (197)
   Proceeds from sale of property, plant and equipment..........................          8           28           11           --
                                                                                   --------     --------     --------     --------
                       Net cash used in investing activities....................     (1,476)      (1,498)        (274)        (197)
                                                                                   --------     --------     --------     --------
Cash flow from financing activities:
   Net borrowings (repayments) under line of credit.............................      2,683       (2,930)      (2,119)         496
   Payments on capital leases...................................................       (145)        (124)          (7)          (7)
                                                                                   --------     --------     --------     --------
                       Net cash provided by (used in) financing activities......      2,538       (3,054)      (2,126)         489
                                                                                   --------     --------     --------     --------
                       Net increase (decrease) in cash and cashequivalents......         (2)         387           --         (390)
Cash and cash equivalents at beginning of year..................................          2           --           --          388
Effect of exchange rates on cash................................................         --            1           --            2
                                                                                   --------     --------     --------     --------
Cash and cash equivalents at end of year........................................   $     --          388           --           --
                                                                                   ========     ========     ========     ========

Supplemental cash flow information: Cash paid during the year for:
      Interest .................................................................     $  436          744          228          264
      Income taxes     .........................................................        308          192          --            --

   Non-cash investing and financing activities:
      Seller financed acquisition of property, plant and equipment..............      1,319           18           24           --


                 See accompanying notes to financial statements.

                            AEROMET INTERNATIONAL PLC

                          NOTES TO FINANCIAL STATEMENTS
                  (All amounts in thousands, except share data)


1.   Description of Business and Basis of Presentation

     Description of Business

     Aeromet International PLC ("Aeromet"), a wholly-owned subsidiary of Charles Baynes plc ("the Parent"), operates five sites in the United Kingdom ("UK") engaged in the manufacture of precision metal components and products. Most of Aeromet's customers are located in the UK and Europe and operate in the aerospace, defence, and motorsport industries.

     Basis of Preparation

     The company maintains its accounting records in accordance with UK tax and Companies Act regulations. Certain adjustments have been made to these records to present the accompanying financial statements in accordance with United States generally accepted accounting principles (US GAAP).

     On August 16, 1996, Aeromet changed its name from Kent Aerospace PLC to Aeromet International PLC.

     In October of 1996, the assets and liabilities of TKR International Limited ("TKR"), were transferred to Aeromet. Prior to October 1996, TKR was also a wholly-owned subsidiary of the Parent. The merger is a combination of entities under common control. Accordingly, all prior period financial statements presented have been restated to include combined results of operations, financial position and cash flows of TKR as though it had always been part of Aeromet. The financial statements are unaffected by the subsidiaries of Aeromet since the subsidiaries have no assets, liabilities or operations.

     The accompanying interim financial statements have been prepared by Aeromet, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission applicable to interim reporting and reflect, in the opinion of the management, all adjustments necessary to present fairly the financial information of Aeromet. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been omitted as permitted by such rules and regulations. These interim financial statements should be read in conjunction with the financial statements and related notes, included in the Aeromet International PLC Financial Statements as of December 31, 1996 and 1997, included herein.

     The statements of operations for the years ended December 31, 1996 and 1997, and the five month periods ended May 31, 1997 and 1998 include the actual net sales, cost of sales, selling and administration costs as incurred by Aeromet. Other amounts such as rent and administrative services included in total operating expenses are allocated to Aeromet by the Parent. The amount of allocated expenses was $1,479, $1,596 and $938 in 1996, 1997 and 1998.
Management believes the allocations to be reasonable under the circumstances; however, there can be no assurances that such allocations will be indicative of future results of operations or what the financial position and results of operations of Aeromet would have been had it been a separate, stand-alone entity during the periods covered.

     Aeromet's functional currency is Pounds Sterling. All asset and liabilities are translated into US dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal period. The resulting translation adjustments are recorded as a separate component of shareholder's equity.

2.   Summary of Significant Accounting Principles

     Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and demand deposits with banks.

                            AEROMET INTERNATIONAL PLC

     Inventories

     Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market value.

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost less accumulated depreciation. Plant and equipment under capital leases are stated at the lower of the fair market value of the assets or the present value of minimum lease payments at the inception of the leases.

     Depreciation is calculated using the straight-line method over the estimated useful lives of the owned assets ranging from 4 to 20 years. Property, plant and equipment held under capital leases are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease terms, ranging from 4 to 10 years.

     Expenditures for maintenance and repairs are charged to expense as incurred.

     Goodwill

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 20 years. Aeromet assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting Aeromet's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Financial Instruments

     Aeromet enters into foreign currency contracts with the Parent in order to reduce the impact of certain foreign currency fluctuations. Firmly committed transactions are hedged with forward exchange contracts. Gains and losses related to hedges of firmly committed transactions are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs.

     Revenue Recognition

     Revenue is recognized when products are shipped to customers.

     Restrictions on Capital

     Aeromet is subject to UK Companies Act regulations, and as such may only distribute its accumulated net realised profits as defined by reference to UK generally accepted accounting principles (UK GAAP). Net realised profits under UK GAAP were $656 and $2,506 at December 31, 1996 and 1997, respectively.

                            AEROMET INTERNATIONAL PLC

     Research and Development and Advertising

     Research and development costs and advertising costs are expensed as incurred and are included in operating expenses. Research and development costs in 1996 and 1997 were $11 and $19, respectively. Advertising costs in 1996 and 1997 were $97 and $169, respectively.

     Income Taxes

     Aeromet follows the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Stock-Based Compensation

     Aeromet follows the provisions of Statements of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. This statement permits a company to choose either a fair-value method or the Accounting Principles Board (APB) Opinion No.25, Accounting for Stock Issued to Employees, intrinsic-value based method of accounting for stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosure of net income and earnings per share computed as if the fair-value based method had been applied in financial statements of companies that account for such arrangements under APB Opinion No. 25. Aeromet records stock-based compensation using the APB Opinion No. 25 intrinsic-value-based method.

     Pensions

     Aeromet participates in the defined contribution pension scheme of the Parent. Contributions made to the scheme were $255 in 1996 and $323 in 1997.

     Comprehensive Income

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 is effective for the periods ending after December 15, 1997. This statement provides reporting standards of comprehensive income and its components and requires that all components of comprehensive income be reported in the financial statements in the period in which they are recognized. Aeromet has adopted the provisions of SFAS No. 130 in its financial statements.

     Use of Estimates

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     New Accounting Pronouncements

     In June 1997, the FASB issued SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years must be restated. Aeromet has not yet determined the impact of implementing the provisions of SFAS No. 131 on Aeromet's existing disclosures.

                            AEROMET INTERNATIONAL PLC

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-1, Accounting for the Cost of Computer Software Developed For or Obtained For Internal Use (SOP 98-1). This Statement establishes standards regarding capitalization of certain costs incurred in connection with developing or obtaining software for internal use. Under current practice, Aeromet generally expenses such costs as incurred. SOP 98-1 is effective for accounting periods beginning after December 15, 1998 and is to be applied prospectively. Early adoption of SOP 98-1 is permitted. Aeromet has not yet determined the impact of adopting SOP 98-1 on its future result of operations and financial position.

3.   Concentration of Risk

     Aeromet's individual customers comprising more than 10% of net sales are presented below for the year ended December 31, 1997. There were no individual customers comprising more than 10% of net sales for the year ended December 31, 1996.

                                                                  Year ended
      Customer                                                 December 31, 1997
      --------                                                 -----------------
      A.......................................................       $5,981
      B.......................................................        5,317

      Aeromet's individual customers comprising more than 10% of accounts receivable are presented below at December 31, 1997. There were no individual customers comprising more than 10% of accounts receivable at December 31, 1996.

      Customer                                                 December 31, 1997
      --------                                                 -----------------
      B.......................................................       $1,589

     Credit is extended to customers based on an evaluation of their financial condition and collateral is generally not required.

     Aeromet currently purchases titanium and other raw materials from a limited number of suppliers. Suppliers of titanium are limited and a change of supplies could cause a delay in manufacturing and increased costs, and a possible loss of sales, which could have a material adverse effect on the manufacturing and delivery of Aeromet's products. Purchases from the principal suppliers of titanium are as follows:

                                                                Year ended       Year ended        Five month
                                                               December 31,     December 31,     period ended
      Supplier                                                        1996             1997      May 31, 1998
      --------                                                 -----------      -----------      ------------
                                                                                                  (unaudited)
      A....................................................    $     1,923      $     3,470      $      2,145

4.   Inventories

     Inventories consist of the following:

                                                                        December 31,
                                                               ----------------------------
                                                                      1996             1997      May 31, 1998
                                                               -----------      -----------      ------------
                                                                                                  (unaudited)
      Raw materials.......................................     $     2,100            1,938             2,131
      Work in progress....................................           4,554            6,076             7,443
      Finished goods......................................             953              791               476
                                                               -----------      -----------      ------------
                                                               $     7,607            8,805            10,050
                                                               ===========      ===========      ============

                            AEROMET INTERNATIONAL PLC

5.   Property, Plant and Equipment

      Property, plant and equipment, including assets under capital lease arrangements consists of the following:

                                                                        December 31,
                                                               ----------------------------
                                                                      1996             1997      May 31, 1998
                                                               -----------      -----------      ------------
                                                                                                  (unaudited)
      Leasehold improvements..............................     $       532              512               507
      Machinery and equipment.............................          19,052           19,766            19,896
                                                               -----------      -----------      ------------
                                                                    19,584           20,278            20,403
      Less accumulated depreciation and amortization......          (9,607)         (10,793)          (11,330)
                                                               -----------      -----------      ------------
                                                               $     9,977            9,485             9,073
                                                               ===========      ===========      ============

     Aeromet recognized depreciation of property, plant and equipment of $881 and $1,680 during the years ended December 31, 1996 and 1997, respectively.

6.   Short-term Borrowings

     At December 31, 1996 and 1997, there was $7,908 and $4,661 outstanding under a committed bank overdraft facility, respectively, which is unsecured under a Composite Accounting Agreement between the bank and the Parent. The current credit agreement provides borrowings of up to (pound)3,000 (equivalent to $4,936 at December 31, 1997) for general corporate purposes. Weighted-average interest rates of 7.1% and 7.6% were charged on this overdraft facility in 1996 and 1997, respectively. Aeromet's borrowings under this agreement are guaranteed by its Parent. Aeromet also guarantees certain of its Parent's borrowings.

7.   Transactions with Affiliates

     Net short term balances due to affiliates were $1,882 and $15 at December 31, 1996 and 1997, respectively. The balance at December 31, 1996 related to a short term loan from the Parent. Interest was charged on this loan at weighted average rates of 12% and 10% in 1996 and 1997, respectively. The balance at December 31, 1997 related to sundry trading with affiliated companies. No interest is charged on the trading balances.

     Long term loans from related companies are as follows:

                                                                      Long-term
                                                                         loans
                                                                      ---------
      Balance at December 31, 1995..................................  $   9,561
            Allocation of central costs.............................        375
            Parent company recharges................................        422
            Cash transfers..........................................     (1,448)
            Translation adjustment..................................        915
                                                                      ---------
      Balance at December 31, 1996..................................      9,825
            Allocation of central costs.............................        459
            Parent company recharges................................        567
            Dividends declared......................................      2,458
            Cash transfers..........................................        334
            Translation adjustment..................................       (364)
                                                                      ---------
      Balance at December 31, 1997..................................  $  13,279
                                                                      =========

      The average balance of long term loans from related companies was $10,127 and $10,714 in 1996 and 1997, respectively.

                            AEROMET INTERNATIONAL PLC

     No interest is charged on the long term loan.

     Other transactions with related companies for 1996 and 1997 are analysed as follows:

     Purchases from related parties:

                                                     Year ended            Year ended
                                                  December, 31 1996     December 31, 1997
                                                  -----------------     -----------------
      Buck and Hickman..........................           $130                  462
      National Packaging........................             28                   56

     These companies are both subsidiary undertakings of the Parent.

8.   Leasing Arrangements

     Capital Leases

     Aeromet leases certain property, plant and equipment under capital lease agreements that expire through 2018. Aggregate minimum payments to be made under these agreements at December 31, 1997 are as follows for each of the following fiscal year-ends:

      1998..............................................................................   $   186
      1999..............................................................................       191
      2000..............................................................................       185
      2001..............................................................................       172
      2002..............................................................................       155
      Thereafter........................................................................       501
                                                                                           -------
                                                                                             1,390
      Less amounts representing interest at rates ranging from 6.57% to 7.82%...........      (331)
                                                                                           -------
      Present value of net minimum capital lease payments...............................     1,059
      Less current portion of capital lease obligations.................................      (115)
                                                                                           -------
            Capital lease obligations, net of current portion...........................   $   944
                                                                                           =======

     Included in property, plant and equipment are costs of $1,319 and $1,330 and related accumulated amortization of $14 and $149 recorded under capital leases at December 31, 1996 and 1997, respectively.

     Operating Leases

     Aeromet leases certain property, plant and equipment under operating lease agreements that expire through 2005. Aggregate minimum rental payments to be made under these agreements at December 31, 1997 are as follows for each of the following fiscal year-ends:

                                                                       Minimum
                                                                       Rentals
                                                                      --------
      1998....................................................        $  2,097
      1999....................................................           2,047
      2000....................................................           2,032
      2001....................................................           2,002
      2002....................................................           1,700
      Thereafter .............................................          21,270
                                                                      --------
                                                                      $ 31,148

                            AEROMET INTERNATIONAL PLC

     Total rent expense for operating leases during the years ended December 31, 1996 and 1997 amounted to $1,548 and $1,614, respectively.

9.   Compensation Plans

     The Parent has three stock-based compensation plans, which are described below. Aeromet applies the APB Opinion No. 25 intrinsic-value based method of accounting for stock-based compensation arrangements. Had compensation cost been determined on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, Aeromet's net loss would have been reduced to the pro forma amounts indicated below:

                                                  December, 31 1996     December 31, 1997
                                                  -----------------     -----------------
      Net loss
            As reported..........................          $ 30                 800
            Pro forma............................            56                 850

     Fixed Price Share Option Plan

     Under the Saving Related Share Option Scheme, the Parent is authorized to issue shares of the Parent's common stock to all full-time employees with six months' service. Under the terms of the scheme, employees can choose each year to have up to (pound)3,000 (equivalent to $4,936 at December 31, 1997) of their annual base earnings withheld to purchase the Parent's common stock. The purchase price of the stock is 80% of the market price at the date of grant. Compensation cost is recognized for the fair value of the employee's purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 1997 and 1996, respectively: dividend yield of 3.02% and 2.27%; an expected life of 2.75 years for both years; expected volatility of 2.5%; and risk-free interest rates of 6.33% and 7.78%.

     Performance-Based Share Option Plans

     Under its Executive Share Option Scheme, the Parent may grant to selected executives stock option awards in the Parent's common stock to a maximum total of outstanding options for any participant of four times annual earnings. Options are granted, normally twice each year, at the market price of the common stock at the date of grant. Since 1991, all options have been granted in three equal parts which, in normal circumstances, are first exercisable three, four, and five years respectively after the date of grant. Exercise of options issued since 1996 is dependent on certain performance criteria based on the Parent's share growth. No options were granted during 1997. The fair value of each option grant was estimated on the date of the grant using the Black-Scholes model with the following assumptions for 1996: dividend yield of 2.27%; an expected life of three years; expected volatility of 25%; and risk-free interest rate of 7.78%.

     The Parent may issue up to 10% of its issued share capital for all schemes operated by it. This is in accordance with the London Stock Exchange regulations.

                            AEROMET INTERNATIONAL PLC

Information with respect to options granted under the stock option plans in respect of the employees of Aeromet is as follows:

                                                               Fixed price                             Performance-based
                                                   --------------------------------------     --------------------------------------
                                                                     Weighted-average                            Weighted-average
                                                                  -----------------------                    -----------------------
                                                                                     Fair                                       Fair
                                                                                 value of                                   value of
                                                       Number      Exercise       options         Number      Exercise       options
                                                   of options         price       granted     of options         price       granted
                                                   ----------     ---------     ---------     ----------     ---------     ---------
Outstanding at December 31, 1995.............         742,839     $    0.88                      653,834     $    0.81
      Granted................................         344,353          1.56          0.59         72,500          2.15          0.47
      Expired or cancelled...................         (91,837)         0.98                       (7,500)         1.96
      Exercised..............................         (28,087)         0.86                     (203,832)         0.71
                                                   ----------                                 ----------
Outstanding at December 31, 1996.............         967,268          1.11                      515,002          1.04
                                                   ----------     ---------                   ----------
      Granted................................         300,271          1.50          0.54             --            --            --
      Expired or cancelled...................        (197,665)         1.21                      (47,000)         1.65
      Exercised..............................        (240,498)         0.72                     (170,000)         0.75
                                                   ----------                                 ----------
Outstanding at December 31, 1997.............         829,376     $    1.34                      298,002     $    0.93
                                                   ==========                                 ==========
Exercisable at:
      December 31, 1997......................             --             --                      189,167     $    0.85

     Summarized information about fixed price stock options outstanding in respect of the employees of Aeromet at December 31, 1997 is as follows:

                                           Options outstanding
                            ----------------------------------------------------             Options exercisable
                                                    Weighted-                         --------------------------------
                                                     average            Weighted-                            Weighted-
               Range of          Number            remaining     average exercise         Number      average exercise
        exercise prices     outstanding     contractual life                price     exercisable                price
        ---------------     -----------     ----------------     ----------------     -----------     ----------------
                  $0.93         100,715            1.3 years           $     0.93              --                   --
                   1.08         211,914            2.3 years                 1.08              --                   --
              1.50-1.56         516,747            3.8 years                 1.53              --                   --
              0.93-1.56         829,376            3.4 years                 1.34              --                   --

     Summarized information about performance-based stock options outstanding in respect of the employees of Aeromet at December 31, 1997 is as follows:

                                           Options outstanding
                            ----------------------------------------------------             Options exercisable
                                                    Weighted-                         --------------------------------
                                                     average            Weighted-                            Weighted-
               Range of          Number            remaining     average exercise         Number      average exercise
        exercise prices     outstanding     contractual life                price     exercisable                price
        ---------------     -----------     ----------------     ----------------     -----------     ----------------
                  $0.46          37,500           0.50 years                $0.46          37,500                $0.46
              0.55-0.98         125,302           5.00 years                 0.80          94,500                 0.81
              1.11-1.35          90,200           7.25 years                 1.20          57,167                 1.17
                   1.98          15,000           8.50 years                 1.96              --                   --
                   2.32          30,000           8.50 years                 2.32              --                   --
                                -------                                                   -------
              0.46-2.32         298,002           5.10 years                 1.09         189,167                 0.85
                                =======                                                   =======

                            AEROMET INTERNATIONAL PLC

     Share Bonus Scheme

     Under the terms of the Share Bonus Scheme, the Parent is authorised to grant shares of the Parent's common stock to the executive directors of Aeromet in lieu of any annual cash bonus. Participation in this plan is obligatory for bonuses above a certain threshold. Under the scheme, Parent common stock, having an initial market value of up to four times the amount excluded from the cash bonus scheme, are notionally allocated to the executive. Over a five year period the trustees of the scheme will, when called upon to do so by the executive, transfer an increasing proportion of such shares to the executive, at which time the remaining shares which have not "vested" will be forfeited by the executive. No shares were granted under this Scheme in 1996 and 1997.

10.  Income Taxes

     Aeromet computes income tax expense based on the UK Statutory Rates. Income tax expense for the year ended December 31, 1996 was computed at the UK Statutory Rate of 33%. During the year ended December 31, 1997, the UK Statutory Rate was reduced from 33% to 31%. For the year ended December 31, 1997, Aeromet computed income tax expense at a rate of 33% for 3 months and 31% for 9 months resulting in a blended rate of 31.5% for the year. Aeromet computed income tax expense for the 5 month period ending May 31, 1998 at the UK Statutory Rate of 31%.

     The provision for income taxes (benefit) is as follows:

                                                               Year ended
                                                              December 31,
                                                              ------------
                                                           1996          1997
                                                         ------        ------
      Current.....................................       $  369           831
      Deferred....................................          201            69
                                                         ------        ------
                                                         $  570           900
                                                         ======        ======

     Income tax expense for the years ended December 31, 1996 and 1997 differ from the amounts computed by applying the UK statutory tax rate to pre-tax income (loss) as a result of the following:

                                                               Year ended
                                                              December 31,
                                                              ------------
                                                           1996          1997
                                                         ------        ------
      Tax provision (benefit) at Statutory Rate...       $  (76)          275
      Amortization of goodwill....................          651           653
      Effect of change in UK Statutory Rate.......           --           (36)
      Non-deductible items and other..............           (5)            8
                                                         ------        ------
                                                         $  570           900
                                                         ======        ======

     Significant components of Aeromet's deferred tax assets and liabilities are as follows:

                                                                      Year ended
                                                                     December 31,
                                                                     ------------
                                                                  1996          1997
                                                                ------        ------
      Deferred tax assets:
            Allowance for doubtful accounts and other........   $  122           138
      Deferred tax liabilities:
            Fixed assets.....................................      623           698
            Intangible assets................................      113           100
                                                                ------        ------
                                                                   736           798
                                                                ------        ------
                                                                $  614           660
                                                                ======        ======

                            AEROMET INTERNATIONAL PLC

11.  Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, receivables and accounts payable, approximate fair value due to the short maturity of such instruments. The carrying value and related fair value for Aeromet's remaining financial instruments, foreign currency contracts, are as follows:

                                                     December 31, 1996                             December 31, 1997
                                            ---------------------------------------     ---------------------------------------
                                            Carrying amount    Estimated fair value     Carrying amount    Estimated fair value
                                            ---------------    --------------------     ---------------    --------------------
Foreign exchange forward contracts.........       $--                  (207)                  --                    121

     The fair value of short term foreign exchange contracts is based on exchange rates at December 31, 1996 and 1997. The fair value of long term foreign contracts is based on various quoted spot forward exchange rates.

12.  Contingencies

     Legal

     Aeromet is currently subject and party to various legal actions arising in the normal course of business. Management believes the ultimate liability, if any, arising from such claims or contingencies is not likely to have a material adverse effect on Aeromet's results of operations or financial condition.

     In the normal course of business, Aeromet disposes of potentially hazardous material which could result in claims related to environmental cleanup. Aeromet has not been notified of any related claims. Aeromet is subject to various other environmental and governmental regulations, however, the extent of any non-compliance with those regulations, if any, is not ascertainable.

13.  Subsequent Event

     In May 1998, the Parent signed a letter of intent with Pacific Aerospace & Electronics, Inc., a public company headquartered in the United States, to sell Aeromet for approximately (pound)45.0 million. The transaction is expected to close in July 1998; however, there is no assurance that the transaction will be completed.

                        Report of Independent Accountants




To the Board of Directors and
Shareholders of Electronic Specialty Corporation


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of nonredeemable shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Electronic Specialty Corporation and its subsidiaries at March 31, 1997, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PRICE WATERHOUSE LLP
Portland, Oregon
June 27, 1997

                        ELECTRONIC SPECIALTY CORPORATION

                           Consolidated Balance Sheet
                                 March 31, 1997


                                     ASSETS
Current assets:
      Cash...........................................................................................   $     89,375
      Accounts receivable, net (Note 1)..............................................................      1,338,014
      Inventories (Notes 1 and 2)....................................................................      2,975,533
      Prepaid expenses and other current assets .....................................................        168,227
      Deferred income taxes..........................................................................         79,650
                                                                                                        ------------
            Total current assets.....................................................................      4,650,799
Equipment, net (Notes 1 and 3).......................................................................      3,854,827
Intangibles, net (Note 12)...........................................................................        258,122
Other long-term assets...............................................................................         67,152
                                                                                                        ------------
                                                                                                        $  8,830,900
                                                                                                        ============

           LIABILITIES AND REDEEMABLE, CUMULATIVE PREFERRED STOCK AND
                       NON-REDEEMABLE SHAREHOLDERS' EQUITY
Current liabilities:
      Line of credit (Note 4)........................................................................   $    988,194
      Accounts payable...............................................................................        688,547
      Delinquent taxes...............................................................................        485,671
        Accrued payroll..............................................................................        157,977
        Accrued vacation.............................................................................        184,125
        Other accrued liabilities....................................................................        213,960
      Note payable to parent (Note 5)................................................................         32,682
      Current portion of notes payable (Note 6)......................................................         99,462
      Current portion of deferred gain (Note 7)......................................................         50,137
                                                                                                        ------------
            Total current liabilities................................................................      2,900,755

Notes payable, net of current portion (Note 6).......................................................        267,711
Deferred gain, net of current portion (Note 7).......................................................        539,502
Deferred income taxes................................................................................        201,792
Other long-term liabilities..........................................................................         57,298
                                                                                                        ------------
                                                                                                           3,967,058
                                                                                                        ------------

Commitments and contingencies (Notes 8 and 11)                                                                    --

Redeemable, cumulative preferred stock, no par value; 1,000,000 shares authorized, 1,700
         shares issued and outstanding (Note 11)                                                           2,652,000

Non-redeemable shareholders' equity: (Note 9)

      Common stock, no par value; 6,000,000 shares authorized, 5,986,201 shares issued and
         outstanding at stated value.................................................................         48,000
      Paid-in capital................................................................................      1,942,951
      Retained earnings..............................................................................        220,891
                                                                                                        ------------
            Total non-redeemable shareholders' equity................................................      2,211,842
                                                                                                        ------------
                                                                                                        $  8,830,900
                                                                                                        ============


    The accompanying notes are an integral part of this financial statement.

                        ELECTRONIC SPECIALTY CORPORATION

                      Consolidated Statement of Operations
                            Year ended March 31, 1997


Sales:
         Relays and solenoids...................................    $ 4,836,022
         Displays...............................................      2,632,187
                                                                    -----------
                 Net sales......................................      7,468,209
Cost of goods sold..............................................      5,584,492
                                                                    -----------
      Gross profit..............................................      1,883,717
Operating expenses..............................................      1,224,535
Research and development expenses (Note 1)......................        103,343
                                                                    -----------
      Income from operations....................................        555,839
                                                                    -----------
Other expenses:
      Interest expense..........................................       (185,089)
      Other expense.............................................        (14,026)
                                                                    -----------
                                                                       (199,115)
                                                                    -----------
Income before income taxes......................................        356,724
Income tax expense (Note 9).....................................       (121,549)
                                                                    -----------
Net income......................................................    $   235,175
                                                                    ===========



    The accompanying notes are an integral part of this financial statement.

                        ELECTRONIC SPECIALTY CORPORATION

          Consolidated Statement of Non-Redeemable Shareholders' Equity
                            Year ended March 31, 1997


                                                Common
                                                shares                                           Retained
                                           outstanding          Amount     Paid-in capital        earnings           Total
                                           -----------     -----------     ---------------     -----------     -----------
Balances at March 31, 1996.............      5,986,201     $    48,000     $     1,942,951     $   121,716     $ 2,112,667
Net income.............................            --               --                  --         235,175         235,175
Accretion of dividends not
   declared............................            --               --                  --        (136,000)       (136,000)
                                           -----------     -----------     ---------------     -----------     -----------
Balances at March 31, 1997.............      5,986,201     $    48,000     $     1,942,951     $   220,891     $ 2,211,842
                                           ===========     ===========     ===============     ===========     ===========


    The accompanying notes are an integral part of this financial statement.

                        ELECTRONIC SPECIALTY CORPORATION

                      Consolidated Statement of Cash Flows
                            Year ended March 31, 1997


Cash flows from operating activities:
      Net income..........................................................................................     $   235,175
      Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation.....................................................................................         652,160
         Amortization of deferred gain....................................................................         (50,834)
         Amortization of intangibles......................................................................          32,270
         Deferred income taxes............................................................................         121,549
      Changes in assets and liabilities:
         Accounts receivable..............................................................................        (644,355)
         Inventories......................................................................................        (807,783)
         Prepaid expenses and other current assets........................................................         (15,199)
         Other long-term assets...........................................................................          54,288
         Accounts payable.................................................................................         485,644
         Accrued liabilities..............................................................................         637,241
                                                                                                               -----------
            Net cash provided by operating activities.....................................................         700,156
                                                                                                               -----------
Cash flows used in investing activities:
      Capital expenditures................................................................................      (1,719,494)
                                                                                                               -----------
Cash flows from financing activities:
      Proceeds from the line of credit, net...............................................................         988,194
      Payments on notes payable...........................................................................        (200,990)
                                                                                                               -----------
            Net cash provided by financing activities.....................................................         787,204
                                                                                                               -----------
Net decrease in cash......................................................................................        (232,134)
Cash at beginning of year.................................................................................         321,509
                                                                                                               -----------
Cash at end of year.......................................................................................     $    89,375
                                                                                                               ===========
Supplemental disclosure of cash flow information:
      Cash paid for interest..............................................................................     $    65,431
                                                                                                               ===========


    The accompanying notes are an integral part of this financial statement.

                        ELECTRONIC SPECIALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  Significant Accounting Policies

     Organization

     Electronic Specialty Corporation, an 82% owned subsidiary of Deltec International, Inc. ("Deltec"), is primarily engaged in the manufacturing and distribution of electromechanical relays and solenoids to large, high-reliability aerospace and military prime contractors, and specialized anti-glare displays for use on laptop computers and military/commercial airplane view screens. All production operations are performed at the Electronic Specialty Corporation's manufacturing plant and offices in Clark County, Washington. During 1996, Electronic Specialty Corporation acquired all the assets and certain liabilities of Displays and Technologies, Inc. (D&T). The accompanying financial statements include all of the costs of doing business of Electronic Specialty Corporation. The accounts of Electronic Specialty Corporation do not include any charges for services from its parent, Deltec, as no services were provided to Electronic Specialty Corporation by Deltec.

     Principles of Consolidation

     The consolidated financial statements include the accounts of Electronic Specialty Corporation and its wholly owned subsidiaries: ESN Corporation (a leasing company) and D&T (collectively, "ESC"). Significant intercompany accounts and transactions have been eliminated in consolidation.

     Management Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition and Accounts Receivable

     ESC recognizes sales when the related products are shipped. Sales are recorded net of applicable cash discounts and allowances for returns.

     Inventories

     Inventories are stated at the lower of cost or market. ESC uses the first-in, first-out (FIFO) method to determine cost.

     Equipment

     Equipment is stated at cost. Depreciation has been provided for financial reporting purposes over the estimated useful lives of the assets, which range from five to ten years based on the straight-line method. Repair and maintenance costs are charged to expense as incurred. Upon disposal, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the results of operations.

     Research and Development Expenses

     Research and development expenses are related to the design, prototyping and development of new products. These expenditures are charged to expense as incurred.

     Income Taxes

     ESC accounts for income taxes under the liability method as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (SFAS No. 109).

                        ELECTRONIC SPECIALTY CORPORATION

     Fair Value of Financial Instruments

     There are no significant differences between the carrying values and fair market values of ESC's financial instruments. ESC estimates fair value based upon existing interest rates related to such assets and liabilities compared to the current market rates of interest for instruments of similar nature and degree of risk.

     Concentrations of Credit Risk

     Approximately 19% of ESC's fiscal year 1997 sales and 23% of March 31, 1997 accounts receivable were from an aerospace manufacturer.

     Earnings per share

     Earnings per share has not been presented because it is not considered meaningful.

(2)  Inventories

     Inventories at March 31, 1997 consist of the following:


      Raw materials.............................       $   725,123
      Work-in-process...........................         2,059,619
      Finished goods............................           190,791
                                                       -----------
                                                       $ 2,975,533

(3)  Equipment

     Equipment at March 31, 1997 consists of the following:


      Machinery and equipment...................       $ 7,345,776
      Furniture and fixtures....................           455,572
                                                       -----------
                                                         7,801,348
      Less accumulated depreciation.............        (3,946,521)
                                                       -----------
                                                       $ 3,854,827

(4)  Line of Credit

     ESC has an operating line of credit with a bank. The line provides for borrowings of up to $1,000,000 at the interest rate of 3.25% plus the 30-day commercial paper rate (5.69% at March 31, 1997). Borrowings of $988,194 were outstanding under the line at March 31, 1997. Borrowings are collateralized by ESC's inventories and accounts receivable. The line of credit agreement expires on December 31, 1997 and requires ESC to comply with certain financial ratios and requirements. ESC was in compliance as of March 31, 1997.

(5)  Note Payable to Deltec

     ESC has a note to Deltec with an outstanding balance of $32,682 payable at March 31, 1997. The note is payable on demand with interest due monthly at the rate of 12% per annum. Interest on the note aggregated $4,090 for fiscal year 1997.

                        ELECTRONIC SPECIALTY CORPORATION

(6)  Notes Payable

     ESC has unsecured notes payable to third parties in connection with a non-competition agreement. At March 31, 1997, the notes payable aggregated $36,724, and are classified as a current liability. The notes were due on May 1, 1995 and bear no interest. The notes are in default at March 31, 1997; however, the note holders have notified ESC that they will continue to accept monthly payments of $1,750 until the notes are paid in full. On March 20, 1996, ESC obtained a bank note which was secured by ESC's inventories and equipment. The note was paid in full on August 27, 1996. On June 10, 1996, ESC obtained a five-year note secured by certain equipment. The note bears interest at 9.5% and is due in monthly payments of principal and interest of $3,026. On September 30, 1996, ESC obtained a five-year note secured by certain equipment. The note bears interest at 9.5% and is due in monthly payments of principal and interest of $4,603. Future principal maturities on these notes are as follows:

          Fiscal Year
          1998........................     $ 62,738
          1999........................       68,996
          2000........................       75,881
          2001........................       83,452
          2002........................       39,382
                                           --------
                                            330,449
Less current portion                        (62,738)

                                           $267,711

(7)  Deferred Gain

     During March 1994, ESC entered into an agreement to sell and lease back its principal place of business. The agreement provided for the sale of the property (consisting of land and a building) in the net amount of $2,522,030, resulting in a gain of $752,050. The gain was deferred and is being amortized ratably as other income over the lease term of fifteen years. Such other income aggregated $50,834 for fiscal year 1997.

(8)  Commitments

     Operating Leases

     ESC leases its office space and certain equipment under noncancelable leases expiring in various years through fiscal year 2009. Future minimum lease payments under noncancelable operating leases for the next five years are summarized as follows:


          Fiscal Year
          1998                           $   440,347
          1999                               327,443
          2000                               319,739
          2001                               318,233
          2002                               304,412
          Thereafter                       2,100,000
                                         -----------
                                         $ 3,810,174

     Total rental expense under operating leases for the year ended March 31, 1997 aggregated $535,922.

                        ELECTRONIC SPECIALTY CORPORATION

(9)  Income Taxes

     ESC's taxable income is included in the consolidated income tax returns of Deltec. No income tax expense is allocated or charged by Deltec to ESC. ESC has adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (SFAS No. 109).

     SFAS No. 109 requires ESC to account for income taxes as though it were a separate entity for tax reporting purposes, and transactions with Deltec relating to ESC's tax attributes are recorded as adjustments to paid-in capital.

     The provision for income taxes for the year ended March 31, 1997 consists of non-current deferred tax expense of $121,549.

     The components of the net deferred tax assets and liabilities as of March 31, 1997 are as follows:

           Net current deferred tax asset:
               Assets:
                    Deferred gain.......................................  $   17,048
                    Vacation accrual....................................      62,602
                                                                          ----------
           Current deferred tax asset...................................  $   79,650
                                                                          ==========
           Noncurrent deferred tax assets and liability:
               Assets:
                    Intangibles.........................................  $    7,314
                    Deferred gain.......................................     183,431
                                                                          ----------

                                                                             190,745
               Liability:                                                 ----------
                    Equipment...........................................     392,537
                                                                          ----------

           Net noncurrent deferred tax liability........................  $ (201,792)
                                                                          ==========

                        ELECTRONIC SPECIALTY CORPORATION

(10) Benefit Plans

     ESC's bargaining unit employees were covered by a multi-employer pension plan through March 31, 1995. Effective December 1, 1994, the plan was replaced by a multi-employer pension 401(k) savings plan for bargaining employees. Both plans are administered by the Western Conference of Teamsters. The plans, which are not considered ESC pension plans, are defined contribution benefit plans to which ESC makes voluntary contributions based on a fixed amount per hour for each employee, as specified in the labor agreement. Information as to ESC's portion of accumulated plan benefits, plan net assets and unfunded vested benefits is not available. Contributions to these plans for the year ended March 31, 1997 aggregated $85,206.

     ESC has a salary reduction plan (IRS Code section 401(k)) covering its nonbargaining unit employees. The plan provides for tax-exempt salary reduction payments to be made by participants to a trust, with a limited matching payment to be made by ESC. No matching payments were made during the year ended March 31, 1997.

(11) Redeemable Preferred Stock

     The holders of ESC's redeemable preferred stock have the following privileges and rights:

          Dividends. A cumulative dividend on the redeemable preferred stock will accrue at the rate of $80 (i.e. 8%) per share per annum. The dividend will be payable only (a) if, as and when determined by the board of directors of ESC or (b) upon the liquidation or winding up of ESC or redemption of the redeemable preferred stock. For the year ended March 31, 1997, no dividends were declared by the board of directors.

          Liquidation Preference. In the event of the liquidation or winding up of ESC, the holders of the redeemable preferred stock will be entitled to receive, in preference to the holders of the common stock, an amount (the "liquidation amount") equal to the original purchase price ($1,000 per share) plus any dividends accrued but not paid.

          Redemption. At any time after the date of original issuance of the redeemable preferred stock, ESC may redeem the whole or any part of the redeemable preferred stock by paying in cash the liquidation amount. At any time after the date which is ten years after the date of original issuance of the redeemable preferred stock, at the written request of a holder of any shares of the redeemable preferred stock, ESC will redeem the shares by paying in cash the liquidation amount.

          Conversion. The redeemable preferred stock shall not be convertible into shares of common stock or any other securities of ESC.

          Voting rights. Except as may be otherwise provided by law, the redeemable preferred stock shall be nonvoting and shall not participate in any actions to be taken by the shareholders of ESC.

     Because ESC may be required to redeem all of the outstanding shares of redeemable preferred stock at liquidating values, the accompanying consolidated balance sheet reflects total redeemable preferred stock at its original purchase price plus accrued dividends. As a result, the amount of $2,652,000 represents the liquidation value of redeemable preferred stock at March 31, 1997.

                        ELECTRONIC SPECIALTY CORPORATION

(12) Acquisition of Displays and Technologies, Inc.

     In connection with the Company's purchase of D & T the purchase price includes contingent consideration to be calculated based on D&T's future earnings, and is to be paid with ESC's series B nonvoting preferred stock for 70 percent of the purchase price and a promissory note for the remaining 30 percent. On June 26, 1997, the purchase option agreement was amended extending the earnings period by two years. As amended, the calculation provides that the former owners of D&T will receive 60% of net income, as defined, calculated over the period from fiscal 1996 through fiscal 2000. Due to the contingent nature of the purchase price, no purchase adjustment has been recorded as of March 31, 1997.

     ESC has accounted for this acquisition using the purchase method. Accordingly, the cost of the acquisition was allocated to the assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. Goodwill of $322,658 was recorded as an intangible asset equal to the difference between the acquisition cost and the fair values of the assets acquired and liabilities assumed. ESC is amortizing goodwill over ten years using the straight-line method. Accumulated amortization was $64,536 at March 31, 1997.


(13) Subsequent Event - Unaudited

     Effective March 1, 1998, substantially all of the Company's assets were purchased and certain liabilities were assumed by Pacific Aerospace & Electronics, Inc. The purchase price consisted of $2.0 million in cash and 923,304 shares of Pacific Aerospace & Electronics, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
           For the Nine-Month Periods Ended December 31, 1997 and 1996
                                   (Unaudited)


                                                                           1997               1996
                                                                   ------------       ------------
Sales:
   Relays and solenoids........................................    $  4,120,442       $  2,506,008
   Displays....................................................       3,884,058          2,441,391
                                                                   ------------       ------------
      Net sales................................................       8,004,500          4,947,399
Cost of goods sold.............................................       6,173,081          3,711,233
                                                                   ------------       ------------

   Gross profit................................................       1,831,419          1,236,166

Operating expenses.............................................       1,054,367            897,297
Research and development expenses (Note 1).....................         177,777             70,436
                                                                   ------------       ------------

   Income from operations......................................         599,275            268,439

Other expenses:
   Interest expense............................................        (113,470)           (87,485)
   Other expense...............................................         (54,870)             1,486
                                                                   ------------       ------------

Income before income taxes.....................................         430,935            182,440
Income tax expense (Note 9)....................................        (146,518)           (62,030)
                                                                   ------------       ------------

Net income.....................................................    $    284,417       $    120,410
                                                                   ============       ============


     The accompanying notes are an integral part of this financial statement

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the Nine-Month Periods Ended December 31, 1997 and 1996
                                   (Unaudited)


                                                                                                            1997              1996
                                                                                                      ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income....................................................................................  $  284,417        $  120,410
      Adjustments to reconcile net income (loss) to net cash provided by operating activities:
         Depreciation...............................................................................     550,524           487,363
         Amortization of deferred gain..............................................................     (38,126)          (38,125)
         Amortization of intangibles................................................................      24,201            26,324
         Deferred income taxes......................................................................     146,518            62,030
      Changes in assets and liabilities:
         Accounts receivable........................................................................     (35,632)         (558,481)
         Inventories................................................................................    (480,507)         (838,411)
         Prepaid expenses and other current assets..................................................      67,775           (55,417)
         Other long-term assets.....................................................................         357                --
         Accounts payable...........................................................................      14,602           482,914
         Accrued liabilities........................................................................    (400,248)          394,718
                                                                                                      ----------        ----------
            Net cash provided by operating activities...............................................     133,881            83,325

CASH FLOWS USED IN INVESTING ACTIVITIES:
      Capital expenditures..........................................................................    (552,013)       (1,120,424)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from the line of credit, net.........................................................     163,583           949,865
      Payments on notes payable.....................................................................     174,993           345,766
      Proceeds from note payable                                                                              --          (524,862)
                                                                                                      ----------        ----------
            Net cash flow from financing activities.................................................     338,576           770,769
                                                                                                      ----------        ----------
NET CHANGE  IN CASH.................................................................................     (79,556)         (266,330)

Cash at beginning of period.........................................................................      89,375           321,509
                                                                                                      ----------        ----------

Cash at end of period...............................................................................  $    9,819        $   55,179
                                                                                                      ==========        ==========


     The accompanying notes are an integral part of this financial statement

                        ELECTRONIC SPECIALTY CORPORATION
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS Nine-Month Periods Ending December 31, 1997 and 1996


Note 1: Basis of  Presentation

The accompanying unaudited consolidated financial statements of Electronic Specialty Corporation ("ESC") have been prepared in accordance with Form S-4 instructions and, in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly ESC's consolidated financial position as of December 31, 1997 and 1996, the consolidated results of operations for the nine-month periods ended December 31, 1997 and 1996, and the consolidated statements of cash flow for the nine-month periods ended December 31, 1997 and 1996. All significant intercompany transactions have been eliminated in the consolidation process. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of ESC's annual financial statements for the year ended March 31, 1997.

Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The financial statements should be read in conjunction with the audited financial statement and notes thereto for the year ended March 31, 1997.

The results of operations for the nine-month periods ended December 31, 1997 and 1996 are not necessarily indicative of the results to be expected or anticipated for the full fiscal year.


Note 2: Inventories

Inventories consist of the following:

                                     December 31,         March 31,
                                            1997              1997
          Raw materials            $     825,936     $     725,123
          Work in progress             2,415,976         2,059,619
          Finished goods                 214,128           190,791

                                   $   3,456,040     $   2,975,533
                                   =============     =============


Note 3:  Nonredeemable Shareholders' Equity

Changes in nonredeemable shareholders' equity during the nine-month period ended December 31, 1997, included net income of $287,417, and the accretion of dividends not declared to the redeemable, cumulative preferred stock of $102,000 in each period.


Note 4: Subsequent Event

Effective March 1, 1998, substantially all of the Company's assets were purchased and certain liabilities were assumed by Pacific Aerospace & Electronics, Inc. The purchase price consisted of $2.0 million in cash and 923,304 shares of Pacific Aerospace & Electronics, Inc.

                        INDEX TO UNAUDITED PRO FORMA DATA


                                                                            Page

Unaudited Pro Forma Financial Data.......................................... P-2
Unaudited Pro Forma Statements of Operations Data for year ended
  May 31, 1998 and the three-month period ended August 31, 1998............. P-3
Notes to Unaudited Pro Forma Statement of Operations Data................... P-4

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following Unaudited Pro Forma Financial Data for the year ended May 31, 1998, and for the three-month period ended August 31, 1998, gives effect to the Company's acquisitions of ESC in the fourth quarter of fiscal 1998, and Aeromet in the first quarter of fiscal 1999, including related financing transactions, as if such transactions had occurred on June 1, 1997. The historical statement of operations data of the Company for the year ended May 31, 1998, already reflects the results of operations of Balo and ESC since the time of their respective acquisitions by the Company.

     This Unaudited Pro Forma Financial Data is based on the assumptions and adjustments described in the accompanying notes which the Company believes are reasonable. The Unaudited Pro Forma Statement of Operations Data does not purport to represent what the Company's results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The financial data is based upon assumptions and adjustments that the Company believes are reasonable. This Unaudited Pro Forma Financial Data and the accompanying notes should be read in conjunction with the historical financial statements of the Company, ESC and Aeromet, including the notes thereto, included elsewhere in this Prospectus.

     Each of the acquisitions referred to in this Unaudited Pro Forma Financial Data has been accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of their respective acquisitions. These amounts have been recorded based upon preliminary estimates as of the dates of the acquisitions. The Company does not believe that any changes to these estimates that may occur will have a material impact on the Unaudited Pro Forma Financial Data.

                Unaudited Pro Forma Statement of Operations Data
                        For the year ended May 31, 1998
              and for the three-month period ended August 31, 1998
                                 (In thousands)


                                                                                                              Three-month period
                                                             For the year ended May 31, 1998                        ended
                                             -----------------------------------------------------------       August 31, 1998
                                                        Historical                                         -----------------------
                                             ---------------------------------                 Pro forma   Historical
                                                                                 Pro forma            as   ----------  Proforma as
                                             Company(1)    ESC(2)  Aeromet(3)  adjustments    adjusted(4)     Company  adjusted(9)
                                             ----------  --------  ----------  -----------    ----------   ----------  -----------
Statement of Operations Data:
      Net sales...........................  $   54,099     7,566      53,840            --       115,505       19,178       28,760
      Cost of sales.......................      39,487     6,143      43,645          900(5)      90,175       14,504       22,924
                                            ----------  --------   ---------   -----------    ----------   ----------   ----------
      Gross profit........................      14,612     1,423      10,195         (900)        25,330        4,674        5,836
      Operating expenses..................       9,872     1,325       6,240       (1,477)(6)     15,960        3,776        4,621
                                            ----------  --------   ---------   -----------    ----------   ----------   ----------
      Income from operations..............       4,740        98       3,955          577          9,370          898        1,215
      Net interest expense................        (755)     (181)       (679)      (8,530)(7)    (10,145)        (843)      (2,348)
      Other income (expense)..............        (853)      (57)         --           --           (910)      (6,721)      (6,721)
                                            ----------  --------   ---------   -----------    ----------   ----------   ----------
      Income (loss) before income taxes...       3,132      (140)      3,276       (7,953)        (1,685)      (6,666)      (7,854)
      Income taxes (benefit)..............        (482)       --       1,673          126(8)       1,317        2,255        2,385
                                            ----------  --------   ---------   -----------    ----------   ----------   ----------
      Net income (loss)...................  $   3,614      (140)       1,603       (8,079)        (3,002)      (4,411)      (5,469)
                                            ==========  ========   =========   ===========    ==========   ==========   ==========

Notes to Unaudited Pro Forma Statement of Operations Data

(1) Represents the results of operations of the Company for the year ended May 31, 1998, and the results of operations of Balo and ESC from the effective dates of their respective acquisitions.

(2) Represents the results of operations for ESC from June 1, 1997, through the effective date of its acquisition (March 1, 1998), including incremental amortization of cost in excess of net book value of acquired subsidiaries arising from the acquisition of ESC of $181,000, net of amortization previously recorded which was eliminated. Cost in excess of net book value of acquired subsidiaries was being amortized over 15 years before it was written off during the three-month period ended August 31, 1998.

(3) Represents the results of operations for Aeromet for the year ended May 31, 1998.

(4) Presents the statement of operations data of the Company as if the acquisition of Aeromet and ESC and related financing transactions had occurred on June 1, 1997.

(5) Represents depreciation on fair value adjustment to property, plant and equipment upon the Aeromet Acquisition. The $9.0 million fair value adjustment is being amortized over 10 years.

(6) Represents the incremental amortization of cost in excess of net book value of acquired subsidiaries arising from the acquisition of Aeromet of $1.1 million, net of amortization previously recorded by Aeromet of $2.1 million, which has been eliminated. Cost in excess of net book value of acquired subsidiaries is being amortized over 40 years for Aeromet. Also represents the elimination of $474,000 of management fees paid to Aeromet's previous parent.

(7) Represents incremental interest to be incurred from indebtedness in connection with the acquisition of Aeromet ($75.0 million). Interest expense was calculated at the annual rate of 11.25%, representing the rate on the indebtedness expected to be incurred in the acquisition. Interest expense on debt not assumed in the Aeromet Acquisition ($479,000) has been eliminated. Deferred financing costs ($4.0 million) are amortized over 7 years.

(8) Tax provision to reflect the Company's estimated taxes on certain pro forma adjustments.

(9) Adds Aeromet's results of operations for June and July 1998 to the Company's August 31, 1998 historical data.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Article 8 of the Company's Articles of Incorporation authorizes the Company to indemnify its directors to the fullest extent permitted by the Washington Business Corporation Act through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors.

     In accordance with such authorization, Section 10 of the Company's Bylaws ("Bylaws") requires indemnification, to the fullest extent permitted by applicable law, of any person who is or has served as a director or officer of the Company, as well as any person who, while serving as a director or officer of the Company, served at the request of the Company as a director, officer, employee or agent of another entity, against expenses reasonably incurred because such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative.

     Notwithstanding these indemnification obligations, Section 10 of the Bylaws states that no indemnification will be provided (a) to the extent that such indemnification would be prohibited by the Washington Business Corporation Act or other applicable law as then in effect, or (b) except with respect to proceedings seeking to enforce rights to indemnification, to any director or officer seeking indemnification in connection with a proceeding initiated by such person unless such proceeding was authorized by the Board of Directors.

     Section 10 of the Bylaws also provides that expenses incurred in defending any proceeding in advance of its final disposition shall be advanced by the Company to the director or officer upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company, except where the Board of Directors adopts a resolution expressly disapproving such advancement.

     Section 10 of the Bylaws also authorizes the Board to indemnify and advance expenses to employees and agents of the Company on the same terms and with the same scope and effect as the provisions thereof with respect to the indemnification and advancement of expenses to directors and officers.

Item 21. Exhibits and Financial Statement Schedules

     (a)  Exhibits

 Exhibit
  Number    Description

   2.1 Share Acquisition Agreement dated July 1, 1998, by and between Charles Baynes plc, Westpark Limited, Pacific Aerospace and Electronics (U.K.) Limited, and Pacific Aerospace & Electronics, Inc.(18)

   3.1      Articles of Incorporation of Pacific Aerospace & Electronics,
            Inc.(6)

   3.2 Amendment to Articles of Incorporation containing Designation of Rights and Preferences of Series A Convertible Preferred Stock, as corrected. (8)

   3.3 Amendment to Articles of Incorporation containing Designation of Rights and Preferences of Series Convertible Preferred Stock. (20)

   3.4      Bylaws of Pacific Aerospace & Electronics, Inc.(6)

   3.5 Amended and Restated Articles of Incorporation of Pacific Coast Technologies, Inc.(24)

   3.6 Bylaws of Pacific Coast Technologies, Inc., including all amendments. (24)

   3.7 Amended and Restated Articles of Incorporation of Cashmere Manufacturing Co., Inc.(24)

   3.8      Amended and Restated Bylaws of Cashmere Manufacturing Co., Inc. (24)

   3.9      Amended and Restated Articles of Incorporation of Ceramic Devices,
            Inc.(24)

   3.10     Amended and Restated Bylaws of Ceramic Devices, Inc. (24)

   3.11 Articles of Incorporation of Aeromet America, Inc., including all amendments.(24)

   3.12 Amended and Restated Bylaws of Aeromet America, Inc., including all amendments. (24)

   3.13 Articles of Incorporation of Seismic Safety Products, Inc., including all amendments.(24)

   3.14     Bylaws of Seismic Safety Products, Inc. (24)

   3.15 Articles of Incorporation of Northwest Technical Industries, Inc., including all amendments.(24)

   3.16     Bylaws of Northwest Technical Industries, Inc. (24)

   3.17 Articles of Incorporation of Balo Precision Parts, Inc., including all amendments.(24)

   3.18     Amended and Restated Bylaws of Balo Precision Parts, Inc. (24)

   3.19 Articles of Incorporation of Electronic Specialty Corporation, including all amendments.(24)

   3.20     Bylaws of Electronic Specialty Corporation. (24)

   3.21 Articles of Incorporation of PA&E International, Inc., including all amendments.(24) 3.22 Bylaws of PA&E International, Inc. (24)

   4.1      Form of specimen certificate for Common Stock.(6)

   4.2      Form of specimen certificate for Warrants.(6)

   4.3 Form of specimen certificate for the Series A Convertible Preferred Stock.(8)

   4.4 Form of specimen certificate for the Series B Convertible Preferred Stock.(20)

   4.5 Form of Common Stock Purchase Warrant issued to holders of the Series B Convertible Preferred Stock on May 15, 1998.(20)

   4.6 Registration Rights Agreement, dated May 15, 1998 between Pacific Aerospace & Electronics, Inc. and the holders of the Series B Convertible Preferred Stock.(20)

   4.7 Warrant Agreement between Interwest Transfer Co., Inc. and PCT Holdings, Inc. dated July 1, 1996.(4)

   4.8 Form of Stock Purchase Agreement used in Fall 1997 Common Stock and Note Offering. (14)

 Exhibit
  Number    Description

   4.9 Purchase Warrant from Pacific Aerospace & Electronics, Inc. to Paulson Investment Company, Inc., dated September 30, 1997.(20)

   4.10 Purchase Warrant from Pacific Aerospace & Electronics, Inc. to Chester L. Paulson, dated September 30, 1997.(20)

   4.11 Purchase Warrant from Pacific Aerospace & Electronics, Inc. to M. Lorraine Maxfield dated September 30, 1997.(20)

   4.12 Common Stock Purchase Warrant No. 001 from Pacific Aerospace & Electronics, Inc. to Donald A. Wright dated as of November 30, 1996.(10)

   4.13 Common Stock Purchase Warrant No. 002 from Pacific Aerospace & Electronics, Inc. to Nick A. Gerde dated as of November 30, 1996.(10)

   4.14 Common Stock Purchase Warrant No. 003 from Pacific Aerospace & Electronics, Inc. to Edward A. Taylor dated as of November 30, 1996.(10)

   4.15 Common Stock Purchase Warrant from PCT Holdings, Inc. to Robert L. Smith Unified Credit Trust dated as of February 5, 1998.(20)

   4.16 Common Stock Purchase Warrant from Pacific Aerospace & Electronics, Inc. to David A. Noyes & Company dated June 3, 1997. (9)

   4.17 Common Stock Purchase Warrant from Pacific Aerospace & Electronics, Inc. to Gregory K. Smith dated June 3, 1997. (9)

   4.18 Common Stock Purchase Warrant from Pacific Aerospace & Electronics, Inc. to Nestor Wiegand dated June 3, 1997. (9)

   4.19 Securities Purchase Agreement, dated May 15, 1998, between Pacific Aerospace & Electronics, Inc. and the purchasers of the Company's Series B Convertible Preferred Stock. (20)

   4.20 Purchase Agreement dated as of July 23, 1998, between Pacific Aerospace & Electronics, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Morel Industries, Inc., Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., Seismic Safety Products, Inc., PA&E International, Inc. and Friedman, Billings, Ramsey & Co., Inc. and BancBoston Securities Inc.(18)

   4.21 Indenture dated as of July 30, 1998, between Pacific Aerospace & Electronics, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Morel Industries, Inc., Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., Seismic Safety Products, Inc., PA&E International, Inc. and IBJ Schroder Bank & Trust Company.(18)

   4.22 Registration Rights Agreement, dated as of July 30, 1998, between Pacific Aerospace & Electronics, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Morel Industries, Inc., Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., Seismic Safety Products, Inc., PA&E International, Inc. and Friedman, Billings, Ramsey & Co., Inc. and BancBoston Securities Inc.(18)

   4.23     Form of Global Note by Pacific Aerospace & Electronics, Inc.(18)

   4.24 Form of Subsidiary Guaranty from the U.S. subsidiaries of Pacific Aerospace & Electronics, Inc. (24)

   4.25 Form of Stock Purchase Agreement used in Fall 1998 Common Stock Offering. (24)

   5.1      Opinion of Stoel Rives LLP dated November 25, 1998. (24)

   10.1 Placement Agreement, dated October 21, 1997, between Pacific Aerospace & Electronics, Inc. and Lysys Ltd. (12)

   10.2 Placement Agreement, dated March 25, 1998, as amended May 15, 1998, between Pacific Aerospace & Electronics, Inc. and Lysys Ltd. (20)

 Exhibit
  Number    Description

   10.3     Amended and Restated Stock Incentive Plan.(5)

   10.4     Amendment No. 1 to the Amended and Restated Stock Incentive Plan.
            (19)

   10.5     Amended and Restated Independent Director Stock Plan.(21)

   10.7     1997 Employee Stock Purchase Plan.(11)

   10.8 Employment Agreement, dated June 1, 1997, between Pacific Aerospace & Electronics, Inc. and Donald A. Wright.(9)

   10.9 Employment Agreement, dated June 1, 1997, between Pacific Aerospace & Electronics, Inc. and Nick A. Gerde.(9)

   10.10 Employment Agreement, dated September 1, 1997, between Pacific Aerospace & Electronics, Inc. and Sheryl A. Symonds.(12)

   10.11 Debt Restructuring Agreement, dated April 6, 1998, between Pacific Aerospace & Electronics, Inc., Orca Technologies, Inc., Televar, Inc. and MONITRx, Inc.(15)

   10.12 Commercial Guaranty, dated July 16, 1997, from Pacific Aerospace & Electronics, Inc. to KeyBank National Association.(13)

   10.13 Promissory Note, dated March 18, 1998, from Pacific Aerospace & Electronics, Inc. to KeyBank National Association.(15)

   10.14 Security Agreement, dated March 18, 1998, from Pacific Aerospace & Electronics Inc. to KeyBank National Association.(15)

   10.15 Facility Letter, dated July 30, 1998, from Barclays Bank plc to Aeromet International plc.(20)

   10.16 Loan Agreement, dated September 22, 1998, between Pacific Aerospace & Electronics, Inc. and KeyBank National Association. (22)

   10.17 Promissory Note, dated September 22, 1998, from Pacific Aerospace & Electronics, Inc. to KeyBank National Association.(22)

   10.18 Security Agreement, dated September 22, 1998, between Pacific Aerospace & Electronics, Inc. and KeyBank National Association.(22)

   10.19 Promissory Note, dated September 30, 1998, from Pacific Aerospace & Electronics, Inc. to KeyBank National Association.(22)

   10.20 Deed of Trust, dated September 30, 1998, between Pacific Aerospace & Electronics, Inc., KeyBank National Association and Land Title Company, Chelan-Douglas County, Inc.(22)

   10.21 Agreement, dated as of August 27, 1998, between Pacific Aerospace & Electronics, Inc., Liviakis Financial Communications, Inc. and Robert B. Prag.(22)

   10.22 Asset Purchase Agreement, dated April 13, 1998, between Pacific Aerospace & Electronics, Inc. and Electronic Specialty Corporation.(17)

   10.23 Sublease between Pacific Aerospace & Electronics, Inc. and Orca Technologies, Inc. dated April 27, 1998.(20)

   10.24 General Terms Agreement No. PLR-950 Relating to Boeing Model Aircraft between Cashmere Manufacturing Co., Inc. and Boeing Commercial Airplane Group, effective as of February 5, 1990, as amended.(2)

   10.25 Special Business Provisions No. L-890821-8140N between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of December 18, 1992.(2)(3)

   10.26 Special Business Provisions No. L-500660-8134N between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of December 31, 1991.(2)(3)

   10.27 Special Business Provisions No. L-435579-8180N between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of August 11, 1994.(2)(3)

 Exhibit
  Number    Description

   10.28 Special Business Provisions No. PLR-950A between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of February 5, 1990.(2)(3)

   10.29 Administrative Agreement No. L-435579-8180N between Cashmere Manufacturing Co., Inc. and Boeing Commercial Airplane Group effective as of August 11, 1994.(2)

   10.30 Special Business Provisions No. POP-65311-0047 between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of February 26, 1996.(2)(3)

   10.31 General Terms Agreement No. BCA-65311-0044 between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of February 26, 1996.(2)

   10.32 General Terms Agreement No. BCA-65311-0140 between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of June 11, 1997.(20)

   10.33 Special Business Provisions No. POP-65311-0143 between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of June 11, 1997.(20)(3)

   10.34 Long Term Agreement No. 0108098 between Northrop Grumman Corporation and Cashmere Manufacturing Co., Inc. effective as of April 6, 1998.(20)(3)

   12.1     Statement regarding Computations of Ratios. (24)

   16.1     Letter from accountant regarding a change of accountants.(16)

   21.1     List of Subsidiaries.(23)

   23.1     Consent of Moss Adams LLP. (24)

   23.2     Consent of KPMG Peat Marwick LLP. (24)

   23.3     Consent of KPMG Audit plc. (24)

   23.4     Consent of PricewaterhouseCoopers LLP. (24)

   23.5     Consent of Stoel Rives LLP (included in Exhibit 5.1).

   24.1     Power of Attorney - Pacific Aerospace & Electronics, Inc.(24)

   24.2     Power of Attorney - Pacific Coast Technologies, Inc.(24)

   24.3     Power of Attorney - Cashmere Manufacturing Co., Inc.(24)

   24.4     Power of Attorney - Ceramic Devices, Inc.(24)

   24.5     Power of Attorney - Aeromet America, Inc.(24)

   24.6     Power of Attorney - Seismic Safety Products, Inc.(24)

   24.7     Power of Attorney - Northwest Technical Industries, Inc.(24)

   24.8     Power of Attorney - Balo Precision Parts, Inc.(24)

   24.9     Power of Attorney - Electronic Specialty Corporation.(24)

   24.10    Power of Attorney - PA&E International, Inc.(24)

   25.1     Statement of Eligibility of Trustee on Form T-1. (24)

   27       Financial Data Schedule. (24)

   99       Form of Letter of Transmittal. (24)

--------------

(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB of the year ended May 31, 1995.
(2) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed on June 19, 1996.
(3) Subject to confidential treatment. Omitted confidential information was filed separately with the Securities and Exchange Commission.
(4) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended May 31, 1996.

(5) Incorporated by reference to the Company's Current Report on Form 10-QSB for the quarterly period ended November 30, 1996.
(6) Incorporated by reference to the Company's Current Report on Form 8-K filed on December 12, 1996, reporting the Reincorporation Merger.
(7) Incorporated by reference to the Company's Registration Statement of Certain Successor Issuers on Form 8-B filed on February 6, 1997.
(8) Incorporated by reference to the Company's Current Report on Form 8-K filed on March 12, 1997, reporting the Series A Preferred Stock offering.
(9) Filed with the Company's Annual Report on Form 10-KSB for the fiscal year ending May 31, 1997.
(10) Incorporated by reference to the Company's Registration Statement on Form S-8 filed on June 11, 1997.
(11) Filed with the Company's Definitive Proxy Statement for its 1997 Annual Shareholders Meeting, on August 28, 1997.
(12) Submitted with the Post-Effective Amendment No. 1 to Form SB-2, filed on October 31, 1997.
(13) Filed with the Company's Quarterly Report on Form 10-QSB for the quarterly period ending November 30, 1997.
(14) Incorporated by reference to the Company's Registration Statement on Form S-3 filed on December 3, 1997.
(15) Filed with the Company's Quarterly Report on Form 10-QSB for the quarterly period ending February 28, 1998.
(16)  Filed with the Company's Current Report on Form 8-K, dated April 22, 1998.
(17) Incorporated by reference to the Company's Current Report on Form 8-K filed on July 10, 1998.
(18) Incorporated by reference to the Company's Current Report on Form 8-K filed on August 14, 1998.
(19) Incorporated by reference to the Company's Registration Statement on Form S-8 filed on November 7, 1997.
(20) Incorporated by reference to the Company's Annual Report on Form 10-K filed on August 28, 1998.
(21) Incorporated by reference to the Company's Definitive Proxy Statement filed on September 1, 1998.
(22) Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed on October 13, 1998, and Form 10-Q/A filed on October 15, 1998.
(23) Incorporated by reference to the Company's Registration Statement on Form S-1 filed on October 30, 1998.
(24)  Filed with this Registration Statement.

     (b)  Financial Statement Schedules

         All financial statement schedules required by Item 21(b) are omitted because the information called for is not required or is shown either in the financial statements included in the Prospectus or in notes to such financial statements.

Item 22. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of that act.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, PACIFIC AEROSPACE & ELECTRONICS, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       PACIFIC AEROSPACE & ELECTRONICS, INC.


                                       By /s/ DONALD A. WRIGHT
                                          --------------------------------------
                                          Donald A. Wright, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.

           Signature                                   Title
           ---------                                   -----

      /s/ DONALD A. WRIGHT             Chief Executive Officer, President and
----------------------------------     Director
          Donald A. Wright             (Principal Executive Officer)


      /s/ NICK A. GERDE                Chief Financial Officer, Vice President
----------------------------------     Finance, and Treasurer (Principal
          Nick A. Gerde                Financial and Accounting Officer)


      /s/ ALLEN W. DAHL, M.D.          Director
----------------------------------
          Allen W. Dahl, M.D.


      /s/ URS DIEBOLD                  Director
----------------------------------
          Urs Diebold


      /s/ WERNER HAFELFINGER           Director
----------------------------------
          Werner Hafelfinger


      /s/ DALE RASSMUSSEN              Director
----------------------------------
          Dale Rassmussen


      /s/ WILLIAM A. WHEELER           Director
----------------------------------
          William A. Wheeler

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, PACIFIC COAST TECHNOLOGIES, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       PACIFIC COAST TECHNOLOGIES, INC.


                                       By /s/ LEWIS L. WEAR
                                          --------------------------------------
                                          Lewis L. Wear, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.

           Signature                                   Title
           ---------                                   -----

      /s/ LEWIS L. WEAR                President and Director (Principal
----------------------------------     Executive Officer)
          Lewis L. Wear


      /s/ DONALD A. WRIGHT             Executive Vice President and Director
----------------------------------
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, CASHMERE MANUFACTURING CO., INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       CASHMERE MANUFACTURING CO., INC.


                                       By /s/ GARRY R. VANDEKIEFT
                                          --------------------------------------
                                          Garry R. Vandekieft, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.

           Signature                                   Title
           ---------                                   -----

      /s/ GARRY R. VANDEKIEFT          President and Director (Principal
----------------------------------     Executive Officer)
          Garry R. Vandekieft


      /s/ DONALD A. WRIGHT             Executive Vice President and Director
----------------------------------
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, CERAMIC DEVICES, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       CERAMIC DEVICES, INC.


                                       By /s/ IVAN G. SARDA
                                          --------------------------------------
                                          Ivan G. Sarda, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.


      /s/ IVAN G. SARDA                President and Director (Principal
----------------------------------     Executive Officer)
          Ivan G. Sarda


      /s/ DONALD A. WRIGHT             Executive Vice President and Director
----------------------------------
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)


      /s/ LEWIS L. WEAR                Director
----------------------------------
          Lewis L. Wear

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, AEROMET AMERICA, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       AEROMET AMERICA, INC.


                                       By /s/ GARRY R. VANDEKEIFT
                                          --------------------------------------
                                          Garry R. Vandekeift, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.


           Signature                                   Title
           ---------                                   -----

      /s/ GARRY R. VANDEKIEFT          President and Director (Principal
----------------------------------     Executive Officer)
          Garry R. Vandekieft


      /s/ DONALD A. WRIGHT             Executive Vice President and Director
----------------------------------
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, SEISMIC SAFETY PRODUCTS, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       SEISMIC SAFETY PRODUCTS, INC.


                                       By /s/ GARRY R. VANDEKIEFT
                                          --------------------------------------
                                          Garry R. Vandekieft, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.

           Signature                                   Title
           ---------                                   -----

      /s/ GARRY R. VANDEKIEFT          President (Principal Executive Officer)
----------------------------------
          Garry R. Vandekieft


      /s/ DONALD A. WRIGHT             Executive Vice President and Director
----------------------------------
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, NORTHWEST TECHNICAL INDUSTRIES, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       NORTHWEST TECHNICAL INDUSTRIES, INC.


                                       By /s/ LEWIS L. WEAR
                                          --------------------------------------
                                          Lewis L. Wear, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.

           Signature                                   Title
           ---------                                   -----

      /s/ LEWIS L. WEAR                President and Director (Principal
----------------------------------     Executive Officer)
          Lewis L. Wear


      /s/ DONALD A. WRIGHT             Executive Vice President and Director
----------------------------------
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, BALO PRECISION PARTS, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       BALO PRECISION PARTS, INC.


                                       By /s/ LEWIS L. WEAR
                                          --------------------------------------
                                          Lewis L. Wear, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.

           Signature                                   Title
           ---------                                   -----

      /s/ LEWIS L. WEAR                President and Director (Principal
----------------------------------     Executive Officer)
          Lewis L. Wear


      /s/ DONALD A. WRIGHT             Executive Vice President and Director
----------------------------------
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, ELECTRONIC SPECIALTY CORPORATION certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       ELECTRONIC SPECIALTY CORPORATION


                                       By /s/ LEWIS L. WEAR
                                          --------------------------------------
                                          Lewis L. Wear, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.

           Signature                                   Title
           ---------                                   -----

      /s/ LEWIS L. WEAR                President (Principal Executive Officer)
----------------------------------
          Lewis L. Wear


      /s/ DONALD A. WRIGHT             Executive Vice President and Director
----------------------------------
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, PA&E INTERNATIONAL, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenatchee, Washington, on November 25, 1998.


                                       PA&E INTERNATIONAL, INC.


                                       By /s/ DONALD A. WRIGHT
                                          --------------------------------------
                                          Donald A. Wright, President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 25, 1998.


           Signature                                   Title
           ---------                                   -----

      /s/ DONALD A. WRIGHT             President and Director (Principal
----------------------------------     Executive Officer)
          Donald A. Wright


      /s/ NICK A. GERDE                Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
          Nick A. Gerde                Financial and Accounting Officer)

                                INDEX TO EXHIBITS

 Exhibit
  Number    Description

   2.1 Share Acquisition Agreement dated July 1, 1998, by and between Charles Baynes plc, Westpark Limited, Pacific Aerospace and Electronics (U.K.) Limited, and Pacific Aerospace & Electronics, Inc.(18)

   3.1      Articles of Incorporation of Pacific Aerospace & Electronics,
            Inc.(6)

   3.2 Amendment to Articles of Incorporation containing Designation of Rights and Preferences of Series A Convertible Preferred Stock, as corrected. (8)

   3.3 Amendment to Articles of Incorporation containing Designation of Rights and Preferences of Series Convertible Preferred Stock. (20)

   3.4      Bylaws of Pacific Aerospace & Electronics, Inc.(6)

   3.5 Amended and Restated Articles of Incorporation of Pacific Coast Technologies, Inc.(24)

   3.6 Bylaws of Pacific Coast Technologies, Inc., including all amendments. (24)

   3.7 Amended and Restated Articles of Incorporation of Cashmere Manufacturing Co., Inc.(24)

   3.8      Amended and Restated Bylaws of Cashmere Manufacturing Co., Inc. (24)

   3.9      Amended and Restated Articles of Incorporation of Ceramic Devices,
            Inc.(24)

   3.10     Amended and Restated Bylaws of Ceramic Devices, Inc. (24)

   3.11 Articles of Incorporation of Aeromet America, Inc., including all amendments.(24)

   3.12 Amended and Restated Bylaws of Aeromet America, Inc., including all amendments. (24)

   3.13 Articles of Incorporation of Seismic Safety Products, Inc., including all amendments.(24)

   3.14     Bylaws of Seismic Safety Products, Inc. (24)

   3.15 Articles of Incorporation of Northwest Technical Industries, Inc., including all amendments.(24)

   3.16     Bylaws of Northwest Technical Industries, Inc. (24)

   3.17 Articles of Incorporation of Balo Precision Parts, Inc., including all amendments.(24)

   3.18     Amended and Restated Bylaws of Balo Precision Parts, Inc. (24)

   3.19 Articles of Incorporation of Electronic Specialty Corporation, including all amendments.(24)

   3.20     Bylaws of Electronic Specialty Corporation. (24)

   3.21 Articles of Incorporation of PA&E International, Inc., including all amendments.(24) 3.22 Bylaws of PA&E International, Inc. (24)

   4.1      Form of specimen certificate for Common Stock.(6)

   4.2      Form of specimen certificate for Warrants.(6)

   4.3 Form of specimen certificate for the Series A Convertible Preferred Stock.(8)

   4.4 Form of specimen certificate for the Series B Convertible Preferred Stock.(20)

   4.5 Form of Common Stock Purchase Warrant issued to holders of the Series B Convertible Preferred Stock on May 15, 1998.(20)

   4.6 Registration Rights Agreement, dated May 15, 1998 between Pacific Aerospace & Electronics, Inc. and the holders of the Series B Convertible Preferred Stock.(20)

   4.7 Warrant Agreement between Interwest Transfer Co., Inc. and PCT Holdings, Inc. dated July 1, 1996.(4)

   4.8 Form of Stock Purchase Agreement used in Fall 1997 Common Stock and Note Offering. (14)

 Exhibit
  Number    Description

   4.9 Purchase Warrant from Pacific Aerospace & Electronics, Inc. to Paulson Investment Company, Inc., dated September 30, 1997.(20)

   4.10 Purchase Warrant from Pacific Aerospace & Electronics, Inc. to Chester L. Paulson, dated September 30, 1997.(20)

   4.11 Purchase Warrant from Pacific Aerospace & Electronics, Inc. to M. Lorraine Maxfield dated September 30, 1997.(20)

   4.12 Common Stock Purchase Warrant No. 001 from Pacific Aerospace & Electronics, Inc. to Donald A. Wright dated as of November 30, 1996.(10)

   4.13 Common Stock Purchase Warrant No. 002 from Pacific Aerospace & Electronics, Inc. to Nick A. Gerde dated as of November 30, 1996.(10)

   4.14 Common Stock Purchase Warrant No. 003 from Pacific Aerospace & Electronics, Inc. to Edward A. Taylor dated as of November 30, 1996.(10)

   4.15 Common Stock Purchase Warrant from PCT Holdings, Inc. to Robert L. Smith Unified Credit Trust dated as of February 5, 1998.(20)

   4.16 Common Stock Purchase Warrant from Pacific Aerospace & Electronics, Inc. to David A. Noyes & Company dated June 3, 1997. (9)

   4.17 Common Stock Purchase Warrant from Pacific Aerospace & Electronics, Inc. to Gregory K. Smith dated June 3, 1997. (9)

   4.18 Common Stock Purchase Warrant from Pacific Aerospace & Electronics, Inc. to Nestor Wiegand dated June 3, 1997. (9)

   4.19 Securities Purchase Agreement, dated May 15, 1998, between Pacific Aerospace & Electronics, Inc. and the purchasers of the Company's Series B Convertible Preferred Stock. (20)

   4.20 Purchase Agreement dated as of July 23, 1998, between Pacific Aerospace & Electronics, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Morel Industries, Inc., Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., Seismic Safety Products, Inc., PA&E International, Inc. and Friedman, Billings, Ramsey & Co., Inc. and BancBoston Securities Inc.(18)

   4.21 Indenture dated as of July 30, 1998, between Pacific Aerospace & Electronics, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Morel Industries, Inc., Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., Seismic Safety Products, Inc., PA&E International, Inc. and IBJ Schroder Bank & Trust Company.(18)

   4.22 Registration Rights Agreement, dated as of July 30, 1998, between Pacific Aerospace & Electronics, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Morel Industries, Inc., Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., Seismic Safety Products, Inc., PA&E International, Inc. and Friedman, Billings, Ramsey & Co., Inc. and BancBoston Securities Inc.(18)

   4.23     Form of Global Note by Pacific Aerospace & Electronics, Inc.(18)

   4.24 Form of Subsidiary Guaranty from the U.S. subsidiaries of Pacific Aerospace & Electronics, Inc. (24)

   4.25 Form of Securities Purchase Agreement used in Fall 1998 Common Stock Offering. (24)

   5.1      Opinion of Stoel Rives LLP dated November 25, 1998. (24)

   10.1 Placement Agreement, dated October 21, 1997, between Pacific Aerospace & Electronics, Inc. and Lysys Ltd. (12)

   10.2 Placement Agreement, dated March 25, 1998, as amended May 15, 1998, between Pacific Aerospace & Electronics, Inc. and Lysys Ltd. (20)

 Exhibit
  Number    Description

   10.3     Amended and Restated Stock Incentive Plan.(5)

   10.4     Amendment No. 1 to the Amended and Restated Stock Incentive Plan.
            (19)

   10.5     Amended and Restated Independent Director Stock Plan.(21)

   10.7     1997 Employee Stock Purchase Plan.(11)

   10.8 Employment Agreement, dated June 1, 1997, between Pacific Aerospace & Electronics, Inc. and Donald A. Wright.(9)

   10.9 Employment Agreement, dated June 1, 1997, between Pacific Aerospace & Electronics, Inc. and Nick A. Gerde.(9)

   10.10 Employment Agreement, dated September 1, 1997, between Pacific Aerospace & Electronics, Inc. and Sheryl A. Symonds.(12)

   10.11 Debt Restructuring Agreement, dated April 6, 1998, between Pacific Aerospace & Electronics, Inc., Orca Technologies, Inc., Televar, Inc. and MONITRx, Inc.(15)

   10.12 Commercial Guaranty, dated July 16, 1997, from Pacific Aerospace & Electronics, Inc. to KeyBank National Association.(13)

   10.13 Promissory Note, dated March 18, 1998, from Pacific Aerospace & Electronics, Inc. to KeyBank National Association.(15)

   10.14 Security Agreement, dated March 18, 1998, from Pacific Aerospace & Electronics Inc. to KeyBank National Association.(15)

   10.15 Facility Letter, dated July 30, 1998, from Barclays Bank plc to Aeromet International plc.(20)

   10.16 Loan Agreement, dated September 22, 1998, between Pacific Aerospace & Electronics, Inc. and KeyBank National Association. (22)

   10.17 Promissory Note, dated September 22, 1998, from Pacific Aerospace & Electronics, Inc. to KeyBank National Association.(22)

   10.18 Security Agreement, dated September 22, 1998, between Pacific Aerospace & Electronics, Inc. and KeyBank National Association.(22)

   10.19 Promissory Note, dated September 30, 1998, from Pacific Aerospace & Electronics, Inc. to KeyBank National Association.(22)

   10.20 Deed of Trust, dated September 30, 1998, between Pacific Aerospace & Electronics, Inc., KeyBank National Association and Land Title Company, Chelan-Douglas County, Inc.(22)

   10.21 Agreement, dated as of August 27, 1998, between Pacific Aerospace & Electronics, Inc., Liviakis Financial Communications, Inc. and Robert B. Prag.(22)

   10.22 Asset Purchase Agreement, dated April 13, 1998, between Pacific Aerospace & Electronics, Inc. and Electronic Specialty Corporation.(17)

   10.23 Sublease between Pacific Aerospace & Electronics, Inc. and Orca Technologies, Inc. dated April 27, 1998.(20)

   10.24 General Terms Agreement No. PLR-950 Relating to Boeing Model Aircraft between Cashmere Manufacturing Co., Inc. and Boeing Commercial Airplane Group, effective as of February 5, 1990, as amended.(2)

   10.25 Special Business Provisions No. L-890821-8140N between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of December 18, 1992.(2)(3)

   10.26 Special Business Provisions No. L-500660-8134N between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of December 31, 1991.(2)(3)

   10.27 Special Business Provisions No. L-435579-8180N between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of August 11, 1994.(2)(3)

 Exhibit
  Number    Description

   10.28 Special Business Provisions No. PLR-950A between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of February 5, 1990.(2)(3)

   10.29 Administrative Agreement No. L-435579-8180N between Cashmere Manufacturing Co., Inc. and Boeing Commercial Airplane Group effective as of August 11, 1994.(2)

   10.30 Special Business Provisions No. POP-65311-0047 between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of February 26, 1996.(2)(3)

   10.31 General Terms Agreement No. BCA-65311-0044 between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of February 26, 1996.(2)

   10.32 General Terms Agreement No. BCA-65311-0140 between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of June 11, 1997.(20)

   10.33 Special Business Provisions No. POP-65311-0143 between The Boeing Company and Cashmere Manufacturing Co., Inc. effective as of June 11, 1997.(20)(3)

   10.34 Long Term Agreement No. 0108098 between Northrop Grumman Corporation and Cashmere Manufacturing Co., Inc. effective as of April 6, 1998.(20)(3)

   12.1     Statement regarding Computations of Ratios. (24)

   16.1     Letter from accountant regarding a change of accountants.(16)

   21.1     List of Subsidiaries.(23)

   23.1     Consent of Moss Adams LLP. (24)

   23.2     Consent of KPMG Peat Marwick LLP. (24)

   23.3     Consent of KPMG Audit plc. (24)

   23.4     Consent of PricewaterhouseCoopers LLP. (24)

   23.5     Consent of Stoel Rives LLP (included in Exhibit 5.1).

   24.1     Power of Attorney - Pacific Aerospace & Electronics, Inc.(24)

   24.2     Power of Attorney - Pacific Coast Technologies, Inc.(24)

   24.3     Power of Attorney - Cashmere Manufacturing Co., Inc.(24)

   24.4     Power of Attorney - Ceramic Devices, Inc.(24)

   24.5     Power of Attorney - Aeromet America, Inc.(24)

   24.6     Power of Attorney - Seismic Safety Products, Inc.(24)

   24.7     Power of Attorney - Northwest Technical Industries, Inc.(24)

   24.8     Power of Attorney - Balo Precision Parts, Inc.(24)

   24.9     Power of Attorney - Electronic Specialty Corporation.(24)

   24.10    Power of Attorney - PA&E International, Inc.(24)

   25.1     Statement of Eligibility of Trustee on Form T-1. (24)

   27       Financial Data Schedule. (24)

   99       Form of Letter of Transmittal. (24)

--------------

(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB of the year ended May 31, 1995.
(2) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed on June 19, 1996.
(3) Subject to confidential treatment. Omitted confidential information was filed separately with the Securities and Exchange Commission.
(4) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended May 31, 1996.

(5) Incorporated by reference to the Company's Current Report on Form 10-QSB for the quarterly period ended November 30, 1996.
(6) Incorporated by reference to the Company's Current Report on Form 8-K filed on December 12, 1996, reporting the Reincorporation Merger.
(7) Incorporated by reference to the Company's Registration Statement of Certain Successor Issuers on Form 8-B filed on February 6, 1997.
(8) Incorporated by reference to the Company's Current Report on Form 8-K filed on March 12, 1997, reporting the Series A Preferred Stock offering.
(9) Filed with the Company's Annual Report on Form 10-KSB for the fiscal year ending May 31, 1997.
(10) Incorporated by reference to the Company's Registration Statement on Form S-8 filed on June 11, 1997.
(11) Filed with the Company's Definitive Proxy Statement for its 1997 Annual Shareholders Meeting, on August 28, 1997.
(12) Submitted with the Post-Effective Amendment No. 1 to Form SB-2, filed on October 31, 1997.
(13) Filed with the Company's Quarterly Report on Form 10-QSB for the quarterly period ending November 30, 1997.
(14) Incorporated by reference to the Company's Registration Statement on Form S-3 filed on December 3, 1997.
(15) Filed with the Company's Quarterly Report on Form 10-QSB for the quarterly period ending February 28, 1998.
(16)  Filed with the Company's Current Report on Form 8-K, dated April 22, 1998.
(17) Incorporated by reference to the Company's Current Report on Form 8-K filed on July 10, 1998.
(18) Incorporated by reference to the Company's Current Report on Form 8-K filed on August 14, 1998.
(19) Incorporated by reference to the Company's Registration Statement on Form S-8 filed on November 7, 1997.
(20) Incorporated by reference to the Company's Annual Report on Form 10-K filed on August 28, 1998.
(21) Incorporated by reference to the Company's Definitive Proxy Statement filed on September 1, 1998.
(22) Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed on October 13, 1998, and Form 10-Q/A filed on October 15, 1998.
(23) Incorporated by reference to the Company's Registration Statement on Form S-1 filed on October 30, 1998.
(24)  Filed with this Registration Statement.